Registration Statement

As filed with the Securities and Exchange Commission on March 28, 2023.

Registration No. 333-269989

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

Amendment No. 3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEOTV GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	7311	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Building 1, Block 2, No.40 WenShui Road,

Jing’an District, Shanghai, China, 200072

86-21-60952795
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group P.C.

420 Lexington Avenue, Suite 2446,

New York, NY 10170
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Mark E. Crone, Esq. Joe Laxague, Esq. Eleanor Osmanoff, Esq. Joy Xiao, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, New York 10170 Tel: (775) 234-5221	Elizabeth Fei Chen, Esq. Pryor Cashman LLP 7 Times Square New York, New York Tel: (212) 326-0199

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement under the Securities Act of 1933 (“Registration Statement”).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS, DATED March 28, 2023

NEOTV GROUP LIMITED

6,800,000 Ordinary Shares

This initial public offering (the “Offering”) of 6,800,000 ordinary shares, par value $0.0001 per share (each an “Ordinary Share” and collectively the “Ordinary Shares”) of NeoTV Group Limited (“NeoTV”), an exempted company incorporated in Cayman Islands is underwritten on a firm commitment basis.

Prior to the Offering, there has been no public market for the Ordinary Shares of NeoTV. NeoTV expects that the Offering price will be between US$6.00 and US$6.50 per Ordinary Share. It intends to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “NTV” However, there is no assurance that such an application will be approved, that this Offering will be completed, and that the Ordinary Shares of NeoTV will be trading on the Nasdaq Capital Market. If Nasdaq does not approve our application for listing on the Nasdaq Capital Market, this Offering will not be completed.

NeoTV is an “emerging growth company” under applicable U.S. federal securities laws and is eligible for reduced public company reporting requirements.

Throughout this prospectus, unless the context indicates otherwise, references to “NeoTV” refer NeoTV Group Limited; references to “we”, “us”, “our”, the “Company” or similar terms used in this prospectus refer to NeoTV and its consolidated subsidiaries, NeoTV International Limited (“NeoTV HK”) and Beijing NeoTV Cultural Communication Co., Ltd. (“NeoTV Beijing”), the PRC subsidiary; references to “NeoTV Shanghai” or “VIE” refer to Shanghai NeoTV Cultural Communication Co., Ltd., a variable interest entity, and references to “VIE Subsidiaries” refer to consolidated subsidiaries of NeoTV Shanghai, as described below. The VIE  and the VIE Subsidiaries are consolidated for accounting purposes but are not entities in which NeoTV owns equity.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION STARTING ON PAGE 18 OF THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NeoTV is a holding company incorporated in Cayman Islands with no material operations of its own. It conducts all its operations in China through NeoTV Beijing, our PRC subsidiary, and the VIE pursuant to the contractual arrangements (the “VIE Agreements”). Investors in this Offering are not purchasing equity securities of our PRC subsidiary or the VIE. Instead, they are purchasing equity securities of a Cayman Islands holding company. Such structure and the VIE structure involve unique risks to investors in this Offering.

The VIE structure poses risks to investors that are not present in other organizational structures. Our VIE structure and the VIE Agreements associated with the VIE structure have not been tested in a court of law of any jurisdiction. Investors will not and may never directly hold equity interests in the VIE. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC law prohibits or restricts direct foreign investment in the operating companies in China. PRC laws and regulations prohibit, restrict and impose conditions on foreign investment in certain types of business, including radio and television program production and operation business and value-added telecommunication business, and we therefore operate these businesses in China through the VIE structure. Neither NeoTV nor its consolidated subsidiaries own any equity interest or direct foreign investment in the VIE or the VIE Subsidiaries. Instead, the Company relies on the VIE Agreements that allow the Company to (i) exert our contractual control rights over the economic benefits and assets of the VIE; (ii) receive economic benefits of the VIE and (iii) consolidate the financial results of the VIE and the VIE Subsidiaries in its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). As such, the VIE structure is less effective to exert control through contractual arrangements than through direct ownership, and the Company may incur substantial costs to enforce the terms of the VIE Agreements, including the terms relating to the distribution of funds among the entities.

For a detailed description of the VIE structure and these contractual arrangements See “Corporate History and Structure - VIE Agreements” on page 54, Risk Factors— Risks Related to Doing Business in China” on page 25 and “Risks Related to Our Corporate Structure” on page 38.

We face various legal and operational risks and uncertainties related to doing business in China due to complex and evolving PRC laws and regulations, including risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the VIE structure. Because all our operations are conducted through the VIE and the VIE Subsidiaries in China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. This could result in a material change in our operations and/or the value of our Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers.

If the Chinese government determines that the VIE Agreements establishing the VIE structure do not comply with Chinese law and regulations, including those related to restrictions on foreign ownership, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in the operations of the VIE and the VIE Subsidiaries. This would result in the VIE and the VIE Subsidiaries being deconsolidated. We also may be subject to penalties, revocation of business and operating licenses, or forfeiture of ownership interests.

We also face risks associated with regulatory approvals, filings or other requirements on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (“PCAOB”) of our independent registered public accounting firm, headquartered in China, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. securities exchanges, including the Nasdaq Capital Market. These risks and any future actions by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in China, see “Risk Factors—Risks Related to Doing Business in China” on page 25 - and “Risks Related to This Offering and the Ordinary Shares” on page 44.

The recently enacted Holding Foreign Companies Accountable Act (“HFCAA”), together with a recent joint statement by the United States Securities and Exchange Commission (“SEC”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not subject to inspection by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted from trading on any U.S. stock exchange. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, as part of the omnibus spending bill which amended the HFCAA, reducing the time period under the HFCAA to two consecutive years instead of three consecutive years. The termination in or any restriction on the trading of our securities will significantly limit or completely hinder our ability to offer securities to investors or cause such securities to significantly decline in value or become worthless.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “2021 Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China because of a position taken by one or more authorities in mainland China. Our auditor, located in China, is subject to the 2021 Determination Report. On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”) which: (1) vacated the 2021 Determination Report and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

In addition, any changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition, and results of operations or could result in our inability to sustain our growth and expansion strategies. For a detailed description of risks relating to doing business in China, see “Risk Factors —Risks Related to Doing Business in China - Uncertainties with respect to the PRC legal system, including the interpretation and enforcement of PRC laws and regulations, could limit the legal protections available to you and us” on page 31.

The Company’s Cash Flows and Summary Of Applicable Regulations

1. NeoTV, a holding company incorporated in Cayman Islands, currently has no material operations of its own. It conducts all of its operations through NeoTV HK, an intermediate holding company, NeoTV Beijing, its indirect wholly-owned subsidiary within the PRC, NeoTV Shanghai or the VIE, and the VIE Subsidiaries. See “Corporate History and Structure” on page 52 and “Risk Factors — Risks Related to our Corporate Structure” on page 38 for additional details.

2. As of the date of this prospectus, the Company has not established or maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among the Company, our subsidiaries, or investors. As of the date of this prospectus, there have been no cash and asset transfers between NeoTV and its PRC subsidiary. See “Prospectus Summary – Dividends and Other Distributions” on page 4. Upon the closing of the Offering and the receipt of the funds by NeoTV from investors, these funds can be directly transferred to NeoTV HK, and then transferred to NeoTV Beijing, our PRC subsidiary.

3. As of the date of this prospectus, no dividends or distributions of any subsidiary have been made to NeoTV. For the foreseeable future, NeoTV intends to use earnings for further research concerning its technology and for the development of its service as a prominent E-sports event operator in China, and accordingly, we do not expect to pay any cash dividends. If any subsidiaries of the Company in the PRC determine to distribute dividends, it will transfer those dividends to NeoTV HK in accordance with the laws and regulations of the PRC, and then NeoTV HK will transfer the dividends to NeoTV for distribution to all shareholders in proportion to the ordinary shares they hold.

4. As a holding company, we may rely on dividends and other distributions on equity paid by NeoTV Beijing, our indirect wholly-owned PRC subsidiary, for our cash and financing requirements. The ability of our PRC subsidiary to distribute dividends is based upon its distributable earnings. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. As of the date of this prospectus, none of our subsidiaries, including our PRC subsidiary, or the VIE have made any dividends or distributions, or any other transfers, including cash transfers to NeoTV. To the extent our cash in the business is in the PRC, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. In the future, cash proceeds raised from overseas financing activities, including this Offering, may be transferred by NeoTV to our PRC subsidiary via capital contribution or shareholder loans, as the case may be. Current PRC regulations permit PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, which are determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits, if any, each year to fund a statutory reserve until such reserve reaches 50% of each of that subsidiary’s registered capital. These reserves are not distributable as cash dividends. See “Regulations Relating to Foreign Exchange and Dividend Distribution” and “Prospectus Summary – Dividends and Other Distributions” beginning on page 4 and the VIE Consolidation Schedules beginning on page 58 of this prospectus for more information.

To address persistent capital outflows and the depreciation of the Renminbi (“RMB” or “Renminbi,” the official currency of the PRC) against the U.S. dollar from time to time, the PRC governmental authorities may implement a series of capital control measures including among others stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may continue to strengthen its capital controls which would subject dividends distribution from our PRC subsidiary to the Company to heightened scrutiny. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the processes necessary to obtain and remit foreign currency for the payment of any dividends. Furthermore, should our PRC subsidiary incur debt on its own in the future, the instruments governing that debt may restrict the ability to pay dividends or make other payments. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIE to make payments to NeoTV Beijing may restrict our ability to satisfy our liquidity requirements. To the extent cash is generated from the business in the PRC or of a PRC entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed by the PRC government. For more details, see “Risk Factors—The PRC rules and regulations impose restrictions and limitations on transfer of cash on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries and/or the VIE and its subsidiaries, to NeoTV and holders of the Ordinary Shares as well as the ability to settle amounts owed under the contractual arrangements with the VIE. We may rely on dividends paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business on page 31. See also “Summary of Significant Risk Factors - Risks Related to Doing Business in China - We may rely on dividends paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business. To the extent funds or assets in the business are in the PRC or are held by a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets outside the PRC” on page 13 and Risk Factors—Restrictions and Limitations on Transfer of Cash” on page 31. For more details regarding our cash flows, see “Condensed Consolidated Statements of Income and Comprehensive Income Schedule” and “Condensed Consolidated Statements of Cash Flows Schedule” beginning on page 58. For more information regarding to the nature of assets held by, and the operations of, entities apart from the VIE, as well as the nature and amounts associated with intercompany transactions, see “Summary Consolidated Financial Data and Operating Data,” a condensed consolidating schedule with “VIE Consolidation Tables” beginning on page 16 of this prospectus that disaggregates the operations and depicts the financial position, cash flows, and results of operations as of the same dates and for the same periods for which audited consolidated financial statements are required and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The PRC’s Enterprise Income Tax Law and rules promulgated thereunder require a withholding tax at a rate of 10% applicable to dividends payable by Chinese companies to non-PRC resident enterprises, unless reductions are permitted under treaties or arrangements between the PRC government and the governments of other jurisdictions where the non-PRC resident enterprises reside. For example, pursuant to the tax agreement between China and the Hong Kong Special Administrative Region, the withholding tax rate for dividends paid by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if relevant tax authorities determine that the Company’s transactions or arrangements are structured to achieve favorable tax treatment, those tax authorities may further adjust the favorable withholding tax rate in the future. Accordingly, there is no assurance that any reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. Such withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

Please see “Risk Factors” beginning on page 18 of this prospectus for additional information.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

		Per Share			Total
Initial public offering price	US$	6.25	(3)	US$	42,500,000
Underwriting discounts and commissions (7%)(1)	US$	0.4375		US$	2,975,000
Proceeds, before expenses, to us (2)	US$	5.8125		US$	39,525,000

(1)	The Company has agreed to pay the underwriters a fee equal to 7% of the gross proceeds of the Offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 143.

(2)	Total estimated expenses related to this Offering are set forth in the section “Underwriting - Discounts, Commissions and Expenses.”

(3)	Reflects the mid-point of the estimated share price range of between $6.00 and $6.50 per share.

The underwriters are selling 6,800,000 Ordinary Shares (or 7,820,000 Ordinary Shares if the underwriters exercise their over-allotment option in full) in this Offering on a firm commitment basis.

A discount or spread to the underwriters equals seven percent (7%) of the offering price. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 143.

We have granted the underwriters an option, exercisable for 45 days following the effective date of this prospectus, to purchase up to an additional fifteen percent (15%) of the Ordinary Shares offered in this Offering on the same terms to cover over-allotments.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars to purchasers on or about [*].

Neither the SEC nor any other regulatory body has approved or disapproved of the securities in this Offering or passed upon the accuracy or adequacy of this prospectus. Any representation made to the contrary is false and could constitute a criminal offense under the laws of certain jurisdictions.

Prospectus dated March 28, 2023

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You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained herein is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the Ordinary Shares and the distribution of this prospectus or any filed free writing prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications, research, surveys, and studies conducted by third parties. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys, and studies are reliable, you are cautioned not to give undue weight to this information.

Until [*], 2023 (the 25th day after the effective date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

COMMONLY USED DEFINED TERMS

●	“China” or the “PRC” for the purposes of this prospectus only herein refers to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau; however, the legal and operational risks associated with operating in China or the PRC also apply to operations in Taiwan, Hong Kong and Macau.

●

Depending on the context, “NeoTV” refer to NeoTV Group Limited, a Cayman Islands company, and “we”, “us”, “our”, “the Company” refer to NeoTV, its direct subsidiary, NeoTV HK, and its indirect subsidiary, NeoTV Beijing;

●	“NeoTV HK” refers to NeoTV International Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of NeoTV;

●	“NeoTV Beijing” or “PRC subsidiary” or “WFOE” refers to Beijing NeoTV Cultural Communication Co., Ltd., a limited liability company organized under the laws of China which is a wholly owned subsidiary of NeoTV HK;

●	“NeoTV Shanghai” or “VIE” refers to Shanghai NeoTV Cultural Communication Co., Ltd., a company limited by shares organized under the laws of China, controlled by NeoTV Beijing through contractual arrangements;

●	“NeoTV Sports Shanghai” refers to Shanghai NeoTV Sports Co., Ltd., a limited liability company organized under the laws of China, and a wholly owned subsidiary of NeoTV Shanghai;

●	“NeoTV Tech Shanghai” refers to Shanghai NeoTV Information Technology Co., Ltd., a limited liability company organized under the laws of China, and a wholly owned subsidiary of NeoTV Shanghai;

●	“NeoTV Xi’an” refers to Xi’an NeoTV Cultural Communication Co., Ltd., a limited liability company organized under the laws of China, and a wholly-owned subsidiary of NeoTV Shanghai;

●	“NeoTV Sports Xi’an” refers to Xi’an NeoTV Sports Co., Ltd., a limited liability company organized under the laws of China and a wholly owned subsidiary of NeoTV Shanghai;

●	“NeoTV Chengdu” refers to Chengdu NeoTV Cultural Communication Co., Ltd., a limited liability company organized under the laws of China and a wholly owned subsidiary by NeoTV Shanghai;

●	“NeoTV Sports Chengdu” refers to Chengdu NeoTV Sports Co., Ltd., a limited liability company organized under the laws of China and a wholly owned subsidiary by NeoTV Shanghai;

●	“NeoTV Hainan” refers to Hainan NeoTV Cultural Communication Co., Ltd., a limited liability company organized under the laws of China, in which NeoTV Shanghai owns a 60% equity interest;

●	“Shares”, “shares”, “Ordinary Shares” or “ordinary shares” refer to the Ordinary Shares of NeoTV, par value $0.0001 per share;

●	“RMB” or “Chinese Yuan” refers to the legal currency of China;

●	“U.S. dollars”, “dollars”, “USD” or “$” refers to the legal currency of the United States;

●	“VIE Subsidiaries” refers to the subsidiaries in China directly owned by NeoTV Shanghai or the VIE., each of which is a limited liability company organized under the laws of China;

●	“VIE’s Participating Shareholders” refers to shareholders that collectively own approximately 80.6% of the issued and outstanding shares of the VIE that signed the VIE Agreements.

●	“VIE Agreements” refers to a series of contracts among the PRC subsidiary, the VIE and shareholders of the VIE that collectively own approximately 80.6% of the capital stock of the VIE.

●	“Websites” refers to our websites at http://www.neotv.com.cn.

●	“CAGR” refers to Compound Annual Growth Rate

ii

FORWARD-LOOKING STATEMENTS

The Company has made statements in this prospectus, including without limitation under sections titled Prospectus Summary, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere, that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan”, “project”, “continuing”, “ongoing”, “expect”, “we believe”, “we intend”, “may”, “should”, “will”, “could” and similar expressions which uncertainty or any action that may occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any projected or estimated future results, performances, or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

●	the timing of the development of future services;
●	projections of revenue, earnings, capital structure and other financial items;
●	the development of future company-owned branches;
●	statements regarding the capabilities of our business operations;
●	statements of expected future economic performance;
●	assumptions underlying statements regarding us or our business; and

The ultimate correctness of these forward-looking statements depends on several known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” below. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

OVERVIEW

NeoTV is a holding company incorporated in Cayman Islands with no material operations of its own. It conducts all its main business operations in China through the VIE that provides events operating, participating and content production for E-sports customers and specializes in hosting, operating, and promoting E-sports competitions and professional events in China. We serve as the gateway for fans to connect with E-sports teams, athletes, influencers, broadcasters, brands, and sponsors anytime and anywhere. Investors in this Offering are not purchasing equity securities of our PRC subsidiary or the VIE. Instead, they are purchasing equity securities of a Cayman Islands holding company.

Our vision is to transform the E-sports performance and customers’ viewing experience into the future of sports entertainment using cutting-edge technologies in events planning, operating and management, and broadcasting through promotional events and live streaming. We have successfully developed an E-sports ecosystem comprised of highly engaged game developers, talented content creators, and active commercialize products consumers, all of whom form a young vibrant E-sports community. Through years of intensive study, our research and development team has mastered cutting-edge technology in the fields of event management, remote cloud live-streaming, IP-Based management, HD Video encoding technology, matrix audio solutions, independently developed event cloud data center, online CG packaging systems, true three-Dimensional Virtual Studio and extended reality. On October 23, 2017, the VIE was recognized as a “High and New Technology Enterprise” (“HNTE”) in China, a China national reward granted only to qualified high-tech companies.

We have hosted and organized many well-known games, both globally and domestically in China, including the National Electronic Sports Open, Tencent Global E-sports Arena, and certain professional events including League of Legends Wild Rift Professional League, Tencent League of Legends Allstar, Tencent Honor of Kings World Champion Cup, Tencent Peacekeeper Elite, NetEase Gold Club World Cup, and NetEase Onmyoji Arena Pro League. We received the “Special Contribution Award” for organizing the 2018 Asian Games (in Jakarta Palembang). We have been selected to host the qualifying E-sports competition “Road to Asia” (19th Asian Games – Hangzhou 2022) in Hangzhou, China, which will be held in 2023.

Our major customers include large industry leading E-sports game developers, sponsors, advertisers, and game live streaming companies. Our primary sources of revenue derive from providing integrated services relating to E-sports tournaments and variety shows, which together comprised nearly 94.61% of gross revenue in 2021 and grew from RMB165.1 million in 2020 to RMB213.7 million (US$31.9 million) in 2021. Our revenues generated from integrated services relating to E-sports tournaments and variety shows decreased from RMB70.7 million (or 99.89% of total revenue) for the six months ended June 30, 2021 to RMB48.4 million (or 100.00% of total revenue, US$7.2 million) for the six months ended June 30, 2022. Our additional revenue primarily came from the distribution of video-on-demand and others, which together comprised 5.14% and 5.39% of the Company’s total gross revenue in 2020 and 2021, respectively, but decreased to nil for the six months ended June 30, 2022.

1

Corporate History and Structure

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE that have not been tested in a court of law in the PRC or any other jurisdiction.

NeoTV is a holding company incorporated under the laws of the Cayman Islands on June 17, 2022 that conducts all its operations through its wholly-owned subsidiary in China, as well as the VIE and the VIE Subsidiaries. On July 12, 2022, NeoTV HK was incorporated under the laws of Hong Kong as a direct wholly owned subsidiary of NeoTV. On August 16, 2022, NeoTV Beijing was incorporated in the PRC as a wholly-owned subsidiary of NeoTV HK and an indirect wholly-owned subsidiary of NeoTV. The Company does not have any operations in Hong Kong or Macau.

Neither NeoTV nor its subsidiaries, including NeoTV HK and NeoTV Beijing, own any equity interest or direct foreign investment in the VIE and the VIE Subsidiaries. Instead, NeoTV relies on the VIE Agreements, effective as of September 6, 2022, entered into and executed by the Company’s wholly owned PRC subsidiary, NeoTV Beijing, the VIE and VIE’s Participating Shareholders that collectively own approximately 80.60% of the VIE’s capital stock. Pursuant to the VIE Agreements, we became the primary beneficiary of the VIE through the VIE Agreements for accounting purposes, which enables us to consolidate the financial results of the VIE and the VIE Subsidiaries in our consolidated financial statement under U.S. GAAP. The VIE Agreements are designed to provide our PRC subsidiary with the rights to the assets, property, and economic benefits of the VIE, as set forth under the VIE Agreements.

The VIE has the following subsidiaries: each of NeoTV Sports Shanghai, NeoTV Tech Shanghai, NeoTV Xi’an, NeoTV Sports Xi’an, NeoTV Chengdu, NeoTV Sports Chengdu is a wholly owned subsidiary of the VIE. In addition, the VIE owns 60% of the equity interests of NeoTV Hainan. Each of these subsidiaries is further described below. Accordingly, the Company, through the VIE and the VIE Subsidiaries is conducting its operations in China.

●	NeoTV Beijing, a wholly owned subsidiary of NeoTV HK, was established in Beijing City, PRC, on August 16, 2022, and primarily engages in providing technical consulting services to NeoTV Shanghai.

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NeoTV Shanghai, the VIE, was established in Shanghai City, PRC, on April 26, 2006, and primarily engages in performance brokerage, internet information service, conference and exhibition services, sports event planning and organization of sports performance activities. Our PRC subsidiary, NeoTV Beijing, exerts our contractual control rights over the economic benefits and assets of the VIE through VIE Agreements signed by VIE’s Participating Shareholders that collectively own approximately 80.6% capital stock of the VIE.

●	NeoTV Sports Shanghai, a wholly owned subsidiary of NeoTV Shanghai, was established in Shanghai City, PRC, on August 4, 2020, and its registered business scope primarily includes planning sports events, organizing sports performance activities, and operating sports venues and facilities.

●	NeoTV Tech Shanghai, a wholly owned subsidiary of NeoTV Shanghai, was established in Shanghai City, PRC, on September 18, 2016, and its registered business scope primarily includes technology development, technology transfer, technology consulting, and technology services in the field of information technology.

●	NeoTV Xi’an, a wholly owned subsidiary of NeoTV Shanghai, was established in Xi’an City, Shanxi Province, PRC, on May, 21, 2019, and its registered business scope primarily includes public relations activity planning, conference and exhibition services, cultural and artistic exchange activity planning, event planning, celebration activity planning, performance services, and video production.

●	NeoTV Sports Xi’an, a wholly owned subsidiary of NeoTV Shanghai, was established in Xi’an City, Shanxi Province, PRC, on May 20, 2019, and its registered business scope primarily includes organizing, planning and consultation of sports events, the management of sports venues, the planning and performance of public relations activities, and the organization and planning of cultural and artistic exchange activities.

●	NeoTV Chengdu, a wholly owned subsidiary of NeoTV Shanghai, was established in Chengdu City, Sichuan Province, PRC, on June 8, 2020, and its registered business scope primarily includes project planning and public relations services, sports event planning, organization of sports performance activities, sports competition organization, conference and exhibition services, and camera and video production.

●	NeoTV Sports Chengdu, a wholly owned subsidiary of NeoTV Shanghai, was established in Chengdu City, Sichuan Province, PRC, on November 20, 2017, and its registered business scope primarily includes organization, planning and consultation of sports events, management of sports venues, and sports information consultation.

●	NeoTV Hainan, a 60%-owned subsidiary of NeoTV Shanghai, was established in Chengmai County, Hai’nan Province, PRC, on September 6, 2019, and its registered business scope primarily includes audio and video product production; internet game service; film, television and radio advertising production service; internet advertising service; internet advertising design and production service; computer science and technology research service; information system integration service; electronic, communication and automatic control technology research service; and information technology service management consulting.

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The following diagram illustrates our corporate structure as of the date of this prospectus, including our subsidiaries and other entities that are material to our business:

The following individuals and entities constitute the remaining shareholders of the VIE other than the VIE’s Participating Shareholders that are parties to the VIE Agreements. Except for Jiangsu Sports Industry Investment Fund (Limited Partnership), none of these shareholders owns 5% or more of the capital stock of the VIE:

Entities or Individual
Jiangsu Sports Industry Investment Fund (Limited Partnership)
Guangzhou NetEase Computer System Co., Ltd.
Shanghai Sangui Investment Holding Co., Ltd.
Shanghai Jianzheng Chengyue Equity Investment Fund Management Partnership (Limited Partnership)
Yixing Jinxiao Copper Industry Co., Ltd.
Industrial Securities Co., Ltd.
Qiying Wu
Caiqin Zhang
Xinran Pan
Lina Wang
Yekang Sun
Shoufu Lin
Changlin Liu
Baozhu Qiu
Huijing Qian
Haige Li
Jie Zhao
Yongsheng Zhao
Dexing Zhai
Shenzhen Motianstar Enterprise Management Co.,Ltd.
Xihua Zhang
Xiangfeng Qian
Hua Xie
Wenyuan Yin
Jingyuan Zhang
Peng Hai
Chao Liu
Xianglai Yao
Enqin Tang
Mingxue Shen
Songyao Wang
Haiming Li
Qihong Bu
Jiming Qi
Chunmei Jiao
Qing Liu
Shun Feng
Xiaofen Liu
Zhiqiang Yu
Huiming Xu
Liang Zhang
Xianyan Yang
Zeyuan Quan
Feng Shen
Junling Ji
Hongyuan Gu
Qinxin Zhao
Minjie Chen
Yueping Zhou
Shishu Xu
Qingwen Huang
Furong Sun
Huizhen Zhan
Jiayu Ye
Xianliang Shi
Jingfeng Zhao
Faqiang Tao
Xianghua Li
ShenZhen City QianHai East ShengDing Venture Fund Management Co., Ltd.
Chongxing Li
Hongshen Yan
Dong Li
Chengyi Fan
Xiaofen Ding
Zhiqiang Shang
Kaihong Huang
Yunzhong Chen
Yun Wang
Dawei Cai
Ganghua Ding
Huifang Li
Yifan Shen
Nianzhi Zhang
Yunfang Pan
Min Yang
Wenjing Zhu
Junbing Ren
Jibin Wan
Yuhong Wang

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Dividends and Other Distributions

As a holding company incorporated in Cayman Islands that conducts almost all of its business operations in China, we face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries and/or the VIE and its subsidiaries to NeoTV and holders of the Ordinary Shares as well as the ability to settle amounts owed under the contractual arrangements with the VIE.

We have never declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

As of the date of this prospectus, the Company has not established or maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among the Company, our subsidiaries, or investors.

Under our current corporate structure, we rely principally on dividends from our indirect wholly-owned PRC subsidiary for our cash requirements, including services of any debt we may incur. The ability of our PRC subsidiary, NeoTV Beijing, to distribute dividends is based upon its distributable earnings. Current PRC regulations permit PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our indirectly wholly-owned PRC subsidiary, as a foreign invested enterprise, is required to contribute 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop contributing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends.

If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to the Company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

As of the date of this prospectus, there have been no cash and asset transfers between NeoTV and its PRC subsidiary. Upon the closing of the Offering and the receipt of the funds by NeoTV from investors, these funds can be directly transferred to NeoTV HK, and then transferred to NeoTV Beijing, our PRC subsidiary.

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Employees

As of the date of this prospectus, we have 105 full-time employees working in China.

Permissions Required from the PRC Authorities For Our Business Operation and This Offering

As of the date of this prospectus, after consulting our PRC legal counsel, Fangda Partners, we believe that the VIE has obtained all material licenses and permits from the PRC government authorities for the business operations of us and the VIE in the PRC, including the license for production and operation of radio and television programs, the value-added telecommunications business operating license and the commercial performance license. As of the date of this prospectus, the VIE has not been denied any of such licenses and permits. However, we cannot assure you that the VIE will always be able to successfully obtain, update or renew all the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of our and the VIE’s present or future business. If the VIE (i) does not receive or maintain required permissions or approvals, (ii) inadvertently concludes that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiary or the VIE are required to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend the business operation of us and the VIE which may materially and adversely affect the business, financial condition and results of operations of us and the VIE. For risks relating to licenses and approvals required for the operations of us and the VIE in China, see “Risk Factors —Risks Related to Doing Business in China —Our PRC subsidiary, the VIE and VIE Subsidiaries may be required to obtain additional licenses or permits or make additional filings or registrations”.

The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because we currently do not possess more than one million users’ personal information, we do not believe that we are subject to the cybersecurity review by the CAC in connection with this Offering in this regard. In addition, as of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.

In addition, on February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which will become effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer securities or list in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC. For more details regarding the Overseas Listing Trial Measures, see “REGULATIONS—REGULATIONS RELATING TO OVERSEAS LISTING”. At a press conference held for these new regulations, officials from the CSRC clarified that the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers, or the Existing Issuers. Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved. Furthermore, according to the officials from the CSRC, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, a contemplated offering and/or listing on the U.S. stock exchange has been declared effective) for their indirect overseas offering and listing prior to the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023. Those who complete their overseas offering and listing within such six months are deemed as Existing Issuers. Within such six-month transition period, however, if relevant domestic companies need to reapply for offering and listing procedures to the overseas regulatory authority or securities exchanges, or if they fail to complete their indirect overseas issuance and listing, such domestic companies shall complete the filling procedures with the CSRC. At the press conference held for the Overseas Listing Trial Measures on the same day, officials from the CSRC clarified that, as for companies seeking an overseas offering or listing with contractual arrangements, the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of such companies if they duly meet the compliance requirements. Based on the foregoing and the Notice on Filing Management Arrangements for Overseas Listings of Domestic Companies promulgated by the CSRC on February 17, 2023, if this Offering cannot be approved by the Securities and Exchange Commission before March 31, 2023, or if we obtained such approval for this Offering before March 31, 2023 but fail to complete this Offering before September 30, 2023, we will be required to complete the filing procedures with the CSRC in connection with this Offering. If we fail to complete the filing with the CSRC in a timely manner or at all, for any future, or any other capital raising activities, which are subject to the filings under the Overseas Listing Trial Measures, due to our contractual arrangements, our ability to raise or utilize funds could be materially and adversely affected, and we may even need to unwind our contractual arrangements or restructure our business operations to rectify the failure to complete the filings. In addition, given that the Overseas Listing Trial Measures were recently promulgated, there remains substantial uncertainties as to their interpretation, application, and enforcement, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us or otherwise tightening the regulations on companies seeking overseas listing. If it is determined that we are subject to any CSRC approval, filing, other governmental authorization or requirements for this Offering, we cannot assure you that we could obtain such approval, complete such filing or meet other requirements in a timely manner or at all. If we fail to obtain such approval, complete such filing or meet other requirements in a timely manner, the Chinese regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China, force a delisting of our ordinary shares even after they are listed on Nasdaq, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our ordinary shares. In addition, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale. New regulations restricting or forbidding foreign ownership in our industry could cause the value of our securities to significantly decline or to become worthless.

The HFCAA and AHFCAA

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, on May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

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On December 16, 2021, the PCAOB issued the 2021 Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China or Hong Kong, because of a position taken by one or more authorities in China and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

Our auditor was subject to the SEC’s December 16, 2021 Determination Report, as it is located in China, a jurisdiction where the PCAOB had determined that it was unable to inspect or investigate completely PCAOB-registered public accounting firms. The PCAOB reversed this determination in a new report issued December 15, 2022, in which the PCAOB concluded that it has been able to conduct inspections and investigations completely in the PRC in 2022. The new 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. Should the PCAOB be unable in the future to inspect our auditor in relation to its audit work performed for our financial statements and to conduct inspections over our auditor, our investors could be deprived of the benefits of such inspections. See “Risk Factors—Risks Related to Doing Business in China— Our auditor, located in China, is subject to the 2021 Determination Report in which the PCAOB determined that it is unable to inspect or investigate completely PCAOB-registered public accounting firms that are headquartered in China or Hong Kong. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, the authorities in the PRC, the authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. Under the HFCAA, if the PCAOB cannot subject our auditor to complete inspection or investigation for three (3) consecutive years, our securities will be prohibited from trading on Nasdaq or other US stock exchanges and could be delisted” on page 33 for more information.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with CSRC and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued the 2022 Determination Report which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

VIE Agreements

The following is a summary of the currently effective contractual arrangements by and among NeoTV Beijing, our PRC subsidiary, or the WFOE, the VIE and the VIE’s Participating Shareholders.

On September 6, 2022, NeoTV Beijing entered into the VIE Agreements with the VIE and the VIE’s Participating Shareholders. The VIE Agreements include: Exclusive Business Cooperation Agreement; Share Pledge Agreement; Exclusive Option Agreement; Shareholders’ Powers of Attorney and the Spousal Consent Letters.

Neither NeoTV nor its subsidiaries, including NeoTV HK and NeoTV Beijing, directly own any share of the VIE and the VIE Subsidiaries. Instead, for accounting purposes, we became the primary beneficiary of the VIE through the VIE Agreements, which enables us to consolidate the financial results of the VIE and the VIE Subsidiaries in our consolidated financial statement under U.S. GAAP. The VIE Agreements are designed to provide our PRC subsidiary with the rights to the assets, property, and economic benefits of the VIE, as set forth under the VIE Agreements.

We have evaluated, in accordance with the provision of the FASB ASC 810 and determined that the Company is regarded as the primary beneficiary of the VIE, for accounting purposes.  Accordingly, we treat the VIE and the VIE Subsidiaries as our consolidated entities under U.S. GAAP. We have consolidated the financial results of the VIE and the VIE Subsidiaries in our consolidated financial statements prepared in accordance with U.S. GAAP.

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The VIE structure has its inherent risks that may affect your investment. Investors will not and may never directly hold equity interests in the VIE. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC law prohibits or restricts direct foreign investment in the operating companies in China. PRC laws and regulations prohibit or restrict and impose conditions on foreign investment in certain types of business, including radio and television program production and operation business and value-added telecommunication business, accordingly, these businesses are operated by the VIE and the VIE Subsidiaries in China. The VIE structure may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements. Because neither NeoTV nor its subsidiaries own any equity interest in our VIE, but only receive the economic benefits under the VIE Agreements, we rely on the performance by the VIE and the VIE’s Participating Shareholders of their respective obligations under the VIE Agreements to exercise rights to these economic benefits.

If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or render them worthless if the determinations, changes, or interpretations result in our inability to effectively exert our contractual control rights over the economic benefits and assets of the VIE.

The VIE’s Participating Shareholders have potential conflicts of interest with our Company which may adversely affect our business and financial condition. Failure of the VIE’s Participating Shareholders to perform their obligations under the VIE Agreements could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective. Furthermore, since the VIE’s Participating Shareholders own less than 100% (only 80.60%) of the VIE’s capital stock, this increases the risk that we and our shareholders will have reduced economic benefits (compared to economic benefits we could receive if all shareholders of the VIE executed their VIE Agreements) and will have more challenges to enforce the contractual obligations of the VIE.

The Company may incur substantial costs to enforce the terms of the VIE Agreements, including the terms relating to the distribution of funds among the entities. If any of the VIE or the VIE’s Participating Shareholders fail to perform their respective obligations under the VIE Agreements, our recourse to the assets held by the VIE is indirect and we may have to incur substantial costs to enforce the terms of the arrangements and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. All of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S.

As of the date of this prospectus, our VIE structure and the VIE Agreements have not been tested in a court of law in China or in any other jurisdictions and may not be effective in exercising rights by the Company and its subsidiaries under these VIE Agreements. We are, therefore, subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC, regarding the VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. If any disputes relating to these contracts remain unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation, and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system and the Company may incur substantial costs to enforce the terms of the VIE Agreements. Because NeoTV is a holding company incorporated in Cayman Islands, it may be difficult for our shareholders to enforce any rights they may have under the VIE Agreements in PRC because all of our VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, where legal environment in the PRC is not as developed as in the United States. Also, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to effectively direct the activities and business of the VIE, and our ability to conduct our business may be materially and adversely affected. See “Risk Factors — Risks Relating to Our Corporate Structure” and “Risk Factors — Risks Relating to Doing Business in the China” for more information. We may be required to obtain permission from Chinese authorities (i) to issue our Ordinary Shares to foreign investors in this Offering and/or (ii) for the VIE’s operations, and if either or both are required and we are not able to obtain such permission in a timely manner, the securities currently being offered may substantially decline in value and become worthless.”

Each of the VIE Agreements is summarized in detail. See “Corporate History and Structure - VIE Agreements” on page 54.

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Our Industry

China’s E-sports industry received formal recognition by the General Administration of Sport of China on November 18, 2003 as the 99th sport. Since then, interest in E-sports has developed rapidly in China, thereby providing further growth opportunities in this market.

Market Size and Forecast of China’s E-sports Market According to iResearch, an independent and a PRC-based market research institution that provides consumer insights and market data to companies in various industries, the E-sports games, live streaming, and events have been the most important sources of revenue for China’s E-sports market since 2017. Growing interest in these areas is expected to continue through 2025. Game revenue from E-sports has grown at a CAGR of 20.4% from 2017 to 2021 and is expected to maintain a CAGR of 8.2% in the next four years.:

The E-sports game industry size increased from RMB 60.4 billion to RMB 127.1 billion between 2017 to 2021. E-sports live streaming revenue has grown at a CAGR of 57.0% from 2017 to 2021 and is expected to maintain a CAGR of 5.0% in the next four years. The E-sports live streaming industry size increased from RMB 3.0 billion to RMB 18.5 billion from 2017 to 2021. E-sports event revenue has grown at a CAGR of 67.2% from 2017 to 2021 and is expected to maintain a CAGR of 14.7% in the next four years. The E-sports event industry size increased from RMB 0.9 million to RMB 7.3 billion from 2017 to 2021.

Size of E-sports Events Operation Market in China According to iResearch, the E-sports events operation industry has grown at a CAGR of 30.8% from 2017 to 2021 and is expected to maintain a CAGR of 25.7% for the next four years. From 2017 to 2021, the industry size of E-sports events operation increased from RMB 0.4 billion to RMB 1.2 billion. Due to the impact of COVID-19 on offline E-sports events, the scale of E-sports events operation showed negative growth in 2020, but this is not expected to impact long-term growth trend of the industry.

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Number of E-sports Events Operation Users in China According to iResearch, the number of E-sports events operation users has grown at a CAGR of 16.2% from 2017 to 2021, and is expected to maintain a CAGR of 5.0% for the next four years. From 2017 to 2021, the number of online E-sports events operation users increased from 223.7 million to 408.3 million. The Hangzhou Asian Games, and E-sports project, is expected to promote the further growth of E-sports event operation users in China. E-sports events operation users are customers of our clients. They are E-game users and E-sport events viewers. The increase of E-sports events operation users means our clients business increase too which will lead to developing more E-games and host more E-sport events. This will increase NeoTV’s business. In this regard, the increase of E-sports events operation users is critical to the E-sports industry.

Industry Size and Forecast of China’s E-sports Events Content and Program Production Industry According to iResearch, the E-sports content industry in China has grown at a CAGR of 86.1% from 2017 to 2021, and is expected to maintain a CAGR of 24.0% in the next four years. From 2017 to 2021, the industry size of E-sports events content and program production in China increased from RMB 30 million to RMB 360 million. After this rapid growth stage, it is estimated that the CAGR of China’s E-sports content industry from 2021 to 2025 will be approximately 24.0%.

Our Competitive Advantages

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According to the statistics of the Ministry of Industry and Information Technology of China, by the end of 2021, a total of 1.425 million 5G base stations have been built and opened in China, and more than 650,000 new 5G base stations were built in 2021. At present, the total number of 5G base stations accounts for more than 60% of the world’s total. The 5G network has covered all prefecture level urban areas, more than 98% of county urban areas and 80% of towns and townships. The number of 5G base stations per 10000 people has reached 10.1, nearly double the number by the end of 2020. The scale of 5G users has been expanding, and the number of 5G mobile phone users has reached 355 million. With the popularity of 5G, more and more mobile phone users will be able to participate in and watch e-sports events more conveniently and smoothly at any time and anywhere, so that more people can participate in e-sports, thus making the e-sports industry develop faster.

E-sports events operation leader in China. Founded in 2006, we are a forerunner of China’s eSport industry. We are deeply engaged in national and multi-sport event in E-sports, operating various kinds of individual events, and producing many industry-renowned programs. According to iResearch Report, in 2022, we ranked No.2 in terms of the number of E-sports events organized in China.

●	Industry leading technology. As of the signing date of this public offering prospectus, we own 35 software copyrights and 23 patents. We have successfully developed 5G based panoramic projection device, remote cloud live broadcast, virtual studio technology and other proprietary technologies. Since 2017, the VIE has been recognized by the PRC government as a “High and New Technology Enterprise” (“HNTE”), a China national reward granted only to high-Tech companies.

●	Top-notch tournament production and operation capabilities. We ranked No.2 in terms of revenue of E-sports events content and program production in China according to iResearch Report. We operate top tier official E-sports tournaments such as National Electronic Sports Open (NESO), Tencent Global E-sports Arena (TGA), Hearthstone Gold Series Open etc.

●	High quality young talent. We have a young and stable team with over 90% of them under 35-years old for better service for young generation clients. We have developed staff incentive system, promotion system and implemented wellness management in daily operation to ensure the stability of the core staffs. We select professional talents from the top gamers, professional players and coaches of mainstream E-sports games, and sets up professional guide teams, scriptwriting and data teams, and game director teams.

●	Our visionary management team. We have a proven track record of relevant industry background. Our founder, chairman and chief executive officer, Mr. Yuxin Lin, is a well-recognized entrepreneur in China’s game and E-sports industries, who graduated from Fashion Institute of Design & Merchandising in the US. Mr. Lin, together with our senior management team, who have accumulated deep insights through years of experience in E-sports industries, has led our company to achieve market leadership in E-sports tournament industry in China.

Our Opportunities

We believe that the E-sports in China provides a strong opportunity for development and growth.

●	According to iResearch, the Chinese E-sports content industry has grown at a CAGR of 86.1% from 2017 to 2021 and is expected to maintain a CAGR of 24.0% in the next four years. It is estimated that the CAGR of China’s E-sports content industry from 2021 to 2025 will be approximately 24.0%.
●	China’s E-sports events content and program production industry has room for growth. When 5G infrastructure is fully rolled out nationwide in the future, we believe that mobile E-sports will experience significant growth.
●	In addition, new experiences such as virtual reality (“VR”) E-sports live streaming will create opportunities for an enhanced user experience and paid content as well as new development opportunities.

Our Challenges

We have several competitors in the Chinese E-sports industry. Many of these companies have or may have better or greater financial capabilities, name recognition, operating revenues, customer bases, customer relationships, and/or marketing resources than we have. Our potential competitors include well-recognized successful enterprises and other amateurs.

To successfully compete in this E-sports industry, we must continue to innovate technologically, maintain our major customers, and obtain new customers, all of which requires raising additional funds through various sources of financing.

Until this Offering, the Company relied on funding from its own operation. There is no assurance that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms acceptable to us.

Our Growth Strategies

We intend to achieve our mission and further grow our business by pursuing the following strategies:

●	Develop and maintain our services as a prominent E-sports event operator in China in the E-sports tournament operation industry.
●	Develop innovative E-sports tournament broadcasting technology to enhance user experience.
●	Expand business to targeted overseas markets and build a global E-sports ecosystem.
●	Develop and establish E-sports products for young users.
●	Explore deep integration of E-sports in the metaverse field.

Summary of Significant Risk Factors

Risks Relating to Our Business and Industry

●	We are subject to risks associated with operating in a rapidly developing industry and a relatively new market. If we fail to adapt new technologies to evolving customer needs or emerging industry standards, our business may be materially and adversely affected. – See “Risks Related to Our Business and Industry- We are subject to risks associated with operating in a rapidly developing industry and a relatively new market. If we fail to adapt new technologies to evolving customer needs or emerging industry standards, our business may be materially and adversely affected” on page 18 for more information.

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●	The success of our business depends on the continued popularity of E-sports tournaments that we operate, as well as the underlying E-sports games, the decline of which could have a material adverse effect on our business, results of operations and prospects. – See “Risks Related to Our Business and Industry - The success of our business depends on the continued popularity of the E-sports tournaments that we operate, as well as the underlying E-sports games, the decline of which could have a material adverse effect on our business, results of operations and prospects” on page 18 for more information.

●	The industry of E-sports event operation in which we operate is intensely competitive and includes companies in China and internationally. We may face competition from new and existing companies, and we may be unable to compete successfully against, new and established companies with greater resources. – See “Risks Related to Our Business and Industry - Our industry of E-sports event operation is intensely competitive. We may face competition from new and existing companies, and we may be unable to compete successfully against, new and established companies with greater resources” on page 18 for more information.

●	Our operating history may not be indicative of our future growth or financial results. – See “Risks Related to Our Business and Industry - Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates” on page 19 of for more information.

●	Our business depends on the strength of our brand, and if we are not able to maintain and enhance our brand, we may be unable to sell our products or services, and our consumer engagement may decline, which could have a material adverse effect on our business, financial condition, and results of operations. – See “Risks Related to Our Business and Industry - Our business depends on the strength of our brand, and if we are not able to maintain and enhance our brand, we may be unable to sell our products or services, and our consumer engagement may decline, which could have a material adverse effect on our business, financial condition, and results of operations” on page 19 for more information.

●	We have experienced rapid growth and we expect that we will continue to grow. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected. – See “Risks Related to Our Business and Industry - We have experienced rapid growth and we expect that we will continue to grow. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected” on page 19 for more information.

●	We had a concentration of major customers during the years ended December 31, 2020 and 2021 and if our existing major customers cease to engage our services, we may be unable to find new customers with similar attributable revenue within a reasonable time or at all. – See “Risks Related to Our Business and Industry - We had a concentration of major customers during the years ended December 31, 2020 and 2021 and if our existing major customers cease to engage our services, we may be unable to find new customers with similar attributable revenue within a reasonable time or at all” on page 20 for more information.

●	We are dependent upon key executives and a highly qualified team of our employees and we cannot assure their retention. – See “Risks Related to Our Business and Industry - We are dependent upon key executives and a highly qualified team of our employees and we cannot assure their retention” on page 20 for more information.

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●	We primarily rely, and expect to continue to primarily rely, on third-party – Chinese mass media platforms to deliver our content offerings to fans and potential viewers and any failure, disruption of, or interference with our use of such streaming services could disrupt the availability of our content and adversely affect our business, financial condition, results of operations and prospects. – See “Risks Related to Our Business and Industry - We primarily rely, and expect to continue to primarily rely, on third-party – Chinese mass media platforms to deliver our content offerings to fans and potential viewers and any failure, disruption of or interference with our use of such streaming services could disrupt the availability of our content and adversely affect our business, financial condition, results of operations and prospectus” on page 20 for more information.

●	We must effectively operate with mobile operating systems, web browsers, social media applications, networks, regulations and standards, which we do not control. Changes in our content offerings on or other changes to such mobile operating systems, web browsers, social media applications, networks, applicable laws, regulations and standards may negatively impact our business. – See “Risks Related to Our Business and Industry - We must effectively operate with mobile operating systems, web browsers, social media applications, networks, regulations and standards, which we do not control. Changes in our content offerings on or other changes to such mobile operating systems, web browsers, social media applications, networks, applicable laws, regulations and standards may negatively impact our business” on page 21 for more information.

●	Significant disruption during live events that we participate in, such as power and internet outages, may adversely affect our business, including cybersecurity disruption. Any significant cybersecurity incident or disruption of our information technology systems could materially damage user relationships and subject us to significant reputational, financial, legal and operation consequences. – See “Risks Related to Our Business and Industry - Significant disruption during E-sports live events that we participate in, such as power and internet outages, may adversely affect our business. In addition, we may experience cybersecurity incident or disruption. Any significant disruption of our information technology systems could materially damage user relationships and subject us to significant reputational, financial, legal and operation consequences” on page 21 for more information.

Other Risks Related to Our Business

●	We have no business liability or disruption insurance, which could expose us to significant costs and business disruption. – See “Other Risks Related to Our Business - We have no business liability or disruption insurance, which could expose us to significant costs and business disruption” on page 23 for more information.

●	We may need additional capital but may not be able to obtain it on favorable terms or at all. – See “Other Risks Related to Our Business - We may need additional capital but may not be able to obtain it on favorable terms or at all” on page 24 for more information.

●	Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations. – See “Other Risks Related to Our Business - Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations” on page 24 for more information.

Risks Related to Our Intellectual Property

●	The success of our business is highly dependent on the existence and maintenance of intellectual property rights in the entertainment products and services we create. – See “Risks Related to Our Intellectual Property - The success of our business is highly dependent on the existence and maintenance of intellectual property rights in the entertainment products and services we create” on page 22 for more information.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations. – See “Risks Related to Our Intellectual Property - We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations” on page 22 for more information.

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. – See “Risks Related to Our Intellectual Property - We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position” on page 23 for more information.

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Risks Related to Doing Business in China.

We are subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	Because we conduct all of our operations in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. – See “Risks Related to Doing Business in China - Because we conduct all of our operations in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless” on page 25 for more information

●	We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations. – See “Risks Related to Doing Business in China - We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations” on page 25 for more information.

●	We believe that as of the date of this prospectus, our PRC subsidiary and the VIE are not required to obtain permission or approval from the CAC for this Offering. However, because we cannot guarantee we will meet the relevant conditions of Existing Issuers where the issuer can be waived from fulfilling the filing procedures immediately for their overseas offering and listing in accordance with the Overseas Listing Trial Measures, and new rules or regulations promulgated in the future may impose additional requirement on us or otherwise tightening the regulations on companies seeking overseas listing, this Offering may ultimately require approval from or filing with the CSRC or other PRC governmental authorities. If the approval, filing or other administrative procedure from the CSRC or other PRC governmental authorities is required, it is uncertain whether it would be possible for us to obtain such approval, complete such filing or other administrative procedure, and any failure to obtain or delay in obtaining such approval, completing such filing or other administrative procedure for this Offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies. In addition, our Ordinary Shares may significantly decline in value or become worthless if we are unable to effectively exert our contractual control rights over the economic benefits and assets of the VIE. See “Risks Related to Doing Business in China – If the Chinese government were to impose new requirements for approval, filing or other administrative procedures from the PRC Authorities to issue our Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 27 for more information.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. See “Risks Related to Doing Business in China - Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations” on page 28 for more information.

●	Our PRC Subsidiary, the VIE and VIE Subsidiaries may be required to obtain additional licenses or permits or make additional filings or registrations. – See “Risks Related to Doing Business in China - Our PRC subsidiary, the VIE and VIE Subsidiaries may be required to obtain additional licenses or permits or make additional filings or registrations” on page 29 for more information.

●	Some of our leasehold interests may be defective, which may challenge or affect our right to use the leased properties. In addition, we have not completed registration procedures in respect of our leased properties with the relevant PRC authorities. See “Risks Related to Doing Business in China - Some of our leasehold interests may be defective, which may challenge or affect our right to use the leased properties. In addition, we have not completed registration procedures in respect of our leased properties with the relevant PRC authorities” on page 29 for more information.

●	Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation. See “Risks Related to Doing Business in China - Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation” on page 30 for more information.

●	Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions. See “Risks Related to Doing Business in China - Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions” on page 34 for more information.

●	We may be required to change our registered address or relocate our operating offices under PRC law. – See “Risks Related to Doing Business in China- We may be required to change our registered address or relocate our operating offices under PRC law” on page 30 for more information.

●	Uncertainties with respect to the PRC legal system, including the interpretation and enforcement of PRC laws and regulations, could limit the legal protections available to you and us. – See “Risks Related to Doing Business in China - Uncertainties with respect to the PRC legal system could adversely affect us” on page 31 for more information.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws. – See “Risks Related to Doing Business in China - You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page 31 for more information.

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●	We may rely on dividends paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business. To the extent funds or assets in the business are in the PRC or are held by a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets outside the PRC. – See “Risks Related to Doing Business in China - The PRC rules and regulations impose restrictions and limitations on transfer of cash on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries and/or the VIE and its subsidiaries, to NeoTV and holders of the Ordinary Shares as well as the ability to settle amounts owed under the contractual arrangements with the VIE. We may rely on dividends paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 31 for more information.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. – See “Risks Related to Doing Business in China - PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 32 for more information

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Our auditor, an independent registered public accounting firm, is located in China, in a jurisdiction where the PCAOB determined on December 16, 2021 that it is unable to inspect or investigate completely PCAOB-registered public accounting firms. The PCAOB reversed this determination in a new 2022 Report, in which it concluded that it has been able to conduct inspections and investigations completely in the PRC in 2022. The 2022 Determination Report from the PCAOB cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. Should the PCAOB be unable in the future to inspect our auditor in relation to its audit work performed for our financial statements and to conduct inspections over our auditor, our investors could be deprived of the benefits of such inspections. See “Risks Related to Doing Business in China - Our auditor, located in China is subject to the 2021 Determination Report of the PCAOB announced on December 16, 2021 in which the PCAOB determined that it is unable to inspect or investigate completely PCAOB-registered public accounting firms that are headquartered in China or Hong Kong. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, the authorities in the PRC, the authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. Under the HFCAA, if the PCAOB cannot subject our auditor to complete inspection or investigation for three (3) consecutive years, our securities will be prohibited from trading on Nasdaq or other US stock exchanges and could be delisted” on page 33 for more information.

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AHFCAA, enacted on December 29, 2022, amended the HFCAA, reducing the time period under the HFCAA, and now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three consecutive years. This creates an additional risk that our securities may be prohibited from trading on Nasdaq or another US stock exchange and will be delisted. For a detailed description of risks relating to doing business in China, see “Risk Factors—Risks Related to Doing Business in China - Our auditor, located in China, is subject to the Determination Report of the PCAOB announced on December 16, 2021 in which the PCAOB determined that it is unable to inspect or investigate completely PCAOB-registered public accounting firms that are headquartered in China or Hong Kong. Although this Determination Report was subsequently reversed in a new report issued December 15, 2022, authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. The AHFCAA, enacted on December 29, 2022, amended the HFCAA and now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years. This creates an additional risk that our securities may be prohibited from trading on Nasdaq or another US stock exchange and will be delisted.” on page 33 for more information..

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. – See “Risks Related to Doing Business in China - Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment” on page 34 for more information.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. – See “Risks Related to Doing Business in China - PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us” on page 35 for more information.

●	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties. – See “Risks Related to Doing Business in China - Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties” on page 36 for more information

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions. – See “Risks Related to Doing Business in China - Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions” on page 36 for more information.

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China. – See “Risks Related to Doing Business in China - U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China” on page 36 for more information.

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. – See “Risks Related to Doing Business in China - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 37 for more information.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. – See “Risks Related to Doing Business in China - We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 37 for more information.

Risks Related to Our Corporate Structure

●	The VIE structure poses risks to investors. Investors will not and may never directly hold equity interests in the VIEs. Instead, for accounting purposes, we became the primary beneficiary of the VIE through the VIE Agreements, which enable us to consolidate the financial results of the VIE and the VIE Subsidiaries in our consolidated financial statement under U.S. GAAP. The VIE structure may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements. As of the date of this prospectus, our VIE structure and the VIE Agreements have not been tested in a court of law in China or in any other jurisdictions and may not be effective in exercising rights by the Company and its subsidiaries under these VIE Agreements. We are also subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC, regarding the VIE and the VIE structure. If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in the operations of the VIE and the VIE Subsidiaries. This would result in the VIE and the VIE Subsidiaries being deconsolidated. We also may be subject to penalties, revocation of business and operating licenses, or forfeiture of ownership interests. See “Risks Related to Our Corporate Structure - Our corporate structure is subject to risks associated with our contractual arrangements with the VIE that have not been tested in a court of law in the PRC or any other jurisdiction. The VIE structure poses risks to investors. It may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements” and “The uncertainties in the PRC legal system may subject our VIE structure and the VIE Agreements to different interpretations or enforcement challenges, or subject us to severe penalties or force us to relinquish our interests in our operations” on pages 39 for more information.

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Since only shareholders that collectively own 80.60% of the VIE capital stock executed the VIE Agreements, this increases the risk that we and our shareholders will not be able to receive and exercise economic benefits compared to our ability to exercise benefits if all shareholders of the VIE that collectively own 100% equity in the VIE executed these VIE Agreements. – See “Risks Related to Our Corporate Structure - Since the VIE’s Participating Shareholders hold only 80.60% of the VIE’s capital stock, this increases the risk that we and our shareholders will not be able to receive and exercise economic benefits compared to our ability to exercise benefits if all shareholders of the VIE that collectively own 100% equity in the VIE executed these VIE Agreements” on page 39 for more information.

●	Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted Foreign Investment Law which does not explicitly classify whether VIE that is controlled through contractual arrangements would be deemed foreign-invested enterprises if it is ultimately “controlled” by foreign investors. – See “Risks Related to Our Corporate Structure - Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the enacted Foreign Investment Law which does not explicitly classify whether VIE that is controlled through contractual arrangements would be deemed foreign-invested enterprises if it is ultimately “controlled” by foreign investors” – on page 40 for more information.

●	The VIE’s Participating Shareholders have potential conflicts of interest with our Company which may adversely affect our business and financial condition. – See “Risks Related to Our Corporate Structure - The VIE’s Participating Shareholders have potential conflicts of interest with our Company, which may adversely affect our business and financial condition” on page 39 for more information.

●	We conduct substantially all of our operations through the VIE, which is established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE’s Participating Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless. – See “Risks Related to Our Corporate Structure - We conduct substantially all of our operations through the VIE, which is established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE’s Participating Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless” on page 41 for more information.

●	Any failure by the VIE or the VIE’s Participating Shareholders to perform their respective contractual obligations would have a material adverse effect on our business and the market price of our Ordinary Shares. – See “Risks Related to Our Corporate Structure - Any failure by the VIE or the VIE’s Participating Shareholders to perform their respective contractual obligations would have a material adverse effect on our business and the market price of our ordinary shares” on page 41 for more information.

●	Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities who may determine that the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment. – See “Risks Related to Our Corporate Structure - Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities who may determine that the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment” on page 42 for more information.

●	We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of our business if the VIE go bankrupt or become subject to a dissolution or liquidation proceeding. – See “Risks Related to Our Corporate Structure - We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of our business if the VIE go bankrupt or become subject to a dissolution or liquidation proceeding” on page 42 for more information.

●	Because the Company is incorporated under the Cayman Islands law, investors may face difficulties in protecting their interests, and their ability to protect your rights through U.S. courts may be limited. – See “Risks Related to Our Corporate Structure - Because the Company is incorporated under the Cayman Islands law, investors may face difficulties in protecting their interests, and their ability to protect your rights through U.S. courts may be limited” on page 43 for more information.

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You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders. See “Risks Related to Our Corporate Structure – “You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders” on page 43 for more information.

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Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations. See “Risks Related to Our Corporate Structure – “Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations” on page 44 for more information.

Risks Related to This Offering and the Ordinary Shares

●	There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell the Ordinary Shares at or above the price you paid, or at all. – See “Risks Related to This Offering and the Ordinary Shares - There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell the Ordinary Shares at or above the price you paid, or at all” on page 44 of prospectus

●	The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors. Negotiations with the underwriters will determine the initial public offering price for our Shares, which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for our Ordinary Shares will develop or that the market price of our Shares will not decline below the initial public offering price. The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. – See “Risks Related to This Offering and the Ordinary Shares- The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors” on Page 44 of prospectus.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline. – See “Risks Related to This Offering and the Ordinary Shares - If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline” on page 45 for more information.

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●	Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution. – See “Risks Related to This Offering and the Ordinary Shares - Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution” on page 45 for more information.

●	Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment. – See “Risks Related to This Offering and the Ordinary Shares - Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment” on page 45 for more information.

●	Substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of the Ordinary Shares to decline. See “Risks Related to This Offering and the Ordinary Shares - Substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of the Ordinary Shares to Decline” on page 46 for more information.

●	You will need to rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares. See “Risks Related to This Offering and the Ordinary Shares - You will need to rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares” on page 46 for more information.

●	Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders. – See “Risks Related to This Offering and the Ordinary Shares - Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.” on Page 46 of prospectus

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. – See “Risks Related to This Offering and the Ordinary Shares - We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.” on page 47 of prospectus

●	Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. – See “Risks Related to This Offering and the Ordinary Shares - We will incur increased costs as a result of being a public company.” on page 47 of prospectus

●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired. – See “Risks Related to This Offering and the Ordinary Shares - If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.” on page 48 of prospectus

THE OFFERING

The following assumes that the underwriters will not exercise their option to purchase additional Ordinary Shares in the Offering, unless otherwise indicated.

Issuer	NEOTV GROUP LIMITED

Securities Being Offered	6,800,000 Ordinary Shares (or 7,820,000 Ordinary Shares if the underwriters exercise their over-allotment option in full), par value US$0.0001 per share, on a firm commitment basis.

Offering Price	We expect that the initial public offering price will be between US$6.00 and US$6.50 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	25,381,000 Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	32,181,000 Ordinary Shares (or 33,201,000 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote. Ordinary Shares are not convertible.

Option to Purchase Additional Ordinary Shares	We have granted to the underwriters an option, exercisable within 45 days from the effective date of this prospectus, to purchase up to an additional 1,020,000 Ordinary Shares.

Use of Proceeds	We estimate that we will receive net proceeds of approximately US$38,037,223 from this Offering (or US$43,965,973 if the underwriters exercise their option to purchase additional Ordinary Shares in full), after deducting the underwriting discounts, commissions, and estimated offering expenses payable by us and assuming an initial public offering price of US$6.25 per Ordinary Share, being the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus.

We plan to use the net proceeds we receive from this Offering primarily to (i) build an ecosystem of overseas E-sports event operation and expand business to targeted overseas market, (ii) increase investment in research and development, (iii) advance E-sports-focused services and infrastructure technologies, including but not limited to live broadcast technology, cloud computing and Metaverse, and (iv) use as working capital and general corporate purposes. See “Use of Proceeds” for additional information.

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Lock-up	We, our directors and officers, and holders of 5% or more of the Company’s Ordinary Shares on a fully diluted basis immediately prior to the consummation of this Offering have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Ordinary Shares or similar securities for a period of 180 days after the consummation of this Offering, without the prior written consent of the Representative. See Underwriting and Shares Eligible for Future Sales for more information.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Ordinary Shares.

Listing	We plan to have the Ordinary Shares listed on the Nasdaq Capital Market under the symbol “NTV.” The Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system.

Payment and Settlement	The Ordinary Shares are expected to be delivered against payment on [__________], 2023.

Transfer Agent	VStock Transfer, LLC

SUMMARY CONSOLIDATED FINANCIAL, DATA AND OPERATING DATA

The following summary consolidated financial data as of and for the years ended December 31, 2020, and December 31, 2021 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated financial data as of June 30, 2022 and for the six months ended June 30, 2021 and 2022 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus and have been prepared on the same basis as our audited consolidated financial statements. You should read this “Summary Consolidated Financial Data and Operating Data” section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

Summary Operating Data

The following tables presents our summary consolidated balance sheets data as of December 31, 2020 and 2021, and June 30, 2022.

Balance Sheets Data	As of December 31,			As of June 30,
	2020	2021		2022
	RMB	RMB	US$	RMB	US$
Cash	29,815,610	15,478,486	2,310,877	13,903,647	2,075,760
Total Assets	182,279,344	215,995,567	32,247,288	218,179,879	32,573,398
Total Liabilities	45,227,677	60,973,856	9,103,156	66,085,913	9,866,367
Total Shareholders’ Equity	137,051,667	155,021,711	23,144,132	152,093,966	22,707,031

The following table presents our selected consolidated statements of income (loss) and comprehensive income (loss) data for the years ended December 31, 2020 and 2021 and the six months ended June 30, 2021 and 2022.

Statements of Income and Comprehensive Income Data	For the Years Ended
	December 31,
	2020	2021
	RMB	RMB	US$
Total Revenues	174,040,314	225,827,737	33,715,193
Net Income	15,384,772	17,970,044	2,682,857
Basic and diluted net income per share	2.36	2.91	0.43

Statements of Income (Loss) and Comprehensive Income (Loss) Data	For the Six Months Ended
	June 30,
	2021	2022
	RMB	RMB	US$
Total Revenues	70,791,788	48,395,256	7,225,221
Net Income (Loss)	3,962,188	(2,927,745)	(437,101)
Basic and diluted net income (loss) per share	0.69	(0.42)	(0.06)

Summary VIE Consolidation Data

The following tables summarize the consolidated balance sheets data as of December 31, 2020 and 2021, the consolidated statements of income and comprehensive income data for the years ended December 31, 2020 and 2021, and the statements of cash flows data for the years ended December 31, 2020 and 2021 of (i) the parent company, NeoTV Group Limited; (ii) other subsidiary, NeoTV HK; (iii) WFOE, NeoTV Beijing, and (iv) the VIE, NeoTV Shanghai, of which WFOE obtains 74.83% voting rights through contractual agreements that makes WFOE the primary beneficiary of the VIE to consolidate the VIE, and the VIE Subsidiaries, including NeoTV Sports Xi’an, NeoTV Xi’an, NeoTV Tech Shanghai, NeoTV Sports Chengdu, NeoTV Chengdu, NeoTV Hainan, and NeoTV Sports Shanghai. Please see the “VIE Consolidation Tables” beginning on page 16 of this Prospectus for additional information:

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Summary Separated VIE and non-VIE Balance Sheets Data

	As of December 31, 2020						As of December 31, 2021
	(in RMB)						(in RMB)
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Cash	-	29,815,610	-	-	-	29,815,610	-	15,478,486	-	-	-	15,478,486
Total current assets	-	172,865,340	-	-	-	172,865,340	-	199,544,843	-	-	-	199,544,843
Investment in subsidiaries	102,431,411	-	-	-	(102,431,411)	-	116,977,759	-	-	-	(116,977,759)	-
Total assets	102,431,411	182,279,344	-	-	(102,431,411)	182,279,344	116,977,759	215,995,567	-	-	(116,977,759)	215,995,567
Total Liabilities	-	45,227,677	-	-	-	45,227,677	-	60,973,856	-	-	-	60,973,856
Total Shareholders’ Equity	102,431,411	137,051,667	-	-	(102,431,411)	137,051,667	116,977,759	155,021,711	-	-	(116,977,759)	155,021,711

Summary Separated VIE and Non-VIE Statements of Income and Comprehensive Income Data

	For the year ended December 31, 2020						For the year ended December 31, 2021
	(in RMB)						(in RMB)
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Revenues	-	174,040,314	-	-	-	174,040,314	-	225,827,737	-	-	-	225,827,737
Cost of revenues	-	(129,849,828)	-	-	-	(129,849,828)	-	(174,808,611)	-	-	-	(174,808,611)
Operating expenses	-	(31,601,953)	-	-	-	(31,601,953)	-	(39,467,014)	-	-	-	(39,467,014)
Equity of gains in subsidiaries and VIE	11,816,774	-	-	-	(11,816,774)	-	14,547,969	-	-	-	(14,547,969)	-
Net income	11,816,774	15,384,772	-	-	(11,816,774)	15,384,772	14,547,969	17,970,044	-	-	(14,547,969)	17,970,044

Summary Separated VIE and Non-VIE Consolidated Statements of Cash Flows Data

	For the year ended December 31, 2020						For the year ended December 31, 2021
	(in RMB)						(in RMB)
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Net cash used in operating activities	-	(17,219,693)	-	-	-	(17,219,693)	-	(3,407,822)	-	-	-	(3,407,822)
Net cash provided by (used in) investing activities	-	17,913,299	-	-	-	17,913,299	-	(15,119,302)	-	-	-	(15,119,302)
Net cash provided by financing activities	-	2,000,000	-	-	-	2,000,000	-	4,190,000	-	-	-	4,190,000

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RISK FACTORS

Risks Related to Our Business and Industry

We are subject to risks associated with operating in a rapidly developing industry and a relatively new market. If we fail to adapt new technologies to evolving customer needs or emerging industry standards, our business may be materially and adversely affected.

Many elements of our business as an E-sports event operator, including livestreaming, video production and onsite coordination with respect to e-sports, and a variety show content production business, are evolving and relatively unproven. Our business and prospects depend on the continuing development of innovative services and competitive profit models of E-sports event operation content. The market for competitive e-sport event operation is relatively new and rapidly developing and is subject to significant challenges. Our business relies upon our ability to cultivate and grow an active community, and our ability to successfully monetize such community through the development of innovative services and profit models, advertising and hosting opportunities and retaining a strong technical team. In addition, our continued growth depends, in part, on our ability to respond to the constant changes in this e-sport event operating industry, including rapid technological evolution, continued shifts in trends and demands, the introduction of new competitors into the market, and the constant emergence of new industry standards and practices. To remain competitive, we must continue to stay abreast of the constantly evolving industry trends and to enhance and improve our technology accordingly. Our success will depend, in part, on our ability to identify, develop or acquire leading technologies useful in our business. There can be no assurance that we will be able to use new technologies effectively or meet customers’ requirements. Developing and adapting to new content and technologies related to e-sport livestreaming and video production could be expensive and time-consuming, and these efforts may not yield the benefits we expect to achieve at all. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer preferences, whether for technical, legal, financial or other reasons, our business may be materially and adversely affected. Further, if the e-sport event operation, advertising and sponsorship market does not continue to grow, or if we are unable to capture and retain a sufficient share of that market, our results may be materially and adversely affected. We cannot assure you that we will succeed in any of these aspects or that our industry will continue to grow as rapidly as it has in the past.

The success of our business depends on the continued popularity of the E-sports tournaments that we operate, as well as the underlying E-sports games, the decline of which could have a material adverse effect on our business, results of operations and prospects.

The success of our business depends on the continued popularity of E-sports as the industry, in general, and on the particular E-sports tournaments we operate, as well as the underlying games. The decline in popularity of the E-sports industry and the E-sports tournaments and the underlying E-sports games we operate could have a material adverse effect on our business, results of operations and prospects. Changes in popularity of E-sports globally, or in particular countries or regions could be influenced by competitions between E-sports and alternative forms of entertainment or internally between different E-sports tournaments. A change in perceptions of viewers or athletes relating to particular E-sports tournaments, or a shift in popularity towards E-sports tournaments that we do not currently operate or operate on a reduced basis, could negatively affect results of our operations. We could be adversely affected by developments or trends affecting game developers and publishers or other stakeholders in a particular E-sports. The popular E-sports tournaments we operate, such as WRL and TGA, could lose popularity, and other tournaments and/or games could become more popular than them. Our inability to operate such new and/or expanded E-sports tournaments could have a material adverse effect on our business, results of operations or prospects. Adverse developments relating to an E-sports or to key stakeholders in an E-sports, including, but not limited to, the COVID-19 risks, could affect our ability to generate revenues from our E-sports tournament operations, commercialization and management business, which could have a material adverse effect on our business, results of operations or prospects.

Our industry of E-sports event operation is intensely competitive. We may face competition from new and existing companies, and we may be unable to compete successfully against, new and established companies with greater resources.

The industry of E-sports event operation in which we operate is intensely competitive and includes companies in China and internationally. We may face increasing competitive pressures to grow our business in order to maintain our competitive position, and we may encounter competition from, and lose customers to, other companies with technological and financial capabilities that may have greater name recognition, greater operating revenues, larger customer bases, longer customer relationships and greater financial, technical, personnel and marketing resources than we have. If we are unsuccessful competing with our competitors for our existing and prospective customers’ business, our financial conditions and results of operation may be adversely affected.

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Furthermore, increased competition may reduce our market share and profitability and require us to increase our sales and marketing efforts and capital commitment in the future, which could negatively affect our results of operations or force us to incur further losses. Although we have established and continue growing our customer base, there is no assurance that we will be able to continue to do so in the future against current or future competitors, and such competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customer demand, increasing competition, emergence of alternative business models, or changes in government policies or general economic conditions. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our Ordinary Shares could decline.

Our business depends on the strength of our brand, and if we are not able to maintain and enhance our brand, we may be unable to sell our products or services, and our consumer engagement may decline, which could have a material adverse effect on our business, financial condition, and results of operations.

We believe that our brand, identity and reputation contribute significantly to our success. Maintaining and enhancing our brand image and reputation is critical to retaining and growing our consumer, sponsor and advertiser bases. Maintaining and enhancing our brand and reputation depends largely on our continued ability to provide high-quality, culturally-relevant and entertaining content, as well as competitive results, which may require substantial investment by us and may not be successful. Further, actions of our advertisers or sponsors may affect our brand and reputation if our consumers respond negatively to them. Additionally, our brand, identity and reputation may be adversely affected by perceptions of our industry in general, including perceptions resulting from factors unrelated to our actions or our content. In addition, maintaining and enhancing our brand and reputation may require us to make substantial investments, some or all of which may be unsuccessful. Failure to successfully maintain and enhance our brand image and reputation or excessive or unsuccessful expenses in connection with this effort could have a material adverse effect on our business, results of operations and financial condition.

We have experienced rapid growth and we expect that we will continue to grow. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.

We have experienced rapid growth in China, and we expect future growth in our customer base. This expansion may increase the complexity of our business and will place strain on our management, personnel, operations, systems, financial resources and internal financial control and reporting functions. Even if our revenue continues to increase, our net revenue growth rates may vary in the future as a result of macroeconomic factors, increased competition, the maturation of our business, and other factors. Overall growth of our net revenue will depend on a number of factors, including our ability to:

●	Maintain and enhance our reputation and the value of our brand
●	Accurately forecast our revenue and plan our operating expenses
●	Successfully compete in the industry in which we participate, and respond to developments in that industry
●	Comply with existing and new laws and regulations applicable to our business
●	Hire, integrate, train, and retain talented personnel
●	Effectively manage the growth of our business, personnel, and operations and
●	Effectively manage our costs related to our business and operations

If we are not able to manage our growth effectively, it could damage our reputation and negatively affect our operating results.

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We primarily rely, and expect to continue to primarily rely, on third-party – Chinese mass media platforms to deliver our content offerings to fans and potential viewers and any failure, disruption of or interference with our use of such streaming services could disrupt the availability of our content and adversely affect our business, financial condition, results of operations and prospects.

The success of our business is driven in part by the commercial success and adequate supply of third-party mass media channels through which we may distribute our content. Our success also depends on our ability to accurately predict which channels and platforms will be successful with the Company and larger gaming communities, our ability to develop commercially successful content and distribute it on these platforms. Additionally, we may enter into certain licensing arrangements that affect our ability to deliver or market our content on certain channels and platforms. A channel or platform may not succeed as expected or new channels or platforms may take market share and consumers away from platforms for which we have devoted significant resources. If demand for the channels or platforms for which we are developing and producing our content is lower than our expectations, we may be unable to fully recover the investments we have made, and our financial performance may be negatively impacted. Alternatively, a channel or platform for which we have not devoted significant resources could be more successful than we initially anticipated, causing us to not be able to take advantage of meaningful revenue opportunities.

We had a concentration of major customers during the years ended December 31, 2020 and 2021 and if our existing major customers cease to engage our services, we may be unable to find new customers with similar attributable revenue within a reasonable time or at all.

The percentage of our revenue attributable to our largest customer is amounted to 50.07% for the year ended December 31, 2020, and 43.45% for the year ended December 31, 2021; the percentage of our revenue attributable to our three major customers for the years ended December 31, 2020 and 2021 amounted to 80.85% and 85.5%, respectively, and the five major customers for the years ended December 31, 2020 and 2021 amounted to 88.97% and 94.81%, respectively. The Company identified in the Registration Statement three major customers that accounted for a combined revenue of 85.5% in 2021, including Customer A (Shanghai Lang’ao Sports Culture Development Co., Ltd.) - 43.45%, Customer B Tencent Group (including Tencent Technology (Shenzhen) Co., Ltd., Shenzhen Tencent Computer System Co., Ltd., TJ Sports Culture Development (Shanghai) Co., Ltd., Tencent Technology (Chengdu) Co. Ltd., and Shenzhen Tencent Network Information Technology Co., Ltd.) - 29.68% and Customer C Netease Group (including Netease (Hangzhou) Network Co., Ltd. and Shanghai NetEase Network Technology Development Co., Ltd.) - 12.37%. The contractual arrangements with these major customers are based on short-term projects, reflecting the nature of the E-sports business that needs to adjust to dynamic changes that occur each season. The exception to these short agreements that typically have terms of six (6) months or until the services are performed by the parties is the Service Framework Agreement entered between the VIE and Customer B, a form of which is filed as an Exhibit 10.2 to this Registration Statement. This agreement was effective on April 1, 2018 with the term of five (5) years and serves as a permit for the Company to go through a bidding process to sign independent contract with all games or E-sports provided through Customer B’s platform.

However, because the E-sports gaming industry is very competitive, and every year new games will be released, the Company needs to constantly evaluate if the changes to its gaming suppliers, or gaming agent are required every year, and therefore, the contractual arrangements and agreements between the Company and the customers typically have short term and may be terminated at will by each party. Because of the dynamic nature of the E-sports business and the competition between agents for gaming companies and gaming companies themselves, we often may enter contracts directly with gaming companies (typically they are larger established companies) and agents that acted on behalf of these companies in the past prior to their development and recognition. As such, all our agreements contain confidentiality provisions which prohibits the Company to disclose the names of our customers.

We face challenges related to this dynamic nature of the E-sports business and the competition between agents for gaming companies and gaming companies themselves, and we cannot assure you that there will not be any disputes between our major customers and us, or that we will be able to maintain business relationships with our existing customers. As a substantial amount of revenues were generated from a relatively small number of major customers during 2020 and 2021, in the event that these existing major customers cease to engage our services and we are unable to find new customers with similar attributable revenue within a reasonable period of time or at all, our business and profitability may be adversely affected. In addition, if any of such customers default or delay on their payment or settlement of our trade and other receivables, our liquidity, financial condition and results of operations may be adversely affected.

We are dependent upon key executives and a highly qualified team of our employees and we cannot assure their retention.

Our success depends, in part, upon the continued services of key members of our management and on our established technical team in livestreaming, video production and onsite coordination, which enable the Company to adapt to the rapid technology iteration in this e-sport event operation industry. Our executives’ and managers’ knowledge of the market, our business and the Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of one or more of our key management or operating personnel, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations. We have developed a mature technical system, a stable and reliable sales network and marketing team, and a research and development force that keep abreast of market needs. The loss of any key management or technical talent team would require us to expend additional time and resources to familiarize new personnel with the company’s extensive operations and systems.

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Significant disruption during E-sports live events that we participate in, such as power and internet outages, may adversely affect our business. In addition, we may experience cybersecurity incident or disruption. Any significant disruption of our information technology systems could materially damage user relationships and subject us to significant reputational, financial, legal and operation consequences.

We host and operate numerous E-sports live events each year, some of which are attended by a large number of people. If an event we host or operate experiences an internet or power outage, the event may be delayed or canceled, and our reputation may be harmed. Additionally, there are many risks that are inherent in large gatherings of people, including the risk of an actual or threatened terrorist act, fire, explosion, protests, riots, and other safety or security issues, any one of which could result in injury or death to attendees and/or damage to the facilities at which such an event is hosted. In addition, we may experience cybersecurity incident or disruption and may become the target of cyber-attacks by third parties seeking unauthorized access to our data or our client’s data or to disrupt our ability to provide services. Our failure to implement adequate cybersecurity protections could subject us to claims for any breach of security, particularly if it results in the disclosure of information relating to our customers. If changes in technology cause our information technology systems, or those of third parties whom we depend upon, to become obsolete, or if our or their information systems are inadequate to handle our growth, we could lose customers, and our business and operating results could be adversely affected. Any significant disruption of our information technology systems could materially damage user relationships and subject us to significant reputational, financial, legal and operation consequences. We do not have business liability or disruption insurance to cover our operations and losses or all types of claims that may be caused by such an event. Moreover, if there were a public perception that the safety or security measures are inadequate at the events we host and operate, whether or not the case, it could result in reputational damage and a decline in future attendance at events we host and operate.

We must effectively operate with mobile operating systems, web browsers, social media applications, networks, regulations and standards, which we do not control. Changes in our content offerings on or other changes to such mobile operating systems, web browsers, social media applications, networks, applicable laws, regulations and standards may negatively impact our business.

We make our services available across a variety of mobile operating systems and devices. We are dependent on the interoperability of our services with popular mobile devices, web browsers and mobile operating systems that we do not control, such as Chrome, Safari, Android and iOS. Any changes in such mobile operating systems or devices that degrade the availability of our content or give preferential treatment to competitors could adversely affect viewership of our content. In order to deliver high quality content, it is important that our offerings are available across a range of mobile operating systems, networks, mobile devices and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing content that operate effectively with these operating systems, networks, devices and standards. In the event that it is difficult for our consumers to access our content, particularly on their mobile devices, our brand reputation and business could be harmed.

We may from time to time be subject to claims, disputes, lawsuits and other legal and administrative proceedings, and these expenses may increase even more after we are no longer an emerging growth company.

We and our management may be subject to claims, disputes, lawsuits, investigations and other legal and administrative proceedings incidental to the conduct of our business from time to time. We are currently not party to any legal or arbitration proceedings, including those relating to bankruptcy, receivership or similar proceedings and those involving any third party, which may have, or have had in the recent past, material adverse effects on our financial position or profitability. Any claims against us or our management, with or without merit, could be time-consuming and costly to defend or litigate, divert our management’s attention and resources or harm our brand equity. Claims arising out of actual or alleged violations of law, breach of contract or torts could be asserted against us by customers, business partners, suppliers, competitors, employees or governmental entities in investigations and legal proceedings. These claims could be asserted under a variety of laws, including but not limited to the intellectual property laws, labor and employment laws, securities laws, tort laws, contract laws, property laws, and employee benefit laws. If a lawsuit or governmental proceeding against us is successful, we may be required to pay substantial damages or fines. We may also lose, or be limited in, the rights to offer some of our services. As a result, the scope of our services could be reduced, which could adversely affect our ability to attract new customers, harm our reputation and have a material adverse effect on our business, financial condition and results of operations. Even if we are successful in our attempt to defend ourselves in legal and administrative actions or to assert our rights under various laws, enforcing our rights against the various parties involved may be expensive, time-consuming, and ultimately futile.

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Risks Related to Our Intellectual Property

The success of our business is highly dependent on the existence and maintenance of intellectual property rights in the entertainment products and services we create.

The value of our intellectual property is dependent on the scope and duration of our rights as defined by applicable intellectual property laws in PRC, the United States, and abroad and the manner in which those laws are construed and enforced. If those laws are drafted or interpreted in ways that limit the extent or duration of our rights, or if existing laws are changed, our ability to generate revenue from our intellectual property may decrease, or the cost of obtaining and maintaining rights may increase. The unauthorized use of our content and intellectual property, including through the unauthorized sale of our merchandise, may result in an increase in the resources we devote to policing and enforcing our rights, which could reduce our revenues. Inadequate laws or weak enforcement mechanisms to protect against unauthorized use of intellectual property in one jurisdiction can adversely affect our operations globally, despite our efforts to protect our intellectual property rights. The growing trend of unauthorized use of intellectual property in the entertainment industry requires us to devote substantial resources to protecting our rights against unlicensed use and may result in increased losses of revenue as a result of such unauthorized use.

Intellectual property rights we obtain and develop and license from others are subject to agreements with our clients. Our clients own their own intellectual property. Successful challenges to our rights in intellectual property may result in increased costs to obtain rights to use such intellectual property or the loss of the opportunity to earn revenue from the intellectual property that is the subject of challenged rights. We are not aware of any current challenges to our intellectual property rights that would reasonably be expected to have a material effect on our business or operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks, copyright or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our products or services, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents, copyrights or trademarks regarding their proprietary rights. Companies holding patents, copyrights, trademarks or other intellectual property rights may bring suits alleging infringement of such rights by us or our employees, unauthorized use of certain software by us or otherwise assert their rights and urge us to take licenses. Our applications and uses of trademarks relating to our design, or software could also be found to infringe upon existing trademark ownership and rights.

If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. Specifically, if we fail to prevail in the trademark lawsuit, we may be required to cease using such logo for our marketplace and may need to use a different logo, which may negatively affect our marketing and business development since existing and potential users may be unfamiliar with our new logo and unable to associate such logo with us. If we fail to prevail in the patent lawsuit, we may be required to pay a substantial amount of damages and/or license fee to the plaintiff, which may negatively affect our results of operations and financial condition. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected. If we choose to settle any of these lawsuits with the plaintiffs, we may be required to pay a substantial amount of settlement fee, which may negatively affect our financial condition. We cannot predict the outcome of these lawsuits, and a judgment against us, whether in whole or in part, may result in a loss, if any, and an estimate for the reasonably possible loss or a range of reasonably possible losses cannot be made at this time. In addition, we have been authorized to use and operate relevant intellectual properties in the course of our cooperation with certain third parties. However, we cannot assure you that our partners will continue to authorize us to use and operate such intellectual properties, and if they do not or we are found to violate such cooperation agreements, our business may be materially and adversely impacted.

Further, the application and interpretation of PRC’s patent laws and the procedures and standards for granting patents in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. Intellectual property litigation is expensive and time-consuming and could divert management’s attention from our business. A successful infringement claim against us, whether with or without merit, could, among others things, require us to pay substantial damages, develop non-infringing technology, or re-brand our name or enter into royalty or license agreements that may not be available on acceptable terms, if at all, and cease making, licensing or using products that have infringed a third party’s intellectual property rights. Protracted litigation could also result in existing or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation, or could require us to indemnify our customers against infringement claims in certain instances. Any intellectual property claim or litigation in this area, whether we ultimately win or lose, could damage our reputation and have a material adverse effect on our business, results of operations or financial condition. In addition, the success of our business depends to a large extent on our ability to obtain and maintain trademark protection for our brand name, and failure to protect our trademarks could adversely affect our competitive position and the value of our brand.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws in China, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees that include terms identifying that all employee-developed intellectual property as service inventions belonging to the Company. In addition, we are careful to remain current in our annual patent fee payments. We regard our trademark, patents, know-how, proprietary technologies, and similar intellectual property as critical to our success. We may become an attractive target to intellectual property attacks in the future with the increasing recognition of our brand. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, any unauthorized use of our intellectual property by third parties may adversely affect our current and future revenues and our reputation. There can be no assurance that (i) all of our intellectual property rights will be adequately protected, (ii) our intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable; or (iii) our application for the registration with competent PRC government authorities of trademarks and other intellectual property rights related to our current or future business will be approved. From time to time, we may encounter difficulties registering our trademarks or other intellectual properties or have disputes with third parties regarding our trademarks or other intellectual properties. Intellectual property protection may not be sufficient in China. If the relevant trademarks or other intellectual properties could not be registered, we may fail to prevent others from using such intellectual properties. Confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Besides, as our patents may expire and may not be extended and our patent rights may be contested, circumvented, invalidated or limited in scope, our patent rights may not protect us effectively. In addition, the rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on our business operations, financial condition and results of operations. It is also possible that the intellectual property rights of others could bar us from licensing and exploiting our patents. Numerous patents and pending patent applications owned by others exist in the fields where we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any of our existing patents or pending patent applications may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

Other Risks Related to Our Business

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in China is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition. Even if we purchase these kinds of insurance, the insurance may not fully protect us from the financial impact of defending against product liability or professional liability claims. We have not purchased any property insurance or business interruption insurance. We have determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. Because we do not have such insurance, if we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. We could, for example, be subject to substantial claims for damages upon the occurrence of several events within one calendar year. In addition, our insurance costs may increase over time in response to any negative development in our claims history or due to material price increases in the insurance market in general. Besides, while we seek to maintain appropriate levels of insurance, not all claims are insurable and we may experience major incidents of a nature that are not covered by insurance.

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We may need additional capital but may not be able to obtain it on favorable terms or at all.

We may require additional cash resources due to future growth and development of our business, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets and PRC governmental regulations over foreign investment in the PRC. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

Global pandemics, epidemics in China or elsewhere in the world, or fear of spread of contagious diseases, such as coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products and services, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our production and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

The current COVID-19 pandemic adversely affected many businesses in China, including our business. Throughout the first half of 2020, some international and domestic E-sports events were postponed, and competition venues were temporarily closed due to the restrictions imposed by the COVID-19 pandemic. The number of E-sports events held in the first half of 2020 substantially decreased compared to the same period in 2019. In the second half of 2020, some delayed events were resumed. Further, the effects of a subvariant of the Omicron variant of COVID-19, which may spread faster than the original Omicron variant, as well as the effects of any new variants and subvariants which may develop, combined with China’s policy of effecting closures to avoid infections, including the recent lockdown in Shanghai, the principal location of the Company’s activities, could negatively impact the business, operation, and financial results of the Company. In addition, although we have implemented preventive and control measures to protect the health of our employees, there can be no assurance that our employees will not be infected with COVID-19. Our business operations could be disrupted if our employees, in particular our executive officers and other key employees, are infected or suspected of being infected with COVID-19, since such employees as well as many of our other employees may be required to be quarantined and/or our office to be shut down for disinfection. We may be short on workforce if a large number of our employees are diagnosed with COVID-19 or are required to be quarantined or self-isolated. Depending upon the duration of the ongoing COVID-19 pandemic and the associated business interruptions, our customers, suppliers and partners may suspend or delay their engagement with us, which could result in a material adverse effect on our financial condition. Our response to the ongoing COVID-19 pandemic may prove to be inadequate and we may be unable to continue our operations in the manner we had prior to the outbreak, and may endure interruptions, reputational harm, delays in our product development, all of which could have an adverse effect on our business, operating results, and financial condition. Moreover, the COVID-19 pandemic had a severe and negative impact on the Chinese and the global economy since early 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. Our business, results of operations and financial condition could be adversely affected to the extent that COVID-19 harms the Chinese and global economy in general. Due to the high uncertainty of the evolving situation, which have triggered an increase in uncertainty of the E-sport industry recovery, we have limited visibility on the full impact brought upon by the COVID-19 pandemic and the financial impact related to the outbreak of and response to COVID-19 cannot be reasonably estimated at this time.

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Risks Related to Doing Business in China

Because we conduct all of our operations in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, and any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations.

Recently, the Chinese government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China. This included, among other actions, the adoption of new measures to extend the scope of cybersecurity reviews, and the expansion of efforts in anti-monopoly enforcement. Because these statements and regulatory actions are new, it is highly uncertain (a) how soon legislative or administrative regulation-making bodies in China will respond to them, (b) what existing or new laws or regulations will be modified or promulgated, if any, or (c) what impact such modified or new laws and regulations will have on the Company’s daily business operations or our ability to accept foreign investments and list our ordinary shares on an U.S. securities exchange.

In particular, we face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and users’ attitude toward data privacy and protection. Many of these laws and regulations are subject to change and uncertain interpretation. Any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress of China promulgated the Data Security Law, which took effect in September 2021. The Data Security Law sets forth data security and privacy related compliance obligations of entities and individuals carrying out data related activities. The Data Security Law also introduces a data classification and layered protection system based on the importance of data and the degree of impact on national security, public interests or legitimate rights and interests of individuals or organizations if such data is tampered with, destroyed, leaked or illegally acquired or used. In addition, the Data Security Law provides a national security review procedure for data activities that may affect national security, and imposes export restrictions on certain data and information.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with several other governmental authorities, jointly released the Cybersecurity Review Measures, which took effect on February 15, 2022. Pursuant to the Cybersecurity Review Measures, the purchase of network products and services by an operator of critical information infrastructure or the data processing activities of a network platform operator that affect or may affect national security will be subject to a cybersecurity review. In addition, network platform operators with personal information of over one million users shall be subject to cybersecurity review before listing in foreign countries. The competent governmental authorities may also initiate a cybersecurity review against the operators if the authorities believe that the network product or service or data processing activities of such operators affect or may affect national security. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or the risk of a large amount of personal information being influenced, controlled or maliciously used by foreign governments after going public, and cyber information security risk. Given the Cybersecurity Review Measures came into effect recently, their interpretation, application and enforcement are subject to substantial uncertainties. On November 14, 2021, the CAC published the Regulations for the Administration of Network Data Security (Draft for Comments), or the Draft Administration Regulations on Cyber Data Security, which provide the circumstances under which data processors shall apply for cybersecurity review, including, among others, when the data processors who process personal information of at least one million users apply for a “foreign” listing. However, it provided no further explanation or interpretation as to how to determine what constitutes “affecting national security”. As of the date of this prospectus, the Draft Administration Regulations on Cyber Data Security have not been formally adopted. It is uncertain whether and when the final regulation will be issued and take effect, how it will be enacted, interpreted and implemented, and whether or to what extent it will affect us.

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On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law of the People’s Republic of China, effective from November 1, 2021. The Personal Information Protection Law requires, among others, that (i) the processing of personal information should have a clear and reasonable purpose which should be directly related to the processing purpose, in a method that has the least impact on personal rights and interests, and (ii) the collection of personal information should be limited to the minimum scope necessary to achieve the processing purpose to avoid the excessive collection of personal information. Different types of personal information and personal information processing will be subject to various rules on consent, transfer, and security. Entities handling personal information shall bear responsibilities for their personal information handling activities, and adopt necessary measures to safeguard the security of the personal information they handle. Otherwise, the entities handling personal information could be ordered to correct, or suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties.

In the meantime, the PRC regulatory authorities have also enhanced the supervision and regulation on cross-border data transfer. On July 7, 2022, the CAC promulgated the Security Assessment Measures for Cross-border Data Transfers with effect from September 1, 2022. These measures require the data processor providing data overseas and falling under any of the following circumstances apply for the security assessment of cross-border data transfer by the national cybersecurity authority through its local counterpart: (i) where the data processor intends to provide important data overseas; (ii) where the critical information infrastructure operator and any data processor who has processed personal information of more than 1,000,000 people intend to provide personal information overseas; (iii) where any data processor who has provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas recipients accumulatively since January 1 of the last year intends to provide personal information overseas; and (iv) other circumstances where the security assessment of data cross-border transfer is required as prescribed by the CAC.

Given that the above mentioned newly promulgated laws, regulations and policies were recently promulgated or issued, or have not yet been formally promulgated or taken effect (as applicable), their enactment, interpretation, application and enforcement are subject to substantial uncertainties. As the definitions for terms such as network platform operator and national security are broad, and the government will likely retain significant discretion as to the interpretation and enforcement of the Cybersecurity Review Measures and any implementation rules, we may be subject to related rules. We cannot preclude the possibility that the Cybersecurity Review Measures will subject us to the cybersecurity review by the CAC in relation to our operations or require us to adjust our business practices, in which case our business, financial condition and prospects may be materially and negatively affected. We have incurred, and will continue to incur, significant expenses in an effort to comply with cybersecurity, privacy, data protection and information security related laws, regulations, standards and protocols, especially as a result of such newly promulgated laws and regulations. As of the date of this prospectus, our PRC subsidiary, the VIE or the VIE Subsidiaries have not been involved in any investigations, nor have they received any inquiry, notice, warning, or sanction by the CAC or related PRC governmental authorities as a result of violation of any currently effective PRC laws or regulations with respect to personal information or data requirements issued by the CAC up to date. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, despite our efforts to comply with applicable laws, regulations and policies relating to cybersecurity, privacy, data protection and information security, we cannot assure you that our practices, offerings, services will meet all of the requirements imposed on us by such laws, regulations or policies. Any failure or perceived failure to comply with applicable laws, regulations or policies may result in inquiries or other proceedings being instituted against, or other lawsuits, decisions or sanctions being imposed on us by governmental authorities, users, consumers or other parties, including but not limited to warnings, fines, directions for rectifications, suspension of the related business and termination of our applications, as well as in negative publicity on us and damage to our reputation, any of which could have a material adverse effect on our business, results of operations, financial condition and prospects. The above mentioned newly promulgated laws, regulations, policies or relevant drafts may result in the publication of new laws, regulations and policies to which we may be subject, though the timing, scope and applicability of such laws or regulations are currently unclear. Any such laws, regulations or policies could negatively impact our business, results of operations and financial condition, which creates the risk that any such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

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The approval of or filing with the Chinese governmental authorities may be required in connection with the Offering, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among others, require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC legal counsel, Fangda Partners, that the CSRC approval under the M&A Rules is not required for the listing and trading of our Ordinary Shares on the Nasdaq Capital Market in the context of this Offering, given that:

●	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules;

●	we established our PRC subsidiary by means of direct investment rather than by merger with or acquisition of PRC domestic companies as defined under the M&A Rules; and

●	no provision in this regulation clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

Our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which will become effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer securities or list in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC. The Overseas Listing Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as an indirect overseas offering and listing by PRC domestic companies: (i) more than 50% of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. At a press conference held for these new regulations, officials from the CSRC clarified that the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers, or the Existing Issuers. Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved. Furthermore, according to the officials from the CSRC, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, a contemplated offering and/or listing on the U.S. stock exchange has been declared effective) for their indirect overseas offering and listing prior to the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023. Those who complete their overseas offering and listing within such six months are deemed as Existing Issuers. Within such six-month transition period, however, if such domestic companies need to reapply for offering and listing procedures to the overseas regulatory authority or securities exchanges, or if they fail to complete their indirect overseas issuance and listing, such domestic companies shall complete the filling procedures with the CSRC. Based on the foregoing, if this Offering can be approved by the Securities and Exchange Commission before March 31, 2023 and be completed before September 30, 2023, this Offering is not subject to the filing requirements under the Overseas Listing Trial Measures; if this Offering cannot be approved by the Securities and Exchange Commission before March 31, 2023, or if we obtained the approval for this Offering before March 31, 2023 but fail to complete this Offering before September 30, 2023, we will be required to complete the filing procedures with the CSRC in connection with this Offering. According to the Overseas Listing Trail Measures, where a PRC domestic company fails to fulfill the filing procedure in respect of its overseas offering and listing, the CSRC may order rectification, issue warnings to such PRC domestic company, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Also the directly responsible person-in-charge and other directly responsible persons of such PRC domestic company may be warned and imposed a fine up to RMB 5,000,000, and the controlling shareholders and the actual controllers of such PRC domestic company that organize or instruct the aforementioned violations shall be imposed a fine up to RMB10,000,000. Further, if the PRC domestic company that is not an Existing Issuer fails to fulfill the required filing procedure, such an issuer may ultimately be forced to delist its securities that have already been listed. In addition, since the Overseas Listing Trial Measures and relevant guidelines were newly promulgated, their interpretation, application and enforcement remain unclear. Any failure of us to fully comply with the Overseas Listing Trail Measures may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, hinder our ability to remain listed on Nasdaq or any other U.S. securities exchange, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

In addition, we also face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and many of these laws and regulations are subject to change and uncertain interpretation. Pursuant to the Cybersecurity Review Measures, among others, network platform operators with personal information of over one million users shall be subject to a cybersecurity review before listing in foreign countries. The competent governmental authorities may also initiate a cybersecurity review against the operators if the authorities believe that the network product or service or data processing activities of such operators affect or may affect national security. Given the Cybersecurity Review Measures is relatively new, their interpretation, application and enforcement are subject to substantial uncertainties. See “Risk Factors - Risks Related to Doing Business in China - We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations.”

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If it is determined in the future that the approval, filing or other administrative procedures of the CSRC, the CAC or any other PRC regulatory authority is required for this offering, and we fail to obtain such approval, complete such filing or other administrative procedure in a timely manner, or at all, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals, complete filing or other administrative procedures for this offering, we may be unable to obtain a waiver of such approval, filing or other administrative procedure requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. The PRC government also has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

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Our PRC subsidiary, the VIE and VIE Subsidiaries may be required to obtain additional licenses or permits or make additional filings or registrations.

In order to operate our business, we need to obtain a series of licenses, permits and approvals, make filings or complete registrations according to relevant PRC laws and regulations. However, given the significant amount of discretion held by local PRC authorities in interpreting, implementing and enforcing relevant rules and regulations, as well as other factors beyond our control, we cannot guarantee you that we have obtained or will be able to obtain and maintain all requisite licenses, permits, filings and registrations.

For example, the PRC governments impose sanctions for engaging in value-added telecommunication services, or the VATS, without having obtained the VATS licenses for relevant categories. These sanctions include corrective orders and warnings from the PRC communication administration authority, fines and confiscation of illegal gains and, in the case of significant infringements, the websites and mobile apps may be ordered to cease operation. We also may be required to expand the business coverage of our current VATS licenses and if we are not able to comply with all applicable legal requirements, we may be subject to fines, confiscation of the gains derived from our non-compliant operations or suspension of our non-compliant operations, any of which may materially and adversely affect our business, financial condition and results of operations.

Some of our leasehold interests may be defective, which may challenge or affect our right to use the leased properties. In addition, we have not completed registration procedures in respect of our leased properties with the relevant PRC authorities.

We lease real properties for our office and other uses in China. Our leasehold interests may be defective. Certain leased properties are not used in accordance with the designated or approved purposes of such properties. For example, our office is currently located on lands designated for industrial usage instead of commercial usage. Under the PRC legal regime regarding the land use right, land shall be used strictly in line with its approved usage. Any change to the contemplated usages of land shall go through relevant land alteration registration procedures. Failure to do so may subject the lessors to monetary fines or other penalties and may lead to the invalidation or termination of our leases by competent government authorities, and therefore we may need to move our leases somewhere else and additional relocation costs will be incurred.

Furthermore, we have not been provided by all lessors with the applicable certificates, approvals, consents or other similar documents proving their right to lease or sublease these properties to us. If any lessor is not the owner of the leased properties, or is not entitled to lease or sublease the real properties to us, or have not obtained consents from the owners or their lessors or permits or approvals from the relevant governmental authorities, we may not be able to enforce our rights to lease such properties under the respective lease agreements against the lessors and our leases may be invalidated. For example, our leased property used as stores is currently located on allocated lands or collectively-owned construction lands, and the lessors have not provided the title certificates to these leased properties or the governmental or other applicable approval permitting the leases. If the lessor fails to obtain such approval, our leases may be invalidated or challenged.

Moreover, none of our lease agreements for our leased properties in China has been registered with the relevant authorities. With respect to the unregistered leases in China, we may be subject to a fine ranging from RMB1,000 to RMB10,000 per unregistered lease agreement. In addition, there also exists a risk of violating the lease agreements. For example, we fail to purchase insurance as required by the lessors in the lease agreements. If any of our leases are terminated or become unenforceable as a result of challenges from third parties or the above-mentioned defects, we would need to seek alternative properties, relocate the relevant functions and move our stores, or offices somewhere else and incur relocation costs, and there is no guarantee that we would be able to find suitable alternative properties on reasonable commercial terms, if at all. Any relocation could lead to disruptions to our operations and may have an adverse effect on our business, financial condition, results of operations and prospects.

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We may be required to change our registered address or relocate our operating offices under PRC law.

Under the PRC law, the registered address of a company shall be its main premises for business operations. If a company intends to set up other premises for business operation outside its registered address, the company shall register those premises for business operation as branch offices with the relevant local market regulation authorities at the place where the premises are located and obtain business licenses for them as branch offices.

Currently, some of our subsidiaries have set up premises for business operations outside their registered addresses as the operating addresses and use these premises as the main premises for business operations. We may not be able to change the registered address of our subsidiaries to its operating addresses or register such premises as branch offices in a timely manner or at all due to complex procedural requirements and relocation of branch offices from time to time. In the future, we may expand our business to additional locations in China and we may fail to update the registered address for our subsidiaries or register those premises as branch offices in a timely manner. If the PRC regulatory authorities determine that we are in violation of the relevant laws and regulations, we may be ordered to rectify, subject to fines if we refuse to rectify, and our business licenses may be revoked under serious circumstances. As of the date of this prospectus, we have not received any regulatory or governmental penalties in relation to the registered address of our subsidiaries. If we become subject to these penalties, our business, results of operations, financial condition and prospects could be materially and adversely affected.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and was amended in July 2013 and its implementing rules that became effective in September 2008 and was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

Under the Social Insurance Law and the Regulations on the Administration of Housing Provident Fund, PRC subsidiaries shall register with local social insurance agencies and register with applicable housing provident fund management centers and establish a special housing provident fund account in an entrusted bank. Employers that do not open the social insurance account may be ordered by the social security administrative authorities to make correction within a stipulated period; where correction is not made within the stipulated period, employers may be subject to a fine ranging from one to three times the amount of the social security premiums payable. Employers that do not register the housing provident fund may be ordered by the housing provident fund management center to complete the housing fund payment registration within a prescribed time limit, failing to do so may be subjected to a fine from RMB10,000 to RMB50,000. The WFOE and some of our VIE Subsidiaries have not completed social insurance registration and housing fund payment registrations as they currently have no employees. As of the Latest Practicable Date of this prospectus, we had not received any notice from the relevant governmental authorities or any claim or request from the relevant employees in this regard. We cannot assure you that the relevant governmental authorities will not impose fines on us. If we are otherwise subject to investigations related to non-compliance with labor and social security laws and regulations and are imposed severe penalties or incur significant legal fees in connection with labor or social security law disputes or investigations, our business, financial condition and results of operations may be adversely affected.

In addition, as the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

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Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters generally. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, these regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and the diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, our current directors and officers, including our Chairman and Chief Executive Officer, Yuxin Lin, and our Chief Financial Officer, Xiaoling Chen, reside within China and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

The PRC rules and regulations impose restrictions and limitations on transfer of cash on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries and/or the VIE and its subsidiaries, to NeoTV and holders of the Ordinary Shares as well as the ability to settle amounts owed under the contractual arrangements with the VIE. We may rely on dividends paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

As a holding company incorporated in Cayman Islands that conducts almost all of its business operations in China, we face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries and/or the VIE and its subsidiaries to NeoTV and holders of the Ordinary Shares as well as the ability to settle amounts owed under the contractual arrangements with the VIE.

We rely principally on dividends from our indirect wholly-owned PRC subsidiary for our cash requirements, including services of any debt we may incur, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business. The ability of our PRC subsidiary, NeoTV Beijing, to distribute dividends is based upon its distributable earnings.  To the extent funds or assets in the business are in the PRC or are held by a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our company or the operating entities by the PRC government to transfer cash or assets outside the PRC.

Current PRC regulations permit PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our indirectly wholly-owned PRC subsidiary, as a foreign invested enterprise, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends.

Uncertainties regarding the interpretation and implementation of the contractual arrangements with the VIE could limit our ability to enforce the VIE Agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIE under the VIE Agreements may be seriously hindered.

If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to the Company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

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In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC subsidiary are subject to the approval of or filing with the State Administration for Market Regulation, or SAMR, or its local branches, reporting of foreign investment information with the Ministry of Commerce, or MOFCOM, and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) any foreign loan procured by our PRC subsidiary is required to be registered with the SAFE or its local branches and (ii) our PRC subsidiary may not procure loans that exceed the statutory limits, which is either the difference between its registered capital and the total investment amount or a multiple of its net assets in the previous year. We may not be able to complete or obtain such registrations, filings or approvals on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiary. If we fail to complete or obtain such registrations, filings or approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. and amended on December 30, 2019. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of this offering to fund our PRC VIE Subsidiaries, to invest in or acquire any other PRC companies through our PRC Subsidiary, which may adversely affect our business, financial condition and results of operations. On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which permits non-investment FIEs to use their capital funds to make equity investments in China, with genuine investment projects and in compliance with effective foreign investment restrictions and other applicable laws. However, uncertainties still exist in relation to its interpretation and implementation.

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Our auditor, located in China, is subject to the Determination Report of the PCAOB announced on December 16, 2021 in which the PCAOB determined that it is unable to inspect or investigate completely PCAOB-registered public accounting firms that are headquartered in China or Hong Kong. Although this Determination Report was subsequently reversed in a new report issued December 15, 2022, authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. The AHFCAA, enacted on December 29, 2022, amended the HFCAA and now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years. This creates an additional risk that our securities may be prohibited from trading on Nasdaq or another US stock exchange and will be delisted.

Pursuant to the HFCAA, enacted in December 2020, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued the 2021 Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China of the China or Hong Kong, because of a position taken by one or more authorities in China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

Our auditor, Grant Thornton Zhitong Certified Public Accountants LLP, a China-based accounting firm, was subject to the 2021 Determination Report of the PCAOB. The inability of the PCAOB to conduct inspections of our auditor in China makes it more difficult to evaluate the effectiveness of the audit procedures or quality control procedures of our auditor as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Prior to the enactment of the AHFCAA, the HFCAA provided that if our auditor cannot be fully inspected or investigated by the PCAOB for three consecutive years, our securities will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States. On June 22, 2021, the U.S. Senate passed a bill to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On December 29, 2022, the AHFCAA was enacted, as part of the fiscal year 2023 omnibus spending legislation, which reduced the timeline for a potential trading prohibition of securities under the HFCAA and now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with CSRC and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued the 2022 Determination Report which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, the authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

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On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022 which includes the exact same amendments as the bill passed by the Senate. The America Competes Act however includes a broader range of legislation not related to the HFCAA in response to the U.S. Innovation and Competition Act passed by the Senate in 2021.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. Substantially all of our revenues are denominated in Renminbi. We are a holding company, and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when converted into U.S. dollars, and the value of any dividends payable on the ordinary shares in U.S. dollars. In addition, approval from or registration with appropriate government authorities is required, in principle, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Ordinary Shares.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Rules on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress which became effective in 2008 and was amended on August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that anti-monopoly law enforcement agency be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. The approval from the MOFCOM shall be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly authority under the State Council when the certain threshold is triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On December 19, 2020, the NDRC and the MOFCOM jointly promulgated the Measures on the Security Review of Foreign Investment, effective on January 18, 2021, setting forth provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, review scopes and procedures, among others. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Some of our shareholders that we are aware of are subject to SAFE regulations, but we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and there can be no assurance that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules, and there is no assurance that the registration under SAFE Circular 37 and any amendment will be completed in a timely manner, or will be completed at all. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

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Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies due to their position as director, senior management or employees of the PRC subsidiaries of the overseas companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies before they obtain the incentive shares or exercise the share options. Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, promulgated by SAFE in 2012, or SAFE Notices No. 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of no less than one year who participate in any stock incentive plan of an overseas publicly listed company offered to the director, supervisor, senior management and other employees of, and any individual who has labor relationship with its domestic affiliated entities are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. If upon the completion of this offering and becoming an overseas listed company, NeoTV adopts an employee stock option plan and grants stock options to our directors, executive officers and other employees, then the persons who are PRC citizens or resided in the PRC for a continuous period of no less than one year, will be subject to these regulations. Failure to complete the SAFE registrations for our employee incentive plans after our listing may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us. We face regulatory uncertainties that could restrict our ability to adopt incentive plans for our directors, executive officers and employees under PRC law.

In addition, the State Administration of Taxation, or SAT, has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, our employees working in China who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee stock options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options or are granted with restricted shares. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

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If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty or similar agreement with China that provides for a different withholding arrangement, we would be subject to PRC enterprise income on our worldwide income at the rate of 25% and we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the clauses of any applicable tax treaty), if such gains are deemed to be from the PRC. These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

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On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Corporate Structure

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE that have not been tested in a court of law in the PRC or any other jurisdiction. The VIE structure poses risks to investors. It may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements.

NeoTV is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, the Company conducts substantially all of its operations through our PRC subsidiary, the VIE and its subsidiaries in the PRC. We receive the economic benefits of the VIE’s business operations through certain contractual arrangements; however, our rights under the VIE Agreements do not provide us with an equity interest in the VIE and are not the same as actual ownership. Our Ordinary Shares in this Offering are shares of our holding company organized under the laws of Cayman Islands instead of shares of the VIE and its operating subsidiaries in China. Because NeoTV is an exempted company incorporated in the Cayman Islands with limited liability, it is classified as a foreign enterprise under PRC laws and regulations, and our wholly foreign-owned enterprise in the PRC is a foreign-invested enterprise. Our PRC subsidiary has entered into the VIE Agreements with the VIE and the VIE’s Participating Shareholders owning in the aggregate 80.6% of the capital stock of the VIE, which were designed to enable us (i) to have the power to exercise control and direct the activities of the VIE that most significantly impact the VIE’s economic performance; (ii) to absorb losses of the VIE that could potentially be significant to the VIE and (iii)the right to receive economic benefits from the VIE that could potentially be significant to the VIE.

As a result of these contractual arrangements, we are deemed the primary beneficiary of the VIE for accounting purpose and hence consolidate their financial results as the VIE under U.S. GAAP. However, our rights under the VIE Agreements do not provide us with an equity interest in the VIE and the VIE structure may be less effective than direct ownership.

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The uncertainties in the PRC legal system may subject our VIE structure and the VIE Agreements to different interpretations or enforcement challenges, or subject us to severe penalties or force us to relinquish our interests in our operations.

As of the date of this prospectus, we believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. The PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

If our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, or if the PRC regulations change or are interpreted differently in the future, the ordinary shares we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to effective exert our contractual control rights over the economic benefits and assets of the VIE that conducts substantially all of our operations, and we may have to modify such VIE structure to comply with regulatory requirements. There can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance the VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

On February 17, 2023, the CSRC released the Overseas Listing Trial Measures and five supporting guidelines, which will come into effect on March 31, 2023. At the press conference held for the Overseas Listing Trial Measures on the same day, officials from the CSRC clarified that, as for companies seeking an overseas offering or listing with contractual arrangements, the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of such companies if they duly meet the compliance requirements, and support the development and growth of these companies by enabling them to utilize two markets and two kinds of resources. If we fail to complete the filing with the CSRC in a timely manner or at all, for any future, or any other capital raising activities, which are subject to the filings under the Overseas Listing Trial Measures, due to our contractual arrangements, our ability to raise or utilize funds could be materially and adversely affected, and we may even need to unwind our contractual arrangements or restructure our business operations to rectify the failure to complete the filings. However, given that the Overseas Listing Trial Measures were recently promulgated, there remains substantial uncertainties as to their interpretation, application, and enforcement and how they will affect our operations and our future financing. Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our ordinary shares. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of the VIE or our right to receive its economic benefits, we would no longer be able to consolidate the financial results of the VIE and the VIE Subsidiaries in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

Since the VIE’s Participating Shareholders hold only 80.60% of the VIE’s capital stock, this increases the risk that we and our shareholders will not be able to receive and exercise economic benefits compared to our ability to exercise benefits if all shareholders of the VIE that collectively own 100% equity in the VIE executed these VIE Agreements.

Our PRC subsidiary has entered into the VIE Agreements with the VIE and the VIE’s Participating Shareholders that own approximately 80.60% of the capital stock of the VIE. As a result, our PRC subsidiary, and ultimately NeoTV and NeoTV’s shareholders will have reduced economic benefits, and additionally will have more challenges to enforce contractual obligations of the VIE. If any of the VIE or the VIE’s Participating Shareholders fail to perform their respective obligations under the VIE Agreements, our recourse to the assets held by the VIE is indirect and we may have to incur substantial costs to enforce the terms of the arrangements and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. All of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S.

The VIE’s Participating Shareholders have potential conflicts of interest with our Company, which may adversely affect our business and financial condition.

The VIE’ s Participating Shareholders may have potential conflicts of interest with the Company. These VIE’s Participating Shareholders may not act in the best interest of our Company or may breach, or cause the VIE to breach the existing contractual arrangements we have with them and the VIE, which would have a material and adverse effect on our ability to effectively control the VIE and receive economic benefits from it. For example, the VIE’s Participating Shareholders may be able to cause our VIE Agreements to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor.

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All of the above-referenced risks and uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements with the VIE’s Participating Shareholders. In the event that we are unable to enforce the VIE Agreements, or if we suffer significant time delays or other obstacles in the process of enforcing the VIE Agreements, it would be very difficult to exert effective control over the VIE compared to the ability to exert such control that the direct ownership may afford, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected. In addition, there are still uncertainties regarding the status of the rights of the Cayman Islands holding company with respect to the VIE Agreements with the VIE and the VIE’s Participating Shareholders, and the challenges we may face enforcing the VIE Agreements due to legal uncertainties and jurisdictional limits as the VIE Agreements have not been tested in a court of law.

Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the enacted Foreign Investment Law which does not explicitly classify whether VIE that is controlled through contractual arrangements would be deemed foreign-invested enterprises if it is ultimately “controlled” by foreign investors.

The VIE structure has been adopted by many Chinese-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. On March 15, 2019, the National People’s Congress (the “NPC”) approved the Foreign Investment Law, which took effect on January 1, 2020. On December 26, 2019, the PRC State Council approved the Implementation Rules of the Foreign Investment Law, which came into effect on January 1, 2020. Uncertainties exist in relation to their interpretation. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements being viewed as a form of foreign investment. Therefore, there can be no assurance that our contractual control rights over the economic benefits and assets of the VIE through contractual arrangements will not be deemed as foreign investment in the future.

According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments (the “Negative List”). The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our contractual control rights over the economic benefits and assets of the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is “restricted” or “prohibited” from foreign investment under the “Negative List” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to receive economic benefits and other contractual rights under the VIE Agreements may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation and the market price of our ordinary shares.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations and the market price of our ordinary shares.

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We conduct substantially all of our operations through the VIE, which is established in the PRC, and we rely on the VIE Agreements with the VIE and the VIE’s Participating Shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and we may incur substantial costs to enforce the terms of the VIE Agreements, which could result in a material change in our operations and a material change in the value of the securities we are registering for sale, and cause the value of such securities to significantly decline or become worthless.

We rely on the VIE Agreements with the VIE and the VIE’s Participating Shareholders that signed these agreements. These VIE Agreements do not give us any equity interest in the VIE and may not be as effective as direct ownership in providing us with control over the VIE. In addition, because the VIE’s Participating Shareholders that of the VIE have signed these VIE Agreements own only 80.60% of the outstanding capital stock of the VIE, our PRC subsidiary will not be able to receive and exercise economic benefits compared to our ability to exercise benefits if all shareholders of the VIE that collectively own 100% equity in the VIE executed these VIE Agreements. In addition, substantially all our revenue is generated by, and substantially all of our consolidated assets are owned by, the VIE and VIE subsidiaries, whose financial statements are consolidated with ours. If the VIE or the VIE’s Participating Shareholders fail to perform their respective obligations under these VIE Agreements, our recourse to the assets held by the VIE is indirect and we may have to incur substantial costs and expend significant resources to enforce the terms of the VIE Agreements in reliance on legal remedies under PRC law. For example, if the VIE’s Participating Shareholders were to refuse to transfer their shares in the VIE to our WFOE or its designee when our WFOE exercises the purchase option pursuant to these contractual arrangements, or if the VIE’s Participating Shareholders were otherwise to act in bad faith toward NeoTV or our WFOE, then our WFOE may have to take legal actions to compel them to perform their contractual obligations. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the VIE Agreements or ownership by the record holder of the equity interest.

All of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements. In the event that we are unable to enforce these VIE Agreements, or if we suffer significant time delays or other obstacles in the process of enforcing these VIE Agreements, it would be very difficult for the Company’s shareholders, through our PRC subsidiary, to exercise all rights provided to them  under the VIE Agreements over the VIE, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected. There are also uncertainties regarding the status of the rights of the Cayman Islands holding company with respect to its VIE Agreements with the VIE and the VIE Shareholders, and the challenges we may face enforcing these VIE Agreements due to legal uncertainties and jurisdictional limits.

Any failure by the VIE or the VIE’s Participating Shareholders to perform their respective contractual obligations would have a material adverse effect on our business and the market price of our ordinary shares.

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All of the VIE Agreements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures, but an arbitration proceeding is not as formal as a court proceeding and the arbitrator may apply PRC law in a manner different from a court. The legal system in the PRC is not as developed as in some other jurisdictions, such as the U.S., and the arbitrator may render a decision which is in conflict with our understanding of the laws of the PRC and we may have little if any recourse. As a result, uncertainties in the PRC legal system and the arbitration procedure could limit the ability of our WFOE to enforce these contractual arrangements. Meanwhile, there are very few precedents and formal guidelines as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should it become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that our WFOE is unable to enforce these contractual arrangements, or if our WFOE suffers significant delay or other obstacles in the process of enforcing these contractual arrangements, NeoTV may not be able to effectively exert our contractual control rights over the economic benefits and assets of the VIE, in which event we may lose the value of the VIE Agreements and the relevant rights and licenses held by the VIE which the Company requires in order to operate its business, and its ability to conduct its business may be negatively affected. Any delay in effecting enforcement of our WFOE’s rights under the VIE Agreements could materially and adversely affect our consolidated financial condition, the results of our operations, our prospects, our ability to continue in business and the market for and market price of our ordinary shares. If our WFOE is not able to enforce its rights, we may not be able to include the VIE’s financial statements with the Company which could cause our ordinary shares to lose most, if not all, of their value. The arbitration provisions under the VIE Agreements have no effect on the rights of our shareholders to pursue claims against us under the United States federal securities laws, although any such actions would have no effect on our WFOE’s ability to enforce its rights under the VIE Agreements.

Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities who may determine that the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The EIT Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with the arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our wholly-owned PRC subsidiary, the VIE and the Participating Shareholders were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, regulations and rules, and adjust their income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our wholly-owned PRC subsidiary or the VIE for PRC tax purposes, which could in turn increase their tax liabilities without reducing their tax expenses. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on our PRC subsidiary and the VIE for adjusted but unpaid taxes according to applicable regulations. Our financial position could be materially and adversely affected if the tax liabilities of our PRC subsidiary and the VIE increase, or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by the VIE that are material to the operation of our business if the VIE go bankrupt or become subject to a dissolution or liquidation proceeding.

The VIE and the VIE Subsidiaries hold substantially all of our assets. Under the contractual arrangements, the VIE may not and the VIE shareholder may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our WFOE’s prior consent. However, in the event that the VIE Shareholder breaches these contractual arrangements and voluntarily liquidates the VIE, or the VIE declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our WFOE’s consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If the VIE undergo a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

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Because the Company is incorporated under the Cayman Islands law, investors may face difficulties in protecting their interests, and their ability to protect your rights through U.S. courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Cayman Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of exempted companies incorporated in Cayman Islands like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. In addition, all of our directors and officers, including our Chairman and Chief Executive Officer, Yuxin Lin, and our Chief Financial Officer, Xiaoling Chen, are nationals or residents of the PRC. As of the date of this prospectus, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for our shareholders to bring an action against us or against these individuals in the United States in the event that our shareholder believe that their rights have been infringed under the U.S. federal securities laws or otherwise. Even if our shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render them unable to enforce a judgment against our assets or the assets of our directors and officers.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman Islands law for certain governance matters. Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. While we currently intend to voluntarily follow most Nasdaq corporate governance rules, including rules regarding committee structure and director independence, as described in this prospectus, to the extent we choose in the future to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Cayman Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, See “Description of Share Capital — Differences in Corporate Law - The Cayman Companies Act.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow one or more of our shareholders holding shares representing in aggregate at least 10 percent of the right to vote at such general meeting, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 7 clear days is required for the convening of our general meetings. Upon the consummation of this Offering, the quorum required for a meeting of shareholders is one or more holders holding shares that represent not less than one-third of the outstanding shares of the Company carrying the right to vote at such general meeting. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

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Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, it is not required to satisfy the economic substance test under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

Risks Related to This Offering and the Ordinary Shares

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Negotiations with the underwriters will determine the initial public offering price for our Shares, which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for our Ordinary Shares will develop or that the market price of our Shares will not decline below the initial public offering price. The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. Volatility or a lack of positive performance in the price of our Ordinary Shares may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

We may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because technology companies have experienced significant stock price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell the Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our Ordinary Shares. We plan to list the Ordinary Shares on the Nasdaq Capital Market. Our Ordinary Shares will not be listed on any exchange or quoted for trading on any over-the-counter trading system. If an active trading market for the Ordinary Shares does not develop after this offering, the market price and liquidity of the Ordinary Shares will be materially and adversely affected.

Negotiations with the underwriters will determine the initial public offering price for the Ordinary Shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for the Ordinary Shares will develop or that the market price of the Ordinary Shares will not decline below the initial public offering price.

The market price for the Ordinary Shares may be volatile.

The trading prices of the Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material adverse effect on the market price of the Ordinary Shares.

In addition to the above factors, the price and trading volume of the Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our consumers or our industry;
●	changes in the economic performance or market valuations of other businesses in our industry;
●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;
●	changes in financial estimates by securities research analysts;
●	announcements by us or our competitors of new offerings, acquisitions, strategic relationships, joint ventures or capital commitments;
●	additions to or departures of our senior management;
●	detrimental negative publicity about us, our management or our industry;
●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;
●	sales or perceived potential sales of additional Ordinary Shares.

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The trading market for the Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade the Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Ordinary Shares to decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay more for your Ordinary Shares than the amount paid per share by our existing shareholders for their Ordinary Shares. As a result, you will experience immediate and substantial dilution of approximately US$4.38 per Ordinary Share, representing the difference between the initial public offering price of US$6.25 per Ordinary Share and our net tangible book value per Ordinary Share as of US$1.87 after giving effect to the net proceeds to us from this offering. In addition, you may experience further dilution to the extent that our Ordinary Shares are issued upon the exercise of any share options. See “Dilution” for a more complete description of how the value of your investment in the Ordinary Shares will be diluted upon completion of this offering.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

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Substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of the Ordinary Shares to decline.

Sales of Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Ordinary Shares to decline. Immediately after the completion of this offering, we will have 32,181,000 Ordinary Shares outstanding, assuming the underwriters do not exercise their over-allotment option. All Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. All of our executive officers and directors and shareholders holding at least ten percent of our Ordinary Shares have agreed not to sell our Ordinary Shares for a period of 180 days following the effective date of this prospectus, subject to extension under specified circumstances. Ordinary shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You will need to rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares.

As of December 31, 2021 and June 30, 2022, our cash was RMB15,478,486 (US$2,310,877) and RMB13,903,647 (US$2,075,760), respectively. Immediately following the completion of this offering, we expect to receive net offering proceeds of approximately US$38,037,223 after deducting underwriting discounts and the estimated offering expenses payable by us. We intend to use these funds as set forth under “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our Ordinary Shares. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

Our Credit Facility Agreement, entered on September 1, 2020 and renewed on November 20, 2021 , guaranteed by our Chairman and the CEO, enables us to have a sufficient current working capital to support our operations   for the next twelve months. However, we may need to obtain additional capital and we cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. If we are required to sell additional Ordinary Shares or other equity securities or incur indebtedness, it could result in additional dilution to our shareholders or increase our debt service obligations.

In September 2020, we entered into a one-year credit facility agreement with China Merchants Bank, under which we were able to borrow up to RMB20,000,000 with the interest rate ranging from 3.5% to 4.25%, during the term of the facility from November 11, 2020 to November 10, 2021, guaranteed by our Chairman and the CEO, Yuxin Lin. In November 2021, we renewed the one-year credit facility agreement under which we can borrow up to RMB20,000,000, counting in the outstanding borrowings as of the signing date pursuant to the original facility agreement from December 20, 2021 to December 19, 2022, guaranteed by our Chairman and the CEO, Mr. Yuxin Lin. The interest rate was set and approved by China Merchants Bank. The credit facility also requires us to comply with various customary covenants and other restrictions.

We believe our current working capital is sufficient to support our operations for the next twelve months. Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending to support our efforts to develop our production capabilities, the expansion of sales and marketing activities, and the expansion and penetration of our business into different geographies and markets.

We may, however, require additional cash resources in the future due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue or if we experience changes or if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain an additional credit facility. The issuance and sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all. Our obligation to bear additional credit risk for certain financing transactions we facilitate may also strain our operating cash flow.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, our directors and officers will collectively own an aggregate of 63.74% of the total voting power of our outstanding ordinary shares, assuming the underwriters do not exercise their over-allotment option. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our ordinary shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. In the future, if we lose our foreign private issuer status as of the last date of our second fiscal quarter, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on the following January 1, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Capital Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may”, “will”, “expect”, “anticipate”, “aim”, “estimate”, “intend”, “plan”, “believe”, “likely to”, or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	Our goals and strategies;
●	Our future business development, financial condition, and results of operations;
●	Expected changes in our revenues, costs, or expenditures;
●	Our expectations regarding demand for, and marketplace acceptance of, our services;
●	Competition in our industry; and
●	Government policies and regulations relating to our industry.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by third-party providers of market intelligence, including the study report from [*Third-party report]. Although we have not independently verified the data, we believe that the publications and reports are reliable.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately US$38,037,223, or approximately US$43,965,973 if the underwriters exercise their option to purchase additional Ordinary Shares in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

The primary purposes of this Offering are to create a public market for our shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives, and obtain additional capital. We plan to use the net proceeds of this Offering as follows:

●	approximately 25% for building an ecosystem of overseas E-sports event operation and expand business to targeted overseas market;

●	approximately 25% for increasing investment in research and development;

●	approximately 25% for advancing E-sports-focused services and infrastructure technologies, including but not limited to live broadcast technology, cloud computing and Metaverse; and

●	the balance for working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. See “Risk Factors—Risks Related to This Offering and the Ordinary Shares.” You must rely on the judgment of our management as to the use of the net proceeds from this Offering, and such use may not produce income or increase the price of our Ordinary Shares.”

In utilizing the proceeds of this Offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiary only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC indirect wholly-owned subsidiary within statutory limits or make additional capital contributions to our PRC subsidiary to fund its capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Doing Business in China - PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 32 for more information.

Pending use of the net proceeds, we intend to hold the net proceeds from this Offering in demand deposits or invest them in interest-bearing government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiary for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. See “Risk Factors—Risks Related to Doing Business in China.” We may rely on dividends paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, the amount of distribution, if any, received by us from our subsidiaries, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see the section entitled “Taxation” beginning on page 138 of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022.

●	On an actual basis; and
●	a pro forma as-adjusted basis to give effect to the issuance and sale of the 6,800,000 Ordinary Shares by us in this Offering at an assumed initial public offering price of US$6.25 per share, excluding the conversion of all outstanding preferred shares if any, after deducting the estimated underwriting commissions and estimated offering expenses.

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The actual and pro forma as-adjusted information below is illustrative only and our capitalization following the completion of this Offering is subject to adjustment based on the initial public offering price of our ordinary shares. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader.

	As of June 30, 2022
	Actual		As Adjusted (the underwriters do not exercise their option to purchase additional shares)(1) (2)
	RMB	USD	RMB	USD
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 5,000,000 shares issued and outstanding as of June 30, 2022; pro forma as-adjusted without over-allotment reflects 32,181,000 shares issued and outstanding	3,186	476	21,392	3,194
Additional paid-in capital	68,236,574	10,187,452	331,818,196	49,539,152
Statutory reserve	5,299,630	791,214	5,299,630	791,214
Retained earnings	41,349,883	6,173,375	41,349,883	6,173,375
Total shareholders’ equity attributable to NeoTV Group Limited	114,889,273	17,152,517	378,489,101	56,506,935
Non-controlling interests	37,204,693	5,554,514	28,381,988	4,237,319
Total shareholders’ equity	152,093,966	22,707,031	406,871,089	60,744,254
Total capitalization	152,093,966	22,707,031	406,871,089	60,744,254

(1)	Reflects the sale of ordinary shares in this Offering at an assumed initial public offering price of $6.25 per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, assuming the Underwriter’s over-allotment option has not been exercised. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $38,037,223 assuming the Underwriter has not exercised the over-allotment option. The net proceeds of $38,037,223 are calculated as follows: $42,500,000 gross offering proceeds, less underwriting discounts and commissions of $2,975,000, underwriter non-accountable expense allowance of $425,000, underwriter accountable expense allowance of $175,000 and estimated offering expenses of $887,777. The pro forma as adjusted total equity of $60,744,254 is the sum of the net proceeds of $38,037,223 and the actual equity of $22,707,031.

(2)	Including 20,000,000 Ordinary Shares issued on September 23, 2022 and 381,000 Ordinary Shares issued on September 28, 2022, respectively.

(3)	In the event that the Underwriter’s over-allotment option is exercised in full, pro forma as-adjusted total ordinary shares outstanding would be 33,201,000 shares, pro forma, as-adjusted, additional paid-in capital would be $55,467,800, and pro forma, as- adjusted, total equity would be $66,673,004, reflecting the sum of net proceeds in the amount of $43,965,973 and the actual equity of $22,707,031.

EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenues are denominated in RMB. Capital accounts of our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. Translations of rate from RMB into US$ for the convenience of the reader were calculated at the rate of US$1.00=RMB6.6981 on June 30, 2022, representing the middle rate as set forth in the statistical release of the Federal Reserve as of June 30, 2022. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

DILUTION

Our net tangible book value as of June 30, 2022 was RMB148,459,757 (US$22,164,457), or RMB29.69 (US$4.43) per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of total tangible assets, minus the amount of total liabilities, excluding the amount of deferred offering costs and the amount of contract costs, divided by the total number of ordinary shares outstanding.

Pro forma, as-adjusted, net tangible book value per ordinary share is calculated without giving effect to the conversion of all of our outstanding preference shares, if any. Dilution is determined by subtracting pro forma, as-adjusted, net tangible book value per ordinary share from the assumed public offering price per ordinary share.

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After giving effect to the issuance of 20,381,000 Ordinary Shares in subsequent period and our issuance and sale of 6,800,000 Ordinary Shares in this Offering at an assumed initial public offering price of US$6.25 per Ordinary Share, the midpoint of the estimated public offering price range, and after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the over-allotment option is not exercised), our pro forma as adjusted net tangible book value as of June 30, 2022 would have been US$1.87 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of US$1.00 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of US$4.38 per Ordinary Share to purchasers of Ordinary Shares in this Offering. The following table illustrates such dilution:

Assumed initial public offering price	RMB	41.86	US$	6.25
Net tangible book value per ordinary share as of June 30, 2022	RMB	29.69	US$	4.43
Net tangible book value per ordinary share after giving effect to issuance of shares in subsequent period in September 2022(1)	RMB	5.83	US$	0.87
Pro forma as-adjusted net tangible book value per ordinary share after giving effect to public offering	RMB	12.53	US$	1.87
Amount of dilution in net tangible book value per ordinary share to new investors in the offering(2)	RMB	29.33	US$	4.38

(1)	We issued 20,000,000 Ordinary Shares and 381,000 Ordinary Shares on September 23, 2022 and September 28, 2022, respectively. Net tangible book value was $0.87 per Ordinary Share after giving effect to the issuance of shares in subsequent period.

(2)	In the event that the underwriters’ overallotment option is exercised in full, pro forma, as-adjusted, net tangible book value per ordinary share after giving effect to the public offering would be US$1.99 per share, with US$4.26 of dilution in net tangible book value per ordinary share to new investors in the offering.

A US$1.00 change in the assumed public offering price of US$6.25 per Ordinary Share would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma as adjusted net tangible book value after giving effect to the offering by US$6,324,000, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this Offering by US$0.20 per Ordinary Share and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this Offering by US$0.80 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses. The pro forma, as-adjusted, information discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this Offering determined at pricing.

The following table summarizes, on a pro forma as-adjusted basis as of June 30, 2022, after giving effect to the issuance of 20,381,000 Ordinary Shares in subsequent period, the differences between the shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid at an assumed initial public offering price of US$6.25 per Ordinary Share before deducting estimated underwriting discounts and commissions and estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount (USD in thousand)	Percent	Per Ordinary share
Existing shareholders (1)	25,381,000	78.87%	8,251	16.26%	0.33
New investors	6,800,000	21.13%	42,500	83.74%	6.25
Total(2), (3)	32,181,000	100.00%	50,751	100.00%	1.58

(1)	Including 20,000,000 Ordinary Shares issued on September 23, 2022 and 381,000 Ordinary Shares issued on September 28, 2022, respectively.

(2)	A US$1.00 change in the assumed public offering price of US$6.25 per Ordinary Share would, in the case of an increase, increase and, in the case of a decrease, decrease total consideration paid by new investors, total consideration paid by all shareholders, average price per Ordinary Share paid by all shareholders by US$6,800,000,US$6,800,000, and US$0.21 per Ordinary Share, respectively, assuming no change to the number of 6,800,000 Ordinary Shares offered by us as set forth on the cover page of this prospectus, and before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

(3)	Table assumes that the over-allotment option is not exercised. In the event that the underwriters’ over-allotment option is exercised in full at an assumed initial public offering price of US$6.25 per ordinary share, there would be 33,201,000 total ordinary shares outstanding after the offering, with new investors purchasing 7,820,000 ordinary shares for total consideration of US$48,875,000, constituting 85.56% of the Company’s total shareholder consideration paid in the amount of $57,126,338 and resulting in an average price paid per ordinary share in the amount of $1.72.

The discussion and table above also assume no exercise of any outstanding stock options outstanding as of the date of this prospectus. As of the date of this prospectus, there were no ordinary shares issuable upon exercise of outstanding stock options, and there were no ordinary shares available for future issuance upon exercise of future grants under our share incentive policies and plans. To the extent that any of these options are exercised, there will be further dilution to new investors.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

NeoTV is a holding company incorporated as an exempted company on June 17, 2022 under the laws of the Cayman Islands that conducts all its operations through its wholly-owned subsidiary in China, as well as a VIE and the VIE Subsidiaries. NeoTV is principally engaged in providing integrated services relating to operating various E-sports events and related variety shows in the PRC.

NeoTV HK was incorporated on July 12, 2022 under the laws of Hong Kong, which became NeoTV’s wholly owned direct subsidiary. On August 16, 2022, NeoTV Beijing was incorporated in the PRC, and became a wholly owned subsidiary of NeoTV HK and an indirect wholly owned subsidiary of the NeoTV. Neither NeoTV nor its subsidiaries, including NeoTV HK and NeoTV Beijing, own any equity interest or direct foreign investment in the VIE and the VIE Subsidiaries. Instead, NeoTV relies on the VIE Agreements, effective on September 6, 2022, entered into and executed by the Company’s wholly owned PRC subsidiary, NeoTV Beijing, the VIE and VIE’s Participating Shareholders that own approximately 80.60% of the capital stock of the VIE. The Company does not have any operations in Hong Kong or Macau.

Pursuant to the VIE Agreements, we became the primary beneficiary of the VIE through the VIE Agreements for accounting purposes, which enables us to consolidate the financial results of the VIE and the VIE Subsidiaries in our consolidated financial statement under U.S. GAAP. The VIE Agreements are designed to provide our PRC subsidiary with the rights to the assets, property, and economic benefits of the VIE, as set forth under the VIE Agreements.

The VIE has the following subsidiaries: each of NeoTV Sports Shanghai, NeoTV Tech Shanghai, NeoTV Xi’an, NeoTV Sports Xi’an, NeoTV Chengdu, NeoTV Sports Chengdu is a wholly owned subsidiary of the VIE. In addition, the VIE owns 60% of the equity interests of NeoTV Hainan. Each of these subsidiaries is further described below.

As a result, NeoTV directly holds and owns 100% of the equity securities of NeoTV HK, and NeoTV HK directly holds and owns 100% of the equity securities of NeoTV Beijing. Through VIE Agreements, NeoTV Beijing controls NeoTV Shanghai, and the VIE owns 100% of the equity interests of NeoTV Sports Shanghai, NeoTV Tech Shanghai, NeoTV Xi’an, NeoTV Sports Xi’an, NeoTV Chengdu, NeoTV Sports Chengdu, and 60% of the equity interests of NeoTV Hainan. Under this corporate structure, the Company is, through its consolidated subsidiaries, a VIE, and its consolidated subsidiaries, conducting its operations in China.

●	NeoTV Beijing, a wholly owned subsidiary of NeoTV HK, was established in Beijing City, PRC on August 16, 2022, and primarily engages in providing technical consulting services to NeoTV Shanghai.

●	NeoTV Shanghai, the VIE, was established in Shanghai City, PRC on April 26, 2006 and primarily engages in performance brokerage, internet information service, conference and exhibition services, sports event planning and organization of sports performance activities. Our PRC subsidiary, NeoTV Beijing, exerts our contractual control rights over the economic benefits and assets of the VIE through the VIE Agreements entered into with the VIE and the VIE’s Participating Shareholders that collectively own approximately 80.6% capital stock of the VIE.

●	NeoTV Sports Shanghai, a wholly owned subsidiary of NeoTV Shanghai, was established in Shanghai City, PRC on August 4, 2020 and its registered business scope primarily includes planning sports events, organizing sports performance activities and operating sports venues and facilities.

●	NeoTV Tech Shanghai, a wholly owned subsidiary of NeoTV Shanghai, was established in Shanghai City, PRC on September 18, 2016 and its registered business scope primarily includes technology development, technology transfer, technology consulting and technology services in the field of information technology.

●	NeoTV Xi’an, a wholly owned subsidiary of NeoTV Shanghai, established in Xi’an City, Shanxi Province, PRC on May, 21, 2019 and its registered business scope primarily includes public relations activity planning, conference and exhibition services, cultural and artistic exchange activity planning, event planning, celebration activity planning, performance services and video production.

●	NeoTV Sports Xi’an, a wholly owned subsidiary of NeoTV Shanghai, was established in Xi’an City, Shanxi Province, PRC on May 20, 2019, and its registered business scope primarily includes organizing, planning and consultation of sports events, the management of sports venues, the planning and performance of public relations activities, and the organization and planning of cultural and artistic exchange activities.

●	NeoTV Chengdu, a wholly owned subsidiary of NeoTV Shanghai, was established in Chengdu City, Sichuan Province, PRC on June, 8, 2020 and its registered business scope primarily includes project planning and public relations services, sports event planning, organization of sports performance activities, sports competition organization, conference and exhibition services, and camera and video production.

●	NeoTV Sports Chengdu, a wholly owned subsidiary of NeoTV Shanghai, was established in Chengdu City, Sichuan Province, PRC on November 20, 2017, and its registered business scope primarily includes organization, planning and consultation of sports events, management of sports venues and sports information consultation.

●	NeoTV Hainan, a 60% owned subsidiary of NeoTV Shanghai, was established in Chengmai County, Hai’nan Province, PRC on September 6, 2019 and its registered business scope primarily includes audio and video product production, Internet game service; film, television and radio advertising production service; internet advertising service; internet advertising design and production service, computer science and technology research service, information system integration service, electronic, communication and automatic control technology research service, information technology service management consulting.

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Corporate Structure

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE that have not been tested in a court of law in the PRC or any other jurisdiction.

The following diagram illustrates our corporate structure as of the date of this prospectus, including our subsidiaries and other entities that are material to our business:

The following individuals and entities constitute the remaining shareholders of the VIE other than the VIE’s Participating Shareholders that are parties to the VIE Agreements. Except for Jiangsu Sports Industry Investment Fund (Limited Partnership), none of these shareholders owns 5% or more of the capital stock of the VIE:

Entities or Individual
Jiangsu Sports Industry Investment Fund (Limited Partnership)
Guangzhou NetEase Computer System Co., Ltd.
Shanghai Sangui Investment Holding Co., Ltd.
Shanghai Jianzheng Chengyue Equity Investment Fund Management Partnership (Limited Partnership)
Yixing Jinxiao Copper Industry Co., Ltd.
Industrial Securities Co., Ltd.
Qiying Wu
Caiqin Zhang
Xinran Pan
Lina Wang
Yekang Sun
Shoufu Lin
Changlin Liu
Baozhu Qiu
Huijing Qian
Haige Li
Jie Zhao
Yongsheng Zhao
Dexing Zhai
Shenzhen Motianstar Enterprise Management Co.,Ltd.
Xihua Zhang
Xiangfeng Qian
Hua Xie
Wenyuan Yin
Jingyuan Zhang
Peng Hai
Chao Liu
Xianglai Yao
Enqin Tang
Mingxue Shen
Songyao Wang
Haiming Li
Qihong Bu
Jiming Qi
Chunmei Jiao
Qing Liu
Shun Feng
Xiaofen Liu
Zhiqiang Yu
Huiming Xu
Liang Zhang
Xianyan Yang
Zeyuan Quan
Feng Shen
Junling Ji
Hongyuan Gu
Qinxin Zhao
Minjie Chen
Yueping Zhou
Shishu Xu
Qingwen Huang
Furong Sun
Huizhen Zhan
Jiayu Ye
Xianliang Shi
Jingfeng Zhao
Faqiang Tao
Xianghua Li
ShenZhen City QianHai East ShengDing Venture Fund Management Co., Ltd.
Chongxing Li
Hongshen Yan
Dong Li
Chengyi Fan
Xiaofen Ding
Zhiqiang Shang
Kaihong Huang
Yunzhong Chen
Yun Wang
Dawei Cai
Ganghua Ding
Huifang Li
Yifan Shen
Nianzhi Zhang
Yunfang Pan
Min Yang
Wenjing Zhu
Junbing Ren
Jibin Wan
Yuhong Wang

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The HFCAA and AHFCAA

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, on May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued the Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China of the China or Hong Kong, because of a position taken by one or more authorities in China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Our auditor, an independent registered public accounting firm, is located in China, a jurisdiction where the PCAOB determined on December 16, 2021 that it is unable to inspect or investigate completely PCAOB-registered public accounting firms.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with CSRC and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Prior to enactment of the AHFCAA, the HFCAA provided that our securities will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States if our auditor cannot continue to be subject to full inspection by the PCAOB for three consecutive years. On December 29, 2022, the omnibus spending bill was signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCAA from three consecutive years to two consecutive years. The termination in or any restriction on the trading of our securities will significantly limit or completely hinder our ability to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors—Risks Related to Doing Business in China — Our auditor, located in China, is subject to the Determination Report of the PCAOB announced on December 16, 2021 in which the PCAOB determined that it is unable to inspect or investigate completely PCAOB-registered public accounting firms that are headquartered in China or Hong Kong. Although this Determination Report was subsequently reversed in a new report issued December 15, 2022, authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. The AHFCAA, enacted on December 29, 2022, amended the HFCAA and now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years. This creates an additional risk that our securities may be prohibited from trading on Nasdaq or another US stock exchange and will be delisted.

VIE Agreements

On September 6, 2022, NeoTV Beijing, our PRC subsidiary or WFOE, entered into the VIE Agreements with the VIE and the VIE’s Participating Shareholders. The VIE Agreements include: Exclusive Business Cooperation Agreement; Share Pledge Agreement; Exclusive Option Agreement; Shareholders’ Powers of Attorney and the Spousal Consent Letters.

Neither NeoTV nor its subsidiaries, including NeoTV HK and NeoTV Beijing, directly own any share of the VIE and the VIE Subsidiaries. Instead, for accounting purposes, we became the primary beneficiary of VIE through the VIE Agreements, which enables us to consolidate the financial results of the VIE and the VIE Subsidiaries in our consolidated financial statement under U.S. GAAP. The VIE Agreements are designed to provide our PRC subsidiary with the rights to the assets, property, and economic benefits of the VIE, as set forth under the VIE Agreements.

We have evaluated, in accordance with the provision of the FASB ASC 810 and determined that the Company is regarded as the primary beneficiary of the VIE, for accounting purposes, as a result of our 100% ownership in NeoTV Beijing and the provisions of the VIE Agreements. Accordingly, we treat the VIE and the VIE Subsidiaries as our consolidated entities under U.S. GAAP. We have consolidated the financial results of the VIE and the VIE Subsidiaries in our consolidated financial statements prepared in accordance with U.S. GAAP.

The VIE structure has its inherent risks that may affect your investment. Investors will not and may never directly hold equity interests in the VIE. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC laws prohibit or restrict direct foreign investment in the operating companies in China. PRC laws and regulations prohibit or restrict and impose conditions on foreign investment in certain types of business, including radio and television program production and operation business and value-added telecommunication business, and accordingly, these businesses are operated by the VIE and the VIE Subsidiaries. The VIE structure may be less effective than direct ownership and the Company may incur substantial costs to enforce the terms of the VIE Agreements. Because neither NeoTV nor its subsidiaries own any equity interest in our VIE, but only receive the economic benefits under the VIE Agreements, we rely on the performance by the VIE and the VIE’s Participating Shareholders of their respective obligations under the VIE Agreements to exercise rights to these economic benefits.

If we had ownership in the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current VIE Agreements, we rely on the performance by the VIE and the VIE’s Participating Shareholders of their respective obligations under the contracts to exert our contractual control rights over the economic benefits and assets of the VIE. If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or render them worthless if the determinations, changes, or interpretations result in our inability to effectively exert our contractual control rights over the economic benefits and assets of the VIE.

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The VIE’s Participating Shareholders have potential conflicts of interest with our Company which may adversely affect our business and financial condition. Failure of the VIE’s Participating Shareholders to perform their obligations under the VIE Agreements could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective. Furthermore, since the VIE’s Participating Shareholders own less than 100% (only 80.60%) of the VIE’s capital stock, this increases the risk that we and our shareholders will have reduced economic benefits (compared to economic benefits we could receive if all shareholders of the VIE executed their VIE Agreements) and will have more challenges to enforce the contractual obligations of the VIE.

The Company may incur substantial costs to enforce the terms of the VIE Agreements, including the terms relating to the distribution of funds among the entities. As a result, we and our shareholders will have reduced economic benefits, and additionally will have more challenges to enforce the contractual obligations of the VIE. If any of the VIE or the VIE’s Participating Shareholders fail to perform their respective obligations under the VIE Agreements, our recourse to the assets held by the VIE is indirect and we may have to incur substantial costs to enforce the terms of the arrangements and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. All of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S.

As of the date of this prospectus, our VIE structure and the VIE Agreements have not been tested in a court of law in China or in any other jurisdictions and may result in inability to effectively exert our contractual control rights over the economic benefits and assets of the VIE. We are, therefore, subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC, regarding the VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. If any disputes relating to these contracts remain unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation, and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system and the Company may incur substantial costs to enforce the terms of the VIE Agreements. Because NeoTV is a holding company incorporated in the Cayman Islands, it may be difficult for our shareholders to enforce any rights they may have under the VIE Agreements in PRC because all of our VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, where legal environment in the PRC is not as developed as in the United States. Also, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective contractual control rights over the economic benefits and assets of the VIE, and our ability to conduct our business may be materially and adversely affected. See “Risk Factors — Risks Relating to Our Corporate Structure” and “Risk Factors — Risks Relating to Doing Business in China” for more information. We may be required to obtain permission from Chinese authorities (i) to issue our Ordinary Shares to foreign investors in this Offering and/or (ii) for the VIE’s operations, and if either or both are required and we are not able to obtain such permission in a timely manner, the securities currently being offered may substantially decline in value and become worthless.”

Each of the VIE Agreements is summarized in detail as below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement, NeoTV Beijing provides the VIE with consultation and services in the areas of comprehensive business support, technical services and consulting services during the term of the Agreement, including technical services, network support, business consulting, intellectual property licensing, equipment or leasing, marketing consulting, system integration, product development and system maintenance, and other related technical consulting services and business consulting services. The Exclusive Business Cooperation Agreement states that without NeoTV Beijing’s prior written consent, the VIE shall not receive any advice, or services from any third party and NeoTV Beijing shall have the right to delegate third party to render services. NeoTV Beijing is entitled to bill NeoTV Shanghai a “service fee”, which is based on a quarterly basis workload

The Exclusive Business Cooperation Agreement provides that the VIE shall keeps complete financial reports, books of account and related records for NeoTV Beijing’s inspection whenever it deems necessary.

The Exclusive Business Cooperation Agreement will remain effective until both NeoTV Beijing and NeoTV Shanghai mutually agree in writing to terminate it.

Share Pledge Agreement

Pursuant to the Share Pledge Agreement, the VIE’s Participating Shareholders owning in the aggregate 80.60% of the VIE outstanding shares (“Pledgors”) agreed to pledge to the NeoTV Beijing(“Pledgee”) all their current legally owned shares (“Pledged Shares”) as security for the performance of the contractual obligations and repayment of the secured indebtedness under the Share Pledge Agreement.

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During the term of the Share Pledge Agreement, unless prohibited by applicable laws and regulations, the Pledgee shall have the right to receive dividends distributed on the Pledged Shares. Without the prior written consent of Pledgee, Pledgors shall not be entitled to any dividends distributed on the Pledged Shares. Dividends received by Pledgors on account of the Pledged Shares after deduction of individual income tax paid by Pledgors shall be, as requested by Pledgee, (1) deposited into an account designated and supervised by Pledgee and used to secure the contractual obligations, or (2) unconditionally donated to Pledgee or any other person designated by Pledgee in any manner permitted by PRC law. In the event of any decrease in the value of the Pledged Shares, which will harm the rights of the Pledgee, the Pledgee may request Pledgors to provide a corresponding guarantee in full amount. Pledgors may subscribe for capital increase of the VIE only with prior written consent of Pledgee. If the VIE needs to be dissolved or liquidated, any interests distributed to Pledgor by the VIE shall, upon the request of the Pledgee, be (1) deposited into an account designated and supervised by Pledgee and used to secure the contractual obligations in accordance with the terms of the VIE Agreements; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee under PRC laws.

The Pledge shall become effective as of the date of its registration with the local administration for market regulation authority (the “Registration Authority”) in Shanghai. The term of the Pledge (the “Term of Pledge”) shall terminate until the contractual obligations and the secured indebtedness have been fully performed or repaid.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of VIE’s and VIE’s Participating Shareholders’ obligations under the VIE Agreements, (2) make sure that VIE’s Participating Shareholders do not transfer or assign the pledged shares of the VIE or create or allow any encumbrance that would prejudice the interest of the Company’s and the Company’s shareholders, unless NeoTV Beijing consents in writing, and (3) provide NeoTV Beijing contractual control rights over the economic benefits and assets of the VIE, as set forth in the Share Pledge Agreement and other VIE Agreements. In the event that the VIE or the VIE’s Participating Shareholders breach their contractual obligations under the Exclusive Business Cooperation Agreement, the Company and the Company’s shareholders will be entitled to dispose the Pledged Shares in accordance with relevant PRC laws.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the VIE’s Participating Shareholders irrevocably granted our PRC subsidiary (or its designee) an irrevocable and exclusive right to purchase, or designate one or more persons to purchase all the equity interests in the VIE held by the VIE’s Participating Shareholders to the extent permitted by the PRC laws and at the lowest price allowed by the PRC laws, once or at multiple times, at any time.

Under the Exclusive Option Agreement, our PRC subsidiary may, at any time, under any circumstances, purchase or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the shares held by the VIE’s Participating Shareholders in the VIE. The Exclusive Option Agreement, together with the Share Pledge Agreement, the Exclusive Business Cooperation Agreement, and the Shareholders’ Powers of Attorney, enable NeoTV Beijing to exercise our contractual control rights over the economic benefits and assets of the VIE.

This Exclusive Option Agreement became effective on September 6, 2022 and shall terminate after all of the VIE’s assets and the equity interests in the VIE held by the VIE’s Participating Shareholders have been legally transferred to our PRC subsidiary and/or the designee(s) in accordance with the provisions of this Agreement, and may also be terminated only upon written consent of our PRC subsidiary.

Shareholders’ Powers of Attorney

Under each of the Powers of Attorney, the VIE’s Participating Shareholders authorized NeoTV Beijing to act on their behalf as their agent and attorney with respect to all rights as shareholders, including, but not limited to: (a) to propose shareholders’ meetings; (b) to exercise all the shareholder’s rights that shareholders are entitled to under the laws of China and the Articles of Association, including, but not limited to, the sale or transfer or pledge or disposition of shares in part or in whole; and (c) to sign documents and meetings minutes, to file documents and save signed documents, and (d) to act as attorney to exercise all shareholders’ rights and voting rights, and (f) to instruct the directors and senior management members to act to the extent permitted by the applicable laws and the articles of association of the VIE, and (g) to initiate shareholder actions or take other legal actions against its directors and senior management if the directors and senior management harm the interest of NeoTV Shanghai or NeoTV Shanghai’s shareholders, and other shareholder’s rights under PRC laws and NeoTV Shanghai’s Articles of Association.

The Powers of Attorney is irrevocable and continuously valid upon the signing date until the expiration or earlier termination.

Spousal Consent Letters

The spouses of the VIE’s Participating Shareholders, if applicable, unconditionally and irrevocably agreed to their spouses’ execution of following VIE Agreements, including: (a) the Share Pledge Agreement (b) the Exclusive Option Agreement and (c) the Shareholder’s Powers of Attorney Agreement.

The spouses of the VIE’s Participating Shareholders have further promised not to not make any claim in connection with the shares held by them and they acknowledge of the performance, modification, or termination of the VIE Agreements do not require their additional authorization or consent. In addition, they will bear the responsibilities according to the VIE agreements and take all necessary measure to ensure the implementation of the arrangements of the VIE Agreements if the VIE’s Participating Shareholders transfer the equity interests of the VIE to them.

SELECTED CONSOLIDATED FINANCIAL DATA AND SELECTED OPERATING DATA

The following selected consolidated statements of income and consolidated statement of cash flows data for the years ended December 31, 2020 and 2021 and selected consolidated balance sheet data as of December 31, 2020 and 2021 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following selected consolidated statements of income (loss) and consolidated statement of cash flows data for the six months ended June 30, 2021 and 2022 and selected consolidated balance sheet data as of June 30, 2022 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. You should read this “Selected Consolidated Financial Data and Selected Operating Data” section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

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Balance Sheets Data

	As of	As of		As of
	December 31,	December 31,		June 30,
	2020	2021		2022
	(audited)	(audited)		(unaudited)
	RMB	RMB	USD	RMB	USD
Accounts receivable, net	93,549,247	142,320,955	21,247,959	147,895,792	22,080,260
Total current assets	172,865,340	199,544,843	29,791,260	192,177,636	28,691,365
Total non-current assets	9,414,004	16,450,724	2,456,028	26,002,243	3,882,033
Total assets	182,279,344	215,995,567	32,247,288	218,179,879	32,573,398
Accounts payable	10,501,038	35,149,873	5,247,738	25,411,814	3,793,884
Total current liabilities	44,593,197	59,638,313	8,903,765	58,652,728	8,756,622
Total non-current liabilities	634,480	1,335,543	199,391	7,433,185	1,109,745
Total liabilities	45,227,677	60,973,856	9,103,156	66,085,913	9,866,367
Total shareholders’ equity attributable to NEOTV Group Limited	102,431,411	116,977,759	17,464,320	114,889,273	17,152,517
Non-controlling interests	34,620,256	38,043,952	5,679,812	37,204,693	5,554,514
Total shareholders’ equity	137,051,667	155,021,711	23,144,132	152,093,966	22,707,031
Total liabilities and shareholders’ equity	182,279,344	215,995,567	32,247,288	218,179,879	32,573,398

Statements of Income and Comprehensive Income Data

	For the Years ended December 31,			For the Six Months ended June 30,
	2020	2021		2021	2022
	(audited)	(audited)		(unaudited)	(unaudited)
	RMB	RMB	USD	RMB	RMB	USD
Revenues	174,040,314	225,827,737	33,715,193	70,791,788	48,395,256	7,225,221
Cost of revenues	(129,849,828)	(174,808,611)	(26,098,238)	(58,147,255)	(42,825,230)	(6,393,638)
Gross profit	44,190,486	51,019,126	7,616,955	12,644,533	5,570,026	831,583

Operating expenses
Selling expenses	(3,681,962)	(4,552,084)	(679,608)	(1,972,071)	(1,504,562)	(224,625)
General and administrative expenses	(13,945,463)	(22,967,872)	(3,429,013)	(7,941,720)	(5,354,973)	(799,477)
Research and development expenses	(13,974,528)	(11,947,058)	(1,783,649)	(6,141,868)	(4,964,772)	(741,221)
Total operating expenses	(31,601,953)	(39,467,014)	(5,892,270)	(16,055,659)	(11,824,307)	(1,765,323)
Operating income/(loss)	12,588,533	11,552,112	1,724,685	(3,411,126)	(6,254,281)	(933,740)

Investment income	329,971	—	—	—	—	—
Financial (expense)/income, net	(308,365)	2,242	335	41,990	(78,289)	(11,688)
Other income, net	3,363,623	8,678,388	1,295,649	7,173,294	2,184,471	326,133

Income/(loss) before income taxes	15,973,762	20,232,742	3,020,669	3,804,158	(4,148,099)	(619,295)
Income tax (expense)/benefit	(588,990)	(2,262,698)	(337,812)	158,030	1,220,354	182,194
Net income/(loss)	15,384,772	17,970,044	2,682,857	3,962,188	(2,927,745)	(437,101)
Less: net income/(loss) attributable to non-controlling interests	3,567,998	3,422,075	510,902	530,500	(839,259)	(125,298)
Net income/(loss) attributable to NeoTV Group Limited’s ordinary shareholders	11,816,774	14,547,969	2,171,955	3,431,688	(2,088,486)	(311,803)

Total comprehensive income/(loss)	15,384,772	17,970,044	2,682,857	3,962,188	(2,927,745)	(437,101)
Less: total comprehensive income/(loss) attributable to non-controlling interests	3,567,998	3,422,075	510,902	530,500	(839,259)	(125,298)
Total comprehensive income/(loss) attributable to NeoTV Group Limited’s ordinary shareholders	11,816,774	14,547,969	2,171,955	3,431,688	(2,088,486)	(311,803)

Net income/(loss) per share*
Basic and diluted	2.36	2.91	0.43	0.69	(0.42)	(0.06)
Weighted average shares*
Basic and diluted	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

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Statements of Cash Flow Data

	For the Years ended December 31,			For the Six Months ended June 30,
	2020	2021		2021	2022
	(audited)	(audited)		(unaudited)	(unaudited)
	RMB	RMB	USD	RMB	RMB	USD
Net cash provided by (used in) operating activities	(17,219,693)	(3,407,822)	(508,775)	11,278,596	(148,277)	(22,137)
Net cash provided by (used in) investing activities	17,913,299	(15,119,302)	(2,257,252)	(6,332,020)	(5,253,039)	(784,258)
Net cash provided by financing activities	2,000,000	4,190,000	625,551	—	3,826,477	571,278
Effect of exchange rate changes on cash	—	—	—	—	—	—
Net increase (decrease) in cash	2,693,606	(14,337,124)	(2,140,476)	4,946,576	(1,574,839)	(235,117)
Cash at beginning of the year/period	27,122,004	29,815,610	4,451,353	29,815,610	15,478,486	2,310,877
Cash at end of the year/period	29,815,610	15,478,486	2,310,877	34,762,186	13,903,647	2,075,760

VIE Consolidation Schedules

The following table sets forth the summary of consolidated balance sheets data as of December 31, 2020 and 2021, the summary of consolidated statements of income and comprehensive income for the years ended December 31, 2020 and 2021, and the summary of consolidated statements of cash flows for the years ended December 31, 2020 and 2021 of (i) the parent company, NeoTV Group Limited; (ii) other subsidiary, NeoTV HK; (iii) WFOE, NeoTV Beijing, and (iv) the VIE, NeoTV Shanghai, of which WFOE obtains 74.83% voting rights through contractual agreements that makes WFOE the primary beneficiary of the VIE to consolidate the VIE, and the VIE Subsidiaries, including NeoTV Sports Xi’an, NeoTV Xi’an, NeoTV Tech Shanghai, NeoTV Sports Chengdu, NeoTV Chengdu, NeoTV Hainan, and NeoTV Sports Shanghai.

Consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our and the VIE’s historical results are not necessarily indicative of results expected for future periods. You should read this information together with our (including the VIE’s) consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

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The separated VIE and Non-VIE financial information for the year ended December 31, 2020 was as follows:

Consolidated Balance Sheets Schedule

	As of December 31, 2020
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Assets
Current assets
Cash	-	29,815,610	-	-	-	29,815,610
Accounts receivable, net	-	93,549,247	-	-	-	93,549,247
Contract assets	-	6,660,320	-	-	-	6,660,320
Contract costs	-	15,946,324	-	-	-	15,946,324
Prepaid expenses and other current assets	-	26,893,839	-	-	-	26,893,839
Total current assets	-	172,865,340	-	-	-	172,865,340

Non-current assets
Long-term investments	-	316,700	-	-	-	316,700
Property and equipment, net	-	7,080,465	-	-	-	7,080,465
Intangible assets, net	-	193,931	-	-	-	193,931
Deferred tax assets	-	1,822,908	-	-	-	1,822,908
Investment in subsidiaries	102,431,411	-	-	-	(102,431,411)	-
Total non-current assets	102,431,411	9,414,004	-	-	(102,431,411)	9,414,004
Total assets	102,431,411	182,279,344	-	-	(102,431,411)	182,279,344

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	-	2,000,000	-	-	-	2,000,000
Notes payable	-	595,644	-	-	-	595,644
Accounts payable	-	10,501,038	-	-	-	10,501,038
Income taxes payable	-	1,449,750	-	-	-	1,449,750
Accrued expenses and other current liabilities	-	30,046,765	-	-	-	30,046,765
Total current liabilities	-	44,593,197	-	-	-	44,593,197

Non-current liabilities
Deferred income	-	634,480	-	-	-	634,480
Total non-current liabilities	-	634,480	-	-	-	634,480
Total liabilities	-	45,227,677	-	-	-	45,227,677

Total shareholders’ equity	102,431,411	137,051,667	-	-	(102,431,411)	137,051,667

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Condensed Consolidated Statements of Income and Comprehensive Income Schedule

	For the year ended December 31, 2020
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Revenues	-	174,040,314	-	-	-	174,040,314
Cost of revenues	-	(129,849,828)	-	-	-	(129,849,828)
Operating expenses	-	(31,601,953)	-	-	-	(31,601,953)
Equity of gains in subsidiaries and VIE	11,816,774	-	-	-	(11,816,774)	-
Net income	11,816,774	15,384,772	-	-	(11,816,774)	15,384,772

Condensed Consolidated Statements of Cash Flows Schedule

	For the year ended December 31, 2020
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Net cash used in operating activities	-	(17,219,693)	-	-	-	(17,219,693)
Net cash provided by investing activities	-	17,913,299	-	-	-	17,913,299
Net cash provided by financing activities	-	2,000,000	-	-	-	2,000,000

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The separated VIE and Non-VIE financial information for the year ended December 31, 2021 was as follows:

Consolidated Balance Sheets Schedule

	As of December 31, 2021
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Assets
Current assets
Cash	-	15,478,486	-	-	-	15,478,486
Accounts receivable, net	-	142,320,955	-	-	-	142,320,955
Contract assets	-	19,829,507	-	-	-	19,829,507
Contract costs	-	9,007,109	-	-	-	9,007,109
Prepaid expenses and other current assets	-	7,608,786	-	-	-	7,608,786
Amount due from a related party	-	5,300,000	-	-	-	5,300,000
Total current assets	-	199,544,843	-	-	-	199,544,843

Non-current assets
Long-term investments	-	316,700	-	-	-	316,700
Property and equipment, net	-	13,003,975	-	-	-	13,003,975
Intangible assets, net	-	322,738	-	-	-	322,738
Deferred tax assets	-	2,807,311	-	-	-	2,807,311
Investment in subsidiaries	116,977,759	-	-	-	(116,977,759)	-
Total non-current assets	116,977,759	16,450,724	-	-	(116,977,759)	16,450,724
TOTAL ASSETS	116,977,759	215,995,567	-	-	(116,977,759)	215,995,567

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	-	4,990,000	-	-	-	4,990,000
Accounts payable	-	35,149,873	-	-	-	35,149,873
Contract liabilities	-	193,228	-	-	-	193,228
Income taxes payable	-	2,925,578	-	-	-	2,925,578
Accrued expenses and other current liabilities	-	16,379,634	-	-	-	16,379,634
Total current liabilities	-	59,638,313	-	-	-	59,638,313

Non-current liabilities
Deferred income	-	1,335,543	-	-	-	1,335,543
Total non-current liabilities	-	1,335,543	-	-	-	1,335,543
Total liabilities	-	60,973,856	-	-	-	60,973,856

Total shareholders’ equity	116,977,759	155,021,711	-	-	(116,977,759)	155,021,711

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Condensed Consolidated Statements of Income and Comprehensive Income Schedule

	For the year ended December 31, 2021
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Revenues	-	225,827,737	-	-	-	225,827,737
Cost of revenues	-	(174,808,611)	-	-	-	(174,808,611)
Operating expenses	-	(39,467,014)	-	-	-	(39,467,014)
Equity of gains in subsidiaries and VIE	14,547,969	-	-	-	(14,547,969)	-
Net income	14,547,969	17,970,044	-	-	(14,547,969)	17,970,044

Condensed Consolidated Statements of Cash Flows Schedule

	For the year ended December 31, 2021
	Parent	VIE and its consolidated subsidiaries	WFOE	Other Subsidiary	Elimination	Consolidated Total
Net cash used in operating activities	-	(3,407,822)	-	-	-	(3,407,822)
Net cash used in investing activities	-	(15,119,302)	-	-	-	(15,119,302)
Net cash provided by financing activities	-	4,190,000	-	-	-	4,190,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

NeoTV is a holding company incorporated in Cayman Islands with its main business operating in China through the VIE that provides events operating, participating and content production for E-sports customers specializing in hosting, operating, and promoting E-sports competitions and professional events in China and serving as the gateway for the fans to connect with E-sports teams, athletes, influencers, broadcasters, brands and sponsors anytime and anywhere.

Our main clients include large industry-leading E-sports game developers, sponsors, advertisers, and game live streaming companies. Our primary sources of revenue derive from providing integrated services relating to E-sports tournaments and variety shows, which occupied together comprised nearly 94.61% of gross revenue in 2021 and grew from RMB165.1 million in 2020 to RMB213.7 million (US$31.9 million) in 2021. Our revenues generated from integrated services relating to E-sports tournaments and variety shows decreased from RMB70.7 million (or 99.89% of total revenue) for the six months ended June 30, 2021 to RMB48.4 million (or 100.00% of total revenue, US$7.2 million) for the six months ended June 30, 2022. Our additional revenue primarily came from the distribution of video-on-demand and others, which together comprised 5.14% and 5.39% of the Company’s total gross revenue in 2020 and 2021, respectively, but decreased to nil for the six months ended June 30, 2022.

Key Factors that Affect Operating Results

Our results of operations and financial condition are affected by the general factors driving the esports industry. We have benefited from China’s overall economic growth, higher per capita disposable income, proliferation of mobile games and esports, and increased penetration of pan-entertainment as well as games and esports related activities in China. At the same time, our results are subject to changes in and uncertainties relating to the regulatory regime governing China’s games and esports industries. Besides the general factors affecting the esports industry in China, our results of operations are affected by the following company-specific major factors:

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Our ability to grow our esports tournament operations

Our services are centered around esports tournament operations. As a substantial portion of our revenues is derived from esports tournament operations, the number of esports tournaments and matches that we operate has been and will continue to be a key driver of our revenues growth and results of operations. We expect to continue to operate attractive and diverse esports tournaments and matches globally to grow our revenues and expand our business.

Our ability to acquire new customers and expand the global market

We aim to acquire and retain new customers by, among others, further enhancing the quality and efficiency of our existing products and solutions, offering additional innovative products and solutions and implementing effective sales strategies. We aim to expand the global market by establishing new revenue streams and finding new global customers. Our operating results and growth prospects will depend in part on our ability to attract new customers and expand the global market.

Our ability to enhance technology innovation and to acquire talent

Our cutting-edge technological capabilities that support our innovative services and superior viewer experience lay the solid foundation of our business development. Our ability to effectively invest in those technologies allows us to achieve optimal immersive esports viewing experience for both online and offline viewers of our esports tournaments. We aim to continue to innovate in providing attractive and innovative services and superior experience to keep pace with the growth of our business and bring forward new technological applications. The industry we operate in is highly specialized. Our business therefore also depends on our ability to recruit and retain talents with expertise in and passionate about the esports industry. We also aim to efficiently and effectively utilize talents to offer superior experiences for the esports community. We plan to further devote resources to technological advancements and talent recruitment to enhance our service offerings and solutions.

Our ability to continually provide superior service offerings and solutions

We derive most of our revenues from E-sports tournament operation business, and we believe the consistent provision of superior service offerings and solutions is the key to our success. Our ability to continually provide our customers with superior offerings and solutions is dependent on our technology and service offering capabilities. We are committed to strengthening such capabilities by investing in the development of our know-how, expertise and talent pool.

Our ability to enhance our operating efficiency

Our profitability depends largely on our ability to manage and control our costs and expenses. We have invested heavily in developing technology capabilities in order to provide superior service and solutions. As we continue to grow our business, we expect to benefit from economies of scale and achieve additional cost savings. We also enjoy stronger bargaining power against suppliers due to our increased scale. We also expect to improve the efficiency and utilization of our personnel, and leverage our scale to achieve greater operating leverage.

Key Components of Our Results of Operations

Revenues

We generate revenues primarily from (i) integrated services relating to E-sports tournament and variety shows, (ii) video-on-demand distribution, (iii) others. For the years ended December 31, 2020 and 2021, our revenues were RMB174.0 million and RMB225.8 million (US$33.7 million), respectively. For the six months ended June 30, 2021 and 2022, our revenues were RMB70.8 million and RMB48.4 million (US$7.2 million), respectively.

Type A: Integrated services relating to E-sports tournament and variety shows

We generate revenues by providing integrated services relating to operations, broadcast and sponsorship of online and offline E-sports tournaments and variety shows to game developers and publishers. Services provided primarily consist of tournament planning and management, content production and broadcasting, media rights distribution and live content capturing, and sponsorship and market solutions.

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Type B: Video-on-demand distribution

We generate revenues from video-on-demand distribution by arranging the distribution of media contents, which are derived from the past projects that we operated.

Type C: Others

We generate revenues by providing operation services through a live streaming platform.

The following table sets forth a breakdown of our revenue both in absolute amount and as a percentage of our total revenue for the periods presented:

	For the Six Months Ended June 30,					Variances
	2021		2022			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
Integrated services relating to E-sports tournament and variety shows	70,710,707	99.89	48,395,256	7,225,221	100.00	(22,315,451)	(31.56)
Others	81,081	0.11	—	—	—	(81,081)	(100.00)
Total revenues	70,791,788	100.00	48,395,256	7,225,221	100.00	(22,396,532)	(31.64)

	For the Years Ended December 31,					Variances
	2020		2021			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
Integrated services relating to E-sports tournament and variety shows	165,098,238	94.86	213,663,281	31,899,088	94.61	48,565,043	29.42
Video-on-demand distribution	8,932,736	5.13	12,002,294	1,791,895	5.31	3,069,558	34.36
Others	9,340	0.01	162,162	24,210	0.08	152,822	1,636.21
Total revenues	174,040,314	100.00	225,827,737	33,715,193	100.00	51,787,423	29.76

Cost of revenues

Cost of revenues consist primarily of (i) production costs (including but not limited to venue setup, photographing, and video production and so on), (ii) venue leasing costs, (iii) staff costs, and (iv) equipment depreciation costs and software amortization costs. For the years ended December 31, 2020 and 2021, our cost of revenues was RMB129.8 million and RMB174.8 million (US$26.1 million), respectively. For the six months ended June 30, 2021 and 2022, our cost of revenues was RMB58.1 million and RMB42.8 million (US$6.4 million), respectively.

Gross profits

Our gross profit equals to our revenue less our cost of revenues. Our gross profit is primarily affected by our ability to generate revenues and the fluctuation of our costs. Our cost of revenues increased by 34.62% from RMB129.8 million for the year ended December 31, 2020 to RMB174.8 million (US$26.1 million) for the year ended December 31, 2021, which was primarily attributable to the increase of cost of equipment installation and venue setup in response to game developers’ improved demand. Our gross profit was RMB44.2 million and RMB51.0 million (US$7.6 million) and our gross margin was 25.39% and 22.59% for the respective periods. Our gross profit decreased by 55.95% from RMB12.6 million for the six months ended June 30, 2021 to RMB5.6 million (US$0.8 million) for the six months ended June 30, 2022 and our gross margin was 17.86% and 11.51% for the respective periods.

Operating expenses

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total operating expenses, for the periods indicated:

	For the Six Months Ended June 30,					Variances
	2021		2022			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
Selling expenses	1,972,071	12.29	1,504,562	224,625	12.72	(467,509)	(23.71)
General and administrative expenses	7,941,720	49.46	5,354,973	799,477	45.29	(2,586,747)	(32.57)
Research and development expenses	6,141,868	38.25	4,964,772	741,221	41.99	(1,177,096)	(19.17)
Total operating expenses	16,055,659	100.00	11,824,307	1,765,323	100.00	(4,231,352)	(26.35)

	For the Years Ended December 31,					Variances
	2020		2021			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
Selling expenses	3,681,962	11.65	4,552,084	679,608	11.53	870,122	23.63
General and administrative expenses	13,945,463	44.13	22,967,872	3,429,013	58.20	9,022,409	64.70
Research and development expenses	13,974,528	44.22	11,947,058	1,783,649	30.27	(2,027,470)	(14.51)
Total operating expenses	31,601,953	100.00	39,467,014	5,892,270	100.00	7,865,061	24.89

Operating expenses include selling expenses, general and administrative expenses and research and development expenses. Selling expenses mainly consist of (i) employee compensation and benefits, (ii) entertainment and marketing expenses and (iii) advertising expenses. General and administrative expenses mainly consist of (i) employee compensation and benefits, (ii) rental and depreciation expenses related to general and administrative activities, (iii) professional service fees, (iv) allowance for credit losses, and (v) other corporate expenses. Research and development expenses mainly consist of (i) employee compensation and benefits, (ii) depreciation expense for experimental facilities, and (iii) other daily expenses related to our research and development activities.

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We anticipate that our operating expenses will continue to increase as we hire additional personnel and incur additional costs in connection with the expansion of our business operations and in anticipation of becoming a listed company.

Other income, net

	For the Six Months Ended June 30,					Variances
	2021		2022			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
Other income, net	7,173,294	99.42	2,184,471	326,133	103.72	(4,988,823)	(69.55)
Financial income (expense), net	41,990	0.58	(78,289)	(11,688)	(3.72)	(120,279)	(286.45)
Total other income, net	7,215,284	100.00	2,106,182	314,445	100.00	(5,109,102)	(70.81)

	For the Years Ended December 31,					Variances
	2020		2021			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
Other income, net	3,363,623	99.36	8,678,388	1,295,649	99.97	5,314,765	158.01)
Investment income	329,971	9.75	—	—	—	(329,971)	(100.00)
Financial (expense) income, net	(308,365)	(9.11)	2,242	335	0.03	310,607	(100.73)
Total other income, net	3,385,229	100.00	8,680,630	1,295,984	100.00	5,295,401	156.43

Investment income is interest earned on short-term investments. Financial expenses, net mainly consists of (i) interest income and expense, (ii) foreign exchange gain or loss, and (iii) bank charges. Other income, net mainly consists of government grants, including asset-related subsidies and income-related subsidies, and other gains or losses for compensation and penalties.

Results of Operations

The following tables set forth a summary of our consolidated results of operations, in absolute amount and as a percentage of our revenues for the years ended December 31, 2020 and 2021 as well as for the six months ended June 30, 2021 and 2022. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of the results that may be expected for any future period.

Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2022

	For the Six Months Ended June 30,					Variances
	2021		2022			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
Revenues	70,791,788	100.00	48,395,256	7,225,221	100.00	(22,396,532)	(31.64)
Cost of revenues	(58,147,255)	(82.14)	(42,825,230)	(6,393,638)	(88.49)	15,322,025	(26.35)
Gross profit	12,644,533	17.86	5,570,026	831,583	11.51	(7,074,507)	(55.95)
Operating expenses:
Selling expenses	(1,972,071)	(2.79)	(1,504,562)	(224,625)	(3.11)	467,509	(23.71)
General and administrative expenses	(7,941,720)	(11.22)	(5,354,973)	(799,477)	(11.07)	2,586,747	(32.57)
Research and development expenses	(6,141,868)	(8.68)	(4,964,772)	(741,221)	(10.26)	1,177,096	(19.17)
Total operating expenses	(16,055,659)	(22.69)	(11,824,307)	(1,765,323)	(24.44)	4,231,352	(26.35)
Operating loss	(3,411,126)	(4.83)	(6,254,281)	(933,740)	(12.93)	(2,843,155)	83.35

Financial income (expense), net	41,990	0.06	(78,289)	(11,688)	(0.16)	(120,279)	(286.45)
Other income, net	7,173,294	10.13	2,184,471	326,133	4.51	(4,988,823)	(69.55)

Income (loss) before income tax benefits	3,804,158	5.36	(4,148,099)	(619,295)	(8.58)	(7,952,257)	(209.04)
Income tax benefits	158,030	0.22	1,220,354	182,194	2.52	1,062,324	672.23
Net income (loss)	3,962,188	5.58	(2,927,745)	(437,101)	(6.06)	(6,889,933)	(173.89)

Revenues

Total revenue decreased by approximately RMB22.4 million, or 31.64% from approximately RMB70.8 million for the six months ended June 30, 2021 to approximately RMB48.4 million (US$7.2 million) for the six months ended June 30, 2022, primarily attributable to the decrease of revenue from E-sports tournament and variety shows related business.

Revenues from our integrated services relating to E-sports tournament and variety shows decreased by RMB22.3 million, or 31.56%, from RMB70.7 million for the six months ended June 30, 2021 to RMB48.4 million (US$7.2 million) for the six months ended June 30, 2022. Since the beginning of 2022, cases of Omicron variant have surged in China, spreading to major cities including Beijing, Shanghai, and Shenzhen. Shanghai is the leading city in E-sports tournament and the main region that we held activities. Due to more stringent preventive measures including travel restrictions and public-activity restrictions imposed by local government, Shanghai’s economic life has been severely curtailed in the second quarter of 2022. As a result, our operations were significantly impacted and postponed, especially for onsite E-sport tournaments and variety shows.

Cost of revenues

Our cost of revenues decreased by 26.35% from RMB58.1 million for the six months ended June 30, 2021 to RMB42.8 million (US$6.4 million) for the six months ended June 30, 2022. The decrease was mainly from the production costs, which synchronized with the decrease of our revenue from E-sports tournament and variety shows related business.

Gross profits and margin

As a result of the foregoing, we recorded a gross profit of RMB12.6 million and RMB5.6 million (US$0.8 million) for the six months ended June 30, 2021 and 2022, respectively, representing gross profit margins of 17.86% and 11.51%. The decrease in gross profit margin was mainly driven by our decrease of revenue from fewer projects but more costs for labor and materials invested for similar scale of projects resulting from the impact of the COVID-19 pandemic that surged in Shanghai in the first half of 2022.

Operating expenses

Our operating expenses decreased from RMB16.1 million for the six months ended June 30, 2021 to RMB11.8 million (US$1.8 million) for the six months ended June 30, 2022, representing a period-on-period decrease of 26.35%. This decrease was primarily attributable to the decreases in our general and administrative expenses, and research and development expenses as the result of the lockdown in Shanghai in the first half of 2022.

Selling expenses

Selling expenses mainly consist of (i) employee compensation and benefits, (ii) entertainment and marketing expenses and (iii) advertising expenses. Our selling expenses decreased by 23.71% from RMB2.0 million for the six months ended June 30, 2021 to RMB1.5 million (US$0.2 million) for the six months ended June 30, 2022, which was primarily attributable to a decrease of RMB0.4 million in employee compensation and benefits resulting from decreased headcounts.

General and administrative expenses

General and administrative expenses mainly consist of (i) employee compensation and benefits, (ii) rental and depreciation expenses related to general and administrative activities, (iii) professional service fees, (iv) allowance for credit losses and (v) other corporate expenses. Our general and administrative expenses decreased by 32.57% from RMB7.9 million for the six months ended June 30, 2021 to RMB5.4 million (US$0.8 million) for the six months ended June 30, 2022, which was primarily attributable to (i) a decrease of RMB1.2 million in allowance for credit losses for better control of collection; (ii) a decrease of RMB0.7 million in professional service fees such as operation advisory fees, legal fees and audit fees as we reduce our agency fees of applying for government subsidiaries; (iii) a decrease of RMB0.6 million in office and miscellaneous expenses due to working from home under the impact of COVID-19 outbreak; (iv) a decrease of RMB0.5 million in employee compensation and benefits resulting from decreased headcounts; and (v) an increase of RMB0.3 million in depreciation and amortization resulting from leased new office renovation that started amortization in second half of 2021.

Research and development expenses

Research and development expenses mainly consist of (i) employee compensation and benefits, (ii) depreciation expense for experimental facilities and (iii) other daily expenses related to our research and development activities. Our research and development expenses decreased by 19.17% from RMB6.1 million for the six months ended June 30, 2021 to RMB5.0 million (US$0.7 million) for the six months ended June 30, 2022, which was primarily attributable to (i) a decrease of RMB1.2 million in employee compensation and benefits attributable to a mild cutback on stage technology development department headcount.

Other income, net

Our total other income, net decreased by RMB5.1 million, or 70.81% from RMB7.2 million for the six months ended June 30, 2021 to RMB2.1 million (US$0.3 million) for the six months ended June 30, 2022, primarily attributable to a decrease of RMB5.0 million in government subsidies.

Income tax benefits

Our income tax benefits increased by RMB1.1 million, or 672.23%, from RMB0.2 million for the six months ended June 30, 2021 to RMB1.2 million (US$0.2 million) for the six months ended June 30, 2022. This increase was primarily attributable to the increase of deferred tax expenses generated from taxable losses for the six months ended June 30, 2022.

Net income (loss)

As a result of the foregoing, our net income decreased by RMB6.9 million, or 173.89%, from RMB4.0 million for the six months ended June 30, 2021 to a net loss of RMB2.9 million (US$0.4 million) for the six months ended June 30, 2022.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2021

	For the Years Ended December 31,					Variances
	2020		2021			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
Revenues	174,040,314	100.00	225,827,737	33,715,193	100.00	51,787,423	29.76
Cost of revenues	(129,849,828)	(74.61)	(174,808,611)	(26,098,238)	(77.41)	(44,958,783)	34.62
Gross profit	44,190,486	25.39	51,019,126	7,616,955	22.59	6,828,640	15.45
Operating expenses:
Selling expenses	(3,681,962)	(2.12)	(4,552,084)	(679,608)	(2.02)	(870,122)	23.63
General and administrative expenses	(13,945,463)	(8.01)	(22,967,872)	(3,429,013)	(10.17)	(9,022,409)	64.70
Research and development expenses	(13,974,528)	(8.03)	(11,947,058)	(1,783,649)	(5.29)	2,027,470	(14.51)
Total operating expenses	(31,601,953)	(18.16)	(39,467,014)	(5,892,270)	(17.48)	(7,865,061)	24.89
Operating income	12,588,533	7.23	11,552,112	1,724,685	5.11	(1,036,421)	(8.23)

Investment income	329,971	0.19	—	—	—	(329,971)	(100.00)
Financial (expense) income, net	(308,365)	(0.18)	2,242	335	—	310,607	(100.73)
Other income, net	3,363,623	1.93	8,678,388	1,295,649	3.84	5,314,765	158.01

Income before income tax expenses	15,973,762	9.17	20,232,742	3,020,669	8.95	4,258,980	26.66
Income tax expenses	(588,990)	(0.34)	(2,262,698)	(337,812)	(1.00)	(1,673,708)	284.17
Net income	15,384,772	8.83	17,970,044	2,682,857	7.95	2,585,272	16.80

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Revenues

Total revenue increased by approximately RMB51.8 million, or 29.76% from approximately RMB174.0 million for the year ended December 31, 2020 to approximately RMB225.8 million (US$33.7 million) for the year ended December 31, 2021, primarily attributable to a surge increase of revenue from E-sports tournament and variety shows related business and video-on-demand distribution.

Revenues from our integrated services relating to E-sports tournament and variety shows increased by RMB48.6 million, or 29.42%, from RMB165.1 million for the year ended December 31, 2020 to RMB213.7 million (US$31.9 million) for the year ended December 31, 2021. Since the beginning of 2021, a few waves of COVID-19 outbreaks have emerged in various regions of China, and varying levels of travel restrictions and public activity restrictions were reinstated. However, these restrictions have not materially affected our PRC domestic operations in 2021, primarily due to the continuous development of our remote production capabilities and the expansion in sponsorship service and media content distribution service. During 2021, our sponsorship service and media content distribution service, has grown significantly as we collaborated with more brands and sponsors, helped more game developers and live streaming platforms to unleash the monetization potential of E-sports tournaments, and diversified the commercialization of E-sports tournaments and other E-sports-related content. Since tournament events are mostly held during the second half of the year, a corresponding seasonality feature is reflected in our revenue stream.

Revenues from our video-on-demand distribution and other services increased by RMB3.2 million, from RMB8.9 million for the year ended December 31, 2020 to RMB12.2 million (US$1.8 million) for the year ended December 31, 2021, primarily due to the increased average services fees from game developers and publishers due to further collaboration.

Cost of revenues

Our cost of revenues increased by 34.62% from RMB129.8 million for the year ended December 31, 2020 to RMB174.8 million (US$26.1 million) for the year ended December 31, 2021. The increase was primarily driven by the increase of projects performed for the year ended December 31, 2021: (i) RMB39.2 million, or 37.38% increase of production costs (including but not limited to venue setup, photographing, and video production and so on) and RMB5.2 million, or 40.97% increase of venue leasing costs, which were in line with the increase of revenues generated from integrated services relating to E-sports tournament and variety shows performed for the year ended December 31, 2021; (ii) RMB 0.6 million, or 6.31% increase of labor costs, mostly staff cost directly related to operating projects.

Gross profits and margin

As a result of the foregoing, we recorded a gross profit of RMB44.2 million and RMB51.0 million (US$7.6 million) for the years ended December 31, 2020 and 2021, respectively, representing gross profit margins of 25.39% and 22.59%. The decrease in gross profit margin was mainly driven by the slightly out-of-proportion increase of labor costs and cost of equipment installation and venue setup and venue leasing as we expanded our sponsorship service and media distribution service in order to mitigate the negative impact of COVID-19 pandemic and diversify our income channels.

Operating expenses

Our operating expenses increased from RMB31.6 million for the year ended December 31, 2020 to RMB39.5 million (US$5.9 million) for the year ended December 31, 2021, representing a year-on-year increase of 24.89%. This increase was primarily attributable to the increases in our general and administrative expenses, and to a lesser extent, selling expenses. We anticipate that our operating expenses will continue to increase as we hire additional personnel and incur additional costs in connection with the expansion of our business operations and in anticipation for becoming a listed company.

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Selling expenses

Selling expenses mainly consist of (i) employee compensation and benefits, (ii) entertainment and marketing expenses and (iii) advertising expenses. Our selling expenses increased by 23.63% from RMB3.7 million for the year ended December 31, 2020 to RMB4.6 million (US$0.7 million) for the year ended December 31, 2021, which was primarily attributable to a slight increase of (i) RMB0.6 million in employee compensation and benefits resulting from the expiration of social insurance beneficial policy in 2021 and the slight increase of salary, and (ii) RMB0.3 million in advertising expenses due to the need for business development.

General and administrative expenses

General and administrative expenses mainly consist of (i) employee compensation and benefits, (ii) rental and depreciation expenses related to general and administrative activities, (iii) professional service fees, (iv) allowance for credit losses and (v) other corporate expenses. Our general and administrative expenses increased by 64.70% from RMB13.9 million for the year ended December 31, 2020 to RMB23.0 million (US$3.4 million) for the year ended December 31, 2021, which was primarily attributable to (i) an increase of RMB1.4 million in employee compensation and benefits resulting from the increase of administrative personnel headcounts for our business growth and operation needs and from the expiration of social insurance beneficial policy in 2021; (ii) an increase of RMB2.7 million in rental expense to satisfy the need for larger office space and to record rental loss of terminated leases; (iii) an increase of RMB2.1 million in professional service fees such as operation advisory fees, legal fees and audit fees; (iv) an increase of RMB2.0 million in allowance for credit losses, net, accrued out of prudence and (v) an increase of RMB0.8 million in office and miscellaneous expenses due to the need for business expansion.

Research and development expenses

Research and development expenses mainly consist of (i) employee compensation and benefits, (ii) depreciation expense for experimental facilities and (iii) other daily expenses related to our research and development activities. Our research and development expenses decreased by 14.51% from RMB14.0 million for the year ended December 31, 2020 to RMB11.9 million (US$1.8 million) for the year ended December 31, 2021, which was primarily attributable to (i) a decrease of RMB1.8 million in employee compensation and benefits attributable to a mild cutback on stage technology development department headcount, and (ii) a decrease of RMB0.2 million in depreciation expenses related to experimental facilities.

Other income, net

Our total other income, net increased RMB5.3 million, or 156.43% from RMB3.4 million for the year ended December 31, 2020 to RMB8.7 million (US$1.3 million) for the year ended December 31, 2021, primarily attributable to (i) an increase of RMB5.4 million in government subsidies to compensate our costs incurred for past E-sport event, (ii) an decrease of RMB0.3 million in investment income, (iii) a decrease of RMB0.3 million in financial expenses, and (iv) an increase of RMB0.1 million in other expenses.

Income tax expenses

Our income tax expenses increased by RMB1.7 million, or 284.17%, from RMB0.6 million for the year ended December 31, 2020 to RMB2.3 million (US$0.3 million) for the year ended December 31, 2021. This increase was primarily attributable to the growth of income before income taxes for the year ended December 31, 2021.

Net income

As a result of the foregoing, our net income increased by RMB2.6 million, or 16.80%, from RMB15.4 million for the year ended December 31, 2020 to RMB18.0 million (US$2.7 million) for the year ended December 31, 2021.

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Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. To date, we have financed our working capital requirements from cash flow from operations, debt and equity financings and capital contributions from our existing shareholders.

As of December 31, 2021, we had cash balance of RMB15.5 million (US$2.3 million). Our working capital was approximately RMB139.9 million (US$20.9 million). As of June 30, 2022, we had cash balance of RMB13.9 million (US$2.1 million). Our working capital was approximately RMB133.5 million (US$19.9 million).

In September 2020, we entered into a one-year credit facility agreement with China Merchants Bank, under which we were able to borrow up to RMB20,000,000 with the interest rate ranging from 3.5% to 4.25%, during the term of the facility from November 11, 2020 to November 10, 2021, guaranteed by our Chairman and the CEO, Mr. Yuxin Lin. In November 2021, we renewed the one-year credit facility agreement under which we can borrow up to RMB20,000,000, counting in the outstanding borrowings as of the signing date pursuant to the original facility agreement, with the interest rate ranging from 4.25% to 5.00%, during the term of the facility from December 2021 to December 2022, also guaranteed by our Chairman and the CEO, Mr. Yuxin Lin. The interest rate was set and approved by China Merchants Bank. The credit facility also requires us to comply with various customary covenants and other restrictions. As of December 31, 2021, we had unutilized lines of credit aggregating to RMB15,010,000 (US$2,240,934) for short-term financing. As of June 30, 2022, we had unutilized lines of credit aggregating to RMB10,100,000 (US$1,507,890) for short-term financing.

We believe our current working capital is sufficient to support our operations for the next twelve months. Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending to support our efforts to develop our production capabilities, the expansion of sales and marketing activities, and the expansion and penetration of our business into different geographies and markets. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Current foreign exchange and other regulations in the PRC may restrict our PRC entities in their ability to transfer their net assets to us and our subsidiary in Hong Kong. However, as of the date of this prospectus, these restrictions have no impact on the ability of these PRC entities to transfer funds to us as we do not anticipate declaring or paying any dividends in the foreseeable future, as we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions have no impact on our ability to meet our cash obligations.

To utilize the proceeds, we expect to receive from this Offering, we may make additional capital contributions to our PRC subsidiary, establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or make loans to these PRC subsidiaries, subject to the approvals of and/or filings or registrations with relevant PRC government authorities and limits on the amount of such capital contributions or loans. In addition, our PRC subsidiaries may provide Renminbi funding to the VIE only through entrusted loans. For more detailed information, please see “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” and “Regulations—Regulations Relating to Foreign Exchange and Dividend Distribution.”

We expect approximately 50% of the net proceeds from this offering to be used to fund operations of our offshore subsidiaries and 50% of the net proceeds to be used to fund operations of our subsidiaries in the PRC in the form of RMB. Therefore, our PRC subsidiary will need to convert any capital contributions or loans from U.S. dollars into Renminbi in accordance with applicable PRC laws and regulations.

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Cash Flows

Cash Flows for the Six Months Ended June 30, 2021, compared to the Six Months Ended June 30, 2022

The following table sets forth a summary of our cash flows for the periods presented.

	For the Six Months Ended June 30,			Variances
	2021	2022	2022	Amount	Percentage
	RMB	RMB	US$	RMB	%
Net cash provided by (used in) operating activities	11,278,596	(148,277)	(22,137)	(11,426,873)	(101.31)
Net cash used in investing activities	(6,332,020)	(5,253,039)	(784,258)	1,078,981	(17.04)
Net cash provided by financing activities	—	3,826,477	571,278	3,826,477	100.00
Effects of exchange rate changes on cash	—	—	—	—	—
Net increase (decrease) in cash	4,946,576	(1,574,839)	(235,117)	(6,521,415)	(131.84)
Cash at the beginning of the period	29,815,610	15,478,486	2,310,877	(14,337,124)	(48.09)
Cash at the end of the period	34,762,186	13,903,647	2,075,760	(20,858,539)	(60.00)

Operating activities

For the six months ended June 30, 2021, our net cash provided by operating activities was RMB11.3 million, which was primarily attributable to (i) net income of RMB4.0 million adjusted for depreciation of property and equipment and amortization of intangible assets of RMB2.1 million, allowance for doubtful accounts of RMB1.3 million, offset by deferred tax assets of RMB0.4 million and deferred income of RMB0.01 million; (ii) an increase of accounts payable of RMB10.7 million for preparation of some coming E-sports tournaments in the second half of 2021, which is generally the peak seasons of the year; (iii) a decrease of accounts receivable and contract assets in a total amount of RMB16.7 million due to timely collection; and was offset by (i) a decrease of accrued expenses and other current liabilities of RMB15.1 million due to the settlements of the payables to the third-party game developer for service fee charges collected on behalf of the third-party for which the Company is an agent; (ii) an increase of contract cost of RMB6.8 million, which is in line with the increase in projects in the second half year of 2021 and (iii) a decrease of tax payable of RMB1.5 million for payments.

For the six months ended June 30, 2022, our net cash used in operating activities was RMB0.1 million (US$0.02 million), which was primarily attributable to (i) net loss of RMB2.9 million (US$0.4 million) adjusted for deferred tax assets of RMB1.2 million (US$0.2 million) and deferred income of RMB0.5 million (US$0.1 million) and offset by (i) depreciation of property and equipment and amortization of intangible assets of RMB2.9 million (US$0.4 million), amortization of operating lease of RMB1.9 million (US$0.3 million) and allowance for doubtful accounts of RMB0.1 million (US$0.01 million); (ii) a decrease of accounts payable of RMB9.7 million (US$1.5 million) due to decrease of purchase demand due to the decrease in sales; (iii) a decrease of operating lease liabilities of RMB1.5 million (US$0.2 million) and was offset by (i) a decrease of accounts receivable and contract assets in a total amount of RMB4.3 million (US$0.6 million) for timely collection and decrease in sales; (ii) a decrease of contract cost of RMB6.8 million (US$1.0 million) due to fewer and postponed new projects in the second half year of 2022 under the impact of COVID-19 outbreak.

Investing activities

For the six months ended June 30, 2021, our net cash used in investing activities was RMB6.3 million, which was primarily due to purchase of property and equipment of RMB6.3 million.

For the six months ended June 30, 2022, our net cash used in investing activities was RMB5.3 million (US$0.8 million), which was primarily due to (i) an interest-free lending provided to a related party of RMB5.1 million (US$0.8 million) and (ii) purchase of property and equipment of RMB0.1 million (US$0.02 million).

Financing activities

For the six months ended June 30, 2021, our net cash provided by financing activities was nil, which was primarily attributable to proceeds from short-term loans of RMB2.0 million and was offset by the repayments of short-term loans of RMB2.0 million.

For the six months ended June 30, 2022, our net cash provided by financing activities was RMB3.8 million (US$0.6 million), which was primarily attributable to (i) proceeds from short-term loans of RMB9.9 million (US$1.5 million) and was offset by (i) repayments of short-term loans of RMB5.0 million (US$0.7 million) and (ii) payments for offering costs of RMB1.1 million (US$0.2 million).

Cash Flows for the Year Ended December 31, 2020, compared to the Year Ended December 31, 2021

The following table sets forth a summary of our cash flows for the periods presented.

	For the Years Ended December 31,			Variances
	2020	2021	2021	Amount	Percentage
	RMB	RMB	US$	RMB	%
Net cash used in operating activities	(17,219,693)	(3,407,822)	(508,775)	13,811,871	(80.21)
Net cash provided by (used in) investing activities	17,913,299	(15,119,302)	(2,257,252)	(33,032,601)	(184.40)
Net cash provided by financing activities	2,000,000	4,190,000	625,551	2,190,000	109.50
Effects of exchange rate changes on cash	—	—	—	—	—
Net increase (decrease) in cash	2,693,606	(14,337,124)	(2,140,476)	(17,030,730)	(632.27)
Cash at the beginning of the year	27,122,004	29,815,610	4,451,353	2,693,606	9.93
Cash at the end of the year	29,815,610	15,478,486	2,310,877	(14,337,124)	(48.09)

Operating activities

For the year ended December 31, 2020, our net cash used in operating activities was RMB17.2 million, which was primarily attributable to (i) net income of RMB15.4 million adjusted for depreciation of property and equipment and amortization of intangible assets of RMB4.5 million, allowance for doubtful accounts of RMB4.7 million, impairment charges of contract costs of RMB0.8 million, offset by investment income of RMB0.3 million, deferred tax assets of RMB0.9 million, and deferred income of RMB0.4 million; (ii) an increase of accounts receivable of RMB1.8 million due to business expansion; (iii) an increase of contract costs of RMB15.7 million due to the increase of E-sports tournaments in the coming first quarter of 2021; (iii) an increase of prepaid expenses and other current assets of RMB19.5 million mainly due to a receivable to be collected on behalf of a third-party game developer for which the Company is an agent; (iv) a decrease of accounts payable of RMB25.3 million resulting from timely payments, and an increase of accrued expenses and other current liabilities of RMB21.6 million mainly due to a payable to the third-party game developer for service fee charges collected on behalf of the third-party for which the Company is an agent and advertising agency.

For the year ended December 31, 2021, our net cash used in operating activities was RMB3.4 million (US$0.5 million), which was primarily attributable to (i) net income of RMB18.0 million (US$2.7 million) adjusted for depreciation of property and equipment and amortization of intangible assets of RMB4.7 million (US$0.7 million), allowance for doubtful accounts of RMB6.7 million (US$1.0 million), offset by deferred tax assets of RMB1.0 million (US$0.1 million); (ii) an increase of accounts receivable of RMB54.7 million (US$8.2 million) and an increase of contract assets of RMB13.9 million (US$2.1 million) mainly due to the increase in receivables resulting from revenue increase from sponsorship collaboration business within integrated services relating to E-sports tournament and variety shows; (iii) a decrease of contract costs of RMB6.9 million (US$1.0 million) due to the decrease of new projects to be executed in early 2022 that incur fulfilment costs in the fourth quarter of 2021, compared to the fourth quarter of 2020; (iv) a decrease of prepaid expenses and other current assets of RMB18.0 million (US$2.7 million) mainly due to the collection of receivables on behalf of the third-party game developer for which the Company as an agent; (v) an increase of accounts payable of RMB24.6 million (US$3.7 million) primarily due to the increased procurement from suppliers for some major E-sports tournaments, and a decrease of accrued expenses and other current liabilities of RMB13.7 million (US$2.0 million) as a result of settlements of the payables to the third-party game developer for the service fee charges collected on behalf of the third-party.

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Investing activities

For the year ended December 31, 2020, our net cash provided by investing activities was RMB17.9 million, which was primarily attributable to (i) purchase of short-term investments of RMB74.0 million; (ii) proceeds from maturities of short-term investments of RMB94.0 million, (iii) purchase of property and equipment of RMB2.8 million and (iv) proceeds from investment income and asset-related government subsidies of RMB0.7 million.

For the year ended December 31, 2021, our net cash used in investing activities was RMB15.1 million (US$2.3 million), which was primarily attributable to (i) purchase of property and equipment of RMB10.8 million (US$1.6 million), (ii) proceeds from assets-related government subsidies of RMB1.0 million (US$0.1 million), and (iii) an interests-free borrowing provided to a related party of RMB5.3 million (US$0.8 million).

Financing activities

For the year ended December 31, 2020, our net cash provided by financing activities was RMB2.0 million, which was primarily attributable to proceeds from short-term borrowings of RMB2.0 million.

For the year ended December 31, 2021, our net cash provided by financing activities was RMB4.2 million (US$0.6 million), which was primarily attributable to (i) proceeds from short-term borrowings of RMB7.0 million (US$1.0 million); (ii) repayments of short-term borrowings of RMB4.0 million (US$0.6 million) and (iii) proceeds from non-controlling interests contributions of RMB1.2 million (US$0.2 million) for purchase of equity interests in one of our subsidiary.

Contingencies

From time to time, we may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against us that, if adversely determined, would in our judgment have a material adverse effect on us.

Capital expenditures

We made capital expenditures of RMB2.8 million and RMB10.8 million (US$1.6 million) for the years ended December 31, 2020 and 2021, respectively. We made capital expenditures of RMB6.3 million and RMB0.1 million (US$0.02 million) for the six months ended June 30, 2021 and 2022, respectively. Our capital expenditures in 2020 and 2021 primarily consisted of expenditures related to equipment arrangement for games operation and live streaming, and leasehold improvements for the enlarged leased office and leased studios, respectively. We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

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Contractual Obligations

As of June 30, 2022, the following table sets forth our operating lease liabilities as contractual obligations:

	Operating Lease Liabilities
	RMB	US$
Remainder of 2022	2,045,662	305,409
2023	4,171,370	622,769
2024	3,197,815	477,421
2025	1,629,400	243,263
Total	11,044,247	1,648,862

As of June 30, 2022, the following table sets forth our borrowings as contractual obligations. As of June 30, 2022, maturities of the borrowings are July 2022 and September 2022:

	Bank Borrowings
	RMB	US$
Remainder of 2022	9,900,000	1,478,032
Total	9,900,000	1,478,032

Other than as shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2022.

Holding Company Structure

NEOTV Group Limited is our holding company which has no material operations of its own. We conduct all our operations through the VIE and the VIE Subsidiaries in China through the VIE Agreements. As a result, the Company’s ability to pay dividends depends largely upon dividends paid by our subsidiaries including our PRC subsidiary. If our existing PRC subsidiary or any newly formed incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our subsidiary in China is permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries in China are required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our subsidiaries in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at their discretion, and may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiary has not paid dividends and will not be able to pay dividends until it generates accumulated profits and meet the requirements for statutory reserve funds.

Inflation

Since our inception, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 2020 and December 2021 were increases of 0.2% and 1.5%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future.

Taxation

Cayman Islands

We incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, we are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

Our subsidiary incorporated in Hong Kong is subject to profits tax in Hong Kong at the rate of 16.5%. According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, effective April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. We were not subject to Hong Kong profit tax for the years ended December 31, 2020 and 2021, respectively, as we did not have assessable profit during the periods presented.

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PRC

Generally, our PRC subsidiary, the VIE and the VIE Subsidiaries that are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on our worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

In accordance with the implementation rules of Enterprise Income Tax Laws of the PRC (the “EIT Laws”), a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. NeoTV Shanghai was qualified as a HNTE in 2017 and has renewed its HNTE certificate in 2020, which will expire on November 12, 2023. Therefore, NeoTV Shanghai is eligible to enjoy a preferential tax rate of 15% in the periods presented to the extent it has taxable income under the EIT Law.

For the years ended December 31, 2020 and 2021, NeoTV Tech Shanghai, NeoTV Sports Chengdu, NeoTV Sports Xi’an, NeoTV Xi’an, NeoTV Hainan, NeoTV Chengdu and NeoTV Sports Shanghai were recognized as small and low-profit enterprises.

In January 2019, the State Administration of Taxation announced that, from January 1, 2019 to December 31, 2021, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of their taxable income amount for the proportion of taxable income not exceeding RMB 1 million; and a 20% corporate income tax on 50% of their taxable income amount of more than RMB 1 million but not exceeding RMB 3 million. The State Administration of Taxation further announced that, from January 1, 2021 to December 31, 2022, for the portion of taxable income not exceeding RMB 1 million, the amount of taxable income can be halved from 25 % to 12.5%, and the corporate income tax will be levied at 20%, for small and low-profit enterprises, and from January 1, 2022 to December 31, 2024, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25 % of the taxable income amount for the portion of taxable income more than RMB 1 million but not exceeding RMB 3 million.

Critical Accounting Policies and Estimates

We prepared the consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The critical accounting policies, judgments and estimates that we believe to have the most significant impact on our consolidated financial statements are described below, which should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider:

●	our selection of critical accounting policies;

●	the judgments and other uncertainties affecting the application of such policies;

●	the sensitivity of reported results to changes in conditions and assumptions.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates include (i) allowance for doubtful accounts; (ii) impairment of contract costs; and (iii) valuation allowance of deferred tax assets.

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Accounts receivable, net

Accounts receivable represent the amount that we have an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. We maintain an allowance for doubtful accounts to reserve for potentially uncollectible receivable amounts. The allowance for doubtful accounts as of December 31, 2020 and 2021 and as of June 30, 2022 was RMB10,204,900, RMB16,150,377 (US$2,411,188) and RMB16,791,744 (US$2,506,941), respectively. We adopted ASU 2016-13, as of the beginning date of the earliest periods presented, “Financial Instruments – Credit Losses (Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”) for all periods presented, which is based on an expected credit losses model to estimate the allowance for doubtful accounts. Our estimation of allowance for doubtful accounts considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible. We estimate the lifetime expected credit losses by pooling receivables that have similar risk characteristics and evaluate receivables individually when specific receivables no longer share those risk characteristics. Abovementioned assumptions have not changed over the reporting periods.

We recorded RMB10.2 million, RMB16.2 million (US$2.4 million) and RMB16.8 million (US$2.5 million) of allowance of doubtful accounts for accounts receivable as of December 31, 2020 and 2021 and June 30, 2022, and recognized RMB5.2 million, RMB5.9 million (US$0.9 million) and RMB0.6 million (US$0.1 million) allowance for credit loss for accounts receivable for the years ended December 31, 2020 and 2021 and for the six months ended June 30, 2022, respectively. Account receivable accounted for 56.92%, 73.37% and 75.48% of total assets as of December 31, 2020 and 2021 and June 30, 2022; and the recorded allowance for credit loss accounted for 30.50%, 37.44%, 32.81% and 3.88% of net income or loss for the years ended December 31, 2020 and 2021 and for the six months ended June 30, 2021 and 2022, respectively; and thus were regarded as material and significant accounts in our financial statements for the years ended December 31, 2020 and 2021 and for the six months ended June 30, 2021 and 2022. A 10% increase in our allowance for credit losses would have decreased or increase our net income or loss before tax by 2.94%, 3.33%, 3.42%, and 0.27%, for the years ended December 31, 2020 and 2021 and for the six months ended June 30, 2021 and 2022, respectively.

Revenue recognition

We adopted ASC 606, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) for all periods presented. Under the criteria of ASC 606, we recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. We apply the five-step model to contracts when it is probable that the entity will collect substantially all the consideration to which it is entitled in exchange for the services it transfers to the customer. We review the contract to determine which performance obligations are distinct and represent a promise to provide distinct goods or services or a series of distinct goods or services as defined by the standard. We recognize as revenue the amount of the transaction price that is allocated to each performance obligation as and when that performance obligation is satisfied.

Classification of revenue is based on whether goods or services provided by us directly relate to specific E-sports events or variety shows, which leads further implications to recognize revenue over the tournament schedule/broadcasting time or at the point of delivery.

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Type A: Integrated service relating to E-sports tournament and variety shows

We generate revenues by providing integrated services relating to operations, broadcast and sponsorship of online and offline E-sports tournaments and variety shows to game developers and publishers. Services provided primarily consist of tournament planning and management, content production and broadcasting, media rights distribution and live content capturing, and sponsorship and market solutions, etc.

Operation services, sponsorship services and media rights distribution services, are considered integrated services and one performance obligation. Above-mentioned services are provided and settled on a project-by-project basis, such as, a regular season E-sports series or a stand-alone tournament. Therefore, the performance obligation is satisfied over time because the customer simultaneously receives and consumes the benefits as we provide the services during the season of games or broadcasting period of variety shows. We adopt the output method, using a time-elapsed basis ratably over the period from the beginning to the end of the E-sports event or variety shows, to measure progress. The transaction contains variable considerations to customers if the consideration from sponsorship services and media rights distribution services reaches certain milestones. The potential for compensation results in the transaction price of the integrated services provided being variable under ASC 606-10-32-6. In this connection, we estimate the amount of variable consideration to be included in the transaction using the “most likely amount” method based on existing contracts for sponsorship services and media rights distribution services and update its estimated transaction price at the end of each reporting period.

We consider ourselves the principal as we’re responsible for rendering above-mentioned services prior to transfer to the customers and has the pricing latitude, therefore, such revenues are reported on a gross basis.

Type B: Video-on-demand distribution

The media contents to be distributed under “Video-on-demand distribution” are derived from the past projects which we operated. Revenue is recognized at a point in time when we satisfy our performance obligation of arranging the distribution of media contents to the end customers.

We consider ourselves the agent for such transactions as we do not own the copyright, nor control the media contents, which indicating the lack of inventory risk in these arrangements. Therefore, our performance obligation to arrange the distribution of media contents to the end customers in the E-sports ecosystem and the corresponding agency revenue is presented on a net basis and recognized at a point in time when the service is consummated. We incur no further obligations upon delivery and acceptance by the customer.

Type C: Others

Type C revenue generates from providing operation services through live streaming platform, which is recognized over time on a ratable basis over the contractual term. Transactions price of Type C revenue includes a variable component that is based on the earnings generated from the live streaming platform. We use the practical expedient that allows us to recognize revenue in the amount to which we have a right to invoice.

Above-mentioned assumptions regarding revenue recognition have not changed over the reporting periods.

Contract costs

Certain costs to fulfil contracts are capitalized when such costs (1) relate directly to the contract, (2) generate or enhance our resources that will be used in satisfying the performance obligation in the future, and (3) are expected to be recovered. Contract costs are amortized on the basis consistent with the pattern of the transfer of services to which the costs relate. We recognize an impairment loss in profit or loss to the extent that the carrying amount of a contract cost exceeds: (a) the amount of consideration that the Company expects to receive in the future, less (b) the costs that relate directly to providing those services and that have not been recognized as costs. The recoverability of contract costs depends on whether we can continue to provide E-sports tournaments and variety shows related services, the refund level subsequent to period ended, and whether any related considerations would be forfeited. Above-mentioned assumptions have not changed over the reporting periods.

We recorded impairment charges of contract costs of RMB799,874, nil and nil for the years ended December 31, 2020 and 2021 and for the six months ended June 30, 2022, respectively. Contract costs accounted for 8.75%, 4.17% and 1.03% of total assets as of December 31, 2020 and 2021 and as of June 30, 2022, respectively, and thus were regarded material and significant accounts in our financial statements. A 10% increase in our impairment charges of contract costs would have decreased our net income before tax by 0.50% for the years ended December 31, 2020.

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Income taxes

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, based upon the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. We recorded a valuation allowance of deferred tax assets of RMB0.4 million and RMB1.1 million (US$0.2 million) and RMB0.1 million (US$0.01 million) for the years ended December 31, 2020 and 2021 and for the six months ended June 30, 2022, respectively.

When we determine and quantify the valuation allowances, we consider such factors as projected future taxable income, the availability of tax planning strategies, the historical taxable income and losses in prior years, and future reversals of existing taxable temporary differences. The assumptions used in determining projected future taxable income require significant judgment. Actual operating results in future years could differ from our current assumptions, judgements and estimates. Changes in these estimates and assumptions may materially affect the tax position measurement and financial statement recognition. Above-mentioned assumptions have not changed over the reporting periods.

Internal Control of Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal controls and procedures. Our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended and as of December 31, 2020 and 2021 and for the six months ended and as of June 30, 2022, we and our independent registered public accounting firm identified the following “material weaknesses” in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The three material weaknesses that have been identified related to:

●	Our lack of sufficient and competent accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements;

●	Our lack of robust and formal period-end financial reporting policies and procedures in place to address complex U.S. GAAP technical accounting and the SEC reporting requirements; and

●

Information technology general control, or ITGC, in the areas of: (1) Risk and Vulnerability Assessment and Management; (2) System Change Management; (3) Backup and Recovery Management; (4) Access to Systems and Data; (5) Segregation of Duties, Privileged Access, and Monitoring; (6) Password Management.

In response to the material weaknesses identified prior to this offering, we are in the process of implementing a number of measures:

●	to address hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting;

●	to organize regular training for our accounting staff, especially related to U.S. GAAP and SEC reporting requirements; and

●	to implement a set of policies and procedures to address our ITGC deficiencies.

We plan to adopt additional measures to improve our internal control over financial reporting, including, among others, enhancing the existing U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest US GAAP accounting standards, and establishing an audit committee and strengthening corporate governance.

However, we cannot assure you that we will remediate our material weaknesses in a timely manner. Risks Related to This Offering and the Ordinary Shares- If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired” on page 48.

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As a company with less than US$1.235 billion in revenues for our last fiscal year, we qualify as an “Emerging Growth Company” (“EGC”) pursuant to the Jumpstart Our Business Startups Act (“JOBS Act”). An EGC may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and accounts receivable and contract assets. We place substantially all of our cash with financial institutions with high credit ratings and quality in China. In the event of bankruptcy of one of these financial institutions, we may not be able to claim its cash and demand deposits back in full. We continue to monitor the financial strength of the financial institutions. There has been no recent history of default in relation to these financial institutions.

For accounts receivables and contract assets, we manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development.

Liquidity Risk

We are also exposed to liquidity risk which is risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

Foreign Exchange Risk

Our operations are primarily in China. Our reporting currency is denominated in RMB. We are exposed to currency risk primarily through transaction which give rise to cash balances that are denominated in currencies other than the functional currency of the operations to which the transactions relate. Thus, results of operations may be impacted by exchange rate fluctuations between RMB and US$. We incurred and recognized foreign currency exchange loss of RMB400,648 and RMB1,067 (US$159) and exchange gain of RMB87,202 (US$13,019) in 2020, 2021 and for the six months ended June 30, 2022, respectively, as a result of changes in the exchange rate.

Recently Adopted or Issued Accounting Pronouncements

We are an EGC as defined in the JOBS Act. Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We plan to delay the adoption of the following new or revised accounting standards until the private company adoption dates, therefore, our financial statements may not be comparable to those of companies that are not EGCs or which are EGCs who adopted the new accounting standards.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For us as an EGC, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. We adopted ASU 2016-02 from January 1, 2022. We recorded the operating lease right-of-use assets of RMB12.1 million (US$1.8 million) and operating lease liabilities of RMB11.5 million (US$1.7 million) on January 1, 2022 in the consolidated financial statements.

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In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance, which provides guidance on the disclosure of transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. The new guidance is required to be applied either prospectively to all transactions within the scope of ASU 2021-10 that are reflected in financial statements at the date of adoption and new transactions that are entered into after the date of adoption or retrospectively to those transactions. This guidance is effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. Early adoption is permitted. We adopted ASU 2021-10 since January 1, 2022 and the adoption of this guidance did not have a material impact on the consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

INDUSTRY

The information that appears in this Industry Overview contains information and statistics on the industry in which we operate. Certain information and statistics set forth in this section have been extracted from a market research report by Shanghai iResearch Co., Ltd. (the “iResearch”), an independent third party which we commissioned. We believe that the sources of information contained in this Industry Overview are appropriate sources for such information and have taken reasonable care in reproducing such information. We have no reason to believe that such information is false or misleading or that any material fact has been omitted that would render such information false or misleading.

History and Recent Development of China E-sports Industry

China’s E-sports industry commenced and grew only in the past decade. The E-sports industry received formal recognition by the General Administration of Sport of China on November 18, 2003. Since official recognition, E-sports developed rapidly in China, providing E-sports companies an opportunity to thrive. A summary timeline is as follows:

●	1998-2008: International third-party events dominated the market. At that time, China did not have its own E-sports tournaments. Three global third-party events (World Cyber Games (WCG), Electronic Sport World Cup (ESWC), and Cyberathlete Professional League (CPL), were brought to the attention of China E-sports enthusiasts, who gradually participated in the international competitions.

●	2009-2013: China’s domestic E-sports tournaments became professional events. Influenced by the global E-sports tournaments, the Chinese government, enterprises, institutions and game developers began to launch their event brands. With sponsors’ growing attention to E-sports, China’s domestic E-sports tournaments began to surge. Major E-sports tournaments in the period included: China E-sports Games (CEG) hosted by All-China Sports Federation; China Internet Gaming (CIG) launched by People’s Posts and Telecommunications News in alliance with then Ministry of Information Industry, Ministry of Culture, General Administration of Sport of China, and Central Committee of the Communist Young League; G League hosted by Shanghai Interactive Television Co., Ltd. (SiTV); Tencent Global E-sports Arena (TGA) hosted by Tencent; and Neo Star League (NSL) launched by the issuer.

●	2013-2016: With game copyrights as the catalyst, first-party events led by game developers began to scale up and gradually occupied the market. As the gaming ecology created by E-sports games like League of Legends, Game for Peace, and Hearthstone began to take shape in China, China’s domestic third-party E-sports gradually gave way to the first-party E-sports represented by League of Legends. Major E-sports tournaments in the period included: League of Legends Pro League (LPL) hosted by Tencent Games, Gold Series Pro League (Gold Series) hosted by NetEase and Blizzard, the International DOTA2 Championships (Ti) hosted by Valve and League of Legends World Championship (Worlds) Season Level.

●	2017-present: The first-party E-sports tournaments hosted by game developers and the third-party E-sports tournaments developed together. With increasing status in the global sports, E-sports was selected as a demonstration sport in the 18th Jakarta and Palembang Asian Games in 2018. The Company participated in game events and earned the “Special Contribution Award.” E-sports were eventually first recognized as an official sports event in the 19th Asian Games – Hangzhou 2022, at which the Company won medals. The Company has been selected to host its qualifying E-sport competition “Road to Asia.”

The Chinese government continues to encourage the rapid development and popularization of mobile E-sports. The domestic first-party and third-party E-sports tournaments have grown significantly in number and scale. The Information Center of the General Administration of Sports of China has launched third-party E-sports tournaments including National Electronic Sports Open (NESO) and National Electronic Sports Tournament (NEST).

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China E-sports Industry Chain Chart:

China E-sports Total Market Size, Users and Forecast

Market Size in China

According to iResearch, E-sports game revenue, E-sports live streaming and E-sports tournament revenue are the most important sources of revenue in China’s E-sports market from 2017 to 2025.

From 2017 to 2021, E-sports game revenue has grown at a CAGR of 20.4% and is expected to maintain a CAGR of 8.2% in the next four years. The industry size of E-sports game in China increased from RMB 60.4 billion to RMB 127.1 billion, and E-sports live streaming revenue has grown at a CAGR of 57.0% from 2017 to 2021 and is expected to maintain a CAGR of 5.0% in the next four years. At the same time, the industry size of E-sports live streaming in China increased from RMB 3.0 billion to RMB 18.5 billion . E-sports tournament revenue has grown at a CAGR of 67.2% and is expected to maintain a CAGR of 14.7% in the next four years. The industry size of E-sports tournament in China increased from RMB 0.9 million to RMB 7.3 billion.

NeoTV is a holding company incorporated in Cayman Islands with its main  business operating in China through the VIE that provides events operating, participating and content production for E-sports customers and specializes in hosting, operating, and promoting E-sports competitions and professional events in China. We serve as the gateway for fans to connect with E-sports teams, athletes, influencers, broadcasters, brands, and sponsors anytime and anywhere.

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Users in China

According to iResearch, the number of total E-sports users in China has grown at a CAGR of 9.6% from 2017 to 2021 and is expected to maintain a CAGR of 1.7% for the next four years. From 2017 to 2021, the number of E-sports users increased from 379.0 million to 547.0 million.

Youth participants in China’s E-sports will increase from 54.9% in 2017 to 60.7% in 2025.

E-sports Operation Market Size, Users and Forecast

Market Size in China

According to iResearch, the market size of E-sports tournaments operation in China has grown at a CAGR of 30.8% from 2017 to 2021 and is expected to maintain a CAGR of 25.7% for the next four years. From 2017 to 2021, the market size of E-sports tournaments operation increased from RMB 0.4 billion to RMB 1.2 billion. Due to the impact of Covid-19 on offline E-sports tournaments, the scale of E-sports tournaments operation showed negative growth in 2020, but this will not impact the long-term growth trend of the industry.

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Users in China

According to iResearch, the number of total E-sports tournaments operation users has grown at a CAGR of 16.2% from 2017 to 2021 and is expected to maintain a CAGR of 5.0% for the next four years. From 2017 to 2021, the number of online E-sports tournaments operation users increased from 223.7 million to 408.3 million. The Hangzhou Asian Games in 2022 are expected to promote the further growth of E-sports tournament operation users.

Forecast

The size of the global E-sports tournaments operation market continues to increase rapidly. The Chinese E-sports tournaments operation market contributed the largest proportion to this global increase. iResearch estimated that in 2022, the scale of China’s E-sports tournament operation industry will be close to one-third of the global market.

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E-sports Content Production Market size, Scale, and Forecast

According to iResearch, the E-sports content market in China has grown at a CAGR of 86.1% from 2017 to 2021 and is expected to maintain a CAGR of 24.0% in the next four years. From 2017 to 2021, the E-sports tournaments content and program production markets in China increased from RMB 30 million to RMB 360 million.

Following this rapid growth stage, it is estimated that between 2021 and 2025, the CAGR of China’s E-sports content industry will be approximately 24.0%. China’s E-sports tournaments content and program production industry has a high potential for continued growth.

From 2017 to 2021, the total number of E-sports tournaments content and program users in China increased from 230.7 million to 440.3 million, a CAGR of 17.5% from 2017 to 2021. This segment is expected to maintain a CAGR of 5.6% over the next four years.

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Our Company Ranking in the Industry

1.	Rank of E-sports Tournament Operation Revenue in China

NEOTV ranked second in revenue of the E-sports tournament operation industry, 13.3% market share in the overall industry in 2021.

2. Rank of E-sports Tournament Operation Amount in China

NEOTV ranked second in amount of E-sports tournament operation, the annual number of E-sports tournaments exceeds 6000.

3.	Rank of E-sport Variety Show Revenue in China

Among E-sport tournament operators, NEOTV ranked second in revenue of the E-sport variety show production industry, 11.1% market share in the overall industry in 2021.

Opportunities and Challenges of the Industry

Opportunities

China’s National Recognition of the E-sports Industry and E-Sports Official Entry to the Asian Games Bringing in More Opportunities for the Booming of the E-sports Industry

E-sports has been now recognized as an official event in the Asian Games. The General Assembly of the 38th Olympic Council of Asia (OCA) approved E-sports as an official event in Asian Games Hangzhou 2022, bringing many opportunities to the E-sports Industry.

Technical Innovation as a Catalyst for the Upgrade of the E-sports Industry

5G technology offers better picture quality with higher bitrates and ultra-low latency for outdoor interactive live streaming will significantly improve E-sports events’ production, broadcasting, and viewing experience. As 5G infrastructure continues to be implemented in China and globally, the mobile E-sports industry will continue to grow. In addition, new experiences such as virtual reality E-sports live streaming will create better user experiences and allowance for the marketing and selling of more paid content.

Challenges

Social Recognition to Be Further Improved

There were a few negative reviews of the E-sports industry from specific social groups, and China government has tightened its regulation on the underaged participating in the E-sports game. However, we expect the E-sports industry to thrive healthily over the years.

Talent Shortage in the E-sports Industry

E-sports is more complicated and individual-focused than most traditional sports, requiring participants to acquire sophisticated knowledge and harsh training. Currently, there is no mature training system for E-sports participants, and there is a shortage of versatile talents with strong technical skills and project experience.

BUSINESS

Overview

NeoTV is a holding company incorporated in Cayman Islands with its main business operating  in China   through the VIE that provides events operating, participating and content production for E-sports customers and specializes in hosting, operating, and promoting E-sports competitions and professional events in China. We serve as the gateway for fans to connect with E-sports teams, athletes, influencers, broadcasters, brands, and sponsors anytime and anywhere.

Our vision is to transform the E-sports performance and customers’ viewing experience into the future of sports entertainment using cutting-edge technologies in events planning, operating and management, and broadcasting through promotional events and live streaming. We have successfully developed an E-sports ecosystem comprised of highly engaged game developers, talented content creators and active commercialized products consumers, forming a young vibrant E-sports community. Through years of intensive study, our research and development team has mastered the cutting-edge technology in the fields of Remote Cloud Live-Streaming System and IP-Based Management Solution, HD Video Encoding Technology, Matrix Audio Solutions, Independently Developed Event Cloud Data Center, Online CG Packaging System, True Three-Dimensional Virtual Studio and Extended Reality. On October 23, 2017, the VIE was recognized as “High and Net Technology Enterprise” in China.

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We have hosted and organized many global and China domestic well-known games, such as National Electronic Sports Open (NESO), Tencent Global E-sports Arena (TGA) and professional events, including League of Legends Wild Rift Professional League, Tencent League of Legends Allstar (LPL), Tencent Honor of Kings World Champion Cup, Tencent Peacekeeper Elite (PEN), NetEase Gold Club World Cup, and NetEase Onmyoji Arena Pro League (OPL). We received the “Special Contribution Award” for organizing the 2018 Asian Games – Jakarta Palembang, in which China Team topped the medal tally with two golds and one silver, and have been selected to host the qualifying E-sports competition “Road to Asia” of the “19th Asian Games – Hangzhou 2022” in Hangzhou, China, which will be held in 2023.

Our major customers include large industry leading E-sports game developers, sponsors, advertisers, and game live streaming companies. Our primary sources of revenue derive from providing integrated services relating to the E-sports tournaments business and the production of variety shows, which together comprised nearly 94.61% of gross revenue in 2021 and grew from RMB165.1 million in 2020 to RMB213.7 million (US$31.9 million) in 2021. Our revenues generated from integrated services relating to E-sports tournaments and variety shows decreased from RMB70.7 million (or 99.89% of total revenue) for the six months ended June 30, 2021 to RMB48.4 million (or 100.00% of total revenue, US$7.2 million) for the six months ended June 30, 2022. Our additional revenue primarily came from the distribution of video-on-demand together and others, which together comprised 5.14% and 5.39% of the Company’s total gross revenue in 2020 and 2021, respectively, but decreased to nil for the six months ended June 30, 2022.

Our Monetization Models

1. Overview

Our main business composition is shown as follows:

	For the Years Ended December 31,					Variances
	2020		2021			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
A: Integrated services relating to E-sports tournament and variety shows	165,098,238	94.86	213,663,281	31,899,088	94.61	48,565,043	29.42
B: Video-on-demand distribution	8,932,736	5.13	12,002,294	1,791,895	5.31	3,069,558	34.36
C: Others	9,340	0.01	162,162	24,210	0.08	152,822	1,636.21
Total revenues	174,040,314	100.00	225,827,737	33,715,193	100.00	51,787,423	29.76

	For the Six Months Ended June 30,					Variances
	2021		2022			Amount	Percentage
	RMB	%	RMB	US$	%	RMB	%
A: Integrated services relating to E-sports tournament and variety shows	70,710,707	99.89	48,395,256	7,225,221	100.00	(22,315,451)	(31.56)
B: Others	81,081	0.11	—	—	—	(81,081)	(100.00)
Total revenues	70,791,788	100.00	48,395,256	7,225,221	100.00	(22,396,532)	(31.64)

2. Operation of E-sports Tournament and Variety Show Business

Tournament operation is a crucial link in the E-sports industry chain and provides a key basis for sustained extended development and commercial promotion of E-sports.

Our E-sports tournament operation and variety show business primarily hosts or organizes various E-sports tournaments, produces E-sports related content programs, and conducts advertising, sponsorship, copyrights sales, and other derivative businesses of the industrial chain for events with promotion rights and copyrights.

We develop E-sports tournaments as a host or an organizer. Specific services include customized events and rules planning, event effects design, set up and execution, broadcasting and live streaming plans, network communication plans, promotion on media channels, player organization and management, on-site broadcasting direction, technical support for live streaming, and post competition video production.

Our E-sports variety show business provides integrated solutions related to variety show contents pursuant to the clients’ customized demand. Specifically, the solutions include shooting effect design, shooting venue set up, shooting content planning, shooting technical editing and directing, on-site shooting, and video editing and production. Our E-sports variety show content production meets clients’ demand for E-sports content diversity. Because of our deep understanding of E-sports culture, we are able to integrate game culture, E-sports contents, and E-sports celebrities to provide clients with brand-new entertainment content production services in the form of variety shows. Through this service, NeoTV has strengthened its cooperation with clients while improving the Company’s reputation in the E-sports industry generally.

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The following diagram shows our business segment:

In addition, we have substantial experience in both amateur and professional E-sport competitions.

1) Amateur E-sports competitions

Amateur E-sports competitions are mass competitions for a wide range of E-sports fans. Those competitions provide many E-sports fans with high-quality events and opportunities to engage with high-level professional players, providing these two groups with communication opportunities. At present, Amateur competitions have become a platform of technical communication and social interaction for E-sports fans, which are one of the essential means to promote E-sports tournaments and build the ecosystem.

Unlike professional competitions, amateur competitions are more independent, extensive, and challenging to stage. First, staging amateur competitions primarily aim to promote competitive sports. So those events are operated by setting up sub-areas in different cities. In this case, we, as an event operator, need to conduct in-depth cooperation with several local governments to implement the events; at the same time, we need to be equipped with rich resources for different stakeholders in the ecosystem, such as game developers, local E-sports associations, sponsors and event venue providers. The event operation can be successful only with the joint mobilization of multiple stakeholders. Secondly, amateur competitions are often staged in the form of various divisions with different categories competing at the same time in the exact match. These competitions feature many participants and complex competition rules; thus, it is more challenging to stage compared to professional single-event versions. An operator’s execution capability and how close it can engage different stakeholders through coordination can determine the scale, the number of participants, the influence, and the economic benefits obtained from a competition.

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As the date of this prospectus, major amateur E-sports competitions staged by NeoTV include the following:

Competition name	Competition introduction
Tencent Global E-sports Arena

TGA was founded in 2010. In 2018, it was hosted by Tencent and organized by NeoTV. In 2019-2021, TGA was co-hosted by Tencent and NeoTV, and included more than 30 games, such as League of Legends, Honor of Kings, Peacekeeper Elite, Crossfire, Crossfire: Legends, Dungeon and Fighter, Fight the Landlord, and Happy Mahjong.

Competition time: Mar. 2018-Dec. 2018; Mar. 2019-Dec. 2019; Mar. 2020-Dec. 2020

Competition venue: online all year round, activities hosted in 8 cities each year (hosting cities since 2019 in sequence were Shanghai, Hangzhou, Suzhou, Xi’an, Shenzhen, Hefei, Chengdu, and Haikou; in 2020, affected by the Covid-19 outbreak, offline stage declined and the hosting cities in sequence were Nanjing, Shanghai, Guangzhou, Shenyang, and Beijing)

Service content: event operation and promotion.

Zhejiang Provincial E-sports Challenge for All

Zhejiang Provincial E-sports Challenge for All is directed by Zhejiang Provincial Sports Bureau, hosted by Tencent and jointly organized by NeoTV and Zhejiang E-sports Association. The competition made a tour and was successively staged in 11 prefecture-level cities in Zhejiang Province, and in the end, champion teams from each city gathered in Hangzhou for the final.

Games: League of Legends, Honor of Kings, FIFA Online 4

Competition time: Oct 11th, 2021-Nov 21st, 2021

Competition venue: Hangzhou, Wenzhou, Ningbo, Jiaxing, Huzhou, Shaoxing, Jinhua, Quzhou, Zhoushan, Taizhou, and Lishui

Service content: event operation and promotion

NetEase & Blizzard Hearthstone Gold Series Open

For 2018-2020, Hearthstone Gold Series Opens were hosted by NetEase and Blizzard and organized by NeoTV. Being toured in many cities across the country, the competition was a national event for all E-sports fans.

Games: Hearthstone

Competition time: May, 2019; Sept, 2019; Apr, 2020; Jun, 2020; Sept, 2020; Dec, 2020

Competition venue: Chengdu, Xiamen, Hangzhou, Shanghai

Service content: event operation and promotion

China Land Rowing

Team China 100 Day Record Setting Land Rowing Race is co-sponsored by the Equipment Center of the General Administration of Sport of the People’s Republic of China, the China Rowing Association and the China Canoeing Association. The competition was held in 30 provinces, cities and autonomous regions across the country.

Game: Land rowing competitions of professional group and public group

Competition time: May 1, 2021-Dec 31, 2021

Competition venue: Beijing, Shanghai, Guangzhou, Shenzhen, Fujian, Jiangxi, Zhejiang, Jiangsu, Hunan, Hubei, Henan, Guangxi, Ningxia, Qinghai, Tibet, Xinjiang, Inner Mongolia, Hebei, Gansu, Liaoning, Jilin, Shenyang, Shandong, Shanxi, etc.

Service content: event operation, media promotion, business cooperation

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2) Professional E-sports Competitions

Professional E-sports competitions are specialized for professional E-sports clubs and professional players featuring strong appeal to spectators and high professionalism. Professional E-sports competitions are mainly hosted by game developers and organized by event operators, and generally only one type of game is competed in an event.

As the date of this prospectus, professional E-sports competitions staged by NeoTV are as follows:

Competition name	Competition introduction
Road to Asian Games 2022

E-sports have become an official event at the Hangzhou 2022 Asian Games. Teams from 45 countries and regions across Asia will compete to qualify for the 2022 Hangzhou Asian Games finals through the competition.

Games: League of Legends, DOTA 2, FIFA Online 4, Hearthstone, Honor of Kings Asian Games Version, Dream of three ancient kingdoms 2, Peacekeeper Elite Asian Games Version, Street Fighter V

Competition time: postponed

Competition venue: online + offline, TBC

Service content: event overall packaging, event planning, stage design setting up, guest reception and management, overseas players management, venue application and submission for approval, content production, etc.

League of Legends Wild Rift League (WRL)

WRL is an official professional league of League of Legends Mobile hosted by TJ Sports, a leading E-sports company in Shanghai, China, and co-produced by NeoTV. WRL is the only pathway for Chinese mainland players to access international competitions of League of Legends mobile games. Meanwhile, it is one of the largest and influential League of Legends mobile games in the Chinese mainland.

Games: League of Legends: Wild Rift

Competition time: March 19, 2022-May 15, 2022

Competition venue: Shanghai (online form due to Covid-19)

Service content: event live streaming, broadcasting, and content production

The League of Legends: Wild Rift Spark Invitational

The Spark Invitational is the first official competition of League of Legends Mobile hosted by TJ Sports and co-produced by NeoTV. 16 professional clubs participated in the Invitational, and the champion team was qualified to represent the Chinese mainland division to participate in the first League of Legends Wild Rift Icons Global Championship.

Games: League of Legends Mobile

Competition time: Aug17th -28th, 2021

Competition venue: Shanghai

Service content: event live streaming and broadcasting, content production

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Competition name	Competition introduction
Peace Elite New-Power (PEN)

Peace Elite New-Power (PEN) is an official professional league hosted by Tencent and organized and operated by NeoTV. In season 1 of 2020, a total of 53 professional clubs across the country participated in it, competing for the 5 seats in the next round of PEL in season 2.

Games: peacekeeper elite

Competition time: Oct 31 – Dec 18, 2019

Apr 23 – Jun 17, 2020

Competition venue: Shanghai

Service content: event operation and promotion

Kartrider League (P1)

Kartrider League (P1) is the highest-level official professional league hosted by Tencent and organized and operated by NeoTV.

Games: Crazy Racing Kart Rider

Competition time: Oct 25th, 2019-Jan 4th, 2020

Apr 12 – Jul 4, 2020

Competition venue: Shanghai

Service content: event operation and promotion

Onmyoji Arena Pro League (OPL)

Onmyoji Arena Pro League (OPL) is the highest standard professional mobile game league in the Onmyoji Arena series hosted by NetEase and organized and operated by NeoTV.

Games: OPL

Competition time: Feb, 2019-Jan, 2020; Mar, 2020-Jan, 2021

Competition venue: Shanghai

Service content: event operation and promotion

“Gold Series Open” (Hearthstone Series) hosted by Blizzard Entertainment’s Chinese partner NetEase

“Gold Series Open” (Hearthstone Series) is organized by Blizzard Entertainment’s Chinese partner NetEase and organized by NeoTV.

Games: Hearthstone

Competition time: May-Jun, 2019; Aug.-Oct, 2019

May-Oct, 2020

Competition venue: Shanghai

Service content: event operation and promotion

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3) Selected Influential E-sports Tournaments We Hosted

A. Jakarta Asian Games

In 2018, Jakarta Asian Games incorporated E-sports as a demonstration sport for the first time, which is an epoch-making event for both international E-sports and traditional sports. In the six E-sports tournaments of League of Legends, Pro Evolution Soccer 2018, Arena of Valor International, Starcraft II, Hearthstone and Clash Royale, Chinese delegation topped the E-sports medal table with 2 gold medals and 1 silver medal.

By cooperating with Asian Electronic Sports Federation, Tencent E-sports, NetEase and Blizzard, NeoTV Shanghai operated and managed the E-sports events of Jakarta Asian Games and produced part of the contents, including the management and service during the intensive training of the Chinese delegation and several links around the E-sports tournament during Jakarta Asian Games like the reception of VIP, event management, service for players, management of referees, and content production. After the event, the Company was awarded “the Special Contribution Prize of the Asian Games” for the E-sports tournaments of Jakarta Asian Games conferred by China Culture and Entertainment Industry Association.

B. World Cyber Games (WCG)

Initiated in 2001 by South Korean International Cyber Marketing (ICM), World Cyber Games (WCG) is a third-party multi-sport event in E-sports, currently the largest one of its kind held worldwide. WCG sets up preliminary competition zones in dozens of countries globally for about ten thousand players from over 100 countries and regions to register for the events. Through different competition rules, competition zones select their representatives to compete for the grand champion.

In 2006, the Company has garnered the exclusive broadcaster rights to WCG E-sports tournaments to broadcast them in China. From 2008 to 2013, as the organizer and independent operator of WCG China, the Company planned and operated the open qualifiers and city grand qualifiers in all the cities across China. In 2009, 2012, and 2013, the Company facilitated the WCG Global Finals in Chengdu and Kunshan (for two consecutive years) and was awarded the title of “Best Global Operator” by the WCG Organizing Committee for six consecutive years. The WCG tournament was suspended from 2014 and was restarted by Smilegate Holdings of Korea in 2019, when NeoTV Shanghai operated the World Finals (Shanghai) as the co-host.

C. National Electronic Sports Open (NESO)

Initiated in 2014 as a third-party multi-sport event in E-sports, National Electronic Sports Open (NESO) is hosted by the Information Center of the General Administration of Sports of China and welcomes delegations organized by sports departments of provinces, autonomous regions, municipalities directly under the central government, and cities specifically designated in the state plan. As the only national E-sports tournament in China now, NESO adopts the system of traditional “national games”: Local and provincial sport administration will authorize corresponding E-sports associations to hold selective trials. In the trials, winners of each event will be grouped as the local delegations to compete for the champion of each event, and at the same time, the “national” champion trophy will be awarded to the delegation which tops the medal table after the medals for each event of each delegation are calculated.

Since the establishment of NESO, the Company, as the exclusive operator for previous NESO competitions, has promoted the coverage of the competition from the first 15 administrative regions to 25 administrative regions across China, with the total live webcast ratings of all the previous competitions of over tens of millions of viewers. The grand finals of NESO were successfully concluded in places such as Qingdao, Shanghai, Shenzhen and Chengdu.

D. Tencent Global E-sports Arena (TGA)

Initiated in 2010 as the first-party multi-sport event in E-sports, Tencent Global E-sports Arena (TGA), hosted by Tencent from 2010 to 2018 and then jointly hosted by Tencent and the Company from 2019 to 2021, is now the largest multi-sport event in E-sports in China. Among all the E-sports tournaments in Tencent E-sports, TGA covers most of the games, which includes above 30 games in 2019 and 2020, such as League of Legends, Arena of Valor, Game for Peace, Cross Fire, Cross Fire Mobile, Dungeon and Fighter, Doudizhu (Fight the Landlords) and Happy Mahjong. TGA lasts from March to December each year, when the grand finals for the summer and winter will be in June and December respectively.

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From 2019 to 2020, as the joint host of TGA, Tencent and the Company promoted the ecological development of the E-sports in all cities across China through TGA. In 2019, the total of all the previous TGA participants exceeded 120 million, covering people from many walks of life, such as students, webcasters, enterprise employees, self-employed persons and freelancers. Its video on demand on the Internet and television has received over 100 million hits and its live streaming more than 800 million viewers in 2019.

In 2020, the Company incorporated “competition between provincial delegations” into the event plan, with 12 provincial E-sports associations like Beijing, Shanghai and Guangdong as the major partners. By utilizing the qualifiers to select local delegations and continuing the competition adopting the yearlong tournament system (impacted by the epidemic, competition in the first half of the year was held online), the competition will allow the top 8 delegations on the game standings to compete for the winners for four games respectively: League of Legends, Arena of Valor, FIFAOL4, and Cross Fire. In addition, the Company incorporated the first professional E-sports tournament of Arena of Valor for women: Arena of Valor E-sports Competition (Women). With four channels of mass open qualifiers, namely, webcasting qualifiers, provincial E-sports association qualifiers, women’s professional qualifiers to select professional women players, the event filled in the gap of women participation in professional E-sports tournament.

In 2021, the Company continued to operate this competition as the co-host of TGA. Competition between provincial delegations and Arena of Valor E-sports Competition (Women) will be further expanded in scale. In terms of the competition between provincial delegations, major partners will be extended from 12 provincial E-sports associations to 24 associations. The company will continue to be more deeply engaged in national multi-sport event in E-sports and promote the ecological development of E-sports in cities. In terms of Arena of Valor E-sports Competition (Women), further improvement will be made in aspects such as channels, schedule, and connection with the professional E-sports tournament on the upper level.

E. Gold Series by NetEase and Blizzard

As the top-level E-sports tournaments jointly hosted by NetEase and Blizzard, Gold Series include the gold events of StarCraft II, Heroes of the Storm, Hearthstone, and Warcraft III. NeoTV organized the majority of events in different stages. This series lasts throughout the year, and enjoys the widest coverage and greatest influence in the E-sports tournament system of NetEase and Blizzard.

From 2015 to 2019, the Company organized all the Gold Series events of Starcraft II and Heroes of Storm over the five years. With its operational experience of E-sports live-streaming over the years and its unique understanding of Blizzard games, the Company provided visual feasts to a great variety of fans of Blizzard games. Meanwhile, over years of operation, project members have delineated a unique event procedure and the manifestation of accumulated data through their own understanding of the games and continuous innovation and practice, which sets a benchmark for the E-sports tournaments of Starcraft II and Heroes of the Storm by other third parties.

From 2015 to 2020, Hearthstone was the most red-hot E-sports in the Gold Series events held by NetEase and Blizzard. The company continuously organizes the event till now. From the individual tournament at the beginning to the gold team tournament as of now, the Company has provided a unique platform for players of Hearthstone and witnessed many players’ ascent to champions. In terms of production, by adhering to its traditional commitment of quality production, the Company pioneered the live-streaming plan for Tavern Brawl on top of the standard live-streaming mode embedded in the game. This new mode was widely acclaimed at gold open tournaments across China.

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4) Most Influential E-sports variety show we produced:

Name of Variety shows	Description
Carry You

Carry You is the first female growth variety show under Honor of Kings’ official domestic E-sports competitions co-produced in 2020 by Tencent and NeoTV.

Play platform: Tencent video, Huya, Kwai, Penguins E-sports, Bilibili, DouYu

Episodes: 6

Service content: variety show content planning and production

Landing in Pairs

Landing in Pairs is the first official reality show of Peacekeeper Elite co-produced by Tencent and NeoTV.

Play platform: Tencent video, Huya, Kwai, Penguins E-sports, Bilibili

Episodes: 6

Service content: variety show content planning and production

KPL Qimiaoye (match commentary)

Penguin E-sports KPL Qimiaoye (match commentary)is a broadcast program of KPL Honor of Kings Professional League that is exclusively produced and broadcast by NeoTV for the Penguin E-sports platform.

Play platform: Penguin E-sports

Service content: variety show content planning and production

5) Commercial promotion

We provide promotion and marketing services of designated products to brand advertisers by means of naming rights and product placement. For E-sports tournaments and variety shows with promotional rights, we determine the commercial promotion plan after communicating with the advertisers or advertising agencies according to the clients’ requirements and budgets. After confirmation by both parties, we provide commercial promotional services including naming rights advertising, sponsorship, copyrights sales and product placement.

3. Video-On-Demand Distribution

We act as an agent for arranging distribution of our E-sports tournament and variety shows videos to online platforms and other companies.

4. Other Services:

Influencers’ collaboration fees on livestream: We cooperated with internet influencers to webcast the tournament and variety show videos and charges a platform collaboration fees for the influencers or celebrities.

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Our Business Models

E-sports tournament Operation Business Model

Upon the execution of the event service contract with a client, the Company’s Business Department creates its customized operation solution based on the E-sports tournament scale, the number of event sessions and clients’ customized demand, the Company’s competition organization capability, broadcasting, and live streaming technology as well as the incorporation of competition game culture. Once the solution is accepted by the client, the Business Department will arrange supporting service procurement, conduct on-site implementation and discuss business cooperation. The Competition Department is responsible for making competition rules and managing the players. The Program Department oversees on-site broadcasting instruction and live streaming software configuration. At the end of an E-sports tournament, the Program Department will arrange post video production. Finally, the Business Department will form a project acceptance certificate according to the project execution condition to deliver it to the client.

Our E-sports tournament operation business can be divided into two methods of operation: operation during the competition organization entrusted by the host, and co-host operation. The service contents are the same. Their major difference are different operating modes, commercial rights, and interests.

E-sports Variety Show Content Production Business Model

The Business Department plans the overall solution to the variety show production according to the clients’ needs. The solution can be implemented only after it is approved by the clients. Generally, the project implementation can be divided into the preparation period, the recording period, and the production period.

During the preparation period, the Business Department is responsible for the program packaging and stage art design scheme and organization of procurement of supporting services (mainly includes venue and stage setting up, lighting and shooting equipment, etc.); during the recording period, the Program Department organizes interviews and video recording; during the production period, the Program Department is responsible for video editing, packaging and synthesis, review, and transmission. The Program Department is also required to amend the videos according to client’s demand upon request. The whole process may take several weeks to several months until the video is ready to be delivered to the client for third party platform broadcasting.

Technology, Research and Development

We are committed to transforming the E-sports performance and customers’ viewing experience with cutting-edge technologies in events planning, operating and management, and broadcasting. We pioneered E-sports related-technology with our own independent technical Research and Development team. Through years of intensive study, our research and development team has mastered the cutting-edge technology in the following fields of the industry:

● Remote Cloud Live-Streaming System

Remote cloud live-streaming system relies on hardware like network cable, optical fiber, switch, OBS and VMIX and takes NDI and SRT streaming media as its transport protocols. Through the remote control of a variety of network devices such as automatic/PTZ cameras and camera control units (CCU) on site, operators can centralize the multi-camera shootings for live program production in the control room in the background. At the same time, it can ensure wireless synchronization of multi-channel live video streams and achieve the synchronization of multi-camera frames and extremely low latency. In practical application, remote cloud live-streaming system has superior broadcasting quality with few technicians and without OB trucks and satellite communication facilities.

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● IP-Based Management Solution

IP-based management provides new management and control functions for remote production teams by unifying the network segment LAN of the hardware equipment of each post in the live-streaming process, sending action instructions uniformly by interaction encoding protocol, and synchronously triggering corresponding effects by the equipment in each post. It further improves work efficiency and effectively controls production costs.

● HD Video Encoding Technology

Based on the existing video coding standard H.264, the Company has gradually started to use H.265 video coding and compression, which has been adopted as an international standard by ITU-T and ISO/IEC. H.265 video coding and compression technology can significantly improve compression efficiency, increase robustness and recovery capability after errors, reduce real-time and random-access delay, lower the time for channel acquisition and reduce complexity to achieve the optimal video compression settings of high resolution and low bitrate. The application of the above technologies can further enhance the resolution for live event viewers and improve their experience.

● Matrix Audio Solutions

At present, the Company has fully applied digital IP audio solutions (DANTE, MADI) in the event operation, specifically in the tandem mixer, commentary seat, player intercom system and other environment components. The application of the above technologies can effectively help with the digital broadcasting and reception integration of audio sources and the collection of ecological program material (such as audio sources of players and coaches, live ambient sound). The digital audio solution is highly stable and strongly customizable.

In terms of the real application of the call matrix technology, the Company uses ARTIST 128X128 RIEDEL along with BOLERO Wireless Belt pack and flexible panel RSP-2318. With the application of the technology mentioned above, calls can be made in the entire arena without interruption. This technology is usually used in FIA Formula One World Championship (F1), National Basketball Association (NBA), Bundesliga and large evening variety shows held by major domestic satellite TVs.

● Independently Developed Event Cloud Data Center

The company has developed its own cloud data center to serve the event operation. It collects data from various aspects such as games and players in the event, sorts out the formats of the collected data and conducts multi-dimensional statistics through scientific and professional algorithms. The statistical data will be passed on to the studio through the interface and become the data for the packaged display in the live streaming to enhance the user’s live viewing experience. Meanwhile, the data will be exported to partners such as media as query pages and documents and published and distributed in the form of graphics. The events the Center served includes Onmyoji Arena Pro League, Peacekeeper Elite League, and P1 Kartrider League. In the future, the Company will develop and establish more data dimensions to exploit more application scenarios in areas such as helping establish professional clubs and cultivate excellent players for new games.

● Online CG Packaging System

Based on the Xpression graphics engine, the Company’s technical team has independently developed an online CG packaging system for broadcasting and live streaming of the E-sports tournaments, making it more capable of meeting complex and changeable functional requirements. Xpression graphics engine provides online graphics packaging solutions for top major events, such as the National Basketball Association in the US and the National Football League in the US. Specific applications of the Company’s online CG packaging system are as follows.

A.	By interacting with the game data through the data interface, presenting real-time information and content in the game with animation and data.
B.	sending commands to the graphics packaging engine through a real-time programmable data background system to achieve accurate data delivery and animation effect control.
C.	controlling all video and audio devices collectively through instructions over the network to effectively control devices on all nodes over the entire network and synchronizing the overall visual effect with other multimedia devices for the best multimedia experience of broadcasting and live streaming.

NATIONAL LEAGUE ◆ 大区联赛

KDA
5/0/10

参团率
33.5%

承伤占比
45.5%

伤害占比
25.2%

EDG PLAYER

沪

MVP

The league of Legends Wild Rift League (WRL), June 2022 using NeoTV’s online CG Packaging.

● True Three-Dimensional Virtual Studio

The Company adopts advanced virtual studio recording method in content production. The recording method is applied in the green boxes built for virtual image matting, and the supporting virtual system is applied in real-time virtual imaging. Backed by RayTracing technology and real-time rendering technology, a true three-dimensional virtual scene construction is presented.

The Naruto Mobile Competition, June 2022 using NeoTV’s True Three Dimensional Virtual Studio.

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● Extended Reality (XR) refers to the combination of reality and virtuality through computers to create a virtual environment that can interact with people. It includes AR (augmented reality), VR (virtual reality), MR (mixed reality), and other technologies. Through the integration of the three visual interaction technologies, the participant experiences the “immersion” of a seamless transformation between the virtual and real worlds.

The King’s Glory National Competition, December 2021 using NeoTV XR technology.

Data Security and Safety Measures

We have designed and integrated safety policies and procedures across the full scope of our business. We guarantee the safety of our security, confidentiality, availability and compliance of our network and data through anti-virus software and settings, internal security testing, external third-party penetration testing, regular data backup, data download control and other technical means.

Competition

We are largely dependent on the continued popularity of E-sports generally and, in particular, the popularity of the E-sports tournaments and variety show business we operate. Changes in the popularity of E-sports globally, or in particular countries or regions, could be influenced by competition from other E-sports or alternative forms of entertainment. A change in E-sports viewers’ or athletes’ tastes, changes in perceptions relating to particular E-sports, or a popularity shift towards E-sports tournaments that are currently under-represented or not represented at all in our offerings, could result in reduced engagement in the tournaments that we operate or otherwise reduce the value of our offerings. We also depend on the continued popularity of the underlying games of the E-sports tournaments we operate, which would in turn affect the popularity of the associated E-sports tournaments and content.

Even though we rank second in E-sports tournament operation market, the E-sports industry is highly competitive that we still face competitions.

In the case of our E-sports tournament operations and variety show business, we face competition principally from other companies that are engaged in tournament operation like us. Game developers and publishers and league owners may find other service providers to be more cost-efficient, more effective or more familiar with certain geographic regions, particularly in markets where our competitors have or are able to establish a more significant local presence than we can.

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We also face potential competition from in-house solutions and non-traditional media companies that perform services similar to the Company’s services. If such competitors increase their focus on E-sports-related content, we may find it difficult to compete with them, particularly as some of the potential competitors have greater financial, technical and other resources than we do. In China, certain large internet companies are increasingly investing in E-sports businesses, including in E-sports-related content and media channel development, which may impact the growth or profitability of our businesses. Even if we are successful in competing in providing and distributing content, the profitability of such services may be less than what we have been able to achieve historically, which could have a material adverse effect on our business, results of operations, financial condition or prospects.

According to the iResearch Report, we are ranked second in the revenue of the E-sports tournament operation industry with 13.3% market share in the overall industry in 2021 in China, and ranked as second in amount of E-sports tournaments operation with the annual number of E-sports tournaments exceed 6000. In addition, we are ranked second in revenue of the E-sports tournaments content and program production industry, with 11.1% market share in the overall industry in 2021

Competitors

According to iResearch, our E-sports tournaments competitors include VSPN, ImbaTV, FUNSPARK, EM ELECTRONIC SPORTS, GaoJing Culture, LiChang E-sports, XianZhi E-sports, PGL, DSPORT, etc. Potential competitors mainly include: Tencent, Netease, Perfect World, Weibo, Huya, Doyu, BiliBili, Kwai, etc. These enterprises may operate or undertake E-sports tournaments by themselves.

Key Success Factors

● Leading E-sports tournament operation resources

Leading E-sports tournaments are the core of the development of E-sports industry. Getting the operation opportunities of these E-sports tournaments is very important for the development of the Company.

● Number and type of E-sports tournaments operation

The operation number of E-sports tournaments and the coverage of different categories of E-sports events are proof of the revenue guarantee and operation ability of E-sports tournament operators.

● Experience and technology

The industry experience and top events operation experience of leading enterprises lay the foundation for the Company to obtain new projects.

● Diversified revenue sources

E-sports tournament operation enterprises cannot rely solely on events operation to obtain revenue, which will face the risk that the event copyright owner will withdraw the operation right and so on. Expanding the content and program income of E-sports tournaments and the operating income of E-sports fans can further expand the competitive advantage of enterprises.

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Our Competitive Advantages

●	E-sports events operation leader in China. Founded in 2006, we are a forerunner of China’s eSport industry. We are deeply engaged in national and multi-sport event in E-sports, operating various kinds of individual events, and producing many industry-renowned programs. According to iResearch Report, in 2022, we ranked No.2 in terms of the number of E-sports events organized in China.

According to the statistics of the Ministry of Industry and Information Technology of China, by the end of 2021, a total of 1.425 million 5G base stations have been built and opened in China, and more than 650,000 new 5G base stations were built in 2021. In September 2022, the total number of 5G base stations in China reached 2.22 million, a net increase of 795,000 compared with the end of 2021, accounting for 20.7% of the total number of mobile base stations. At the same time, the total number of 5G package users of China’s three major telecom operators has exceeded 1 billion. At present, the total number of China’s 5G base stations accounts for more than 60% of the world’s total number of 5G base stations. The 5G network has covered all prefecture level urban areas, more than 92% of towns and townships in the country. 5G mobile phone users have exceeded 510 million, making it the largest user group in the world. With the popularity of 5G, more and more mobile phone users will be able to participate in and watch e-sports events more conveniently and smoothly at any time and anywhere, so that more people can participate in e-sports, thus making the e-sports industry develop faster.

Based on China’s vigorous construction of 5G, the huge advantages of 5G in network operation speed and the huge number of 5G users in China, the Company has developed 5G-based panoramic projection device, remote cloud live broadcast, virtual studio technology and other proprietary technologies. Since 2017, the VIE has been recognized by the PRC government as a “High and New Technology Enterprise” (“HNTE”), a China national reward granted only to high-tech companies.

●	Industry leading technology. As of the signing date of this public offering prospectus, we own 35 software copyrights and 23 patents. We have successfully developed 5G based panoramic projection device, remote cloud live broadcast, virtual studio technology and other proprietary technologies. Since 2017, the VIE has been recognized by the PRC government as a “High and New Technology Enterprise” (“HNTE”), a China national reward granted only to high-Tech companies.

●	Top-notch tournament production and operation capabilities. We ranked No.2 in terms of revenue of E-sports events content and program production in China according to iResearch Report. We operate top tier official E-sports tournaments such as National Electronic Sports Open (NESO), Tencent Global E-sports Arena (TGA), Hearthstone Gold Series Open etc.

●	High quality young talent. We have a young and stable team with over 90% of them under 35-years old for better service for young generation clients. We have developed staff incentive system, promotion system and implemented wellness management in daily operation to ensure the stability of the core staffs. We select professional talents from the top gamers, professional players and coaches of mainstream E-sports games, and sets up professional guide teams, scriptwriting and data teams, and game director teams.

●	Our visionary management team. We have a proven track record of relevant industry background. Our founder, chairman and chief executive officer, Mr. Yuxin Lin, is a well-recognized entrepreneur in China’s game and E-sports industries, who graduated from Fashion Institute of Design & Merchandising in the US. Mr. Lin, together with our senior management team, who have accumulated deep insights through years of experience in E-sports industries, has led our company to achieve market leadership in E-sports tournament industry in China.

Our Growth Strategies

We intend to achieve our mission and further grow our business by pursuing the following strategies:

●	Develop and maintain our services as a prominent E-sports event operator in China in the E-sports tournament operation industry.
●	Develop innovative E-sports tournament broadcasting technology to enhance user experience.
●	Expand business to targeted overseas markets and build a global E-sports ecosystem.
●	Develop and establish E-sports products for young users.
●	Explore deep integration of E-sports in the metaverse field.

Intellectual Property

Trademark

As of the date of this prospectus, NeoTV Shanghai, the VIE, has 14 trademarks registered with the Trademark Office of the China National Intellectual Property Administration. Among these 14 trademarks, 8 trademarks were transferred from Shanghai Liting Infotech Company Ltd. (“Liting”) to NeoTV Shanghai. Mr. Lin, the Company’s Chairman and CEO is also the founder and CEO of NeoTV Shanghai and a beneficial owner of 98% equity in Liting. The following chart shows a list of these trademarks:

No.	Right Holder	Trademark Representations	Classification	Registration No.	Registration Duration（mmddyyyy- mmddyyyy）	Category	Obtaining Method	other rights
1.	NeoTV Shanghai	网映(Wangying)	Class 41	13129621	01.07.2015 -01.06.2025	Organize education or entertainment contests; organize shows; entertainment etc.	Transferred from Shanghai Liting Infotech Company Ltd	NONE
2.	NeoTV Shanghai	网映(Wangying)	Class 38	13129581	01.14.2015-01.13.2025	TV broadcasting, computer communications，wireless radio etc.	Transferred from Shanghai Liting Infotech Company Ltd	NONE
3.	NeoTV Shanghai	网映(Wangying)	Class 42	13129666	01.21.2015-01.20.2025	Technology research; computer software design; computer programing etc.	Transferred from Shanghai Liting Infotech Company Ltd	NONE

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4.	NeoTV Shanghai		Class 41	12097889	07.14.2014-07.13.2024	Organize education or entertainment contests; organize shows; entertainment etc.	Transferred from Shanghai Liting Infotech Company Ltd	NONE
5.	NeoTV Shanghai		Class 38	12097852	07.14.2014-07.13.2024	TV broadcasting, computer communications，wireless radio etc.	Transferred from Shanghai Liting Infotech Company Ltd	NONE
6.	NeoTV Shanghai	电竞圈 (Dianjingquan)	Class 42	15254052	10.14.2015-10.13.2025	Technology research; computer software design; computer programing etc.	Transferred from Shanghai Liting Infotech Company Ltd	NONE
7.	NeoTV Shanghai	电竞圈 (Dianjingquan)	Class 9	15254022	10.14.2015-10.13.2025	Computer; computer related devices; computer game software; Tablet computer; downloadable computer application software etc.	Transferred from Shanghai Liting Infotech Company Ltd	NONE
8.	NeoTV Shanghai	电竞圈 (Dianjingquan)	Class 38	15254039	11.14.2015-11.13.2025	TV broadcasting, computer communications，wireless radio etc.	Transferred from Shanghai Liting Infotech Company Ltd	NONE
9.	NeoTV Shanghai	电竞圈 (Dianjingquan)	Class 43	19010035	3.21.2017-3.20.2027	Accommodation agency; café, restaurant; bar service; teahouse etc.	Original	NONE
10.	NeoTV Shanghai	电竞圈 (Dianjingquan)	Class 41	24264979	5.14.2018-5.13.2028	Organize sports contest; provide TV programs through on-demand video transmission (not downloadable); show production etc.	Original	NONE
11.	NeoTV Shanghai	NEOTV	Class 41	17058497	8.14.2016 -8.13.2026	Organize education or entertainment contests; organize shows; entertainment etc.	Original	NONE
12.	NeoTV Shanghai	NSL NEOTV STAR LEAGUE	Class 41	26165966	8.21.2018-8.20.2028	Organize sports contest; provide TV programs through on-demand video transmission (not downloadable); show production etc.	Original	NONE
13.	NeoTV Shanghai		Class 38	33008476	5.07.2019 -5.06.2029	TV broadcasting, computer communication，wireless radio etc.	Original	NONE
14.	NeoTV Shanghai		Class 41	33014718	5.07.2019 -5.06.2029	Organize sports contest; provide TV programs through on-demand video transmission (not downloadable); show production etc.	Original	NONE

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Copyright

As of the date of this prospectus, NeoTV Shanghai, the VIE, has registered 35 copyrights with the PRC National Copyright Administration. The following chart shows a list of these Copyrights:

No.	Copyright Title	Owner	Registration No.	Copyright Registration （MM-DD-YYYY）	Obtaining Method
1.	NeoTV E-Sports Group software [Short name: E-Sports Group] V1.0	NeoTV Shanghai	2015SR205130	10.24.2015	Original
2.	Second generation Android -based E-Sports Group application system of NeoTV [Short name: E-Sports Group for Android] V2.0	NeoTV Shanghai	2016SR253883	09.08.2016	Original
3.	The software of dynamic event engine system of NeoTV [short name: event engine] V1.0	NeoTV Shanghai	2016SR253683	09.08.2016	Original
4.	NeoTV online event management application system software [short name: event management software] V1.0	NeoTV Shanghai	2016SR253726	09.08.2016	Original
5.	Second generation IOS E-Sports Group application system of NeoTV [Short name: E-Sports Group for IOS] V2.0	NeoTV Shanghai	2016SR253671	09.08.2016	Original
6.	IOS E-Sports Group application system of NeoTV [Short name: E-Sports Group for IOS] V1.0	NeoTV Shanghai	2016SR253735	09.08.2016	Original
7.	Android E-Sports Group application system of NeoTV [Short name: E-Sports Group for Android] V1.0	NeoTV Shanghai	2016SR253674	09.08.2016	Original
8.	NeoTV APP application system software for IOS V3.0	NeoTV Shanghai	2018SR617592	08.04.2018	Original
9.	NeoTV APP E-Sports Group application software for Android V1.0	NeoTV Shanghai	2018SR649093	08.15.2018	Original
10.	Online and offline sports selection system software V1.0 for NeoTV division events	NeoTV Shanghai	2018SR617518	08.03.2018	Original
11.	NeoTV user event organization & management system software V1.0	NeoTV Shanghai	2018SR617567	08.04.2018	Original
12.	Internet user-based E-Sports Group data statistics system software V1.0 of NeoTV	NeoTV Shanghai	2018SR617564	08.04.2018	Original
13.	NeoTV partial event information presentation software based on NESO large-scale events V1.0	NeoTV Shanghai	2018SR617565	08.04.2018	Original
14.	Internet-based synthesis system software V1.0 for NeoTV dynamic events	NeoTV Shanghai	2018SR617520	08.03.2018	Original
15.	NeoTV E-sports event recording replay operation software V1.0	NeoTV Shanghai	2018SR617519	08.03.2018	Original
16.	NeoTV E-Sports Group user operation system software V1.0	NeoTV Shanghai	2018SR617566	08.04.2018	Original
17.	helper software based on League of Legends for College self-launched event of NeoTV (V 1.0)	NeoTV Shanghai	2019SR0893745	08.28.2019	Original
18.	Community management system software for NeoTV User event V 1.0	NeoTV Shanghai	2019SR0893731	08.28.2019	Original

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19.	NeoTV event-based task management system software V1.0	NeoTV Shanghai	2019SR0893589	08.28.2019	Original
20.	NeoTV event-based credits management system software V1.0	NeoTV Shanghai	2019SR0893462	08.28.2019	Original
21.	Online event management application-based NeoTV NESO event division system software V1.0	NeoTV Shanghai	2019SR0893017	08.28.2019	Original
22.	NeoTV mobile terminal event operation system software V 1.0	NeoTV Shanghai	2019SR0892681	08.28.2019	Original
23.	NeoTV refereeing operation system software for MOBA mobile game event V1.0	NeoTV Shanghai	2021SR0470340	03.30.2021	Original
24.	NeoTV event management system software for MOBA computer games V1.0	NeoTV Shanghai	2021SR0470339	03.30.2021	Original
25.	NeoTV refereeing operation system software for MOBA computer gamesV1.0	NeoTV Shanghai	2021SR0470338	03.30.2021	Original
26.	NeoTV caption operation system software for MOBA mobile games V1.0	NeoTV Shanghai	2021SR0472091	03.30.2021	Original
27.	NeoTV refereeing operation system software for speed race mobile gamesV1.0	NeoTV Shanghai	2021SR0472071	03.30.2021	Original
28.	NeoTV caption operation system software for speed race mobile games V1.0	NeoTV Shanghai	2021SR0472358	03.30.2021	Original
29.	NeoTV data inquiring backstage system software for MOBA mobile games V1.0	NeoTV Shanghai	2021SR0472276	03.30.2021	Original
30.	NeoTV caption operation system software for tactical competitive shooting event V1.0	NeoTV Shanghai	2021SR0472217	03.30.2021	Original
31.	NeoTV refereeing operation system software for tactical competitive shooting event V1.0	NeoTV Shanghai	2021SR0469974	03.30.2021	Original
32.	NeoTV event management system software for tactical competitive shooting events V1.0	NeoTV Shanghai	2021SR0469975	03.30.2021	Original
33.	NeoTV Player-versus-player arrangement operation system software for MOBA mobile games V1.0	NeoTV Shanghai	2021SR0472070	03.30.2021	Original
34.	NeoTV management system software for MOBA mobile game events V1.0	NeoTV Shanghai	2021SR0422735	03.19.2021	Original
35.	NeoTV management system software for speed race mobile game events V1.0	NeoTV Shanghai	2021SR0422734	03.19.2021	Original

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Patent

As of the date of this prospectus, NeoTV Shanghai has registered 23 utility model patents with the National Intellectual Property Administration. The following chart shows a list of these Patents:

NO.	Patentee	Patent Title	Patent Type	Patent NO.	Application Date (MM-DD-YYYY)	Authorization Publication Date (MM-DD-YYYY)	licensed to third parties	Other Rights	Obtain Method
1.	NeoTV Shanghai	Stage lighting system	Utility Model	ZL201520436435.0	06.24.2015	11.25.2015	NO	NONE	Original
2.	NeoTV Shanghai	Outdoor advertising system	Utility Model	ZL201520436456.2	06.24.2015	11.25.2015	NO	NONE	Original
3.	NeoTV Shanghai	Portable live streaming switcher workstation	Utility Model	ZL201520436276.4	06.24.2015	11.25.2015	NO	NONE	Original
4.	NeoTV Shanghai	Internet Live streaming studio system	Utility Model	ZL201520436317.X	06.24.2015	11.25.2015	NO	NONE	Original
5.	NeoTV Shanghai	Internet games live streaming system	Utility Model	ZL201520436421.9	06.24.2015	11.25.2015	NO	NONE	Original
6.	NeoTV Shanghai	A device to switch TV signal to live streaming signal	Utility Model	ZL201520436337.7	06.24.2015	11.25.2015	NO	NONE	Original
7.	NeoTV Shanghai	Internet games live streaming system	Utility Model	ZL201520436422.3	06.24.2015	12.02.2015	NO	NONE	Original
8.	NeoTV Shanghai	Cellular network live streaming switching workstation	Utility Model	ZL201520436434.6	06.24.2015	12.09.2015	NO	NONE	Original
9.	NeoTV Shanghai	An image acquisition output system for high-speed action camera	Utility Model	ZL201821387794.1	08.28.2018	04.05.2019	NO	NONE	Original
10.	NeoTV Shanghai	A multi-modulation live streaming system for games	Utility Model	ZL201821506403.3	09.14.2018	04.05.2019	NO	NONE	Original

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11.	NeoTV Shanghai	A live streaming caption transmission system	Utility Model	ZL201821505590.3	09.14.2018	04.05.2019	NO	NONE	Original
12.	NeoTV Shanghai	An OB image live streaming system	Utility Model	ZL201821641098.9	10.10.2018	04.12.2019	NO	NONE	Original
13.	NeoTV Shanghai	An AR live streaming system with virtual reality effects	Utility Model	ZL201821642446.4	10.10.2018	04.12.2019	NO	NONE	Original
14.	NeoTV Shanghai	A talking system for electronic sports	Utility Model	ZL201821642448.3	10.10.2018	07.05.2019	NO	NONE	Original
15.	NeoTV Shanghai	A panoramic screen projection device for live streaming based on 5G Internet	Utility Model	ZL202120484562.3	03.08.2021	01.25.2022	NO	NONE	Original
16.	NeoTV Shanghai	A TVU ONE backpack for electronic sports live streaming	Utility Model	ZL202120484654.1	03.08.2021	05.03.2022	NO	NONE	Original
17.	NeoTV Shanghai	A heat-dissipation device based on 5G internet switch	Utility Model	ZL202120484645.2	03.08.2021	03.04.2022	NO	NONE	Original
18.	NeoTV Shanghai	A 5G internet signal switching device for electronic sports live streaming	Utility Model	ZL202120484658.X	03.08.2021	03.04.2022	NO	NONE	Original
19.	NeoTV Shanghai	A live broadcast router for 5G network live broadcast	Utility Model	ZL202120969645.1	05.07.2021	11.23.2021	NO	NONE	Original

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20.	NeoTV Shanghai	A 5G network live broadcast terminal	Utility Model	ZL202120952411.6	05.07.2021	11.26.2021	NO	NONE	Original
21.	NeoTV Shanghai	A 4K system transmission device for live broadcast of E-sports tournaments	Utility Model	ZL202120952404.6	05.07.2021	11.26.2021	NO	NONE	Original
22.	NeoTV Shanghai	A data storage device for live broadcast of E-sports tournaments	Utility Model	ZL202120952415.4	05.07.2021	11.26.2021	NO	NONE	Original
23.	NeoTV Shanghai	A Data Linkage Receiving Device for Live Broadcasting of E-sports tournaments	Utility Model	ZL202120952443.6	05.07.2021	11.26.2021	NO	NONE	Original

Domain Name

As of the date of signing this prospectus, we have registered 6 domains, only NeoTV. com.cn is in use and it is our main website.

Domain Name	Territory
neotv.com.cn	China
Neotv.cn	China
Dianjingquan.net	China
Dianjingquan.cn	China
Dianjingquan.com.cn	China
Esportcluba.com	China

Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to infringe upon our intellectual property rights. In addition, third parties may initiate litigation against us alleging infringement of their intellectual property rights. See “Risk Factors—Risks Related to Our Business and Industry—We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.”

As of the date of this prospectus, we have not been subject to any material dispute or claims for infringement upon third-party trademarks, licenses, and other intellectual property rights in China.

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Employees

As of the date of this prospectus, the VIE and the VIE Subsidiaries had a total of 105 full-time employees located in China. The following table sets forth the breakdown of our employees by function as of the date of this prospectus:

Function	Number	% of Total

Management and Administration	13	12.4%
Accounting	4	3.8%
E-sport Tournament and Variety Show	39	37.1%
Business Development	18	17.1%
Research and Development	31	29.6%

Total	105	100%

We believe our employees’ compensation packages are competitive and we have created a merit-based work environment that encourages initiative. As a result, we have generally been able to attract and retain qualified personnel and maintain a stable core management team.

We are required by applicable PRC laws and regulations to participate in various statutory employee benefit plans, including social insurance, medical insurance, maternity insurance, workplace injury insurance, unemployment insurance, and pension benefits through a PRC government-mandated multi-employer defined contribution plan. Pursuant to PRC regulations, we are required to contribute specific percentage of salaries, bonuses, and allowances (up to a maximum amount, specified by local governmental regulations) to the employee benefit plan. As of the date of this prospectus, we have made adequate social insurance and housing fund contributions for all employees as required by PRC regulations.

We enter into standard labor agreements with our full-time employees with standard confidentiality and non-compete provisions.

We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes, which may have, or have had in the recent past, material adverse effects on our financial position or profitability.

Property and Facilities

Our principal executive office is located at Building 1, Block 2, No.40 WenShui Road, Jing’an District, Shanghai, China, 200072, 86-21-60952795, where we lease such property from Shanghai Wanfu Asset Management Co., Ltd with an area of 1716.36 square meter (approximately 18,474.75 square feet), with a lease term from July 1st, 2021 to December 31st, 2025 and a monthly rent of RMB 187,941.42. We have priority to renew the lease as long as we use the property for the same purpose, but we are required to notify the landlord at least 3 months in advance if we would like to renew the lease.

Lessee	Location	Area (square meter)	Annual Rent (RMB)	Term	Usage
NeoTV Shanghai	West Side, Floor 2, Building 1, No. 865, Dongtai East Road, Baoshan District, Shanghai China	450	130,800	July 1, 2022 to June 30, 2024	Warehouse
NeoTV Shanghai	Building 1, Block 2, No.40 WenShui Road, Jing’An District, Shanghai, China	1716.36	2,255,297	July 1, 2021 to December 31, 2025	Office
NeoTV Shanghai	No. 1551, Guangyan Road, Jing’an District, Shanghai, China	1134	2,235,114	June 15, 2020 to June 14, 2024	Studio

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PRC REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in the PRC.

REGULATIONS RELATING TO FOREIGN INVESTMENT

The establishment, operation and management of companies in China are mainly governed by the PRC Company Law, as most recently amended in 2018, which applies to both domestic companies and foreign-invested companies. Prior to January 1, 2020, the fundamental laws governing the foreign-invested enterprises were the Sino-foreign Equity Joint Venture Enterprise Law of the PRC, the Sino-foreign Cooperative Joint Venture Enterprise Law of the PRC, and the Wholly Foreign-invested Enterprise Law of the PRC, together with their implementation rules and regulations. On March 15, 2019, the National People’s Congress of the PRC approved the Foreign Investment Law of the PRC (the “Foreign Investment Law”), which came into effect on January 1, 2020 and replaced the Sino-foreign Equity Joint Venture Enterprise Law of the PRC, the Sino-foreign Cooperative Joint Venture Enterprise Law of the PRC and the Wholly Foreign-invested Enterprise Law of the PRC. Pursuant to the Foreign Investment Law, “foreign investment” refers to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (ⅳ) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council.

On December 26, 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law of the PRC (the “Implementing Rules”), with effect from January 1, 2020 to ensure the effective implementation of the Foreign Investment Law. The Implementing Rules provide that foreign-invested enterprises that invest in the PRC shall be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law and the Implementing Rules stipulate that the PRC implements a system of pre-entry national treatment plus negative list for the administration of foreign investment. “Pre-entry national treatment” means the treatment given to foreign investors and their investment at the market accessing stage being not less favorable than that given to domestic investors and their investment. “Negative list” means the special administrative measures stipulated by the State for foreign investment’s access to specific areas. Foreign investors shall not invest in any area where foreign investment is prohibited as set out in the negative list; foreign investors shall meet the conditions prescribed in the negative list before investing in any area where foreign investment is restricted. Thus, the PRC grants national treatment to foreign investment outside the negative list. The currently effective negative list is published by the National Development and Reform Commission and the Ministry of Commerce on December 27, 2021, which became effective on January 1, 2022 (the “2021 Negative List”).

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Except for the regulations on market entry, the Foreign Investment Law and the Implementing Rules undertake to protect the investment, incomes and other legitimate rights and interests of foreign investors in China. The Foreign Investment Law and the Implementing Rules allow foreign investors’ profits, capital gains, intellectual property royalties and other gains to be freely remitted outward in accordance with the law. It also contains provisions aiming to promote foreign investment, including that the State’s policies supporting enterprise development are equally applicable to foreign-invested enterprises in accordance with the law.

In terms of foreign-invested enterprises established according to the Sino-foreign Equity Joint Venture Enterprise Law of the PRC, the Sino-foreign Cooperative Joint Venture Enterprise Law of the PRC or the Wholly Foreign-invested Enterprise Law of the PRC before the implementation of the Foreign Investment Law, the Foreign Investment Law provides that they may maintain their original organization forms within five years after the implementation of the Foreign Investment Law.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Information Reporting Measures for Foreign Investment jointly promulgated by the Ministry of Commerce and the State Administration for Market Regulation, which took effect on January 1, 2020, a foreign investment information reporting system shall be established and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the government through the enterprise registration system and the enterprise credit information publicity system, and the administration for market regulation shall forward the above investment information to the competent commerce departments in a timely manner. In addition, the Ministry of Commerce shall set up a foreign investment information reporting system to receive and handle the investment information and inter-departmentally shared information forwarded by the administration for market regulation in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

REGULATIONS RELATING TO E-SPORTS TORNAMENTS

According to the Interim Regulations on the Management of E-sports Tournaments which were promulgated by the Information Center of the General Administration of Sports of the PRC on July 24, 2015 and effective on the same day, no approval or license is required for any international and national E-sports tournaments, including commercial, amateur, non-profit E-sports tournaments, which are held not by the Information Center of the General Administration of Sport of PRC, and such E-sports tournaments can be held by any legitimate entities according to the laws.

The Measures for the Administration of National E-sports Tournaments (for Trial Implementation) were promulgated by the All-China Sports Federation and came into effect on November 30, 2006, pursuant to which, participating athletes must be at least 18 years of age. Participating organizations, athletes, coaches, and referees must hold a valid certificate recognized by the secretariat of the National Federation of Sports to be eligible to participate in E-sports tournaments that have been approved by various levels of sports authorities in E-sports tournaments.

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REGULATIONS RELATING TO RADIO AND TELEVISION PROGRAM PRODUCTION

According to the Administrative Provisions on the Production and Operation of Radio and Television Programs which were promulgated by the State Administration of Radio, Film and Television (currently known as the National Radio and Television Administration) on July 19, 2004, came into effect on August 20, 2004 and were amended on August 28, 2015 and on October 29, 2020 respectively, China adopts a licensing system regarding the establishment of the institutions that produce and operate radio and television programs or engaging in production and operation of radio and television programs. License to produce and operate radio or television programs shall be obtained for establishing institutions that produce and operate radio and television programs or engaging in production and operation of radio and television programs. The license holders shall not alter, lease, lend, transfer, sell or forge in any form such licenses. Those who violate these provisions shall be penalized according to the Administrative Regulations on the Radio and Television. Where radio and TV program production and operation units are established without license or where television dramas or other radio and television programs are produced without license, they will be banned, their special tools, equipment and program carriers for illegal activities will be confiscated, and a fine of not less than 10,000 yuan but not more than 50,000 yuan will be imposed. Pursuant to the 2021 Negative List, the foreign investment in radio and television program production and operation services is prohibited.

REGULATIONS RELATING TO VALUE-ADDED TELECOMMUNICATION SERVICES

The Telecommunications Regulations of the People’s Republic of China (the “Telecom Regulations”) promulgated by the State Council on September 25, 2000 and most recently amended on February 6, 2016, are the primary governing law for telecommunications services, and set out the general framework for the provision of telecommunications services for domestic companies. Under the Telecom Regulations, telecommunications services providers are required to procure operating licenses prior to their commencement of operations. The Telecom Regulations distinguish “basic telecommunications services” from “value-added telecommunication services” (the “VATS”). VATS are defined as telecommunications and information services provided through public networks. The Telecom Catalogue, as amended from time to time, was issued as an attachment to the Telecom Regulations to categorize telecommunications services as either basic telecommunications services or VATS.

The Administrative Measures on Telecommunications Business Operating Licenses, issued on March 1, 2009 and amended on July 3, 2017, set forth more specific provisions regarding the types of licenses required to operate VATS, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these measures, a commercial operator of VATS must first obtain a VATS license, otherwise such operator might be subject to sanctions including corrective orders and warnings from the competent administration authority, fines and confiscation of illegal gains and, in the case of significant non-compliance, the related websites may be ordered to close. These measures further distinguish between licenses for VATS conducted in a single province, which are issued by the provincial-level counterparts of the Ministry of Industry and Information Technology (the “MIIT”) and licenses for cross-regional VATS, which are issued by the MIIT. In addition, the licenses for foreign invested telecommunications business operators need to be applied with the MIIT. An approved telecommunications services operator must conduct its business in accordance with the specifications stated on its telecommunications business operating license.

Pursuant to the Administrative Measures on Internet Information Services, promulgated by the State Council in 2000 and amended in 2011, “internet information services” refer to the provision of information through the internet to online users, and are divided into “commercial internet information services” and “non-commercial internet information services.” A commercial internet information service operator must obtain an Internet Content Provider (the “ICP”) license before engaging in any commercial internet information services within China, while the ICP license is not required if the operator will only provide internet information on a non-commercial basis.

Pursuant to the Provisions on Administration of Foreign Invested Telecommunications Enterprises promulgated by the State Council on December 11, 2001 and most recently amended on March 29, 2022 and the 2021 Negative List, for the VATS falling within China’s commitment to the WTO to open up to foreign investment, except for e-commerce, domestic multi-communication, storage and forwarding and call center businesses, the ultimate foreign equity ownership in a VATS provider shall not exceed 50%.

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REGULATIONS RELATING TO COMMERCIAL PERFORMANCE

According to the Administrative Regulations on the Commercial Performance, which were promulgated by the State Council and last amended on November 29, 2020, a company engages in intermediary, agency and brokerage for on-site commercial performances, and/or hosting on-site commercial performances shall apply for the commercial performance licenses. In addition, for each commercial performance event, a commercial performance event approval shall be obtained from the local government authority of culture.

On March 5, 1998, the Ministry of Culture (currently known as the Ministry of Culture and Tourism) promulgated the Implementation Rules to the Administrative Regulations on the Commercial Performance, which were last amended on May 13, 2022 and further provide that the commercial performance provided in the Administrative Regulations on the Commercial Performance refers to the on-site cultural and artistic performances to the public for the purpose of making profits with methods including selling tickets or getting sponsors, paying or remunerating performing entities or individuals, using the performances as a medium for promotions or for promoting sale of products and in other profitable forms.

On August 30, 2021, Ministry of Culture and Tourism issued Measures for the Administration of the Internet Performance Brokerage Entities, which provide that the internet performance brokerage (agency and marketing services for event performances) entities refer to the entities that engaged in the operation business of organizing, producing and marketing the internet performances and/or the brokerage business of agency. The internet performance brokerage entities shall obtain the commercial performance licenses before conducing the internet performance brokerage business. These measures also provide that an internet performance brokerage entity may not induce users to consume on a live streaming platform by such means as making false consumption and taking the lead in giving a reward, nor may hype by such means as ranking of rewards and false publicity. Internet performance brokerage entities shall strengthen constraints on internet performers who have contracted with them, require that such internet performers should not induce users to consume on live streaming platforms for internet performances by such means as verbal stimulation, unreasonable special treatment, promised rebates, offline contact or interaction, or giving of pictures or videos containing illegal content.

On December 13, 2021, Ministry of Culture and Tourism issued Measures for the Administration of Performance Brokers, which came into effect on March 1, 2022 and provide that the State adopts a professional qualification accreditation system for performance brokers. Persons engaged in performance brokerage activities within the territory of the PRC shall pass performance brokerage qualification examinations, obtain performance brokerage qualification certificates, and assume their offices with such certificates. The Ministry of Culture and Tourism exercises supervision and administration over the qualification recognition and practicing activities of performance brokers.

REGULATIONS RELATING TO LARGE-SCALE MASS ACTIVITIES

According to the Regulations on Security Administration of Large-Scale Mass Activities, which were promulgated by the State Council on September 14, 2007 and came into effect on October 1, 2007, any undertaker of large-scale mass activities shall be responsible for the activity’s security. Under these regulations, large-scale mass activities refer to the following activities that legal persons or other organizations hold for the public with the number of participants expected to reach 1,000 or more each time: sports competitions, cultural and artistic performances like concerts, exhibitions, spot sales, etc. For large-scale mass activities with an anticipated public participation of more than 1,000 but less than 5,000 people, a permit from the public security bureau at the county level shall be obtained; for large-scale mass activities with an anticipated public participation of more than 5,000 people, a permit from the public security bureau at the municipal level shall be obtained; for large-scale mass activities are held across provinces, autonomous regions and centrally administered municipalities, a permit from the Ministry of Public Security of P.R.C. shall be obtained.

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REGULATIONS RELATING TO CYBERSEUCIRYT AND DATA SECURITY

According to the Cybersecurity Law of the PRC (the “Cybersecurity Law”) which was promulgated by the Standing Committee of the National People’s Congress of the PRC (the “SCNPC”) on November 7, 2016 and came into effect on June 1, 2017, network operators shall take all necessary measures in accordance with applicable laws, regulations and compulsory national requirements to safeguard the safe and stable operation of networks, respond to cybersecurity incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data. The Cybersecurity Law also stipulates that the China adopts classified system for cybersecurity protection, under which network operators are required to fulfil relevant obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and to prevent network data from being disclosed, stolen or tampered.

On September 22, 2020, the Ministry of Public Security issued the Guiding Opinions on Implementing the Cyber Security Protection System and Critical Information Infrastructure Security Protection System to further improve the national cyber security prevention and control system. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) and several other government authorities published the Revised Cybersecurity Review Measures, which came into effect on February 15, 2022 and replaced the previous version. Pursuant to these measures, the purchase of network products and services by a critical information infrastructure operator or the data processing activities of a network platform operator that affect or may affect national security will be subject to a cybersecurity review. In addition, network platform operators with personal information of over one million users shall be subject to cybersecurity review before listing in foreign countries. The competent governmental authorities may also initiate a cybersecurity review against the operators if the authorities believe that the network product or service or data processing activities of such operators affect or may affect national security. Article 10 of the Revised Cybersecurity Review Measures also sets out certain general factors which would be the focus in assessing the national security risk during a cybersecurity review, including (i) risks of critical information infrastructure being illegally controlled or subject to interference or destruction; (ii) the harm caused by the disruption of the supply of the product or service to the business continuity of critical information infrastructure; (iii) the security, openness, transparency and diversity of sources of the product or service, the reliability of supply channels, and risks of supply disruption due to political, diplomatic, trade and other factors; (iv) compliance with PRC laws, administrative regulations and departmental rules by the provider of the product or service; (v) the risk of core data, important data or a large amount of personal information being stolen, leaked, damaged, illegally used, or illegally transmitted overseas; (vi) the risk that critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, and maliciously used by foreign governments for a listing, as well as network information security risks; and (vii) other factors that may endanger the security of critical information infrastructure, cybersecurity and data security.

On July 30, 2021, the State Council promulgated the Regulations on Security Protection of Critical Information Infrastructures, which took effect on September 1, 2021 and provide that “critical information infrastructures” refer to any important network facilities or information systems of important industries or fields such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, and any other important network facilities or information systems which may endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, relevant administration departments of each critical industry and sector, or Protection Departments, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or field. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. The regulations further require critical information infrastructures operators, among others, (i) to report to the competent Protection Departments in a timely manner when the identification result may be affected due to material changes in the critical information infrastructures; (ii) to plan, construct or put into use the security protection measures and the critical information infrastructures simultaneously; and (iii) to report to the competent Protection Departments in a timely manner in the event of merger division or dissolution, and deal with critical information infrastructures as required by the competent Protection Departments. Operators in violation of the regulations may be ordered to rectify, subject to warnings, fines and other administrative penalties or even criminal liabilities, and the directly responsible personnel in charge may also be imposed on fines or other liabilities.

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On June 10, 2021, the SCNPC promulgated the Data Security Law of the PRC (the “Data Security Law”), with effect from September 1, 2021. The Data Security Law establishes a data classification and hierarchical protection system depending on the importance of the data in economic and social development, and the damage caused to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used. Under the Data Security Law, critical information infrastructure operators shall be subject to the Cybersecurity Law in connection with the cross-border transfer of important data collected and generated through their operations in China; and the cross-border transfer of important data collected and generated by other data processors shall be subject to the administrative measures adopted by the CAC in conjunction with other competent departments.

On July 7, 2022, the CAC promulgated the Security Assessment Measures for Cross-border Data Transfers with effect from September 1, 2022, a data processor shall declare security assessment for its outbound data transfer if: (i)where a data processor provides critical data abroad;(ii) where a critical information infrastructure operator or a data processor processing the personal information of more than one million individuals provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals in total abroad since January 1 of the previous year; and (iv) any other circumstances prescribed by the CAC.

On November 14, 2021, the CAC released the Regulations for the Administration of Network Data Security (Draft for Comments) (the “Draft Network Data Security Regulations”). The Draft Internet Data Security Regulations cover a wide range of internet data security issues, including the supervision and management of data security in the PRC, and apply to situations using networks to carry out data processing activities. The Draft Network Data Security Regulations set out general guidelines covering subjects including protection of personal information, security of important data, security management of cross-border data transmission, obligations of internet platform operators, supervision and management, and legal liabilities of internet data security. The Draft Network Data Security Regulations also require a data processor to apply to the CAC for cybersecurity review if it process the personal information of more than one million individuals and goes listing in foreign countries. As of the date of this prospectus, the Draft Network Data Security Regulations were released for public comment only, and the provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty.

REGULATIONS RELATING TO PRIVACY PROTECTION

The Civil Code of the PRC, issued by the National People’s Congress of the PRC on May 28, 2020 and effective from January 1, 2021, provides legal basis for privacy and personal information infringement claims under the Chinese civil laws.

Criminal Law of the PRC, as amended on December 26, 2020, prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways.

According to the Personal Information Protection Law of the PRC which was promulgated by the SCNPC on August 20, 2021 and came into effect on November 1, 2021, personal information shall be handled in accordance with the principles of lawfulness, legitimacy, necessity and good faith, and it is not allowed to handle personal information by misleading, fraud, coercion or otherwise. It creates a range of compliance obligations and sets forth specific requirements on protection of electronic and non-electronic information which is related to identified or identifiable natural persons.

According to the Law of the PRC on the Protection of Minors (2020 Revision), which was promulgated by the SCNPC on October 17, 2020 and came into effect on June 1, 2021, information processors shall obtain consent from minors’ parents or other guardians when processing personal information of minors under the age of 14 via the internet. In addition, information processors must promptly take measures to correct or delete the personal information of minors if alerted by the minors, parents or other guardians.

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REGULATIONS ON LAND OR PROPERTY USE

In June 1986, the SCNPC promulgated the Land Administration Law of the PRC, which was last amended on August 26, 2019 and became effective on January 1, 2020. In January 1991, the State Council published Regulations for Implementation of the Land Administration Law of the PRC which was last amended on July 2, 2021 and came into effect on September 1, 2021. According to the Land Administration Law and its regulations, enterprises and individuals shall use land strictly in accordance with the purpose stipulated in the land use master plan. Construction entities shall use state-owned land according to the stipulations of the land use right assignment contract or according to the provisions of the approval documents relevant to the allocation of land use rights. The conversion of the construction purposes of the land shall receive the consent of the competent land administrative authority and be submitted to the people’s governments that originally granted land use approval. When changing the purpose of land within urban planning areas, consent shall be obtained from the relevant urban planning administration department before submission; without such approvals, the use of land specified in the relevant overall land utilization plan shall not be changed. Under these regulations, failure to comply with the approved usage may subject to fines or other penalties, including potentially being required by the relevant land administrative authority to return the land.

REGULATIONS RELATING TO LEASING

Pursuant to the Law on Administration of Urban Real Estate of the PRC which took effect in January 1, 1995 with the latest amendment in August 26, 2019, lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, liability for rent and repair, and other rights and obligations of both parties. Pursuant to Administrative Measures on Leasing of Commodity Housing which were promulgated by the Ministry of Housing and Urban-Rural Development on December 1, 2010 and came into effect on February 1, 2011, the lessor and the lessee shall complete property leasing registration and filing formalities within 30 days from execution of the property lease contract with competent authority, otherwise individuals or organizations who violate the provision shall be ordered to make correction within a stipulated period. Where the individual or organization failed to make correction within the stipulated period, a fine shall be imposed.

REGULATIONS RELATING TO INTELLECTUAL PROPERTY

Regulations on Copyright

Pursuant to the Copyright Law of the PRC (the “Copyright Law”), which was promulgated by the SCNPC and last amended on November 11, 2020 with effect from June 1, 2021, creators of protected works enjoy personal and property rights with respect to publication, authorship, alteration, integrity, reproduction, distribution, lease, exhibition, performance, projection, broadcasting, dissemination via information network, production, adaptation, translation, compilation and related activities. Under the Copyright Law, the term of protection for copyrighted software is 50 years. The Regulations on the Protection of the Right to Communicate Works to the Public over Information Networks, as most recently amended on January 30, 2013, provide specific rules on fair use, statutory license, and a safe harbor for use of copyrights and copyright management technology and specify the liabilities of various entities for violations, including copyright holders, libraries and internet service providers. The Computer Software Copyright Registration Measures, promulgated by the National Copyright Administration on February 20, 2002, regulate registrations of software copyrights, exclusive licensing contracts for software copyrights and assignment agreements. The National Copyright Administration administers software copyright registration and the Copyright Protection Center of China are designated as the software registration authority. The Copyright Protection Center of China grants registration certificates to the computer software copyrights applicants which meet the relevant requirements.

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Regulations on Trademark

Pursuant to the Trademark Law of the PRC, which was promulgated by the SCNPC and last amended on April 23, 2019 with effect from November 1, 2019, registered trademarks refer to trademarks that have been approved and registered by the Trademark Office of China National Intellectual Property Administration. Trademark registrants enjoy an exclusive right to use the trademark, which shall be protected by law. The initial effective term of a registered trademark is ten years and will be granted another ten-year effective term upon request after expiration of the first or any renewed ten-year term.

As with patents, the Trademark Law has adopted a first-to-file principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such trademark application may be rejected. Any person applying for the registration of a trademark may not injure existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

Regulations on Patent

Pursuant to the Patent Law of the PRC, which was promulgated by the SCNPC and last amended on October 17, 2020 with effect from June 1, 2021, after the grant of the patent right for an invention, utility model, or design, unless otherwise provided thereunder, no entity or individual may, without the authorization of the patent owner, infringe the patent. A patent is valid for a twenty-year term in the case of an invention, a fifteen-year term in the case of a design, and a ten-year term in the case of a utility model, starting from the application date.

Regulations on Domain Name

Pursuant to the Administrative Measures for Internet Domain Names, which were promulgated by the MIIT on August 24, 2017 with effect from November 1, 2017, the registration of domain names adopts the “first to file, first to register” principle and the registrant shall complete the registration via the domain name registration service institutions.

REGULATIONS RELATING TO LABOR PROTECTION

Pursuant to the Labor Law of the PRC, which was promulgated by the SCNPC on July 5, 1994 and most recently amended on December 29, 2018, an employer shall establish a comprehensive management system to safeguard the rights of its employees, including developing and improving its labor safety and health system, stringently implementing national protocols and standards on labor safety and health, conducting labor safety and health education for workers, guarding against labor accidents and reducing occupational hazards. An employer must provide employees with the necessary labor protection equipment that comply with labor safety and health conditions stipulated under national regulations, as well as provide regular check-ups for workers that engage in operations with occupational hazards.

The Labor Contract Law of the PRC, which was promulgated by the SCNPC on June 29, 2007 and became effective on January 1, 2008, and was amended on December 28, 2012, and the Implementation Regulations on Labor Contract Law of the PRC, which were promulgated and became effective on September 18, 2008, regulate employer and employee relations and contain specific provisions on the terms of the labor contract. Labor contracts must be made in writing. An employer may legally terminate a labor contract and dismiss its employees after reaching agreement upon due negotiations with the employee or by fulfilling the statutory conditions. Employers in most cases are also required to provide severance payment to their employees after their employment relationships are terminated. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract.

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Moreover, all PRC enterprises are generally required to implement a standard working time system of eight hours a day and forty hours a week, and if the implementation of such standard working time system is not appropriate due to the nature of the job or the characteristics of business operation, the enterprise may implement a flexible working time system or comprehensive working time system after obtaining approvals from the relevant authorities.

Pursuant to the Social Insurance Law of the PRC, the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance, the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline, and may be subject to a late payment fine at a daily rate of 0.05% of the outstanding amount, accruing from the date when the social insurance contributions were due and a fine equal to one to three times the outstanding amount.

According to the Regulations on the Administration of Housing Provident Fund, which were promulgated by the State Council and last amended on March 24, 2019, employers are required to contribute to housing provident funds for the benefit of their employees. According to the Regulations on the Administration of Housing Provident Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; if the enterprise fails to rectify the non-compliance with the stipulated deadline, it be may be made to a local court for compulsory enforcement. In addition, an enterprise that fails to undertake contribution registration of housing provident fund or fails to go through the formalities of opening housing provident fund accounts for its employees may be ordered to rectify the noncompliance within a stipulated deadline, where failing to rectify the non-compliance at the expiration of the time limit, it be may be subject to a fine ranging from RMB10,000 or RMB 50,000.

REGULATIONS RELATING TO TAX

Regulations on Income Tax

According to the Enterprise Income Tax Law of the PRC, which was promulgated by the SCNPC and last amended on December 29, 2018, and the Implementation Rules to the Enterprise Income Tax Law of the PRC, which were promulgated by the State Council and last amended on April 23, 2019, enterprises are classified as either resident enterprises or non-resident enterprises. The income tax rate for resident enterprises, including both domestic-invested and foreign-invested enterprises, shall typically be 25%. Non-resident enterprises which have not established agencies or offices in China, or which have established agencies or offices in China but whose income has no association with such agencies or offices shall pay enterprise income tax on its income deriving from inside China at the reduced rate of 10%.

According to the Circular of Printing the Administrative Measures for Recognition of High-Tech Enterprises amended by the Ministry of Science and Technology, Ministry of Finance and State Taxation Administration on January 29, 2016 and came into effect since January 1, 2016, upon the accreditation of the qualification of High-tech enterprises, such enterprises may apply for the entitlement of the preferential enterprise income tax treatment since the current year beginning from the valid period approved by the accreditation. A High and New Technology Enterprise is entitled to a favorable statutory tax rate of 15% and such enterprise should keep all statutory required relevant materials in case of future inspection. This qualification is reassessed by relevant government authorities every three years.

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According to the Notice on the Implementation of Inclusive Tax Concessions for Small and Micro Enterprises which took effect on January 1, 2019, jointly issued by the Ministry of Finance and the State Taxation Administration, for the portion of annual taxable income which does not exceed RMB1,000,000, the annual taxable income shall be deducted to 25% and the income tax shall be calculated at the rate of 20%; for the portion of annual taxable income from RMB1,000,000 to RMB3,000,000, the taxable income shall be deducted to 50% and the income tax shall be calculated at the rate of 20%, for the period from January 1, 2019 to December 31, 2021. The above-mentioned small and micro-enterprises refer to those enterprises that are engaged in industries not restricted or prohibited by the state and meet certain conditions, including annual taxable income not exceeding RMB3,000,000, number of employees not exceeding 300, and total assets not exceeding RMB50,000,000. In 2021, the Ministry of Finance and State Taxation Administration issued the Notice on the Implementation of Preferential Income Tax for Small and Micro Enterprises and Individual Entrepreneurs, which provides a 50% reduction in corporate income tax for small and micro enterprises with annual taxable income not exceeding RMB1,000,000, on top of the preferential policies stipulated in the Notice on the Implementation of Inclusive Tax Concessions for Small and Micro Enterprises, for the period from January 1, 2021 to December 31, 2022. In 2022, the Ministry of Finance and the State Taxation Administration issued the Notice on the Further Implementation of Preferential Income Tax for Small and Micro Enterprises, according to which the annual taxable income shall be deducted to 25% and the income tax shall be calculated at the rate of 20% for small and micro enterprises with annual taxable income from RMB1,000,000 to RMB3,000,000, on top of the preferential policies stipulated in the Notice on the Implementation of Inclusive Tax Concessions for Small and Micro Enterprises for the period from January 1, 2022 to December 31, 2024.

Regulations on Value-added Tax

According to the Provisional Regulations of the PRC on Value-added Tax which were promulgated by the State Council on December 13, 1993 and last amended on November 19, 2017, and the Implementation Rules for the Provisional Regulations the PRC on Value-added Tax, which were promulgated by the Ministry of Finance on December 25, 1993, and last amended on October 28, 2011, all taxpayers selling goods, providing processing, repair or replacement services, selling services, intangible properties or immovable properties within the China or importing goods to the China shall pay value-added tax.

REGULATIONS RELATING TO FOREIGN EXCHANGE AND DIVIDEND DISTRIBUTION

Regulations on Foreign Exchange

The fundamental regulation governing foreign exchange in China is the Foreign Exchange Administration Rules of the PRC (the “Foreign Exchange Administration Rules”), promulgated by the State Council on January 29, 1996 and most recently amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as direct investment, loan or investment in securities outside China, unless a prior approval of the State Foreign Exchange Administration of the PRC (the “SAFE”) or its local counterparts is obtained.

Pursuant to the Circular of the State Administration of Foreign Exchange on Further Promoting the Reform of Foreign Exchange Administration and Improving the Examination of Authenticity and Compliance, which was promulgated by SAFE on January 26, 2017, a foreign-invested enterprise may pay dividends to its foreign direct investors through the financial institutions without the approval of SAFE; the bank shall check the relevant documents under the principle of authenticity.

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According to the Circular on the Management of Foreign Exchange Control on Offshore Investment and Financing and Round Trip Investment by Domestic Residents through Special Purpose Vehicles (the “SAFE Circular 37”) which was promulgated by SAFE on July 4, 2014 with effect from the same day, domestic residents shall register with the local branch of SAFE for foreign exchange registration of overseas investment before contributing the domestic and overseas lawful assets or interests into a special purpose vehicle (the “SPV”), and to update such registration in the event of any change of basic information of the registered SPV or major changes in the SPV’s capital, including increases and decreases of capital, share transfers, share swaps, mergers or divisions. The SPV is defined as an “offshore enterprise directly established or indirectly controlled by the domestic resident (including domestic institution and resident individual) with their legally owned assets and equity of the domestic enterprise, or legally owned offshore assets or equity, for the purpose of investment and financing”; “Round Trip Investment refers to “the direct investment activities carried out by a domestic resident directly or indirectly via a SPV, i.e., establishing a foreign-invested enterprise or project within the PRC through a new entity, merger or acquisition and other ways, while obtaining ownership, control, operation and management and other rights and interests”.

On February 13, 2015, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies (the “SAFE Circular 13”), which came into effect on June 1, 2015. According to the SAFE Circular 13, the initial foreign exchange registration for establishing or taking control of a SPV by domestic residents can be conducted with a qualified bank, instead of a local branch of SAFE. The SAFE Circular 13 simplifies some procedures relating to foreign exchange for direct investments. On March 30, 2015, SAFE promulgated the Circular on Reforming of the Management Method of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (the “SAFE Circular 19”), which came into effect from June 1, 2015. According to the SAFE Circular 19, the foreign exchange capital of foreign-invested enterprises shall be subject to the Discretional Foreign Exchange Settlement (the “Discretional Foreign Exchange Settlement”). The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution has been confirmed by the local branch of SAFE (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operational needs of the foreign-invested enterprise. Furthermore, the SAFE Circular 19 stipulates that the use of capital by foreign-invested enterprises shall follow the principles of authenticity and self-use within the business scope of enterprises.

On June 9, 2016, SAFE promulgated the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (the “SAFE Circular 16”), which came into effect on the same day. Pursuant to the SAFE Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on self-discretionary basis. The SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis which applies to all enterprises registered in the PRC. The SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws.

On October 23, 2019, SAFE issued the Circular on Further Promoting the Facilitation of Cross- border Trade and Investment (the “SAFE Circular 28”), which came into effect on the same day. The SAFE Circular 28 allows all foreign-invested enterprises to make equity investment in the PRC using their capital, with genuine investment projects and subject to compliance with the negative list. As of the date of this Prospectus, its interpretation and implementation in practice are still subject to substantial uncertainties.

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Regulations on Loans by Foreign Companies to their PRC Subsidiaries

A loan made by foreign investors as shareholders in a foreign-invested enterprise is considered to be foreign debt in China and is regulated by various laws and regulations, including the Regulation of the People’s Republic of China on Foreign Exchange Administration, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debts Tentative Provisions (Revised in 2020), the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of External Debt, and the Administrative Measures for Registration of Foreign Debts. Under these rules and regulations, a shareholder loan in the form of foreign debt made to a PRC entity does not require the prior approval of the SAFE. However, such foreign debt must be registered with and recorded by the SAFE or its local branches within fifteen business days after entering into the foreign debt contract. Pursuant to these rules and regulations, the balance of the foreign debts of a foreign-invested enterprise shall not exceed the difference between the total investment and the registered capital of the foreign-invested enterprise (the “Total Investment and Registered Capital Balance”).

On January 12, 2017, the People’s Bank of China, promulgated the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing (the “PBOC Notice No. 9”). Pursuant to PBOC Notice No. 9, within a transition period of one year from January 12, 2017, the foreign-invested enterprises may adopt the currently valid foreign debt management mechanism (the “Current Foreign Debt Mechanism”), or the mechanism as provided in PBOC Notice No. 9 (the “Notice No. 9 Foreign Debt Mechanism”), at their own discretions. PBOC Notice No. 9 provides that enterprises may conduct independent cross-border financing in RMB or foreign currencies as required. Pursuant to PBOC Notice No. 9, the outstanding cross-border financing of an enterprise (the outstanding balance drawn, here and below) shall be calculated using a risk-weighted approach, and shall not exceed certain specified upper limits. PBOC Notice No. 9 further provides that the upper limit of risk-weighted outstanding cross-border financing for enterprises shall be equal to 200% of its net assets multiplied by macro-prudential regulation parameter. The macro-prudential regulation parameter shall be 1. Enterprises shall file with SAFE in its capital item information system after entering into the relevant cross-border financing contracts and prior to three business days before drawing any money from the foreign debts.

In March 2020, the PBOC and SAFE issued the Notice on Adjustments to Comprehensive Macro-Prudential Regulation Parameters for Cross-border Financing, further increasing outstanding cross-border financing for enterprises to 250% of its net assets. FIEs can choose to calculate their maximum amount of foreign debts based on either (i) the Total Investment and Registered Capital Balance, or (ii) the Net Asset Limits. In addition, a foreign debt with a term longer than one year must be filed with the NDRC before the debt issuance, and the issuer shall submit the foreign debt information to the NDRC within 10 business days from completion of each debt issuance according to the Circular on Promoting the Reform of Filing and Registration Administrative Regime for the Foreign Debt Issuance by the NDRC. According to the Notice on Adjustments to the Macro-Prudential Adjustment Parameter for Cross-border Financing of Companies promulgated by the PBOC and SAFE, which took effect on January 7, 2021, the PBOC and the SAFE decide to lower the macro-prudential adjustment parameter for cross-border financing of companies to 1 from 1.25.

Regulations on Dividend Distributions

The principal laws, rule and regulations governing dividends distribution by companies in the PRC are the PRC Company Law, which applies to both domestic companies and foreign-invested companies, and the Foreign Investment Law and its implementing rules, which apply to foreign-invested companies. Under these laws, regulations and rules, both domestic companies and foreign-invested companies in the PRC are required to set aside as general reserves at least 10% of their after-tax profit, until the cumulative amount of their reserves reaches 50% of their registered capital. PRC companies are not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

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REGULATIONS RELATING TO STOCK INCENTIVE PLANS

In February 2012, SAFE promulgated the Notice on Foreign Exchange Administration of PRC Residents Participating in Share Incentive Plans of Offshore Listed Companies (the “Stock Option Rules”). Under the Stock Option Rules and other relevant rules and regulations, domestic individuals, which mean the PRC residents and non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, who participate in a stock incentive plan in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of the overseas publicly-listed company or another qualified institution selected by the PRC subsidiary, to conduct SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. The participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers.

In addition, the PRC agent is required to amend SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material changes. The PRC agents must, on behalf of the PRC residents who have the right to exercise the employee share options, apply to SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts.

REGULATIONS RELATING TO OVERSEAS LISTING

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission (the “CSRC”), promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which took effect on September 6, 2006 and was amended on June 22, 2009. The M&A Rules, among other things, requires offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles.

On July 6, 2021, the State Council and General Office of the CPC Central Committee issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. The opinions emphasize the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which will become effective on March 31, 2023. The Overseas Listing Trial Measures will comprehensively improve and reform the existing regulatory regime for overseas securities offering and listing of PRC domestic companies by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC and report relevant information.

The Overseas Listing Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as an indirect overseas offering and listing by PRC domestic companies: (i) more than 50% of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control, having been investigated or penalized by overseas securities regulatory authorities or other competent authorities, converting the listing status or listing board, or voluntary or forced delisting of the issuer(s) which have completed overseas offerings and listings.

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In addition, the Overseas Listing Trial Measures provide that an overseas listing or offering is explicitly prohibited under any of the following circumstances: (i) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (ii) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (iii) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (v) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

At a press conference held for these new regulations, officials from the CSRC clarified that the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers, or the Existing Issuers. Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved. Furthermore, according to the officials from the CSRC, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, a contemplated offering and/or listing on the U.S. stock exchange has been declared effective) for their indirect overseas offering and listing prior to the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023. Those who complete their overseas offering and listing within such six months are deemed as Existing Issuers. Within such six-month transition period, however, if such domestic companies need to reapply for offering and listing procedures to the overseas regulatory authority or securities exchanges, or if they fail to complete their indirect overseas issuance and listing, such domestic companies shall complete the filling procedures with the CSRC. Based on the foregoing, if this Offering can be approved by the Securities and Exchange Commission before March 31, 2023 and be completed before September 30, 2023, this Offering is not subject to the filing requirements under the Overseas Listing Trial Measures; if this Offering cannot be approved by the Securities and Exchange Commission before March 31, 2023, or if we obtained the approval for this Offering before March 31, 2023 but fail to complete this Offering before September 30, 2023, we will be required to complete the filing procedures with the CSRC in connection with this Offering. According to the Overseas Listing Trail Measures, where a PRC domestic company fails to fulfill filing procedure in respect of its overseas offering and listing, the CSRC may order rectification, issue warnings to such PRC domestic company, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Also the directly responsible person-in-charge and other directly responsible persons of such PRC domestic company may be warned and imposed a fine up to RMB 5,000,000, and the controlling shareholders and the actual controllers of such PRC domestic company that organize or instruct the aforementioned violations shall be imposed a fine up to RMB10,000,000. Further, if the PRC domestic company that is not an Existing Issuer fails to fulfill the required filing procedure, such an issuer may ultimately be forced to delist its securities that have already been listed. In addition, since the Overseas Listing Trial Measures and relevant guidelines were newly promulgated, their interpretation, application and enforcement remain unclear. Any failure of us to fully comply with the Overseas Listing Trail Measures may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, hinder our ability to remain listed on Nasdaq or any other U.S. securities exchange, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Provisions, which will take effective from March 31,2023. The Confidentiality and Archives Provisions specify that during the overseas issuance of securities and listing activities of domestic enterprises, domestic enterprises and securities companies and securities service institutions that provide relevant securities services shall, by strictly abiding by the relevant laws and regulations of the PRC and the requirements therein, establish sound confidentiality and archives management systems, take necessary measures to implement confidentiality and archives management responsibilities, and shall not leak national secrets, work secrets of governmental agencies and undermine national and public interests. Work manuscripts generated in the PRC by securities companies and securities service institutions that provide relevant securities services for overseas issuance and listing of securities by domestic enterprises shall be kept in the PRC. Without the approval of relevant competent authorities, it shall not be transferred overseas. Where archives or copies need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Yuxin Lin	46	Chairman, Chief Executive Officer, Director
Xiaoling Chen	40	Chief Financial Officer, Director Nominee
H. David Sherman	75	Independent Director Nominee
Yueyu Ma	41	Independent Director Nominee
Chensheng Xie	41	Independent Director Nominee

*	This individual has indicated his consent to occupy such position upon closing of this Offering.

The following is a brief biography of each of our executive officers and directors:

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Yuxin Lin - Chairman, Chief Executive Officer, Director

Yuxin Lin, male, age 46, has been the Chairman and Chief Executive Officer of NeoTV since July 2015. Mr. Lin holds an associate degree. Mr. Lin joined NeoTV Shanghai in December 2006 and had been the Chairman and General Manager of NeoTV Shanghai from December 2007 to July 2015. Mr. Lin holds a degree of Associate of Arts Interior Design from The Fashion Institute of Design & Merchandising in June, 2005.

We believe that Mr. Lin qualifies as the director because he is the founder of NeoTV Shanghai and has been working over 16 years in the company, and he has extensive experience in the E-sports industry.

Xiaoling Chen - Chief Financial Officer

Xiaoling Chen, male, age 40, has been the Director, Deputy General Manager, Chief Financial Officer and Board Secretary of NeoTV Shanghai since July 2015. Mr. Chen had been an analyst in the Investment Banking Department of Standard Chartered Bank (HK) Ltd. from September 2008 to June 2011, the investment manager of Entropy Ventures(Hong Kong) Ltd. from July 2011 to February 2012, and the vice president of Shanghai Atlas Venture Capital Co., Ltd. from March 2012 to June 2015. Mr. Chen holds a master of science in Finance from Imperial College London in November, 2008, and master of science in Power Transmission and Motion Control from University of Bath in November, 2005.

H. David Sherman – Independent Director Nominee, MBA, DBA, CPA

H. David Sherman has over 40 years of experience in accounting, auditing, financial management, business management, and corporate governance. Since September 1985, Professor Sherman has been a full-time financial management and accounting professor at Northeastern University. Since January 2014, Professor Sherman served as Trustee and the Chair of the Finance Committee at American Academy of Dramatic Arts. Since July 2010, he has also served as Treasurer and as a board member at D-Tree International, a non-profit organization that develops and supports electronic clinical protocols to enable health care workers worldwide to deliver high quality care.

Professor Sherman has extensive experience serving as independent director of public companies listed on Nasdaq. From June 2020 to June 2021, he served as an independent director and chair of the audit committee of Skillful Craftsman Education Technology Ltd. (Nasdaq: EDTK). Since September 2019, Professor Sherman has served as an independent director of Newborn Acquisition Corp. From May 2020 to August 2021, he served as an independent director and chair of the audit committee of China Liberal Education Holdings Limited (Nasdaq: CLEU). From January 2018 to August 2019, he served on the board and as audit committee chair for Dunxin Financial Holdings Ltd. (AMEX: DXF), a financing service company in China. From February 2011 to May 2016, he served as chair of the audit committee of Kingold Jewelry Inc. (Nasdaq: KGJI), a manufacturer of 24K gold jewelry in Wuhan, China.

Professor Sherman was previously on the faculty of the Sloan School of Management at Massachusetts Institute of Technology (MIT) and also, among other academic appointments, held an adjunct professorship at Tufts Medical School and was a visiting professor at Harvard Business School (2015), and from 2004 to 2005, was an Academic Fellow at the U.S. Securities and Exchange Commission in the Division of Corporate Finance’s Office of Chief Accountant. Professor Sherman holds a bachelor’s degree in Economics from Brandeis University, a Master of Business Administration from the Harvard Graduate School of Business Administration, and a doctorate in business administration from the Harvard Graduate School of Business Administration. He is a member of the American Institute of Certified Public Accountant. We believe Mr. Sherman is well qualified to serve as a member of our board of directors due to his experience in financial accounting and serving on the board of public companies.

Yueyu Ma – Independent Director Nominee

Yueyu Ma has over 10 years of experience in business administration and marketing. Since June 2010, she has been the Merchandising Director for ECCO Enterprise Management (Shanghai) Co., Ltd. a well-known manufacture of footwear products in China. Between March 2009 and May 2010, Ms. Ma was serving as Director of Integrated Marketing for M Media Group and between January 2008 and March 2009, she was serving as Associate Marketing Director of Forbes China, a global media company, focusing on business, investing, technology, entrepreneurship, leadership, and lifestyle. Ms. Ma obtained her dual Bachelor of Arts degree in Business Administration and English from Shanghai University in 2003.

Chensheng Xie – Independent Director Nominee

Chensheng Xie has over 20 years of experience in art and design. She has been the Director of Kunyun Jewelry Co., Ltd. (Shanghai) since July 2012. Between 2005 and 2010, Mrs. Xie has been the Manager of Design Department in the M media Group; She obtained her degree in Art Design in 2002 from Shanghai University Academy of Fine Arts. And her Executive Master of Business Administration degree in 2022 from Holland Europort Business School n Shanghai.

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Board Of Directors

Our board of directors will consist of five directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in the Company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our directors may exercise all the powers of the Company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

Director Independence

Our board has reviewed the independence of our directors, applying Nasdaq independence standards. Based on this review, the board determined that each H. David Sherman, Yueyu Ma, and Chensheng Xie will be “independent” within the meaning of the Nasdaq rules. In making this determination, our board considered the relationships that each of these non-employee director candidates has with us and all other facts and circumstances our board deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that upon effective of this prospectus, our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We plan to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of H. David Sherman, Yueyu Ma and Chensheng Xie , and will be chaired by H. David Sherman. Each of H. David Sherman, Yueyu Ma and Chensheng Xie , satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that H. David Sherman qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of the Company. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;
●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;
●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;
●	discussing the annual audited financial statements with management and the independent registered public accounting firm;
●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;
●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	meeting separately and periodically with management and the independent registered public accounting firm; and
●	reporting regularly to the board.

Compensation Committee. Our compensation committee will consist of H. David Sherman, Yueyu Ma and Chensheng Xie and will be chaired by Yueyu Ma .Yueyu Ma each satisfies the “independence” requirements of Rule of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board with respect to it;
●	reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and
●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

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Nominating Committee. Our nominating committee will consist of H. David Sherman, Yueyu Ma and Chensheng Xie , and will be chaired by Chensheng Xie .Chensheng Xie each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market. The nominating committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;
●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;
●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating committee itself; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to the Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of directors include, among others:

i.	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

ii.	declaring dividends and distributions;

iii.	appointing officers and determining the term of office of officers; and

iv.	exercising the borrowing powers of our company and mortgaging the property of the Company.

Terms of Directors

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) is prohibited by the law of the Cayman Islands from acting as a Director; or (ii) becomes bankrupt or makes any arrangement or composition with his creditors; (iii) dies or is found by the Company to be or becomes of unsound mind, (iv) resigns his office by notice in writing to the Company, (v) only held office as a director for a fixed term and such term expires, (vi) is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director) or (vii) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months.

Code of Business Conduct and Ethics

Our board has adopted a code of business conduct and ethics that applies to our directors, officers and employees. A copy of this code is available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Corporate Governance

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may at our option comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We currently intend to voluntarily follow most Nasdaq corporate governance rules, including rules regarding committee structure and director independence, as described above however, we may choose in the future to take advantage of the following exemptions afforded to foreign private issuers under the Nasdaq listing rules:

● Exemption from the requirement that a majority of our board of directors consists of independent directors.

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● Exemption from the requirement that our audit committee have a written charter addressing the audit committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(c)(1).

● Exemption from the requirement that our compensation committee have a written charter addressing the remuneration committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(d).

● Exemption from the requirement to have independent director oversight of director nominations and a formal written charter or board resolution addressing the nominations process as set forth in Nasdaq Rule 5605(e).

● Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

● Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of stock option plans.

● Exemption from the requirement that our board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2).

● Exemption from the requirement that we have a code of conduct applicable to all directors, officers and employees and from any requirement that we have a code of conduct in compliance with Section 406 of the Sarbanes-Oxley Act of 2002.

● Exemption from the requirements governing the review and oversight of all “related party transactions,” as defined in Item 7.B of Form 20-F.

Even if we determine in the future to rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii).

In addition, as a foreign private issuer, we expect to take advantage of the following exemptions from SEC reporting obligations:

● Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K, disclosing significant events within four days of their occurrence.

● Exemption from Section 16 rules regarding sales of common shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are mandatorily subject to all the corporate governance requirements of Nasdaq and the domestic reporting requirements of the SEC. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Interested Party Transactions

A director may, subject to any separate requirement for audit committee approval under applicable law, the amended and restated memorandum and articles of association or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter. A general notice given to the board by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our existing or former directors (including alternate directors), secretary, and officers acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our memorandum and articles of association, we may indemnify our existing or former directors (including alternate directors), secretary and officers, among other persons, from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertakings, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

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EXECUTIVE COMPENSATION

Set forth below is the compensation paid during the fiscal year ended December 31, 2020, December 31, 2021, and December 31, 2022 for each of our executive officers and directors:

Name and Principal Position	Year	Salary (RMB)(1)	Bonus (RMB)	Option Awards (RMB)	All other Compensation (RMB)	Total (RMB)
Yuxin Lin, Chairman and Chief Executive Officer	2020	300,000	25,000	-	-	325,000
	2021	336,000	-	-	-	336,000
	2022	336,000	28,000	-	-	364,000

Xiaoling Chen, Chief Financial Officer	2020	216,000	18,000	-	-	234,000
	2021	240,000	-	-	-	240,000
	2022	240,000	20,000	-	-	260,000

(1) Reflects compensation paid as CEO and CFO of NeoTV Shanghai

Agreements with Named Executive Officers

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, a form of which is filed as Exhibit 10.1 to this Registration Statement, we have employed each of our executive officers for an initial three-years Term, from June 2022 to May 2025, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. The company agreed to appointed Mr. Yuxin Lin as CEO, working in Shanghai, with monthly salary of RMB 28,000 Yuan, at a weekly 8 (monthly 40) working hours. The company agreed to appointed Mr. Xiaoling Chen as CFO, working in Shanghai with monthly salary of RMB 20,000 Yuan, at a weekly 8 (monthly 40) working hours.

The employment agreements may be terminated upon the peaceful negotiations between the company and the officers. Any disputes will be submitted to the labor arbitration courts in the jurisdiction of the officer’s domicile place. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Compensation of Directors

For the fiscal years ended December 31, 2020 and 2021, the Company did not make any compensation payments to its sole director, Yuxin Lin, for his services as director. The remuneration shown in the table above reflects compensation for executive services.

Limitation on Liability and Other Indemnification Matters

The Cayman Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our ordinary shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our ordinary shares and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 25,381,000 shares of ordinary shares issued and outstanding, and 32,181,000 shares outstanding after the close of this Offering.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Beneficially	Percent	Number	Percent	Number	Percent
Directors and Executive Officers:

Yuxin Lin, Chairman, CEO & Director (1)	16,830,000	66.31%	16,830,000	52.30%	16,830,000	50.69%
	-	-	-		-
All directors and executive officers as a group (5 individuals):	16,830,000	66.31%	16,830,000	52.30%	16,830,000	50.69%
Other ≥ 5% Beneficial Owners	-	-	-		-
ZYD Holding Limited (2)	6,250,000	24.62%	6,250,000	19.42%	6,250,000	18.82%

(1)	These shares are held directly by LinYX Holding Limited. Mr. Lin is the 100% owner of LinYX Holding Limited, has the sole voting and investment power over the shares held by LinYX Holding Limited and deemed to be the beneficial owner of the shares held by LinYX Holding Limited.

(2)	Yingdi Zhou is the 100% owner of ZYD Holding Limited and has the sole voting and investment power over the shares held by ZYD Holding Limited and may be deemed to be the beneficial owner of the shares held by ZYD Holding Limited.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our ordinary shares.

Major Shareholders

Other than as set forth above, there are no beneficial owners of 5% or more of our voting securities. The company is not directly or indirectly owned or controlled by another corporation(s) or by any foreign government. There are no arrangements, known to us, the operation of which may at a subsequent date result in a change in control of the Company.

RELATED PARTY TRANSACTIONS

During 2021 and as of December 31, 2021, Mr. Yuxin Lin, CEO and controlling shareholder of NeoTV, borrowed a total amount of RMB5,300,000 (US$791,269) from NeoTV Shanghai. During the six months ended June 30, 2022, Mr. Yuxin Lin, borrowed a total amount of RMB5,110,000 (US$762,903) from NeoTV Shanghai. As of June 30, 2022, the amount due from Mr. Yuxin Lin is RMB10,410,000 (US$1,554,172). The borrowings are interest-free. The amount was fully repaid as of the date of this prospectus.

On September 1, 2020, we entered into a one-year credit facility agreement with China Merchants Bank, under which we are able to borrow up to RMB20,000,000 during the term of the facility from November 11, 2020 to November 10, 2021. The credit facility agreement is guaranteed by Mr. Yuxin Lin, the CEO and controlling shareholder of NeoTV. As of December 31, 2020, we had unutilized lines of credit aggregating RMB17,404,356 for short-term financing.

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On November 20, 2021, we entered into a renewed one-year credit facility agreement with China Merchants Bank, under which we are able to borrow up to RMB20,000,000, counting in the outstanding borrowings as of the signing date pursuant to the original facility agreement, during the term of the facility from December 20, 2021 to December 19, 2022. The credit facility agreement is guaranteed by Mr. Yuxin Lin. As of December 31, 2021 and June 30, 2022, we had unutilized lines of credit aggregating RMB15,010,000 (US$2,240,934) and RMB10,100,000 (US$1,507,890) for short-term financing, respectively. To utilize theses unused lines of credit, we are required to obtain consent of the lenders and be in compliance with financial covenants, such as using the funds according to the agreed purpose, etc. We have been in compliance with these financial covenants up to the date of this report.

Private Placements

See “Description of Share Capital—History of Securities Issuances.”

Policies and Procedures for Related Party Transactions

Our board of directors is planning to create an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and The Cayman Companies Act (as revised) of the Cayman Islands, which is referred to as the Cayman Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, the Company’s authorized share capital is US$50,000 divided into: (i) 490,000,000 ordinary shares with a par value of US$0.0001 per share; and (ii) 10,000,000 preference shares, par value US$0.0001 per share. As of the date of this prospectus, 25,381,000 ordinary shares are issued and outstanding and no preference shares are issued and outstanding. All of our issued and outstanding ordinary shares are unpaid. Immediately upon the completion of this Offering, there will be 32,181,000 ordinary shares outstanding, assuming the underwriter does not exercise the over-allotment option.

Our Memorandum and Articles

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

Objects of Our Company. Under our Memorandum and Articles, the objects of the Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As of the date of this prospectus, our authorized share capital is 500,000,000 divided into 1) 490,000,000 ordinary shares of par value US$0.0001 each and 2) 10,000,000 preference shares of par value US$0.0001 each. As of the date of this prospectus, there are 25,381,000 ordinary shares issued and outstanding. Subject to the provisions of the Cayman Companies Act and our Articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this Offering, there will be 32,181,000 ordinary shares issued and outstanding. Shares sold in this Offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [●].

Listing

We have applied to list the ordinary shares on the Nasdaq Capital Market under the symbol “NTV.”

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598.

Dividends.

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

i.	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and
ii.	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

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Voting Rights.

Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate annual or extraordinary general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or by at least two shareholders present in person or by proxy entitled to vote or by any shareholder or shareholders present who individually or together hold not less than ten percent of the voting rights of all those who have a right to vote on the resolution.

A quorum required for a meeting of shareholders consists of one or more shareholders present not less than one-third of the outstanding shares carrying the right to votes at a general meeting of our Company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than ten percent the rights to vote at a shareholders’ meeting. Advance notice of at least seven clear days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the outstanding shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

i.	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;
ii.	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
iii.	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;
iv.	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
v.	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the shares. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the shares or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

i.	either alone or jointly with any other person, whether or not that other person is a shareholder; and
ii.	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the Articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the Articles) and, within 14 clear days of the date on which the notice is deemed to be given under the Articles, such notice has not been complied with.

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Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

i.	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;
ii.	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and
iii.	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholders holding those shares.

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Transfer of Shares

Subject to any applicable requirements set forth in the Articles and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

i.	where the ordinary shares are fully paid, by or on behalf of that shareholder; and
ii.	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such share unless:

i.	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
ii.	the instrument of transfer is in respect of only one class of share;
iii.	the instrument of transfer is properly stamped, if required;
iv.	the share transferred is fully paid and free of any lien in favor of us;
v.	any fee related to the transfer has been paid to us; and
vi.	the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As an exempted company incorporated in Cayman Islands, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the Articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 7 clear days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

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Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the Articles, the office of a director may be terminated forthwith if:

●	he is prohibited by the law of the Cayman Islands from acting as a director;
●	he is made bankrupt or makes an arrangement or composition with his creditors generally;
●	he resigns his office by notice to us;
●	he only held office as a director for a fixed term and such term expires;
●	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;
●	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);
●	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or
●	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our Memorandum and Articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our Memorandum or Articles. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this Offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

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The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the Articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

For so long as shares of the Company are listed on a designated stock exchange, a director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a) the giving of any security, guarantee or indemnity in respect of:

i. money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

ii. a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b) where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c) any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d) any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e) any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

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Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or
(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

i.	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and
ii.	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of our shareholders, and, a statement of the shares held by each member, which:
(b)	distinguishes each share by its number (so long as the share has a number);
(c)	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;
(d)	confirms the number and category of shares held by each member; and
(e)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;
(f)	the date on which the name of any person was entered on the register as a shareholder; and
(g)	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Preference shares

As at the date of this prospectus, we have not issued any preference shares. Under the Memorandum and Articles, before any preference shares of any series are issued, our directors shall fix, by resolution of directors, the following provisions of such series:

●	the designation of such series and the number of preference shares to constitute such series;
●	whether the shares of such series shall have voting rights, in addition to any voting rights provided by Companies Act, and, if so, the terms of such voting rights, which may be general or limited;
●	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any Shares of any other class of Shares or any other series of preference shares;

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●	whether the preference shares or such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;
●	the amount or amounts payable upon preference shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;
●	whether the preference shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preference shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;
●	whether the preference shares of such series shall be convertible into, or exchangeable for, Shares of any other class of Shares or any other series of preference shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
●	the limitations and restrictions, if any, to be effective while any preference shares or such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing Shares or Shares of any other class of Shares or any other series of preference shares;
●	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional shares of such series or of any other class of Shares or any other series of preference shares; and
●	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of any other class of Shares or any other series of preference shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Cayman Companies Act of the Cayman Islands. The Cayman Companies Act of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that, for an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
●	an exempted company’s register of members is not required to be open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;
●	an exempted company may not issue negotiable or bearer shares;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the Company.

Upon the closing of this Offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. After the closing of this Offering intend to comply with the Nasdaq Capital Market rules in lieu of home country practice.

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Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved and sanctioned, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto), so that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we plan to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association. Our Memorandum and Articles provide that, on the requisition of any shareholders who hold not less than 10 percent of the rights to vote at a general meeting in respect to the matter for which the meeting is requested, our board of directors shall convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted company incorporated in Cayman Islands, we are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, any of our directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the Company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the Company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our Memorandum and Articles may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our Memorandum and Articles, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

History of Securities Issuances

Since its inception, the Company has issued the following Ordinary Shares without registering the securities under the Securities Act.

On June 17, 2022, the date of its incorporation, NeoTV issued an aggregate of 5,000,000 Ordinary Shares at the purchase price of $0.0001 per share or the total purchase price of $500 to the following entities in connection with the incorporation of NeoTV and related organizational matters: (i) 4,443,999 shares were issued to LinYX Holding Limited, a company 100% owned by Mr. Lin, our Chairman, director and the CEO, (ii) one (1) share was issued to the incorporator that was subsequently transferred to LinYX Holding Limited, (iii) 290,500 shares was issued to ZYD Holdings Limited, an entity in which Ms. Zhou has 100% beneficial ownership, and (iv) an aggregate of 265,500 shares issued to three entitles, none of which owns 5% or more of the Company’s securities (129,000 shares were issued to Nan Brother Holding Limited; 116,000 shares were issued to X Sapling Holding Limited; and 20,500 Ordinary Shares were issued to Lilinyang Holding Limited).

On September 23, 2022, the Company re-designated 10,000,000 of authorized ordinary shares to 10,000,000 preference shares of par value US$0.0001 each. On the same date, the Company issued additional 20,000,000 shares to the shareholders, at a purchase price of $0.0001 per share, or the total purchase price of $2,000.

On September 28, 2022, NeoTV issued 381,000 Ordinary Shares to a shareholder at the purchase price of $0.0001 per share.

We believe that each of the above-referenced issuances were exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act, or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of Ordinary Shares.

Option Grants

We have not granted any options to purchase our ordinary shares.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, 32,181,000 Ordinary Shares will be outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices of the Ordinary Shares. Prior to this Offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital Market, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

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Lock-Up Agreements

All of our directors, company officers, and holders of 5% or more of our ordinary shares have agreed with the underwriters not to, without the prior written consent of the representative, for a period of 180 days following the consummation of this Offering, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement (other than a registration statement on Form S-8) with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the effective date of this prospectus).

The following list of shareholders are subject to the 180-day lock up:

Name
LinYX Holding Limited
ZYD Holding Limited

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of our ordinary shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this Offering; or

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●	the average weekly trading volume of our Ordinary Shares on the Nasdaq Global Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Registration Rights

Upon completion of this Offering, certain holders of our ordinary shares or their transferees will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above. See “SHARES ELIGIBLE FOR FUTURE SALE – Lock-Up Agreements.”

TAXATION

The following summary of material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties which are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

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People’s Republic of China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

Our Company is a company incorporated outside the PRC. As a holding company, its sole asset is its share ownership of its direct subsidiary, a Hong Kong company, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. Besides, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders. In addition, nonresident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, as if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-PRC shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

United States Taxation

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. holder (as defined below) that acquires our Ordinary Shares in this Offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our Ordinary Shares of such income being recognized on an applicable financial statement, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax or any non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code or applicable United States Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long-term if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of individuals and other non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the Ordinary Shares is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the Ordinary Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

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Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Ordinary Shares, provided that the Ordinary Shares are regularly traded on the Nasdaq Capital Market.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Ordinary Shares will generally continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

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If a U.S. holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being an exempted company incorporated in Cayman Islands, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States, in the PRC. In addition, as of the date of this prospectus, all of our directors and officers, including our Chairman and Chief Executive Officer, Yuxin Lin, and our Chief Financial Officer, Xiaoling Chen, are nationals or residents of the PRC, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or our management, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed The Crone Law Group P.C., 420 Lexington Avenue, Suite 2446, New York, NY 10170 as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this Offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this Offering under the securities laws of the State of New York.

We have been advised by Ogier, our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

i.	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
ii.	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a) is given by a foreign court of competent jurisdiction;

(b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c) is final;

(d) is not in respect of taxes, a fine or a penalty;

(e) was not obtained by fraud; and

(f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

However, the courts of the Cayman Islands are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

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Our PRC legal counsel, Fangda Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law based either on treaties or similar arrangements between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. Fangda Partners has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on treaties or similar arrangements between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As there currently exists no bilateral treaty, international convention and only limited reciprocity arrangement or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

In addition, there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below (collectively, the “underwriters”), where Prime Number Capital LLC is acting as the representative of the underwriters (the “Representative”). Underwriters have severally agreed to purchase from us on a firm commitment basis the following respective number of ordinary shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Name	Number of Ordinary Shares
Prime Number Capital LLC	-

Total	-

The underwriters are committed to purchase all the Ordinary Shares offered by us if any Ordinary Shares are purchased, other than those shares covered by the over-allotment option described below. The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions.

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All sales of Ordinary Shares in the United States will be made through United States registered broker-dealers. Sales of Ordinary Shares made outside the United States may be made by affiliates of the underwriters. Prime Number Capital, LLC will offer the Ordinary Shares in the United States through its SEC-registered broker-dealer affiliate in the United States.

The address of Prime Number Capital LLC is 14 Myrtle Drive, Great Neck, New York, 11021.

Over-Allotment Option

If the underwriters sell more Ordinary Shares than the total number set forth in the table above, we have granted to the underwriters a 45-day option following the effective date of this prospectus to purchase up to 1,020,000 additional Ordinary Shares from us at the initial public offering price less the underwriting discounts and commissions, based on the assumed offering price of $6.25 per Ordinary Share. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this Offering. To the extent the option is exercised, each underwriter must purchase a number of additional Ordinary Shares approximately proportionate to that underwriter’s initial purchase commitment. Any Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Ordinary Shares that are the subject of this Offering.

In connection with the Offering, the underwriters may purchase and sell Ordinary Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Ordinary Shares. They may also cause the price of the Ordinary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

We have agreed to pay the underwriters a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this Offering. The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us.

	Per Share $	Total Without Exercise of Over-Allotment Option $	Total With Full Exercise of Over-Allotment Option $
Initial public offering price	6.25	42,500,000	48,875,000
Underwriting discounts to be paid by us(1)	0.4375	2,975,000	3,421,250
Proceeds, before expenses, to us	5.8125	39,525,000	45,453,750

(1)

Does not include non-accountable expenses equal to one percent (1%) of the gross proceeds received by us from the Offering excluding the proceeds of the sale of the shares pursuant to the exercise of the over-allotment option or the reimbursement of certain expenses to underwriters, as described below.

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We have agreed to pay reasonable and documented underwriters’ accountable expenses of up to $175,000, which includes, without limitation, (A) reasonable fees of legal counsel incurred by the underwriters in connection with the offering; (B) all third party due diligence include the cost of any background checks; (C) IPREO book-building and prospectus tracking software; (D) reasonable roadshow expenses; (E) preparation of bound volumes and Lucite cube mementos in such quantities as the underwriters including underwriters’ U.S. & local counsel shall reasonably request, and (F) background check consultant. The Company has advanced $100,000 to the Representative to partially cover its out-of-pocket expenses. The advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred, or are less than the advances in accordance with FINRA Rule 5110(g).

We have also agreed to pay the underwriters a non-accountable expense, equal to one percent (1%) of the gross proceeds received by us from the sale of our ordinary shares excluding shares sold pursuant to the exercise of the over-allotment option.

Right of First Refusal

The Company grants the underwriter the right of first refusal (“Right First Refusal”) to act as lead or joint investment banker, lead or joint book-runner and/or lead or joint placement agent, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), for the Company, or any successor to or any subsidiary of the Company for a period of twelve (12) months following the Closing of the Offering; provided however, that the Right First Refusal shall be contingent upon the written agreement by the Underwriter to participate in any Subject Transaction upon the same terms and conditions which are set forth in a bona fide offer received by the Company from a third party (“Bona Fide Offer”). At any time within five (5) days after receipt of written notification of a Bona Fide Offer, the Representative may, by giving written notice to the Company, elect to exercise its Right of First Refusal. The failure of the Representative to give such notice within such 5-day period will be deemed an election not to exercise its Right of First Refusal. If the Representative declines to exercise its Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services.

Electronic Offer, Sale and Distribution of Ordinary Share

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Ordinary Shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations.

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Lock-up Agreements

We, each of our directors and officers and holders of 5% or more of our Ordinary Shares on a fully diluted basis immediately prior to the consummation of this Offering have agreed or are otherwise contractually restricted for a period of 180 days after the consummation of the offering, without the prior written consent of the Representative not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for our Ordinary Share or other capital stock;
●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Share or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this Offering; or
●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Share or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our Ordinary Share or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this Offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire Ordinary Shares pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Stabilization

Prior to this Offering, there has been no public market for our Ordinary Shares. Consequently, the initial public offering price for our Ordinary Shares will be determined by negotiations among us and the Representative. Among the factors to be considered in determining the initial public offering price are our results of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, our management and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to the Company. Neither we nor the underwriters can assure investors that an active trading market will develop for Ordinary Shares, or that our Ordinary Shares will trade in the public market at or above the initial public offering price.

We plan to have our Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “NTV.”

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of the Ordinary Share in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

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●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of our Ordinary Share available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Ordinary Share originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our Ordinary Share until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Ordinary Shares or preventing or retarding a decline in the market price of Ordinary Shares. As a result, the price of Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise, and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

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Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Investors

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, an offer of Ordinary Shares described in this prospectus may not be made to the public in that member state unless the prospectus has been approved by the competent authority in such member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Regulation, except that an offer to the public in that member state of any Ordinary Shares may be made at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or
●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Ordinary Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Ordinary Shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The sellers of the Ordinary Shares have not authorized and do not authorize the making of any offer of Ordinary Shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Ordinary Shares as contemplated in this prospectus. Accordingly, no purchaser of the Ordinary Shares, other than the underwriters, is authorized to make any further offer of the Ordinary Shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors as defined in the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the Ordinary Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Ordinary Shares has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the Ordinary Shares to the public in France.

Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
●	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Ordinary Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

This document, as well as any other offering or marketing material relating to the Ordinary Shares which are the subject of the offering contemplated by this prospectus, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the Ordinary Shares nor the shares underlying the Ordinary Shares will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Ordinary Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

The Ordinary Shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Ordinary Shares with the intention to distribute them to the public. The investors will be individually approached from time to time. This document, as well as any other offering or marketing material relating to the Ordinary Shares, is confidential and it is exclusively for the use of the individually addressed investors in connection with the offer of the Ordinary Shares in Switzerland and it does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in or from Switzerland.

Notice to Prospective Investors in Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the Ordinary Shares.

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The Ordinary Shares are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the Ordinary Shares, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, the Ordinary Shares shall be deemed to be made to such recipient and no applications for the Ordinary Shares will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the Ordinary Shares you undertake to us that, for a period of 12 months from the date of issue of the Ordinary Shares, you will not transfer any interest in the Ordinary Shares to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Ordinary Shares offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

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Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of the Ordinary Shares or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary Shares or ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in the PRC

This prospectus may not be circulated or distributed in China and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China includes the special administrative regions of Hong Kong and Macau.

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Notice to Prospective Investors in Taiwan

The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Ordinary Shares.

Notice to Prospective Investors in the United Arab Emirates

The Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Ordinary Shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Ordinary Shares offered should conduct their own due diligence on the Ordinary Shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

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Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

EXPENSES RELATING TO THIS OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of ordinary shares being registered. All amounts are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority filing fee and the Nasdaq Capital Market listing fee.

SEC registration fee	US$	6,083
FINRA filing fee		4,250
Nasdaq Capital Market listing fee		75,000
Legal fees and expenses		560,085
Accounting fees and expenses		734,366
Transfer Agent fees		3,000
Financial printing and miscellaneous expenses		34,993
Total		$1,417,777

LEGAL MATTERS

The validity of the Ordinary Shares and certain other legal matters with respect to U.S. federal and New York State law in connection with this Offering will be passed upon for us by The Crone Law Group, P.C. Certain legal matters with respect to U.S. federal and New York State law in connection with this Offering will be passed upon for the underwriters by Pryor Cashman LLP. The validity of the Ordinary Shares offered in this Offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by Commerce & Finance Law Offices. The Crone Law Group, P.C. may rely upon Ogier Group L.P. with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law. Pryor Cashman LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The audited consolidated financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton Zhitong Certified Public Accountants LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1, including relevant exhibits, with the SEC under the Securities Act with respect to the underlying ordinary shares represented by the Ordinary Shares to be sold in this Offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of Ordinary Shares and, if we so request, will mail to all record holders of Ordinary Shares the information contained in any notice of a shareholders’ meeting received by the depositary from us.

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NEOTV GROUP LIMITED

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders of NeoTV Group Limited

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of NeoTV Group Limited and subsidiaries and variable interest entities (collectively, the “Company”) as of December 31, 2020 and 2021, the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP

We have served as the Company’s auditor since 2022.

Shanghai, China

October 19, 2022 (except for Note 2(e), as to which the date is February 24, 2023)

F-2

NEOTV GROUP LIMITED

CONSOLIDATED BALANCE SHEETS
(In Renminbi, except for share and per share data, or otherwise noted)

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
ASSETS
Current assets:
Cash	29,815,610	15,478,486	2,310,877
Accounts receivable, net	93,549,247	142,320,955	21,247,959
Contract assets	6,660,320	19,829,507	2,960,467
Contract costs	15,946,324	9,007,109	1,344,726
Prepaid expenses and other current assets	26,893,839	7,608,786	1,135,962
Amount due from a related party	—	5,300,000	791,269
Total current assets	172,865,340	199,544,843	29,791,260

Non-current assets:
Long-term investments	316,700	316,700	47,282
Property and equipment, net	7,080,465	13,003,975	1,941,442
Intangible assets, net	193,931	322,738	48,184
Deferred tax assets	1,822,908	2,807,311	419,120
Total non-current assets	9,414,004	16,450,724	2,456,028
TOTAL ASSETS	182,279,344	215,995,567	32,247,288

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	2,000,000	4,990,000	744,987
Notes payable	595,644	—	—
Accounts payable	10,501,038	35,149,873	5,247,738
Contract liabilities	—	193,228	28,848
Income taxes payable	1,449,750	2,925,578	436,777
Accrued expenses and other current liabilities	30,046,765	16,379,634	2,445,415
Total current liabilities	44,593,197	59,638,313	8,903,765

Non-current liabilities:
Deferred income	634,480	1,335,543	199,391
Total non-current liabilities	634,480	1,335,543	199,391
Total liabilities	45,227,677	60,973,856	9,103,156

Commitments and contingencies (Note 17)

Shareholders’ equity:
Ordinary shares (RMB0.0006 (US$0.0001) par value; 500,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding as of December 31, 2020 and 2021, respectively)*	3,186	3,186	476
Additional paid-in capital	68,238,195	68,236,574	10,187,452
Statutory reserves	3,559,270	5,299,630	791,214
Retained earnings	30,630,760	43,438,369	6,485,178
Total shareholders’ equity attributable to NeoTV Group Limited	102,431,411	116,977,759	17,464,320
Non-controlling interests	34,620,256	38,043,952	5,679,812
Total shareholders’ equity	137,051,667	155,021,711	23,144,132

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	182,279,344	215,995,567	32,247,288

* Ordinary shares and share data have been retroactively restated to give effect to the reorganization (Note 1(a)).

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NEOTV GROUP LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In Renminbi, except for share and per share data, or otherwise noted)

	For the Years Ended
	December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Revenues	174,040,314	225,827,737	33,715,193
Cost of revenues	(129,849,828)	(174,808,611)	(26,098,238)
Gross profit	44,190,486	51,019,126	7,616,955

Operating expenses
Selling expenses	(3,681,962)	(4,552,084)	(679,608)
General and administrative expenses	(13,945,463)	(22,967,872)	(3,429,013)
Research and development expenses	(13,974,528)	(11,947,058)	(1,783,649)
Total operating expenses	(31,601,953)	(39,467,014)	(5,892,270)
Operating income	12,588,533	11,552,112	1,724,685

Investment income	329,971	—	—
Financial (expense) income, net	(308,365)	2,242	335
Other income, net	3,363,623	8,678,388	1,295,649

Income before income taxes	15,973,762	20,232,742	3,020,669
Income tax expense	(588,990)	(2,262,698)	(337,812)
Net income	15,384,772	17,970,044	2,682,857
Less: net income attributable to non-controlling interests	3,567,998	3,422,075	510,902
Net income attributable to NeoTV Group Limited’s ordinary shareholders	11,816,774	14,547,969	2,171,955

Total comprehensive income	15,384,772	17,970,044	2,682,857
Less: total comprehensive income attributable to non-controlling interests	3,567,998	3,422,075	510,902
Total comprehensive income attributable to NeoTV Group Limited’s ordinary shareholders	11,816,774	14,547,969	2,171,955

Net income per share*
Basic and diluted	2.36	2.91	0.43
Weighted average shares*
Basic and diluted	5,000,000	5,000,000	5,000,000

* Ordinary shares and share data have been retroactively restated to give effect to the reorganization (Note 1(a)).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NEOTV GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In Renminbi, except for share and per share data, or otherwise noted)

	Ordinary Shares		Additional paid-in	Statutory	Retained	Total NeoTV Group Limited shareholders’	Non-controlling	Total shareholders’
	Share*	Amount	capital	reserves	earnings	equity	interests	equity
		RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of December 31, 2019	5,000,000	3,186	67,770,418	2,268,849	20,104,407	90,146,860	30,320,035	120,466,895
Net income	—	—	—	—	11,816,774	11,816,774	3,567,998	15,384,772
Appropriations to statutory reserves	—	—	—	1,290,421	(1,290,421)	—	—	—
Non-controlling interests contribution	—	—	489,216	—	—	489,216	710,784	1,200,000
Acquisition of non-controlling interests	—	—	(21,439)	—	—	(21,439)	21,439	—
Balance as of December 31, 2020	5,000,000	3,186	68,238,195	3,559,270	30,630,760	102,431,411	34,620,256	137,051,667
Net income	—	—	—	—	14,547,969	14,547,969	3,422,075	17,970,044
Appropriations to statutory reserves	—	—	—	1,740,360	(1,740,360)	—	—	—
Acquisition of non-controlling interests	—	—	(1,621)	—	—	(1,621)	1,621	—
Balance as of December 31, 2021	5,000,000	3,186	68,236,574	5,299,630	43,438,369	116,977,759	38,043,952	155,021,711
Balance as of December 31, 2021 (US$) (Note 2(e))		476	10,187,452	791,214	6,485,178	17,464,320	5,679,812	23,144,132

* Ordinary shares and share data have been retroactively restated to give effect to the reorganization (Note 1(a)).

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NEOTV GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Renminbi, except for share and per share data, or otherwise noted)

	For the Years Ended
	December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Cash flows from operating activities:
Net income	15,384,772	17,970,044	2,682,857
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,532,768	4,746,985	708,706
Allowance for doubtful accounts	4,691,821	6,728,292	1,004,508
Impairment charges of contract costs	799,874	—	—
Investment income	(329,971)	—	—
Deferred income	(384,978)	(98,937)	(14,771)
Deferred income taxes	(895,319)	(984,403)	(146,967)
Changes in operating assets and liabilities:
Accounts receivable	(1,770,705)	(54,717,185)	(8,169,061)
Contract assets	(186,838)	(13,862,302)	(2,069,587)
Contract costs	(15,676,312)	6,939,215	1,035,998
Prepaid expenses and other current assets	(19,504,909)	17,995,353	2,686,635
Notes payable	595,644	(595,644)	(88,927)
Accounts payable	(25,290,463)	24,648,835	3,679,974
Contract liabilities	—	193,228	28,848
Accrued expenses and other current liabilities	21,550,555	(13,667,131)	(2,040,449)
Income taxes payable	(915,632)	1,475,828	220,335
Deferred income	180,000	(180,000)	(26,874)
Net cash used in operating activities	(17,219,693)	(3,407,822)	(508,775)

Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(2,776,672)	(10,799,302)	(1,612,293)
Purchases of short-term investments	(74,000,000)	—	—
Proceeds from disposal of short-term investments	94,000,000	—	—
Proceeds from returns on short-term investments	329,971	—	—
Proceeds from asset-related government subsidies	360,000	980,000	146,310
Loans provided to a related party	—	(5,300,000)	(791,269)
Net cash provided by (used in) investing activities	17,913,299	(15,119,302)	(2,257,252)

Cash flows from financing activities:
Proceeds from short-term borrowings	2,000,000	6,990,000	1,043,580
Repayments of short-term borrowings	—	(4,000,000)	(597,184)
Proceeds from non-controlling interests contributions	—	1,200,000	179,155
Net cash provided by financing activities	2,000,000	4,190,000	625,551

Effect of exchange rate changes on cash	—	—	—

Net increase (decrease) in cash	2,693,606	(14,337,124)	(2,140,476)

Cash at beginning of the year	27,122,004	29,815,610	4,451,353
Cash at end of the year	29,815,610	15,478,486	2,310,877

Supplemental disclosure of cash flow information:
Interest expense paid	3,251	153,331	22,892
Income taxes paid	2,402,410	1,817,282	271,313

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

NeoTV Group Limited (“NeoTV” or the “Company”) was incorporated in the Cayman Islands on June 17, 2022 under the laws of Cayman Islands. The Company through its consolidated subsidiaries, and a variable interest entity (the “VIE”) and its consolidated subsidiaries (the “VIE Subsidiaries”) (collectively, the “Group”), is principally engaged in providing integrated services relating to operating various E-sports events and related variety shows based in the People’s Republic of China (“PRC” or “China”).

The Company’s consolidated subsidiaries, the VIE and the VIE Subsidiaries are as follows:

Entity	Date of incorporation	Place of incorporation	Percentage of legal ownership	Principal activities
Subsidiaries
NeoTV International Limited (“NeoTV HK”)	July 12, 2022	Hong Kong	100%	Investment holding
Beijing NeoTV Cultural Communication Co., Ltd. (“NeoTV Beijing”)	August 16, 2022	PRC	100%	Technical consulting service
VIE
Shanghai NeoTV Cultural Communication Co., Ltd. (“NeoTV Shanghai”)	April 26, 2006	PRC	—	Operations of E-sports tournament and variety shows
VIE Subsidiaries
Shanghai NeoTV Information Technology Co., Ltd. (“NeoTV Tech Shanghai”)	September 18, 2016	PRC	—	Operations of E-sports tournament and variety shows
Chengdu NeoTV Sports Co., Ltd. (“NeoTV Sports Chengdu”)	November 20, 2017	PRC	—	Operations of E-sports tournament and variety shows
Xi’an NeoTV Sports Co., Ltd. (“NeoTV Sports Xi’an”)	May 20, 2019	PRC	—	Operations of E-sports tournament and variety shows
Xi’an NeoTV Cultural Communication Co., Ltd. (“NeoTV Xi’an”)	May 21, 2019	PRC	—	Operations of E-sports tournament and variety shows
Hainan NeoTV Cultural Communication Co., Ltd. (“NeoTV Hainan”)	September 6, 2019	PRC	—	Operations of E-sports tournament and variety shows
Chengdu NeoTV Cultural Communication Co., Ltd. (“NeoTV Chengdu”)	June 8, 2020	PRC	—	Operations of E-sports tournament and variety shows
Shanghai NeoTV Sports Co., Ltd. (“NeoTV Sports Shanghai”)	August 4, 2020	PRC	—	Operations of E-sports tournament and variety shows

(a)	Reorganization

The Group carried out its principal business since April 26, 2006 mainly through NeoTV Shanghai (“NeoTV Shanghai” or the “VIE”) in the PRC. In anticipation of an initial public offering (“IPO”) of the Company’s equity securities in the United States capital market, NeoTV HK was incorporated by the Company in Hong Kong and NeoTV Beijing was incorporated by NeoTV HK in Beijing, as the Company’s direct and indirect wholly-owned subsidiaries, on July 12, 2022 and August 16, 2022, respectively.

Effective on September 6, 2022, the Company, through its indirect wholly-owned PRC subsidiary, NeoTV Beijing (the “WFOE”), obtained 80.60% voting rights over the VIE by entering into a series of contractual arrangements (the “VIE Agreements”, which are described in detail in Note 1(c) to the consolidated financial statements) among the WFOE, the VIE and the VIE’s shareholders who collectively own 80.60% equity interest of the VIE (the “VIE’s Participating Shareholders”).

The Group does not have equity ownership in the VIE, instead, through the VIE Agreements, rights and obligations of the VIE’s Participating Shareholders were assigned to the WFOE, which resulted in the VIE’s Participating Shareholders lacking the ability to make decisions that have a significant effect on the VIE, and the WFOE’s ability to have the power to direct the activities that most significantly affect the VIE’s economic performance and the right to receive economic benefits and residual returns and the obligation to absorb economic risks and expected losses normally associated with ownership of the VIE.

F-7

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

(a)	Reorganization (cont.)

Accordingly, the Company, through its direct and indirect wholly-owned subsidiaries, NeoTV HK and the WFOE, becomes the ultimate primary beneficiary of the VIE and the VIE became a variable interest entity of the Group (the “Reorganization”).

As the Company is the ultimate primary beneficiary of the VIE, the Company is able to include assets, liabilities, revenues and expenses of the VIE and the VIE Subsidiaries in the Group’s consolidated financial statements, in accordance with the provisions of FASB Accounting Standards Codification (“ASC”) Topic 810 “Consolidation”, subtopic 10.

The Company, its wholly-owned subsidiaries, and the VIE and the VIE Subsidiaries, were effectively controlled by the same controlling shareholder immediately before and after the Reorganization, and therefore the Reorganization was accounted for as a recapitalization.

As a result, the Group’s consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company and its consolidated subsidiaries, and the VIE and the VIE Subsidiaries, has been accounted for at historical cost, as a transaction between entities under common control in a manner similar to a pooling of interests.

(b)	Changes of non-controlling interests

On August 4, 2020, NeoTV Shanghai and Leiling (Shanghai) Sports Development Co., Ltd., a third-party, together formed NeoTV Sports Shanghai, with NeoTV Shanghai owning 51% equity interest and Leiling (Shanghai) Sports Development Co., Ltd. owning 49% equity interest which was accounted for as a non-controlling interest. On December 15, 2020, NeoTV Shanghai acquired 49% equity interest from Leiling (Shanghai) Sports Development Co., Ltd., and NeoTV Sports Shanghai became a wholly-owned subsidiary of NeoTV Shanghai.

On October 12, 2020, NeoTV Shanghai transferred 40% equity interest of NeoTV Hainan to Mr. Tie Liu, a third-party, in the consideration of RMB1,200,000, with Mr. Tie Liu’s equity interest then accounted for as a non-controlling interest.

On March 16, 2021, NeoTV Shanghai acquired 35% equity interest of NeoTV Tech Shanghai from Mr. Yuxin Lin, the minority shareholder of NeoTV Tech Shanghai and also the controlling shareholder of NeoTV Shanghai, and NeoTV Tech Shanghai became a wholly-owned subsidiary of NeoTV Shanghai.

On September 5, 2022, Shanghai Ruihe Xinxin Venture Capital Management Co., Ltd, one of the legal shareholders of the VIE, transferred 5.77% equity interest of the VIE, which was accounted for as non-controlling interests during the periods presented, to Mr. Yuxin Lin.

(c)	Variable interest entities

To comply with PRC laws and regulations, the Group operates its principal activities in the PRC through the VIE and the VIE Subsidiaries through the VIE Agreements.

The following is a summary of the VIE Agreements that the WFOE entered into with the VIE and the VIE’s Participating Shareholders, as described in Note 1(a). The VIE’s Participating Shareholders are legal shareholders of the VIE.

Exclusive Business Cooperation Agreement

The WFOE and the VIE entered into an Exclusive Business Cooperation Agreement under which the VIE engaged the WFOE as its exclusive provider of technical services and business consulting services. The VIE shall pay service fees to the WFOE, which are determined by the WFOE at its sole discretion with reference to the rewards normally associated with the Participating Shareholders’ ownership of the VIE. The WFOE shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising from the performance of the agreement. During the term of the agreement, the VIE shall not accept any consultations or services provided by any third party, cooperate with any third party for the provision of identical or similar services, nor transfer the rights or obligations to third parties without prior consent of the WFOE. The Exclusive Business Cooperation Agreement will remain in force during the operation term of VIE and WFOE and any periods that are renewable pursuant to the PRC laws, unless there is a written termination agreement between the WFOE and the VIE.

F-8

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

(c)	Variable interest entities (cont.)

Exclusive Option Agreement

Pursuant to the Exclusive Option Agreement among the WFOE, the VIE and the VIE’s Participating Shareholders, the Participating Shareholders irrevocably granted the WFOE or any third party designated by the WFOE an exclusive option to purchase all or part of their equity interests in the VIE at any time at a purchase price determined subject to the lowest price permitted by PRC laws and regulations when such share transfer occurs. Without the WFOE’s prior written consent, the VIE and the VIE’s Participating Shareholders agreed not to, among other things, set encumbrance on, transfer all or part of, or dispose of the equity interests; amend the articles of association of the VIE; change the registered capital of the VIE or holding structure; change the VIE’s business activities; sell, assign, mortgage or dispose of any legal or beneficial rights to or in any of the VIE’s assets, business, or revenue; incur, assume or guarantee any debts; enter into any material contract; extend any loan or credit to any party, or provide any guarantee or assume any obligation of any party; merge or consolidate with any third party or acquire or invest in any third party; or distribute dividends. The VIE and the VIE’s Participating Shareholders agreed to manage business and handle financial and commercial affairs prudently and in accordance with relevant laws and codes of practice. The Exclusive Option Agreement will continue with full force and effect until all equity interests in the VIE are transferred or assigned to the WFOE or any third party designated by the WFOE, or the Exclusive Option Agreement is terminated with the consent of the WFOE.

Shareholder’s Power of Attorney

The VIE’s Participating Shareholders signed Power of Attorney to irrevocably entrust the WFOE or any person(s) designated by the WFOE to act as its attorney-in-fact to exercise any and all of its rights as shareholders of the VIE, including, but not limited to, the right to convene, attend and present the shareholders’ meetings, vote, sign and perform as shareholders; transfer, pledge or dispose of all the equity interests of the VIE held by the Participating Shareholders; collect the dividends, and participate in litigation procedures. Each Power of Attorney will remain in force during the operation term of VIE and WFOE and any periods that are renewable pursuant to the PRC laws, and will terminate automatically when all of Participating Shareholders’ equity interest in the VIE have been transferred to the WFOE or the person(s) designated by the WFOE or all parties agree an early termination through a written termination agreement.

Share Pledge Agreement

Pursuant to the relevant Share Pledge Agreements, the Participating Shareholders of the VIE have pledged all of their equity interests in the VIE to the WFOE as collateral for all of the VIE’s payments due to the WFOE and to secure the WFOE’s obligations under the above agreement. The Participating Shareholders shall not transfer or assign the equity interests, the rights and obligations in the Share Pledge Agreements or create or permit to create any pledges which may have an adverse effect on the rights or benefits of the WFOE without the WFOE’s written consent. The WFOE is entitled to transfer or assign in full or in part the equity interests pledged. In the event of default, the WFOE as the pledgee, will be entitled to request immediate payment of the unpaid service fee and other amounts due to the WFOE, and/or to dispose of the pledged equity. These Share Pledge Agreements will remain effective until the VIE and the VIE’s Participating Shareholders discharge all their obligations under the VIE Agreements.

Spousal Consent Letter

The spouses of individual Participating Shareholder of the VIE have each signed a spousal consent letter. Under the spousal consent letter, the signing spouse unconditionally and irrevocably has agreed to the execution by his or her spouse of the above-mentioned Option Agreements, Power of Attorney and Share Pledge Agreements, and that his or her spouse may perform, amend or terminate such agreements without his or her consent. In addition, in the event that the spouse obtains any equity interest in the VIE held by his or her spouse for any reason, he or she agrees to be bound by and sign any legal documents substantially similar to the VIE Agreements entered into by his or her spouse, as may be amended from time to time.

F-9

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

(d)	Risks in relation to the VIE structure

The Group believes that the VIE Agreements with the VIE and the VIE’s Participating Shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Group’s ability to enforce the VIE Agreements. If the legal structure and VIE Agreements were found to be in violation of PRC laws and regulations, the PRC government could, among others:

●	revoke the business licenses and/or operating licenses of the WFOE and the VIE;

●	discontinue or place restrictions or onerous conditions on the operations;

●	impose fines, confiscate the income from the WFOE or the VIE, or impose other requirements with which the VIE may not be able to comply;

●	require the Group to restructure the ownership structure or operations, including terminating the VIE Agreements with the VIE and deregistering the equity interest pledges of the VIE, which in turn would affect the Group’s ability to consolidate, derive economic interests from, or exert effective control over the VIE, or impose restrictions on the Group’s right to collect revenues;

●	impose additional conditions or requirements with which the VIE may not be able to comply;

●	require the Group to restructure the operations in such a way as to compel the Group to establish a new enterprise, re-apply for the necessary licenses or relocate the businesses, staff and assets; or

●	restrict or prohibit the Group to use of the proceeds of overseas offering to finance the business and operations in China.

The Group’s ability to conduct its business may be negatively affected if the PRC government were to carry out any of the aforementioned actions. As a result, the Company may not be able to consolidate the VIE and the VIE Subsidiaries in the Group’s consolidated financial statements as it may lose the ability to exert effective control over the VIE and it may lose the ability to receive economic benefits from the VIE.

Currently there is no contractual arrangement that could require the WFOE or the Group to provide additional financial support to the VIE. As the Group is conducting certain businesses in the PRC through the VIE and the VIE Subsidiaries, the Group may provide additional financial support on a discretionary basis in the future, which could expose the Group to a loss.

The Group’s involvement with the VIE under the VIE Agreements affected the Group’s consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of cash flows as indicated below. The following consolidated assets and liabilities information of the VIE and the VIE Subsidiaries as of December 31, 2020 and 2021, and consolidated revenues, net income and cash flow information for the years ended December 31, 2020 and 2021 have been included in the accompanying consolidated financial statements.

F-10

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

(d)	Risks in relation to the VIE structure (cont.)

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
ASSETS
Current assets:
Cash	29,815,610	15,478,486	2,310,877
Accounts receivable, net	93,549,247	142,320,955	21,247,959
Contract assets	6,660,320	19,829,507	2,960,467
Contract costs	15,946,324	9,007,109	1,344,726
Prepaid expenses and other current assets	26,893,839	7,608,786	1,135,962
Amount due from a related party	—	5,300,000	791,269
Total current assets	172,865,340	199,544,843	29,791,260

Non-current assets:
Long-term investments	316,700	316,700	47,282
Property and equipment, net	7,080,465	13,003,975	1,941,442
Intangible assets, net	193,931	322,738	48,184
Deferred tax assets	1,822,908	2,807,311	419,120
Total non-current assets	9,414,004	16,450,724	2,456,028
TOTAL ASSETS	182,279,344	215,995,567	32,247,288

LIABILITIES
Current liabilities:
Short-term borrowings	2,000,000	4,990,000	744,987
Notes payable	595,644	—	—
Accounts payable	10,501,038	35,149,873	5,247,738
Contract liabilities	—	193,228	28,848
Income taxes payable	1,449,750	2,925,578	436,777
Accrued expenses and other current liabilities	30,046,765	16,379,634	2,445,415
Total current liabilities	44,593,197	59,638,313	8,903,765

Non-current liabilities:
Deferred income	634,480	1,335,543	199,391
Total non-current liabilities	634,480	1,335,543	199,391
TOTAL LIABILITIES	45,227,677	60,973,856	9,103,156

	For the Years Ended
	December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Total revenues	174,040,314	225,827,737	33,715,193
Net income	15,384,772	17,970,044	2,682,857

F-11

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

(d)	Risks in relation to the VIE structure (cont.)

	For the Years Ended
	December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Net cash used in operating activities	(17,219,693)	(3,407,822)	(508,775)
Net cash provided by (used in) investing activities	17,913,299	(15,119,302)	(2,257,252)
Net cash provided by financing activities	2,000,000	4,190,000	625,551

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(b)	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIE for which the Company is the ultimate primary beneficiary, and the VIE Subsidiaries. All intercompany transactions and balances among the Company, its subsidiaries, the VIE and the VIE Subsidiaries have been eliminated upon consolidation.

(c)	Use of estimates and assumptions

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates include, but are not limited to revenue recognition, allowance for doubtful accounts, impairment of contract costs, the useful lives and impairment of property and equipment, and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

F-12

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(d)	Foreign currency translation

The reporting currency of the Group is Renminbi (“RMB”). The Group’s operations are principally conducted through the WFOE, the VIE and the VIE Subsidiaries located in the PRC where RMB is the functional currency. The Company and its subsidiary located in Hong Kong use their respective currencies United States dollar (“US$”) and Hong Kong Dollar (“HKD”) as their functional currencies.

Transactions denominated in foreign currencies other than functional currency are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies other than functional currency are remeasured into the functional currency at the exchange rates prevailing at the balance sheet date. Exchange gains or losses arising from foreign currency transactions are recorded in the consolidated statements of income and comprehensive income.

The financial statements of the Company and the Group’s non-PRC subsidiary are translated from their respective functional currency into RMB. Assets and liabilities are translated into RMB using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Revenues, expenses, gains and losses are translated into RMB using the average exchange rates for the relevant period.

The resulting foreign currency translation adjustments are recorded as a component of accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholders’ equity and a component of other comprehensive income (loss) in the consolidated statements of income and comprehensive income. For the years ended December 31, 2020 and 2021, there was no accounting impact from foreign currency translation adjustments.

(e)	Convenience translation

The US$ amounts disclosed in the accompanying consolidated financial statements are presented solely for the convenience of the reader. Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the rate of US$1.00= RMB6.6981 on June 30, 2022, representing the middle rate as set forth in the statistical release of the Federal Reserve as of June 30, 2022. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

(f)	Segment information

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM has been identified as the Chief Executive Officer (the “CEO”), who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group.

The Group has determined that there is only one reportable operating segment since all types of goods or services provided are viewed as an integrated business process and allocation of the resources and assessment of the performance are not separately evaluated by the Group’s CODM. No geographical segments are presented as substantially all of the Group’s long-lived assets are located in the PRC and substantially all of the Group’s revenues are derived from within the PRC.

F-13

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(g)	Cash

Cash consists of cash on hand and cash at bank. The Group maintains cash with various financial institutions primarily in China. As of December 31, 2020 and 2021, balances of cash were RMB29,815,610 and RMB15,478,486 (US$2,310,877), respectively.

(h)	Accounts receivable, net

Accounts receivable represent the amount that the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. The Group maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivable amounts. The allowance for doubtful accounts as of December 31, 2020 and 2021 was RMB10,204,900 and RMB16,150,377 (US$2,411,188), respectively. The Group adopted ASU 2016-13 as of the beginning date of the earliest periods presented, “Financial Instruments – Credit Losses (Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”) for all periods presented, which is based on an expected credit losses model to estimate the allowance for doubtful accounts. The Group’s estimation of allowance for doubtful accounts considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible. The Group estimates the lifetime expected credit losses by pooling receivables that have similar risk characteristics and evaluate receivables individually when specific receivables no longer share those risk characteristics.

(i)	Property and equipment, net

Property and equipment, net is stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives with an estimated residual value rate of the assets as follows:

Category	Estimated useful lives	Residual value rate
Office equipment	3 - 5 years	5%
Leasehold improvements	Shorter of the term of the lease or estimated useful life	Nil

(j)	Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and any recorded impairment. The intangible assets of the Group mainly represent the software for operating activities. Intangible assets are amortized using the straight-line basis over the estimated useful lives of the asset as follows:

Category	Estimated useful lives
Software	10 years

(k)	Long-term investments

Long-term investments represent the Group’s equity investments in privately held companies accounted for as equity investments without readily determinable fair values.

The Group’s equity investments without readily determinable fair values, which do not qualify for the existing practical expedient in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), to estimate fair value using the net asset value per share (or its equivalent) of the investment (“NAV practical expedient”), and over which the Group does not have the ability to exercise significant influence through the investments in common stock or in substance common stock, are accounted for under ASC 321, “Investments—Equity Securities” using the measurement alternative (the “Measurement Alternative”). Under the Measurement Alternative, the carrying value is measured at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer.

F-14

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(k)	Long-term investments (cont.)

All gains and losses on these investments, realized and unrealized, are recognized in the consolidated statements of income and comprehensive income. The Group makes assessment of whether an investment is impaired based on performance and financial position of the investee as well as other evidence of market value at each reporting date. Such assessment includes, but is not limited to, reviewing the investee’s cash position, recent financing, as well as the financial and business performance. The Group recognizes an impairment loss equal to the difference between the carrying value and fair value in the consolidated statements of income and comprehensive income, if any.

(l)	Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group recognizes an impairment loss, which is the excess of carrying amount over the fair value of the assets, generally using the expected future discounted cash flows when the market prices are not readily available. No impairments of long-lived assets were recognized as of December 31, 2020 and 2021.

(m)	Fair value measurement

The Group applies ASC 820 which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

●	Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future cash flow amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Group primarily consisted of cash, accounts receivable, contract assets, other receivables included in prepaid expenses and other current assets, short-term borrowings, notes payable, accounts payable, other payables included in accrued expenses and other current liabilities. As of December 31, 2020 and 2021, the carrying amounts of financial instruments approximated to their fair values due to the short-term maturity of these instruments.

The Group’s non-financial assets, such as property and equipment, would be measured at fair value only if they were determined to be impaired.

F-15

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(n)	Revenue recognition

The Group adopted ASC 606, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) for all periods presented. Under the criteria of ASC 606, the Group recognizes revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Group applies the five-step model to contracts when it is probable that the entity will collect substantially all the consideration to which it is entitled in exchange for the services it transfers to the customer. The Group reviews the contract to determine which performance obligations are distinct and represent a promise to provide distinct goods or services or a series of distinct goods or services as defined by the standard. The Group recognizes as revenue the amount of the transaction price that is allocated to each performance obligation as and when that performance obligation is satisfied.

Classification of revenue is based on whether goods or services provided by the Group directly relate to specific E-sports events or variety shows, which leads further implications to recognize revenue over the tournament schedule/broadcasting time or at the point of delivery. The revenue disaggregation for the years ended December 31, 2020 and 2021 is below:

	For the Years Ended December 31,
	2020		2021
	RMB	%	RMB	US$ (Note 2(e))%
Over time:
Integrated services relating to E-sports tournament and variety shows	165,098,238	94.86	213,663,281	31,899,088	94.61
Others	9,340	0.01	162,162	24,210	0.08
Point in time:
Video-on-demand distribution	8,932,736	5.13	12,002,294	1,791,895	5.31
Total revenues	174,040,314	100.00	225,827,737	33,715,193	100.00

Type A: Integrated services relating to E-sports tournament and variety show

The Group generates revenues by providing integrated services relating to operations, broadcast and sponsorship of online and offline E-sports tournaments and variety shows to game developers and publishers. Services provided primarily consist of tournament planning and management, content production and broadcasting, media rights distribution and live content capturing, and sponsorship and market solutions, etc.

Operation services, sponsorship services and media rights distribution services, are considered integrated services and one performance obligation. Above-mentioned services are provided and settled on a project-by-project basis, such as a regular season E-sports series or a stand-alone tournament. Therefore, the performance obligation is satisfied over time because the customer simultaneously receives and consumes the benefits as the Group provides the services during the season of games or broadcasting period of variety shows. The Group adopts the output method, using a time-elapsed basis ratably over the period from the beginning to the end of the E-sports event or variety shows, to measure progress. The transaction contains variable considerations to customers if the consideration from sponsorship services and media rights distribution services reaches certain milestones. The potential for compensation results in the transaction price of the integrated services provided being variable under ASC 606-10-32-6. In this connection, the Group estimates the amount of variable consideration to be included in the transaction using the “most likely amount” method based on existing contracts for sponsorship services and media rights distribution services and updates its estimated transaction price at the end of each reporting period.

The Group considers itself the principal as it is responsible for rendering above-mentioned services prior to transfer to the customers and has the pricing latitude; therefore, such revenues are reported on a gross basis.

F-16

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(n)	Revenue recognition (cont.)

Type B: Video-on-demand distribution

The media contents to be distributed under “Video-on-demand distribution” are derived from the past projects which the Group operated. Revenue is recognized at a point in time when the Group satisfies its performance obligation of arranging the distribution of media contents to the end customers.

The Group considers itself the agent for such transactions as it does not own the copyright, or control the media contents, which indicating the lack of inventory risk in these arrangements. Therefore, the Group’s performance obligation to arrange the distribution of media contents to the end customers in the E-sports ecosystem and the corresponding agency revenue is presented on a net basis and recognized at a point in time when the service is consummated. The Group incurs no further obligations upon delivery and acceptance by the customer.

Type C: Others

Type C revenue generates from providing operation services through live streaming platform, which is recognized over time on a ratable basis over the contractual term. Transaction price of Type C revenue includes a variable component that is based on the earnings generated from the live streaming platform. The Group uses the practical expedient that allows it to recognize revenue in the amount to which the Group has a right to invoice.

Contract assets and liabilities

When the Group satisfies its performance obligations by providing goods or services to a customer before the customer pays consideration or before payment is due, the Group recognizes its rights to consideration that is conditional as a contract asset. The Group adopts the expected credit losses model to estimate the allowance for contract assets. The Group’s estimation of allowance for contract assets considers factors such as historical credit loss experience, age of contract asset balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of contract asset balances due from specific identifiable counterparties to determine whether these contract asset balances are considered at risk or uncollectible. The Group estimates the lifetime expected credit losses by pooling contract asset balances that have similar risk characteristics and evaluate contract asset balances individually when specific contract asset balances no longer share those risk characteristics. As of December 31, 2020 and 2021, the Group recorded allowances for contract assets of RMB350,543 and RMB1,043,658 (US$155,814), respectively. Contract assets were RMB6,660,320 and RMB19,829,507 (US$2,960,467) as of December 31, 2020 and 2021, respectively. The significant changes in contract assets represent the increasing trend in integrated services relating to E-sports tournament and variety show for the year ended December 31, 2021, which give rise to the increase in revenues recognized to date in excess of cumulative billings.

When a customer pays consideration before the Group transfers goods or services, the Group records its obligation as a contract liability. The Group expects to recognize this balance as revenue over the next 12 months. Contract liabilities were nil and RMB193,228 (US$28,848) as of December 31, 2020 and 2021, respectively.

Contract costs

Certain costs to fulfil contracts are capitalized when such costs (1) relate directly to the contract, (2) generate or enhance resources of the Group that will be used in satisfying the performance obligation in the future, and (3) are expected to be recovered. Contract costs are amortized on the basis consistent with the pattern of the transfer of services to which the costs relate.

The Group recognizes an impairment loss in profit or loss to the extent that the carrying amount of a contract cost exceeds: (a) the amount of consideration that the Group expects to receive in the future, less (b) the costs that relate directly to providing those services and that have not been recognized as costs. The recoverability of contract costs depends on whether the Group can continue to provide E-sports tournaments and variety shows related services, the refund level subsequent to period end, and whether any related considerations would be forfeited. The Group recorded impairment charges of contract costs of RMB799,874 and nil for the years ended December 2020 and 2021, respectively. Contract costs were RMB15,946,324 and RMB9,007,109 (US$1,344,726) as of December 31, 2020 and 2021, respectively.

F-17

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(o)	Cost of revenues

Cost of revenues consist primarily of (i) production costs (including but not limited to venue setup, photographing, and video production and so on),   (ii) venue leasing costs, (iii) staff costs, and (iv) equipment depreciation costs and software amortization costs. Marketing and advertising expenses for the events hosted are included in the cost of revenue.

(p)	Selling expenses

Selling expenses mainly consist of (i) employee compensation and benefits, (ii) entertainment and marketing expenses and (iii) advertising expenses. Advertising expenses are included in selling expenses in the consolidated statements of income and comprehensive income, and are expensed when incurred. Advertising expenses were nil and RMB301,698 (US$45,042) for the years ended December 31, 2020 and 2021, respectively.

(q)	General and administrative expenses

General and administrative expenses mainly consist of (i) employee compensation and benefits, (ii) rental and depreciation related to general and administrative activities, (iii) professional service fees, (iv) allowances for credit losses, and (v) other corporate expenses.

(r)	Research and development expenses

Research and development expenses mainly consist of (i) employee compensation and benefits, and (ii) depreciation expense for experimental facilities and other daily expenses related to the Group’s research and development activities. Research and development expenses are charged to expenses as incurred.

(s)	Financial (expense) income, net

Financial (expense) income, net mainly consist of (i) interest income and expense, (ii) foreign exchange gain or loss, and (iii) bank charges.

(t)	Employee defined contribution plan

According to the regulations of the PRC, full-time eligible employees of the Group in the PRC are entitled to various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Group is required to make contributions to the plan and accrues for these benefits based on certain percentages of the qualified employees’ salaries. The Group has no further commitments beyond its required contribution. Employee social benefits included as cost of revenues and expenses in the consolidated statements of income and comprehensive income amounted to RMB3,589,144 and RMB6,790,389 (US$1,013,778) for the years ended December 31, 2020 and 2021, respectively. As of December 31, 2020 and 2021, the outstanding social insurance plan contributions payable were RMB1,683,276 and RMB537,635 (US$80,267), respectively.

(u)	Government subsidies

Government subsidies are recognized where there is reasonable assurance that the Group will comply with all attached conditions and the subsidies will be received. Subsidies that relate to the acquisition of an asset are initially recognized in deferred income in the consolidated balance sheets and subsequently amortized and recognized as other income in the consolidated statements of income and comprehensive income as the assets are depreciated or amortized. Cash subsidies that relate to operating activities for compensating costs or expenses already incurred is recognized as other income in the Group’s consolidated statements of income and comprehensive income when received. Cash subsidies that relate to operating activities for compensating future related costs or expenses are initially recognized in deferred income and recognized as other income in the period when the costs or expenses are incurred.

As of December 31, 2020 and 2021, deferred income were RMB634,480 and RMB1,335,543 (US$199,391) respectively.

For the years ended December 31, 2020 and 2021, government subsidies in other income, net were RMB3,396,411 and RMB8,803,137 (US$1,314,274) respectively, among which RMB384,978 and RMB98,937 (US$14,771) were related to the amortization of asset-related government subsidies.

F-18

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(v)	Income taxes

The Group accounts for current income taxes in accordance with the laws and regulations of the relevant tax jurisdictions. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-assessable or disallowed. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the end of the reporting period.

The Group accounts for income taxes under ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases (“Temporary differences”).

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those Temporary differences are expected to be recovered or settled. Deferred income tax is calculated at the tax rates that are expected to apply in the periods in which the asset or liability will be settled, based on rates enacted or substantively enacted at the end of the reporting period. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Group believes there were no uncertain tax positions and unrecognized tax benefits at December 31, 2020 and 2021, respectively.

ASC 740 also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. Significant judgment is required in evaluating the Group’s uncertain tax positions and determining its provision for income taxes. The Group did not recognize any interest and penalties associated with uncertain tax positions for the years ended December 31, 2020 and 2021, respectively, as there were no uncertain tax positions.

The Group’s subsidiary, the VIE and the VIE Subsidiaries in the PRC are subject to examination by the relevant tax authorities. In general, the PRC tax authorities have up to five years to conduct examination of the tax fillings of the above-mentioned PRC entities. Accordingly, the above-mentioned PRC entities’ tax years of 2016 to 2021 remain open to examination by the respective tax authorities. The Group may also be subject to the examination of the tax fillings in other jurisdictions, which are not material to the consolidated financial statements.

(w)	Value added tax (“VAT”)

The Group is subject to VAT at the rate of 6% depending on whether the entity is a general taxpayer, and related surcharges on revenue generated from providing services. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in the line item of accrued expenses and other current liabilities on the face of balance sheet. The Group records revenue net of value added tax and related surcharges.

(x)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS.

Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2020 and 2021, there was no dilution impact.

F-19

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(y)	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowing are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated statements of income and comprehensive income over the period of the borrowings using the effective interest method.

(z)	Comprehensive income

Comprehensive income is defined as the changes in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income, requires all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Group’s comprehensive income included net income for the years ended December 31, 2020 and 2021, respectively.

(aa)	Statutory reserves

The Group’s subsidiary, the VIE and the VIE Subsidiaries in the PRC are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Group is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses incurred by corresponding PRC entities in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. The statutory reserves are restricted for use that only can be applied to offset losses or increase the registered capital of the respective entities. These reserves are not allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except for liquidation. In the event of liquidation, the statutory reserves will be used to offset liabilities first, and the remaining will be distributable to shareholders in proportionate to shareholder’s capital contributions.

For the years ended December 31, 2020 and 2021, statutory reserve provided were RMB1,290,421 and RMB1,740,360 (US$259,829), respectively.

(ab)	Contingencies

From time to time, the Group may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against the Group that, if adversely determined, would in the Group’s management’s judgment have a material adverse effect on the Group.

(ac)	Non-controlling interests

The Group contains two levels of non-controlling interests:

The first level: a non-controlling interest in the VIE represents the portion of the equity interest in the VIE that has not been pledged to the WFOE, thus is not directly or indirectly attributable to the Company.

The second level: a non-controlling interest in the VIE Subsidiaries represents the portion of the equity interest in the VIE Subsidiaries that is not controlled by VIE, thus is not directly or indirectly attributable to VIE.

Refer to Note 1(b) for changes of non-controlling interests.

F-20

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ad)	Concentration of risks

Credit Risk (Note 16)

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and accounts receivable and contract assets. The Group places substantially all of cash with financial institutions with high credit ratings and quality in China. In the event of bankruptcy of one of these financial institutions, the Group may not be able to claim its cash and demand deposits back in full. The Group continues to monitor the financial strength of the financial institutions. There has been no recent history of default in relation to these financial institutions.

For accounts receivable and contract assets, the Group manages credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. The Group identifies credit risk collectively based on industry and customer type. In measuring the credit risk of sales to customers, the Group mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development.

Liquidity Risk

The Group is also exposed to liquidity risk which is risk that the Group is unable to provide sufficient capital resources and liquidity to meet the Group’s commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Group will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

Foreign Exchange Risk

The Group’s operations are primarily in China. The Group’s reporting currency is denominated in RMB. The Group is exposed to currency risk primarily through transaction which give rise to cash balances that are denominated in currencies other than the functional currency of the operations to which the transactions relate. Thus, results of operations may be impacted by exchange rate fluctuations between RMB and US$. The Group incurred and recognized foreign currency exchange loss of RMB400,648 and RMB1,067 (US$159) in 2020 and 2021, respectively, as a result of changes in the exchange rate.

(ae)	Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company plans to delay the adoption of the following new or revised accounting standards until the private company adoption dates, therefore, its financial statements may not be comparable to those of companies that are not EGCs or which are EGCs who adopted the new accounting standards.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For the Company as an EGC, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Group adopted ASU 2016-02 from January 1, 2022. The Group recorded the operating lease right-of-use assets of RMB12.06 million (US$1.80 million) and operating lease liabilities of RMB11.54 million (US$1.72 million) on January 1, 2022 in the consolidated financial statements.

F-21

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ae)	Recent accounting pronouncements (cont.)

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance, which provides guidance on the disclosure of transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. The new guidance is required to be applied either prospectively to all transactions within the scope of ASU 2021-10 that are reflected in financial statements at the date of adoption and new transactions that are entered into after the date of adoption or retrospectively to those transactions. This guidance is effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. Early adoption is permitted. The Group does not expect that the adoption of this guidance will have a material impact on the consolidated financial statements.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Accounts receivable	103,754,147	158,471,332	23,659,147
Allowance for doubtful accounts	(10,204,900)	(16,150,377)	(2,411,188)
	93,549,247	142,320,955	21,247,959

The movement of allowance for doubtful accounts is as follows:

	For the Years Ended December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Balance at beginning of the year	4,987,380	10,204,900	1,523,552
Allowance provided during the year	8,934,798	12,694,957	1,895,307
Recoveries during the year	(3,717,278)	(6,749,480)	(1,007,671)
Balance at end of the year	10,204,900	16,150,377	2,411,188

The Group recorded allowance for doubtful accounts, net of recoveries, of RMB5,217,520 and RMB5,945,477 (US$887,636) for the years ended December 31, 2020 and 2021, respectively.

F-22

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Advances to suppliers	3,418,683	2,994,743	447,103
VAT receivables	758,018	2,849,852	425,472
Deposits	1,439,101	1,302,634	194,478
Receivables for charges on behalf of a third party (1)	19,985,237	—	—
Receivable for equity transfer of a subsidiary (2)	1,200,000	—	—
Others	92,800	461,557	68,909
Prepaid expenses and other current assets	26,893,839	7,608,786	1,135,962

(1) Represents the service fee receivable that the Group as an agent charged on behalf of a third party.

(2) Represents investment funds due from the sale of 40% equity interest of NeoTV Hainan to a non-controlling interest (Note 1(b)).

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Office equipment	21,172,571	25,603,168	3,822,452
Leasehold improvements	3,859,814	10,051,528	1,500,654
Total	25,032,385	35,654,696	5,323,106
Less: accumulated depreciation	(17,951,920)	(22,650,721)	(3,381,664)
Property and equipment, net	7,080,465	13,003,975	1,941,442

Depreciation expense was RMB4,494,908 and RMB4,698,801 (US$701,513) for the years ended December 31, 2020 and 2021, respectively.

6.	INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Software	378,598	555,589	82,947
Less: accumulated amortization	(184,667)	(232,851)	(34,763)
Intangible assets, net	193,931	322,738	48,184

For the years ended December 31, 2020 and 2021, amortization expense amounted to RMB37,860 and RMB48,184 (US$7,193), respectively.

F-23

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

7.	SHORT-TERM BORROWINGS

As of December 31, 2020 and 2021, short-term borrowings were the bank borrowings for working capital purposes. Short-term borrowings consisted of the following:

	Annual Interest Rate	Maturity (Month)	Principal	As of December 31, 2020	As of December 31, 2021
			RMB	RMB	RMB	US$ (Note 2(e))
China Merchants Bank (1.2)	4.25%	June 2021	2,000,000	2,000,000	—	—
China Merchants Bank (1.4)	5.00%	March 2022	4,990,000	—	4,990,000	744,987

(1)	On September 1, 2020, the Group entered into a one-year credit facility agreement with China Merchants Bank, under which the Group is able to borrow up to RMB20,000,000 during the term of the facility from November 11, 2020 to November 10, 2021. The credit facility agreement is guaranteed by Mr. Yuxin Lin, the CEO and controlling shareholder of the Company. As of December 31, 2020, the Group had unutilized lines of credit aggregating RMB17,404,356 for short-term financing.

The detailed transaction under this credit facility agreement in 2020 is shown as follows:

(1.1)	In December 2020, the Group issued notes payable of RMB 595,644 through China Merchants Bank and the amount has been fully paid off in January 2021 (see Note 8).

(1.2)	In December 2020, the Group borrowed RMB2,000,000 from China Merchants Bank, with an annual interest rate of 4.25% due June 2021, which was guaranteed by Mr. Yuxin Lin. The Group repaid the borrowing in June 2021.

The detailed transaction under this credit facility agreement in 2021 is shown as follows:

(1.3)	In June 2021, the Group borrowed RMB2,000,000 (US$298,593) from China Merchants Bank with an annual interest rate of 4.25% and due December 2021, which was guaranteed by Mr. Yuxin Lin. The borrowing was fully repaid in December 2021.

(1.4)	In September 2021, the Group borrowed RMB4,990,000 (US$744,987) from China Merchants Bank with an annual interest rate of 5.00% and due March 2022, which was guaranteed by Mr. Yuxin Lin. The Group repaid the borrowing in March 2022.

(2)

On November 20, 2021, the Group entered into a renewed one-year credit facility agreement with China Merchants Bank, under which the Group is able to borrow up to RMB20,000,000, counting in the outstanding borrowings as of the signing date pursuant to the original facility agreement, during the term of the facility from December 20, 2021 to December 19, 2022. The credit facility agreement is guaranteed by Mr. Yuxin Lin. As of December 31, 2021, the Group had unutilized lines of credit aggregating RMB15,010,000 (US$2,240,934) for short-term financing. To utilize theses unused lines of credit, the Group is required to obtain consent of the lenders and be in compliance with financial covenants, such as using the funds according to the agreed purpose, etc. The Group has been in compliance with these financial covenants up to the date of these financial statements.

Interest expenses on short-term borrowings were RMB3,251 and RMB153,331 (US$22,892) for the years ended December 31, 2020 and 2021, respectively.

F-24

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

8.	NOTES PAYABLE

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Notes payable	595,644	—	—

In December 2020, the Group issued notes payable through China Merchants Bank to a supplier, with an annual interest rate of 3.5% and due January 2021. The issuance of notes payable was pursuant to the one-year credit facility agreement entered into with China Merchants Bank on September 1, 2020, sharing the facility with the borrowings of RMB2,000,000 (Note 7(1)), and was guaranteed by Mr. Yuxin Lin. The balance of notes payable has been fully paid off in January 2021.

9.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Other taxes payable (1)	5,326,607	7,708,577	1,150,860
Provision for variable consideration	—	6,161,887	919,946
Accrued payroll and employee benefits	5,170,876	1,514,820	226,157
Rental fee payable	—	428,185	63,926
Payables for charges collected on behalf of third parties (2)	19,483,674	—	—
Others	65,608	566,165	84,526
Total accrued expenses and other current liabilities	30,046,765	16,379,634	2,445,415

(1) Other taxes payable primarily consisted of VAT payable and PRC individual income tax withheld by the Group for employees.

(2) Represents service charges that the Group as an agent will pay on behalf of a third party.

F-25

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

10.	TAXATION

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

The Company’s subsidiary incorporated in Hong Kong is subject to profits tax in Hong Kong at the rate of 16.5%. According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, effective April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. The Group was not subject to Hong Kong profit tax for the years ended December 31, 2020 and 2021, respectively, as it did not have assessable profit during the periods presented.

PRC

Generally, the Company’s PRC subsidiary, the VIE and the VIE Subsidiaries that are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

In accordance with the implementation rules of Enterprise Income Tax Laws of the PRC (the “EIT Laws”), a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. NeoTV Shanghai was qualified as a HNTE in 2017 and has renewed its HNTE certificate in 2020, which will expire on November 12, 2023. Therefore, NeoTV Shanghai is eligible to enjoy a preferential tax rate of 15% during the periods presented to the extent it has taxable income under the EIT Law.

For the years ended December 31, 2020 and 2021, NeoTV Tech Shanghai, NeoTV Sports Chengdu, NeoTV Sports Xi’an, NeoTV Xi’an, NeoTV Hainan, NeoTV Chengdu and NeoTV Sports Shanghai were recognized as small and low-profit enterprises.

In January 2019, the State Administration of Taxation announced that from January 1, 2019 to December 31, 2021, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of their taxable income amount for the proportion of taxable income not exceeding RMB1 million; and a 20% corporate income tax on 50% of their taxable income amount of more than RMB1 million but not exceeding RMB3 million. The State Administration of Taxation further announced that from January 1, 2021 to December 31, 2022, for the portion of taxable income not exceeding RMB1 million, the amount of taxable income can be halved from 25% to 12.5%, and the corporate income tax will be levied at 20%, for small and low-profit enterprises, and from January 1, 2022 to December 31, 2024, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of the taxable income amount for the portion of taxable income more than RMB1 million but not exceeding RMB3 million.

The income tax provision consisted of the following components:

	For the Years Ended
	December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Current income tax expense	1,484,309	3,247,101	484,779
Deferred income tax expense	(895,319)	(984,403)	(146,967)
Total income tax expense	588,990	2,262,698	337,812

F-26

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

10.	TAXATION (cont.)

Reconciliation between the provision for income taxes computed by applying the PRC EIT rate of 25% to income before income taxes and the actual provision of income taxes is as follows:

	For the Years Ended
	December 31,
	2020	2021
Computed income tax expense with PRC statutory tax rate	25.00%	25.00%
Additional deduction of qualified R&D expenditures	(16.40)%	(11.07)%
Non-deductible items	0.54%	0.18%
Changes in valuation allowance	2.49%	5.23%
Effect of preferential tax rate	(7.94)%	(8.16)%
Effective income tax rate	3.69%	11.18%

As of December 31, 2020 and 2021, the components of the deferred tax assets were summarized below:

	As of December 31
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Deferred tax assets:
Net operating loss carried forward	464,182	1,524,564	227,611
Allowance for doubtful accounts	1,608,322	2,617,566	390,792
Deferred income	95,172	200,332	29,909
Impairment of contract costs	132,914	—	—
Deferred tax assets, gross	2,300,590	4,342,462	648,312
Less: Valuation allowance	(477,682)	(1,535,151)	(229,192)
Deferred tax assets, net of valuation allowance	1,822,908	2,807,311	419,120

A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized in the foreseeable future. In making such determination, the Group evaluates a variety of positive and negative factors including the Group’s operating history, the existence of taxable temporary differences and reversal periods.

As of December 31, 2020 and 2021, the Group had net operating loss carry-forwards in China of RMB2,320,911 and RMB7,622,814 (US$1,138,056), respectively, resulting from those VIE Subsidiaries which incurred accumulated losses. The China net operating loss carry-forwards will expire in varying amounts between 2022 and 2026 if not utilized. The Group believes that it is more likely that these net accumulated operating losses will not be utilized in the future. Therefore, the Group had a valuation allowance of RMB477,682 and RMB1,535,151 (US$229,192) against the related deferred tax assets as of December 31, 2020 and 2021, respectively.

Changes in valuation allowance are as follows:

	For the Years Ended
	December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Balance at beginning of the year	80,519	477,682	71,316
Allowance made during the year	397,163	1,057,495	157,880
Written-off	—	(26)	(4)
Balance at end of the year	477,682	1,535,151	229,192

F-27

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

11.	ORDINARY SHARES

On June 17, 2022, the Company’s authorized share capital is comprised of 500,000,000 ordinary shares of par value US$0.0001 each. On June 17, 2022, the Company issued 5,000,000 ordinary shares, which was considered as being part of the reorganization of the Group and was retroactively applied as if the transaction occurred as of the beginning of the earliest period presented.

On September 23, 2022, the Company re-designated 10,000,000 of authorized ordinary shares to 10,000,000 preference shares of par value US$0.0001 each. On the same date, the Company issued additional 20,000,000 ordinary shares to the shareholders, at a purchase price of $0.0001 per share, or the total purchase price of $2,000.

On September 28, 2022, the Company issued 381,000 ordinary shares to a shareholder at the purchase price of $0.0001 per share.

12.	NON-CONTROLLING INTERESTS

On October 12, 2020, Mr. Tie Liu, a third party, obtained 40% equity interest of NeoTV Hainan and the 40% equity interest owned by Mr. Tie Liu is accounted for as a non-controlling interest.

On September 5, 2022, Shanghai Ruihe Xinxin Venture Capital Management Co., Ltd, one of the legal shareholders of the VIE, transferred 5.77% equity interest of the VIE, which was accounted for as non-controlling interests during the periods presented, to Mr. Yuxin Lin.

Effective on September 6, 2022, the WFOE obtained 80.60% voting rights over the VIE by entering the VIE Agreements and became the primary beneficiary of the VIE. The remaining equity interest in the VIE that has not been pledged to the WFOE is accounted for as a non-controlling interest. Since the VIE Agreements were a part of the Reorganization, the non-controlling interests have been retrospectively reflected throughout the periods presented (Note 1(a)).

13.	NET INCOME PER SHARE

The following table sets forth the basic and diluted net income per share computation and provides a reconciliation of the numerator and denominator for the years presented:

	For the Years Ended December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Numerator:
Net income attributable to NeoTV Group Limited’s ordinary shareholders	11,816,774	14,547,969	2,171,955

Denominator:
Weighted average ordinary shares outstanding – basic and diluted	5,000,000	5,000,000	5,000,000

Net income per share – basic and diluted	2.36	2.91	0.43

14.	RESTRICTED NET ASSETS

In accordance with the PRC laws and regulations, payments of dividends by the Company’s subsidiary, the VIE and the VIE Subsidiaries incorporated in the PRC are permitted only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, a domestic enterprise is required to provide a statutory common reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for a discretionary surplus reserve, at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. All of the Group’s PRC consolidated subsidiary, the VIE and the VIE Subsidiaries are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations, the Group’s PRC subsidiary, the VIE and the VIE Subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. As of December 31, 2020 and 2021, net assets restricted in the aggregate, which include paid-in capital and statutory reserve funds of the Group’s VIE and VIE Subsidiaries, that are included in the Group’s consolidated net assets were approximately RMB108,175,501 and RMB110,971,252 (US$16,567,572), respectively.

F-28

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

15.	RELATED PARTY TRANSACTIONS

a)	Related parties

The following is a list of related parties which the Group has transactions with:

Name of Related Parties	Relationship

Yuxin Lin	CEO and Controlling shareholder of the Company

b)	Amounts due from a related party

Amounts due from a related party consisted of the following for the periods presented:

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Yuxin Lin (1)	—	5,300,000	791,269

(1) During 2021 and as of December 31, 2021, Mr. Yuxin Lin, CEO and controlling shareholder of the Company, borrowed a total amount of RMB5,300,000 (US$791,269) from NeoTV Shanghai. The borrowing is interest-free. The amount was fully repaid as of the issuance date of these financial statements.

c)	Guarantee

For the years ended December 31, 2020 and 2021, the Group’s credit facility agreements and borrowing incurred, pursuant to the credit facility agreements, with China Merchants Bank, as described in Note 7 to the consolidated financial statements, was guaranteed by Mr. Yuxin Lin.

For the year ended December 31, 2020, the Group’s notes payable incurred, pursuant to the credit facility agreements, with China Merchants Bank, as described in Note 8 to the consolidated financial statements, was guaranteed by Mr. Yuxin Lin.

16.	CONCENTRATION OF RISKS

Concentration of credit risk:

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash, accounts receivable and contract assets. As of December 31, 2020 and 2021, all of the Group’s cash was held at major financial institutions located in the PRC. These financial institutions are of high credit quality and management continually monitors the credit worthiness of these financial institutions.

The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable and contract assets. The Group considers each customer/supplier and its affiliated entities as one single entity when prepares the following summaries.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue.

	For the Years Ended December 31,
	2020		2021
Percentage of the Group’s total revenue	Amount	%	Amount	%	Amount
	RMB		RMB		US$ (Note 2(e))
Customer A	*	*	98,113,207	43.45%	14,647,916
Customer B	87,149,948	50.07%	67,030,322	29.68%	10,007,364
Customer C	40,375,792	23.20%	27,931,602	12.37%	4,170,078

*represent percentage less than 10%

F-29

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

16.	CONCENTRATION OF RISKS (cont.)

Concentration of credit risk (cont.):

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total accounts receivable:

	As of December 31,
	2020		2021
Percentage of the Group’s total accounts receivable	Amount	%	Amount	%	Amount
	RMB		RMB		US$ (Note 2(e))
Customer A	*	*	95,000,000	59.95%	14,183,127
Customer B	44,573,404	42.96%	36,439,362	22.99%	5,440,254
Customer C	22,949,733	22.12%	*	*	*
Customer D	14,220,000	13.71%	*	*	*

*represent percentage less than 10%

Concentration of suppliers:

The following table sets forth a summary of single suppliers who represent 10% or more of the Group’s total purchases:

	For the Years Ended December 31,
	2020		2021
Percentage of the Group’s total purchase	Amount	%	Amount	%	Amount
	RMB		RMB		US$ (Note 2(e))
Supplier A	20,391,678	15.75%	23,698,755	15.43%	3,538,131

The following table sets forth a summary of single suppliers who represent 10% or more of the Group’s total accounts payable:

	As of December 31,
	2020		2021
Percentage of the Group’s total accounts payable	Amount	%	Amount	%	Amount
	RMB		RMB		US$ (Note 2(e))
Supplier B	*	*	3,770,000	10.73%	562,846
Supplier C	1,210,000	11.52%	*	*	*

*represent percentage less than 10%

F-30

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

17.	COMMITMENTS AND CONTINGENCIES

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and facilities as of December 31, 2021 are as follows:

	Lease Commitment
	RMB	US$ (Note 2(e))
2022	3,722,959	555,823
2023	4,145,506	618,908
2024	3,197,816	477,421
2025	2,172,534	324,351
Total	13,238,815	1,976,503

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2021 and through the issuance date of these consolidated financial statements.

18.	SUBSEQUENT EVENTS

The Group has evaluated subsequent events through October 19, 2022 which is the date the consolidated financial statements were authorized for issuance, and identified the following events.

In January 2022 and March 2022, the Group borrowed RMB4,950,000 (US$ 739,016) and RMB4,950,000 (US$ 739,016), respectively, from China Merchants Bank, pursuant to the one-year credit facility agreement as described in Note 7(2), with an annual interest rate of 4.60% and 4.75%, respectively, and balances were due July 2022 and September 2022, respectively. The Group has repaid the two borrowings as of the issuance date of these financial statements.

Since early 2022, Shanghai, where the Group’s substantial business operations are located, has been experiencing an unprecedented surge of COVID-19 cases and from April 2022 to May 2022, there was effectively a full lockdown for all the factories, offices, and schools in Shanghai. Shanghai’s economy has been sharply curtailed, and the local government has been imposing more stringent preventive measures, including but not limited to daily COVID-19 testing, travel restrictions and gathering restrictions, causing material interruptions to the Group’s operations in the city. The COVID-19 situation in Shanghai has been evolving continuously, and as of the issuance date of these financial statements, the Group cannot predict with any certainty as to whether and when the restrictive measures taken by the PRC government will be lifted, whether and to what extent the COVID-19 situation will deteriorate, and whether and to what extent the Group’s business, operations and financial condition will further suffer as a result.

F-31

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

19.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of all consolidated subsidiaries, the VIE and the VIE Subsidiaries, combined within the Group in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Group to disclose the financial statements for NeoTV Group Limited (the “Parent Company”).

Parent Company Balance Sheets

	As of December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Assets
Non-current assets
Investments in subsidiaries	102,431,411	116,977,759	17,464,320
Total assets	102,431,411	116,977,759	17,464,320

Shareholders’ equity
Ordinary shares	3,186	3,186	476
Additional paid-in capital	68,238,195	68,236,574	10,187,452
Statutory reserves	3,559,270	5,299,630	791,214
Retained earnings	30,630,760	43,438,369	6,485,178
Total shareholders’ equity	102,431,411	116,977,759	17,464,320

Parent Company Statements of Income and Comprehensive Income

	For the Years Ended
	December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Operating income	—	—	—
Equity in gain of subsidiaries and VIEs	11,816,774	14,547,969	2,171,955

Income before income taxes	11,816,774	14,547,969	2,171,955
Income tax expense	—	—	—
Net income	11,816,774	14,547,969	2,171,955

Total comprehensive income	11,816,774	14,547,969	2,171,955

F-32

NEOTV GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2021

(In Renminbi, except for share and per share data, or otherwise noted)

19.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

Parent Company Statements of Cash Flows

For the Years Ended December 31,
	2020	2021
	RMB	RMB	US$ (Note 2(e))
Cash flows from operating activities:
Net income	11,816,774	14,547,969	2,171,955
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in gain of subsidiaries and VIEs	(11,816,774)	(14,547,969)	(2,171,955)
Net cash provided by operating activities	—	—	—
Net cash provided by investing activities	—	—	—
Net cash provided by financing activities	—	—	—
Net increase in cash	—	—	—
Cash at beginning of year	—	—	—
Cash at end of year	—	—	—

F-33

NEOTV GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In Renminbi, except for share and per share data, or otherwise noted)

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash	15,478,486	13,903,647	2,075,760
Accounts receivable, net	142,320,955	147,895,792	22,080,260
Contract assets	19,829,507	9,800,132	1,463,121
Contract costs	9,007,109	2,255,728	336,771
Prepaid expenses and other current assets	7,608,786	7,912,337	1,181,281
Amount due from a related party	5,300,000	10,410,000	1,554,172
Total current assets	199,544,843	192,177,636	28,691,365

Non-current assets:
Long-term investments	316,700	316,700	47,282
Property and equipment, net	13,003,975	10,287,003	1,535,809
Intangible assets, net	322,738	294,958	44,036
Operating lease right-of-use assets	—	9,992,394	1,491,825
Deferred tax assets	2,807,311	4,027,665	601,314
Deferred offering costs	—	1,083,523	161,767
Total non-current assets	16,450,724	26,002,243	3,882,033
TOTAL ASSETS	215,995,567	218,179,879	32,573,398

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	4,990,000	9,900,000	1,478,032
Accounts payable	35,149,873	25,411,814	3,793,884
Contract liabilities	193,228	—	—
Income taxes payable	2,925,578	2,824,277	421,653
Accrued expenses and other current liabilities	16,379,634	16,807,481	2,509,291
Operating lease liabilities, current	—	3,709,156	553,762
Total current liabilities	59,638,313	58,652,728	8,756,622

Non-current liabilities:
Deferred income	1,335,543	810,847	121,056
Operating lease liabilities, non-current	—	6,622,338	988,689
Total non-current liabilities	1,335,543	7,433,185	1,109,745
Total liabilities	60,973,856	66,085,913	9,866,367

Commitments and contingencies (Note 16)

Shareholders’ equity:
Ordinary shares (RMB0.0006 (US$0.0001) par value; 500,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding as of December 31, 2021 and June 30, 2022, respectively)*	3,186	3,186	476
Additional paid-in capital	68,236,574	68,236,574	10,187,452
Statutory reserves	5,299,630	5,299,630	791,214
Retained earnings	43,438,369	41,349,883	6,173,375
Total shareholders’ equity attributable to NeoTV Group Limited	116,977,759	114,889,273	17,152,517
Non-controlling interests	38,043,952	37,204,693	5,554,514
Total shareholders’ equity	155,021,711	152,093,966	22,707,031

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	215,995,567	218,179,879	32,573,398

* Ordinary shares and share data have been retroactively restated to give effect to the reorganization (Note 1(a)).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-34

NEOTV GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In Renminbi, except for share and per share data, or otherwise noted)

	For the Six Months Ended
	June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	70,791,788	48,395,256	7,225,221
Cost of revenues	(58,147,255)	(42,825,230)	(6,393,638)
Gross profit	12,644,533	5,570,026	831,583

Operating expenses
Selling expenses	(1,972,071)	(1,504,562)	(224,625)
General and administrative expenses	(7,941,720)	(5,354,973)	(799,477)
Research and development expenses	(6,141,868)	(4,964,772)	(741,221)
Total operating expenses	(16,055,659)	(11,824,307)	(1,765,323)
Operating loss	(3,411,126)	(6,254,281)	(933,740)

Financial income (expense), net	41,990	(78,289)	(11,688)
Other income, net	7,173,294	2,184,471	326,133

Income (loss) before income taxes	3,804,158	(4,148,099)	(619,295)
Income tax benefit	158,030	1,220,354	182,194
Net income (loss)	3,962,188	(2,927,745)	(437,101)
Less: net income (loss) attributable to non-controlling interests	530,500	(839,259)	(125,298)
Net income (loss) attributable to NeoTV Group Limited’s ordinary shareholders	3,431,688	(2,088,486)	(311,803)

Total comprehensive income (loss)	3,962,188	(2,927,745)	(437,101)
Less: total comprehensive income (loss) attributable to non-controlling interests	530,500	(839,259)	(125,298)
Total comprehensive income (loss) attributable to NeoTV Group Limited’s ordinary shareholders	3,431,688	(2,088,486)	(311,803)

Net income (loss) per share*
Basic and diluted	0.69	(0.42)	(0.06)
Weighted average shares*
Basic and diluted	5,000,000	5,000,000	5,000,000

* Ordinary shares and share data have been retroactively restated to give effect to the reorganization (Note 1(a)).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-35

NEOTV GROUP LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In Renminbi, except for share and per share data, or otherwise noted)

	Ordinary Shares		Additional paid-in	Statutory	Retained	Total NeoTV Group Limited shareholders’	Non- controlling	Total shareholders’
	Share*	Amount	capital	reserves	earnings	equity	interests	equity
		RMB	RMB	RMB	RMB	RMB	RMB	RMB

Balance as of December 31, 2020	5,000,000	3,186	68,238,195	3,559,270	30,630,760	102,431,411	34,620,256	137,051,667
Net income	—	—	—	—	3,431,688	3,431,688	530,500	3,962,188
Appropriations to statutory reserves	—	—	—	431,071	(431,071)	—	—	—
Acquisition of non-controlling interests	—	—	(1,621)	—	—	(1,621)	1,621	—
Balance as of June 30, 2021	5,000,000	3,186	68,236,574	3,990,341	33,631,377	105,861,478	35,152,377	141,013,855

Balance as of December 31, 2021	5,000,000	3,186	68,236,574	5,299,630	43,438,369	116,977,759	38,043,952	155,021,711
Net loss	—	—	—	—	(2,088,486)	(2,088,486)	(839,259)	(2,927,745)
Appropriations to statutory reserves	—	—	—	—	—	—	—	—
Balance as of June 30, 2022	5,000,000	3,186	68,236,574	5,299,630	41,349,883	114,889,273	37,204,693	152,093,966
Balance as of June 30, 2022 (US$) (Note 2(d))	—	476	10,187,452	791,214	6,173,375	17,152,517	5,554,514	22,707,031

* Ordinary shares and share data have been retroactively restated to give effect to the reorganization (Note 1(a)).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-36

NEOTV GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Renminbi, except for share and per share data, or otherwise noted)

	For the Six Months Ended
	June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income (loss)	3,962,188	(2,927,745)	(437,101)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,142,977	2,887,791	431,136
Amortization of operating lease	—	1,882,052	280,983
Allowance for doubtful accounts	1,299,987	113,505	16,945
Deferred income	(8,858)	(524,696)	(78,335)
Deferred income taxes	(394,699)	(1,220,354)	(182,194)
Changes in operating assets and liabilities:
Accounts receivable	52,751,586	(6,216,204)	(928,054)
Contract assets	(36,041,156)	10,557,237	1,576,154
Contract costs	(6,813,000)	6,751,381	1,007,955
Prepaid expenses and other current assets	955,303	(820,821)	(122,545)
Notes payable	(595,644)	—	—
Accounts payable	10,704,783	(9,738,059)	(1,453,854)
Contract liabilities	(47,221)	(193,228)	(28,848)
Operating lease liabilities	—	(1,453,867)	(217,057)
Accrued expenses and other current liabilities	(15,103,091)	856,032	127,802
Income taxes payable	(1,534,559)	(101,301)	(15,124)
Net cash provided by (used in) operating activities	11,278,596	(148,277)	(22,137)

Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(6,332,020)	(143,039)	(21,355)
Loans provided to a related party	—	(5,110,000)	(762,903)
Net cash used in investing activities	(6,332,020)	(5,253,039)	(784,258)

Cash flows from financing activities:
Proceeds from short-term borrowings	2,000,000	9,900,000	1,478,032
Repayments of short-term borrowings	(2,000,000)	(4,990,000)	(744,987)
Payments for deferred offering costs	—	(1,083,523)	(161,767)
Net cash provided by financing activities	—	3,826,477	571,278

Effect of exchange rate changes on cash	—	—	—

Net increase (decrease) in cash	4,946,576	(1,574,839)	(235,117)

Cash at beginning of the period	29,815,610	15,478,486	2,310,877
Cash at end of the period	34,762,186	13,903,647	2,075,760

Supplemental disclosure of cash flow information:
Interest expense paid	41,556	227,548	33,972
Income taxes paid	1,771,228	55,290	8,255

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-37

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

NeoTV Group Limited (“NeoTV” or the “Company”) was incorporated in the Cayman Islands on June 17, 2022 under the laws of Cayman Islands. The Company through its consolidated subsidiaries, and a variable interest entity (the “VIE”) and its consolidated subsidiaries (the “VIE Subsidiaries”) (collectively, the “Group”), is principally engaged in providing integrated services relating to operating various E-sports events and related variety shows based in the People’s Republic of China (“PRC” or “China”).

The Company’s consolidated subsidiaries, the VIE and the VIE Subsidiaries are as follows:

Entity	Date of incorporation	Place of incorporation	Percentage of legal ownership	Principal activities
Subsidiaries
NeoTV International Limited (“NeoTV HK”)	July 12, 2022	Hong Kong	100%	Investment holding
Beijing NeoTV Cultural Communication Co., Ltd. (“NeoTV Beijing”)	August 16, 2022	PRC	100%	Technical consulting service
VIE
Shanghai NeoTV Cultural Communication Co., Ltd. (“NeoTV Shanghai”)	April 26, 2006	PRC	—	Operations of E-sports tournament and variety shows
VIE Subsidiaries
Shanghai NeoTV Information Technology Co., Ltd. (“NeoTV Tech Shanghai”)	September 18, 2016	PRC	—	Operations of E-sports tournament and variety shows
Chengdu NeoTV Sports Co., Ltd. (“NeoTV Sports Chengdu”)	November 20, 2017	PRC	—	Operations of E-sports tournament and variety shows
Xi’an NeoTV Sports Co., Ltd. (“NeoTV Sports Xi’an”)	May 20, 2019	PRC	—	Operations of E-sports tournament and variety shows
Xi’an NeoTV Cultural Communication Co., Ltd. (“NeoTV Xi’an”)	May 21, 2019	PRC	—	Operations of E-sports tournament and variety shows
Hainan NeoTV Cultural Communication Co., Ltd. (“NeoTV Hainan”)	September 6, 2019	PRC	—	Operations of E-sports tournament and variety shows
Chengdu NeoTV Cultural Communication Co., Ltd. (“NeoTV Chengdu”)	June 8, 2020	PRC	—	Operations of E-sports tournament and variety shows
Shanghai NeoTV Sports Co., Ltd. (“NeoTV Sports Shanghai”)	August 4, 2020	PRC	—	Operations of E-sports tournament and variety shows

F-38

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

(a)	Reorganization

The Group carried out its principal business since April 26, 2006 mainly through NeoTV Shanghai (“NeoTV Shanghai” or the “VIE”) in the PRC. In anticipation of an initial public offering (“IPO”) of the Company’s equity securities in the United States capital market, NeoTV HK was incorporated by the Company in Hong Kong and NeoTV Beijing was incorporated by NeoTV HK in Beijing, as the Company’s direct and indirect wholly-owned subsidiaries, on July 12, 2022 and August 16, 2022, respectively.

Effective on September 6, 2022, the Company, through its indirect wholly-owned PRC subsidiary, NeoTV Beijing (the “WFOE”), obtained 80.60% voting rights over the VIE by entering into a series of contractual arrangements (the “VIE Agreements”) among the WFOE, the VIE and the VIE’s shareholders who collectively own 80.60% equity interest of the VIE (the “VIE’s Participating Shareholders”).

The Group does not have equity ownership in the VIE, instead, through the VIE Agreements, rights and obligations of the VIE’s Participating Shareholders were assigned to the WFOE, which resulted in the VIE’s Participating Shareholders lacking the ability to make decisions that have a significant effect on the VIE, and the WFOE’s ability to have the power to direct the activities that most significantly affect the VIE’s economic performance and the right to receive economic benefits and residual returns and the obligation to absorb economic risks and expected losses normally associated with ownership of the VIE.

Accordingly, the Company, through its direct and indirect wholly-owned subsidiaries, NeoTV HK and the WFOE, becomes the ultimate primary beneficiary of the VIE and the VIE became a variable interest entity of the Group (the “Reorganization”).

As the Company is the ultimate primary beneficiary of the VIE, the Company is able to include assets, liabilities, revenues and expenses of the VIE and the VIE Subsidiaries in the Group’s consolidated financial statements, in accordance with the provisions of FASB Accounting Standards Codification (“ASC”) Topic 810 “Consolidation”, subtopic 10.

The Company, its wholly-owned subsidiaries, and the VIE and the VIE Subsidiaries, were effectively controlled by the same controlling shareholder immediately before and after the Reorganization, and therefore the Reorganization was accounted for as a recapitalization.

As a result, the Group’s unaudited interim condensed consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the Company and its consolidated subsidiaries, and the VIE and the VIE Subsidiaries, has been accounted for at historical cost, as a transaction between entities under common control in a manner similar to a pooling of interests.

(b)	Changes of non-controlling interests

On March 16, 2021, NeoTV Shanghai acquired 35% equity interest of NeoTV Tech Shanghai from Mr. Yuxin Lin, the minority shareholder of NeoTV Tech Shanghai and also the controlling shareholder of NeoTV Shanghai, and NeoTV Tech Shanghai became a wholly-owned subsidiary of NeoTV Shanghai.

On September 5, 2022, Shanghai Ruihe Xinxin Venture Capital Management Co., Ltd, one of the legal shareholders of the VIE, transferred 5.77% equity interest of the VIE, which was accounted for as non-controlling interests during the periods presented, to Mr. Yuxin Lin.

F-39

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

(c)	Risks in relation to the VIE structure

The Group’s involvement with the VIE under the VIE Agreements affected the Group’s unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of income (loss) and comprehensive income (loss), unaudited interim condensed consolidated statements of cash flows as indicated below. The following interim condensed consolidated assets and liabilities information of the VIE and the VIE Subsidiaries as of December 31, 2021 and June 30, 2022, and unaudited interim condensed consolidated revenues, net income (loss) and cash flow information for the six months ended June 30, 2021 and 2022 have been included in the accompanying unaudited interim condensed consolidated financial statements.

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash	15,478,486	13,903,647	2,075,760
Accounts receivable, net	142,320,955	147,895,792	22,080,260
Contract assets	19,829,507	9,800,132	1,463,121
Contract costs	9,007,109	2,255,728	336,771
Prepaid expenses and other current assets	7,608,786	7,912,337	1,181,281
Amount due from a related party	5,300,000	10,410,000	1,554,172
Total current assets	199,544,843	192,177,636	28,691,365

Non-current assets:
Long-term investments	316,700	316,700	47,282
Property and equipment, net	13,003,975	10,287,003	1,535,809
Intangible assets, net	322,738	294,958	44,036
Operating lease right-of-use assets	—	9,992,394	1,491,825
Deferred tax assets	2,807,311	4,027,665	601,314
Deferred offering costs	—	1,083,523	161,767
Total non-current assets	16,450,724	26,002,243	3,882,033
TOTAL ASSETS	215,995,567	218,179,879	32,573,398

LIABILITIES
Current liabilities:
Short-term borrowings	4,990,000	9,900,000	1,478,032
Accounts payable	35,149,873	25,411,814	3,793,884
Contract liabilities	193,228	—	—
Income taxes payable	2,925,578	2,824,277	421,653
Accrued expenses and other current liabilities	16,379,634	16,807,481	2,509,291
Operating lease liabilities, current	—	3,709,156	553,762
Total current liabilities	59,638,313	58,652,728	8,756,622

Non-current liabilities:
Deferred income	1,335,543	810,847	121,056
Operating lease liabilities, non-current	—	6,622,338	988,689
Total non-current liabilities	1,335,543	7,433,185	1,109,745
TOTAL LIABILITIES	60,973,856	66,085,913	9,866,367

	For the Six Months Ended
	June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Total revenues	70,791,788	48,395,256	7,225,221
Net income (loss)	3,962,188	(2,927,745)	(437,101)

	For the Six Months Ended
	June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	11,278,596	(148,277)	(22,137)
Net cash used in investing activities	(6,332,020)	(5,253,039)	(784,258)
Net cash provided by financing activities	—	3,826,477	571,278

F-40

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Certain information and footnote disclosures normally included in the annual financial statements prepared in conformity with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2021.

The accompanying unaudited interim condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair statement of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying unaudited interim condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for the year ended December 31, 2021. The results of operations for the six months ended June 30, 2022 are not necessarily indicative of the results for the full year.

(b)	Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIE for which the Company is the ultimate primary beneficiary, and the VIE Subsidiaries. All intercompany transactions and balances among the Company, its subsidiaries, the VIE and the VIE Subsidiaries have been eliminated upon consolidation.

(c)	Use of estimates and assumptions

The preparation of the unaudited interim condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates include, but are not limited to revenue recognition, allowance for doubtful accounts, impairment of contract costs, the useful lives and impairment of property and equipment, and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and such differences may be material to the unaudited interim condensed consolidated financial statements.

F-41

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(d)	Convenience translation

The US$ amounts disclosed in the accompanying unaudited interim condensed consolidated financial statements are presented solely for the convenience of the reader. Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the rate of US$1.00=RMB6.6981 on June 30, 2022, representing the middle rate as set forth in the statistical release of the Federal Reserve as of June 30, 2022. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

(e)	Deferred offering costs

The Group complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering. Deferred offering costs will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred offering costs, as well as additional expenses to be incurred, will be charged to operation.

(f)	Accounts receivable, net

Accounts receivable represent the amount that the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. The Group maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivable amounts. The allowance for doubtful accounts as of December 31, 2021 and June 30, 2022 was RMB16,150,377 and RMB16,791,744 (US$2,506,941), respectively. The Group adopted ASU 2016-13 as of the beginning date of the earliest periods presented, “Financial Instruments – Credit Losses (Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”) for all periods presented, which is based on an expected credit losses model to estimate the allowance for doubtful accounts. The Group’s estimation of allowance for doubtful accounts considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible. The Group estimates the lifetime expected credit losses by pooling receivables that have similar risk characteristics and evaluate receivables individually when specific receivables no longer share those risk characteristics.

(g)	Revenue recognition

The Group adopted ASC 606, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) for all periods presented. Under the criteria of ASC 606, the Group recognizes revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Group applies the five-step model to contracts when it is probable that the entity will collect substantially all the consideration to which it is entitled in exchange for the services it transfers to the customer. The Group reviews the contract to determine which performance obligations are distinct and represent a promise to provide distinct goods or services or a series of distinct goods or services as defined by the standard. The Group recognizes as revenue the amount of the transaction price that is allocated to each performance obligation as and when that performance obligation is satisfied.

Classification of revenue is based on whether goods or services provided by the Group directly relate to specific E-sports events or variety shows, which leads further implications to recognize revenue over the tournament schedule/broadcasting time or at the point of delivery. The revenue disaggregation for the six months ended June 30, 2021 and 2022 is below:

	For the Six Months Ended June 30,
	2021		2022
	RMB	%	RMB	US$ (Note 2(d))%
	(Unaudited)		(Unaudited)	(Unaudited)
Over time:
Integrated services relating to E-sports tournament and variety shows	70,710,707	99.89	48,395,256	7,225,221	100.00
Others	81,081	0.11	—	—	—
Total revenues	70,791,788	100.00	48,395,256	7,225,221	100.00

Type A: Integrated services relating to E-sports tournament and variety show

The Group generates revenues by providing integrated services relating to operations, broadcast and sponsorship of online and offline E-sports tournaments and variety shows to game developers and publishers. Services provided primarily consist of tournament planning and management, content production and broadcasting, media rights distribution and live content capturing, and sponsorship and market solutions, etc.

Operation services, sponsorship services and media rights distribution services, are considered integrated services and one performance obligation. Above-mentioned services are provided and settled on a project-by-project basis, such as a regular season E-sports series or a stand-alone tournament. Therefore, the performance obligation is satisfied over time because the customer simultaneously receives and consumes the benefits as the Group provides the services during the season of games or broadcasting period of variety shows. The Group adopts the output method, using a time-elapsed basis ratably over the period from the beginning to the end of the E-sports event or variety shows, to measure progress. The transaction contains variable considerations to customers if the consideration from sponsorship services and media rights distribution services reaches certain milestones. The potential for compensation results in the transaction price of the integrated services provided being variable under ASC 606-10-32-6. In this connection, the Group estimates the amount of variable consideration to be included in the transaction using the “most likely amount” method based on existing contracts for sponsorship services and media rights distribution services and updates its estimated transaction price at the end of each reporting period.

The Group considers itself the principal as it is responsible for rendering above-mentioned services prior to transfer to the customers and has the pricing latitude; therefore, such revenues are reported on a gross basis.

F-42

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(g)	Revenue recognition (cont.)

Type B: Others

Type B revenue generates from providing operation services through live streaming platform, which is recognized over time on a ratable basis over the contractual term. Transaction price of Type B revenue includes a variable component that is based on the earnings generated from the live streaming platform. The Group uses the practical expedient that allows it to recognize revenue in the amount to which the Group has a right to invoice.

Contract assets and liabilities

When the Group satisfies its performance obligations by providing goods or services to a customer before the customer pays consideration or before payment is due, the Group recognizes its rights to consideration that is conditional as a contract asset. The Group adopts the expected credit losses model to estimate the allowance for contract assets. The Group’s estimation of allowance for contract assets considers factors such as historical credit loss experience, age of contract asset balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of contract asset balances due from specific identifiable counterparties to determine whether these contract asset balances are considered at risk or uncollectible. The Group estimates the lifetime expected credit losses by pooling contract asset balances that have similar risk characteristics and evaluate contract asset balances individually when specific contract asset balances no longer share those risk characteristics. As of December 31, 2021 and June 30, 2022, the Group recorded allowances for contract assets of RMB1,043,658 and RMB515,796 (US$77,006), respectively. Contract assets were RMB19,829,507 and RMB9,800,132 (US$1,463,121) as of December 31, 2021 and June 30, 2022, respectively. The significant changes in contract assets are mainly due to the decrease in revenues of integrated services relating to E-sports tournament and variety show for the six months ended June 30, 2022.

When a customer pays consideration before the Group transfers goods or services, the Group records its obligation as a contract liability. The Group expects to recognize this balance as revenue over the next 12 months. Contract liabilities were RMB193,228 and nil as of December 31, 2021 and June 30, 2022, respectively.

Contract costs

Certain costs to fulfil contracts are capitalized when such costs (1) relate directly to the contract, (2) generate or enhance resources of the Group that will be used in satisfying the performance obligation in the future, and (3) are expected to be recovered. Contract costs are amortized on the basis consistent with the pattern of the transfer of services to which the costs relate.

The Group recognizes an impairment loss in profit or loss to the extent that the carrying amount of a contract cost exceeds: (a) the amount of consideration that the Group expects to receive in the future, less (b) the costs that relate directly to providing those services and that have not been recognized as costs. The recoverability of contract costs depends on whether the Group can continue to provide E-sports tournaments and variety shows related services, the refund level subsequent to period end, and whether any related considerations would be forfeited. The Group recorded no impairment charges of contract costs for the six months ended June 30, 2021 and 2022, respectively. Contract costs were RMB9,007,109 and RMB2,255,728 (US$336,771) as of December 31, 2021 and June 30, 2022, respectively.

(h)	Lease

Before January 1, 2022, the Group used the Accounting Standards Codification, Leases (“ASC 840”), in which each lease is classified at the inception date as either a capital lease or an operating lease. All the Group’s leases are classified as operating lease under ASC 840. The Group’s reporting for periods prior to January 1, 2022 continued to be reported in accordance with Leases (ASC 840).

Effective from January 1, 2022, the Group adopted ASU No. 2016-02 “Leases” (“ASC 842”) using the modified retrospective approach. The Group elected the transition package of practical expedients permitted within the standard, which allowed it not to reassess initial direct costs, lease classification, or whether the contracts contain or are leases for any leases that existed prior to January 1, 2022. The Group also elected the short-term lease exemption for all contracts with an original lease term of 12 months or less. Upon the adoption, the Group recognized operating lease right-of-use (“ROU”) assets of RMB12.1 million (US$1.8 million) with corresponding lease liabilities of RMB11.5 million (US$1.7 million) on the consolidated balance sheets. The operating lease ROU assets include adjustments for prepayments. The adoption did not impact the Group’s beginning retained earnings as of January 1, 2022, or the Group’s prior years’ financial statements.

The impact on the condensed consolidated balance sheets upon adoption of ASC842 was as follows:

	As of December 31, 2021	As of January 1, 2022
	As reported	Effect of the adoption of ASC 842	After adoption of ASC 842	After adoption of ASC 842
	RMB	RMB	RMB	US$ (Note 2(d))
ASSETS
Prepaid expense and other current assets	7,608,786	(517,270)	7,091,516	1,058,736
Operating lease right-of-use assets	—	12,059,193	12,059,193	1,800,390
TOTAL ASSETS	215,995,567	11,541,923	227,537,490	33,970,452
LIABILITIES AND SHAREHOLDERS’ EQUITY
Operating lease liabilities, current	—	3,039,347	3,039,347	453,763
Operating lease liabilities, non-current	—	8,502,576	8,502,576	1,269,401
TOTAL LIABILITIES	60,973,856	11,541,923	72,515,779	10,826,320

Under ASC 842, the Group determines whether an arrangement constitutes a lease and records lease liabilities and ROU assets on its consolidated balance sheets at the lease commencement date. The Group measures the operating lease liabilities at the commencement date based on the present value of remaining lease payments over the lease term, which is computed using the Group’s incremental borrowing rate, an estimated rate the Group would be required to pay for a collateralized borrowing equal to the total lease payments over the lease term. The Group measures the operating lease ROU assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Group begins recognizing operating lease expense based on lease payments on a straight-line basis over the lease term after the lessor makes the underlying asset available to the Group. Some of the Group’s lease contracts include options to extend the leases for an additional period which has to be agreed with the lessors based on mutual negotiation. After considering the factors that create an economic incentive, the Group does not include renewal option periods in the lease term for which it is not reasonably certain to exercise.

F-43

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
Accounts receivable	158,471,332	164,687,536	24,587,201
Allowance for doubtful accounts	(16,150,377)	(16,791,744)	(2,506,941)
	142,320,955	147,895,792	22,080,260

The movement of allowance for doubtful accounts is as follows:

	For the Six Months Ended June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Balance at beginning of the period	10,204,900	16,150,377	2,411,188
Allowance provided during the period	3,436,927	2,866,734	427,992
Recoveries during the period	(4,028,698)	(2,225,367)	(332,239)
Balance at end of the period	9,613,129	16,791,744	2,506,941

The Group recorded recoveries for allowance for doubtful accounts, net of allowance, of RMB591,771 and recorded allowance for doubtful accounts, net of recoveries, of RMB641,367 (US$95,753) for the six months ended June 30, 2021 and 2022, respectively.

F-44

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
Advances to suppliers	2,994,743	4,315,034	644,218
VAT receivables	2,849,852	1,507,900	225,124
Deposits	1,302,634	1,322,634	197,464
Others	461,557	766,769	114,475
Prepaid expenses and other current assets	7,608,786	7,912,337	1,181,281

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
Office equipment	25,603,168	25,746,207	3,843,807
Leasehold improvements	10,051,528	10,051,528	1,500,654
Total	35,654,696	35,797,735	5,344,461
Less: accumulated depreciation	(22,650,721)	(25,510,732)	(3,808,652)
Property and equipment, net	13,003,975	10,287,003	1,535,809

Depreciation expense was RMB2,122,573 and RMB2,860,011 (US$426,988) for the six months ended June 30, 2021 and 2022, respectively.

F-45

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

6.	SHORT-TERM BORROWINGS

As of December 31, 2021 and June 30, 2022, short-term borrowings were the bank borrowings for working capital purposes. Short-term borrowings consisted of the following:

	Annual Interest Rate	Maturity (Month)	Principal	As of December 31, 2021	As of June 30, 2022
			RMB	RMB	RMB	US$ (Note 2(d))
					(Unaudited)	(Unaudited)
China Merchants Bank (1.2)	5.00%	March, 2022	4,990,000	4,990,000	—	—
China Merchants Bank (2.1)	4.60%	July, 2022	4,950,000	—	4,950,000	739,016
China Merchants Bank (2.2)	4.75%	September, 2022	4,950,000	—	4,950,000	739,016
Total				4,990,000	9,900,000	1,478,032

(1)	On September 1, 2020, the Group entered into a one-year credit facility agreement with China Merchants Bank, under which the Group is able to borrow up to RMB20,000,000 during the term of the facility from November 11, 2020 to November 10, 2021. The credit facility agreement is guaranteed by Mr. Yuxin Lin, the CEO and controlling shareholder of the Company.

The detailed transaction under this credit facility agreement in 2021 is shown as follows:

(1.1)	In June 2021, the Group borrowed RMB2,000,000 from China Merchants Bank with an annual interest rate of 4.25% and due December 2021, which was guaranteed by Mr. Yuxin Lin. The borrowing was fully repaid in December 2021.

(1.2)	In September 2021, the Group borrowed RMB4,990,000 from China Merchants Bank with an annual interest rate of 5.00% and due March 2022, which was guaranteed by Mr. Yuxin Lin. The Group repaid the borrowing in March 2022.

(2)

On November 20, 2021, the Group entered into a renewed one-year credit facility agreement with China Merchants Bank, under which the Group is able to borrow up to RMB20,000,000, counting in the outstanding borrowings as of the signing date pursuant to the original facility agreement, during the term of the facility from December 20, 2021 to December 19, 2022. The credit facility agreement is guaranteed by Mr. Yuxin Lin. As of December 31, 2021 and June 30, 2022, the Group had unutilized lines of credit aggregating RMB15,010,000 and RMB10,100,000 (US$1,507,890) for short-term financing, respectively. To utilize theses unused lines of credit, the Group is required to obtain consent of the lenders and be in compliance with financial covenants, such as using the funds according to the agreed purpose, etc. The Group has been in compliance with these financial covenants up to the date of these unaudited interim condensed consolidated financial statements.

The detailed transaction under this credit facility agreement for the six months ended June 30, 2022 is shown as follows:

(2.1)	In January 2022, the Group borrowed RMB4,950,000 (US$739,016) from China Merchants Bank with an annual interest rate of 4.60% and due July 2022, which was guaranteed by Mr. Yuxin Lin. The borrowing was fully repaid in July 2022.

(2.2)	In March 2022, the Group borrowed RMB4,950,000 (US$739,016) from China Merchants Bank with an annual interest rate of 4.75% and due September 2022, which was guaranteed by Mr. Yuxin Lin. The Group repaid the borrowing in September 2022.

Interest expenses on short-term borrowings were RMB41,556 and RMB227,548 (US$33,972) for the six months ended June 30, 2021 and 2022, respectively.

F-46

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
Other taxes payable (1)	7,708,577	8,615,961	1,286,329
Provision for variable consideration	6,161,887	7,352,076	1,097,636
Accrued payroll and employee benefits	1,514,820	660,239	98,571
Rental fee payable	428,185	—	—
Others	566,165	179,205	26,755
Total accrued expenses and other current liabilities	16,379,634	16,807,481	2,509,291

(1) Other taxes payable primarily consisted of VAT payable and PRC individual income tax withheld by the Group for employees.

F-47

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

8.	LEASES

Effective on January 1, 2022, the Group adopted Topic 842. At the inception of a contract, the Group determines if the arrangement is, or contains, a lease. The leases of the Group mainly consisted of office leasing and studio leasing.

Supplemental balance sheet information related to operating lease was as follows:

	As of June 30, 2022
	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)
Operating lease right-of-use assets	9,992,394	1,491,825

Operating lease liabilities, current	3,709,156	553,762
Operating lease liabilities, non-current	6,622,338	988,689
Total operating lease liabilities	10,331,494	1,542,451

Supplemental Cash flow Information

	For the Six Months Ended June 30, 2022
	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)
Cash paid for amounts included in the measurement of lease liabilities:	1,453,867	217,057

F-48

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

8.	LEASES (cont.)

The weighted average remaining lease terms and discount rates for the operating lease as of June 30, 2022 were as follows:

Remaining lease term and discount rate:
Weighted average remaining lease term (years)	2.91

Weighted average discount rate	4.65%

During the six months ended June 30, 2022, the Group incurred total operating lease expenses of RMB1,954,914 (US$291,861).

The following is a schedule of future minimum payments under the Group’s operating leases as of June 30, 2022:

	Amounts
	RMB	US$ (Note 2(d))

Six months ending December 31, 2022	2,045,662	305,409
2023	4,171,370	622,769
2024	3,197,815	477,421
2025	1,629,400	243,263
Total lease payments	11,044,247	1,648,862
Less: imputed interest	(712,753)	(106,411)
Total operating lease liabilities, net of interest	10,331,494	1,542,451

9.	TAXATION

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Hong Kong

The Company’s subsidiary incorporated in Hong Kong is subject to profits tax in Hong Kong at the rate of 16.5%. According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, effective April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. The Group was not subject to Hong Kong profit tax for the six months ended June 30, 2021 and 2022, respectively, as it did not have assessable profit during the periods presented.

PRC

Generally, the Company’s PRC subsidiary, the VIE and the VIE Subsidiaries that are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

In accordance with the implementation rules of Enterprise Income Tax Laws of the PRC (the “EIT Laws”), a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. NeoTV Shanghai was qualified as a HNTE in 2017 and has renewed its HNTE certificate in 2020, which will expire on November 12, 2023. Therefore, NeoTV Shanghai is eligible to enjoy a preferential tax rate of 15% during the periods presented to the extent it has taxable income under the EIT Law.

For the six months ended June 30, 2021 and 2022, NeoTV Tech Shanghai, NeoTV Sports Chengdu, NeoTV Sports Xi’an, NeoTV Xi’an, NeoTV Hainan, NeoTV Chengdu and NeoTV Sports Shanghai were recognized as small and low-profit enterprises.

In January 2019, the State Administration of Taxation announced that from January 1, 2019 to December 31, 2021, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of their taxable income amount for the proportion of taxable income not exceeding RMB1 million; and a 20% corporate income tax on 50% of their taxable income amount of more than RMB1 million but not exceeding RMB3 million. The State Administration of Taxation further announced that from January 1, 2021 to December 31, 2022, for the portion of taxable income not exceeding RMB1 million, the amount of taxable income can be halved from 25% to 12.5%, and the corporate income tax will be levied at 20%, for small and low-profit enterprises, and from January 1, 2022 to December 31, 2024, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of the taxable income amount for the portion of taxable income more than RMB1 million but not exceeding RMB3 million.

The income tax provision consisted of the following components:

	For the Six Months Ended June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Current income tax expense	236,669	—	—
Deferred income tax expense	(394,699)	(1,220,354)	(182,194)
Total income tax benefit	(158,030)	(1,220,354)	(182,194)

F-49

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

9.	TAXATION (cont.)

Reconciliation between the provision for income taxes computed by applying the PRC EIT rate of 25% to income before income taxes and the actual provision of income taxes is as follows:

	For the Six Months Ended
	June 30,
	2021	2022
	(Unaudited)	(Unaudited)
Computed income tax expense with PRC statutory tax rate	25.00%	25.00%
Additional deduction of qualified R&D expenditures	(30.27)%	22.44%
Non-deductible items	0.61%	(0.70)%
Changes in valuation allowance	9.46%	(1.65)%
Effect of preferential tax rate	(8.95)%	(15.67)%
Effective income tax rate	(4.15)%	29.42%

As of December 31, 2021 and June 30, 2022, the components of the deferred tax assets were summarized below:

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
Deferred tax assets:
Net operating loss carried forward	1,524,564	2,802,921	418,464
Allowance for doubtful accounts	2,617,566	2,706,659	404,094
Deferred income	200,332	121,627	18,158
Deferred tax assets, gross	4,342,462	5,631,207	840,716
Less: Valuation allowance	(1,535,151)	(1,603,542)	(239,402)
Deferred tax assets, net of valuation allowance	2,807,311	4,027,665	601,314

A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized in the foreseeable future. In making such determination, the Group evaluates a variety of positive and negative factors including the Group’s operating history, the existence of taxable temporary differences and reversal periods.

As of December 31, 2021 and June 30, 2022, the Group had net operating loss carry-forwards in China of RMB7,622,814 and RMB15,789,920 (US$2,357,373), respectively, resulting from those VIE Subsidiaries which incurred accumulated losses. The China net operating loss carry-forwards will expire in varying amounts between 2022 and 2026 if not utilized. The Group believes that it is more likely that these net accumulated operating losses will not be utilized in the future. Therefore, the Group had a valuation allowance of RMB1,535,151 and RMB1,603,542 (US$239,402) against the related deferred tax assets as of December 31, 2021 and June 30, 2022, respectively.

Changes in valuation allowance are as follows:

	For the Six Months Ended June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Balance at beginning of the period	477,682	1,535,151	229,192
Allowance made during the period	359,696	68,391	10,210
Written-off	—	—	—
Balance at end of the period	837,378	1,603,542	239,402

F-50

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

10.	ORDINARY SHARES

On June 17, 2022, the Company’s authorized share capital is comprised of 500,000,000 ordinary shares of par value US$0.0001 each. On June 17, 2022, the Company issued 5,000,000 ordinary shares, which was considered as being part of the reorganization of the Group and was retroactively applied as if the transaction occurred as of the beginning of the earliest period presented.

On September 23, 2022, the Company re-designated 10,000,000 of authorized ordinary shares to 10,000,000 preference shares of par value US$0.0001 each. On the same date, the Company issued additional 20,000,000 ordinary shares to the shareholders, at a purchase price of $0.0001 per share, or the total purchase price of $2,000.

On September 28, 2022, the Company issued 381,000 ordinary shares to a shareholder at the purchase price of $0.0001 per share.

11.	NON-CONTROLLING INTERESTS

On September 5, 2022, Shanghai Ruihe Xinxin Venture Capital Management Co., Ltd, one of the legal shareholders of the VIE, transferred 5.77% equity interest of the VIE, which was accounted for as non-controlling interests during the periods presented, to Mr. Yuxin Lin.

Effective on September 6, 2022, the WFOE obtained 80.60% voting rights over the VIE by entering the VIE Agreements and became the primary beneficiary of the VIE. The remaining equity interest in the VIE that has not been pledged to the WFOE is accounted for as a non-controlling interest. Since the VIE Agreements were a part of the Reorganization, the non-controlling interests have been retrospectively reflected throughout the periods presented (Note 1(a)).

12.	NET INCOME (LOSS) PER SHARE

The following table sets forth the basic and diluted net income (loss) per share computation and provides a reconciliation of the numerator and denominator for the six months presented:

	For the Six Months Ended
	June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Numerator:
Net income (loss) attributable to NeoTV Group Limited’s ordinary shareholders	3,431,688	(2,088,486)	(311,803)

Denominator:
Weighted average ordinary shares outstanding – basic and diluted	5,000,000	5,000,000	5,000,000

Net income (loss) per share – basic and diluted	0.69	(0.42)	(0.06)

13.	RESTRICTED NET ASSETS

In accordance with the PRC laws and regulations, payments of dividends by the Company’s subsidiary, the VIE and the VIE Subsidiaries incorporated in the PRC are permitted only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, a domestic enterprise is required to provide a statutory common reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for a discretionary surplus reserve, at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. All of the Group’s PRC consolidated subsidiary, the VIE and the VIE Subsidiaries are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations, the Group’s PRC subsidiary, the VIE and the VIE Subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. As of December 31, 2021 and June 30, 2022, net assets restricted in the aggregate, which include paid-in capital and statutory reserve funds of the Group’s VIE and VIE Subsidiaries, that are included in the Group’s consolidated net assets were approximately RMB110,971,252 and RMB110,971,252 (US$16,567,572), respectively.

F-51

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

14.	RELATED PARTY TRANSACTIONS

a)	Related parties

The following is a list of related parties which the Group has transactions with:

Name of Related Parties	Relationship

Yuxin Lin	CEO and Controlling shareholder of the Company

b)	Amounts due from a related party

Amounts due from a related party consisted of the following for the periods presented:

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
Yuxin Lin (1)	5,300,000	10,410,000	1,554,172

(1) For the six months ended June 30, 2021 and 2022, Mr. Yuxin Lin, CEO and controlling shareholder of the Company, borrowed a total amount of nil and RMB5,110,000 (US$762,903) from NeoTV Shanghai, respectively. The borrowing is interest-free. As of the issuance date of these unaudited interim condensed consolidated financial statements, the amount was fully repaid.

c)	Guarantee

For the six months ended June 30, 2021 and 2022, the Group’s credit facility agreements and borrowing incurred, pursuant to the credit facility agreements, with China Merchants Bank, as described in Note 6 to the unaudited interim condensed consolidated financial statements, was guaranteed by Mr. Yuxin Lin.

15.	CONCENTRATION OF RISKS

Concentration of credit risk:

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash, accounts receivable and contract assets. As of December 31, 2021 and June 30, 2022, all of the Group’s cash was held at major financial institutions located in the PRC. These financial institutions are of high credit quality and management continually monitors the credit worthiness of these financial institutions.

The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable and contract assets. The Group considers each customer/supplier and its affiliated entities as one single entity when prepares the following summaries.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue.

	For the Six Months Ended June 30,
	2021		2022
Percentage of the Group’s total revenue	Amount	%	Amount	%	Amount
	RMB		RMB		US$ (Note 2(d))
	(Unaudited)		(Unaudited)		(Unaudited)
Customer A	*	*	15,094,340	31.19%	2,253,526
Customer B	20,546,368	29.02%	11,168,407	23.08%	1,667,399
Customer C	*	*	11,141,509	23.02%	1,663,383
Customer D	28,773,585	40.65%	5,660,377	11.70%	845,072
Customer E	18,270,809	25.81%	*	*	*

*represent percentage less than 10%

F-52

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

15.	CONCENTRATION OF RISKS (cont.)

Concentration of credit risk (cont.):

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total accounts receivable:

	As of December 31,		As of June 30,
	2021		2022
Percentage of the Group’s total accounts receivable	Amount	%	Amount	%	Amount
	RMB		RMB		US$ (Note 2(d))
			(Unaudited)		(Unaudited)
Customer D	95,000,000	59.95%	103,900,000	63.09%	15,511,862
Customer B	36,439,362	22.99%	*	*	*

*represent percentage less than 10%

Concentration of suppliers:

The following table sets forth a summary of single suppliers who represent 10% or more of the Group’s total purchases:

	For the Six Months Ended June 30,
	2021		2022
Percentage of the Group’s total purchase	Amount	%	Amount	%	Amount
	RMB		RMB		US$ (Note 2(d))
	(Unaudited)		(Unaudited)		(Unaudited)
Supplier A	*	*	10,754,717	38.30%	1,605,637
Supplier B	5,881,045	10.65%	5,591,909	19.91%	834,850
Supplier C	*	*	4,716,981	16.80%	704,227
Supplier D	5,849,057	10.59%	*	*	*

The following table sets forth a summary of single suppliers who represent 10% or more of the Group’s total accounts payable:

	As of December 31,		As of June 30,
	2021		2022
Percentage of the Group’s total accounts payable	Amount	%	Amount	%	Amount
	RMB		RMB		US$ (Note 2(d))
			(Unaudited)		(Unaudited)
Supplier C	*	*	5,000,000	19.68%	746,480
Supplier E	*	*	3,400,000	13.38%	507,607
Supplier F	3,770,000	10.73%	2,842,000	11.18%	424,299
Supplier G	*	*	2,666,050	10.49%	398,031

*represent percentage less than 10%

F-53

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

16.	COMMITMENTS AND CONTINGENCIES

As of June 30, 2022, there were no unconditional purchase obligations, such as future lease payment under non-cancelable agreements that have not been recognized on the balance sheet.

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2022 and through the issuance date of these unaudited interim condensed consolidated financial statements.

17.	SUBSEQUENT EVENTS

The Group has evaluated subsequent events through February 24, 2023 which is the date the unaudited interim condensed consolidated financial statements were authorized for issuance, and identified the following events.

In July 2022 and September 2022, the Group borrowed RMB4,950,000 (US$739,016) and RMB4,950,000 (US$739,016), respectively, from China Merchants Bank, pursuant to the one-year credit facility agreement as described in Note 6(2), with an annual interest rate of 4.50%, and balances were due January 2023 and March 2023, respectively. The Group has repaid the two borrowings in September 2022 and November 2022, respectively. In November 2022 and December 2022, the Group borrowed RMB4,950,000 (US$739,016) and RMB4,950,000 (US$739,016), respectively, from China Merchants Bank, pursuant to the same facility agreement with an annual interest rate of 3.50%, and balances were due May 2023 and June 2023, respectively.

On September 17, 2022, the Group entered into two three-year loan facility agreements in which Mr. Yuxin Lin was the co-borrower, with China Construction Bank. Under the facility agreements, the Group is able to draw a total amount up to RMB10,000,000 (US$1,492,961) during the term from September 17, 2022 to September 17, 2025. As of the issuance date of these unaudited interim condensed financial statements, the Group has a drawn balance of RMB5,000,000 (US$746,480) with an annual interest rate of 4.10% and Mr. Yuxin Lin has a drawn balance of nil.

In September 2022 and November 2022, the Group borrowed RMB5,000,000 (US$746,480) and RMB5,000,000 (US$746,480), respectively, from Shanghai Pudong Development Bank Co., Ltd., pursuant to two one-year loan facility agreements signed on September 27, 2022 and November 24, 2022, respectively, with an annual interest rate of 3.70%, and balances were due September 2023 and November, 2023, respectively. The loan facility agreements are guaranteed by Mr. Yuxin Lin.

F-54

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

18.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of all consolidated subsidiaries, the VIE and the VIE Subsidiaries, combined within the Group in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Group to disclose the financial statements for NeoTV Group Limited (the “Parent Company”).

Parent Company Balance Sheets

	As of December 31, 2021	As of June 30, 2022
	RMB	RMB	US$ (Note 2(d))
		(Unaudited)	(Unaudited)
Assets
Non-current assets
Investments in subsidiaries	116,977,759	114,889,273	17,152,517
Total assets	116,977,759	114,889,273	17,152,517

Shareholders’ equity
Ordinary shares	3,186	3,186	476
Additional paid in capital	68,236,574	68,236,574	10,187,452
Statutory reserves	5,299,630	5,299,630	791,214
Retained earnings	43,438,369	41,349,883	6,173,375
Total shareholders’ equity	116,977,759	114,889,273	17,152,517

Parent Company Statements of Income (Loss) and Comprehensive Income (Loss)

	For the Six Months Ended
	June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Operating income	—	—	—
Equity in gain of subsidiaries and VIEs	3,431,688	(2,088,486)	(311,803)

Income (loss) before income taxes	3,431,688	(2,088,486)	(311,803)
Income tax expense	—	—	—
Net income (loss)	3,431,688	(2,088,486)	(311,803)

Total comprehensive income (loss)	3,431,688	(2,088,486)	(311,803)

F-55

NEOTV GROUP LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

(In Renminbi, except for share and per share data, or otherwise noted)

18.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

Parent Company Statements of Cash Flows

For the Six Months Ended
June 30,
	2021	2022
	RMB	RMB	US$ (Note 2(d))
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	3,431,688	(2,088,486)	(311,803)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in gain of subsidiaries and VIEs	(3,431,688)	2,088,486	311,803
Net cash provided by operating activities	—	—	—
Net cash provided by investing activities	—	—	—
Net cash provided by financing activities	—	—	—
Net increase in cash	—	—	—
Cash at beginning of the period	—	—	—
Cash at end of the period	—	—	—

F-56

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.

Since its inception, the Company has issued the following Ordinary Shares without registering the securities under the Securities Act.

On June 17, 2022, the date of its incorporation, NeoTV issued an aggregate of 5,000,000 Ordinary Shares at the purchase price of $0.0001 per share or the total purchase price of $500 to the following entities in connection with the incorporation of NeoTV and related organizational matters:(i) 4,443,999 shares were issued to LinYX Holding Limited, a company 100% owned by Mr. Lin, our Chairman, director and the CEO, (ii) one (1) share was issued to the incorporator that was subsequently transferred to LinYX Holding Limited, (iii) 290,500 shares was issued to ZYD Holdings Limited, an entity in which Yingdi Zhou has 100% beneficial ownership, and (iv) an aggregate of 265,500 shares issued to three entitles, none of which owns 5% or more of the Company’s securities (129,000 shares were issued to Nan Brother Holding Limited; 116,000 shares were issued to X Sapling Holding Limited; and 20,500 Ordinary Shares were issued to Lilinyang Holding Limited).

On September 23, 2022, the Company re-designated 10,000,000 of authorized ordinary shares to 10,000,000 preference shares of par value US$0.0001 each. On the same date, the Company issued additional 20,000,000 shares to the shareholders, at a purchase price of $0.0001 per share, or the total purchase price of $2,000.

On September 28, 2022, NeoTV issued 381,000 Ordinary Shares to a shareholder at the purchase price of $0.0001 per share.

We believe that each of the above-referenced   issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of Ordinary Shares.

II-1

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association of NeoTV Group Limited
4.1**	Registrant’s Specimen Certificate for Ordinary Shares
5.1**	Opinion of Ogier Group L.P. regarding the validity of the ordinary shares being registered
8.1**	Opinion of Fangda Partners regarding certain PRC tax matters (included in Exhibit 99.4).
10.1*	English Translation of Employment Agreement between NeoTV Group and its CEO Mr. Yuxin Lin
10.2*	English Translation of Form of Framework Agreement between Shanghai NeoTV Cultural Communication Co., Ltd. and its major suppliers
10.3*	English Translation of Service Procurement Framework Agreement between Shanghai NeoTV Cultural Communication Co., Ltd. and Tencent Technology (Shenzhen) Company Limited
10.4*	English Translation of Form of Professional Service Agreement between Shanghai NeoTV Cultural Communication Co., Ltd. and its major customers
10.5*	English Translation of Credit Facility Agreement with China Merchants Bank
10.6*	English Translation of Exclusive Business Cooperation Agreement
10.7*	English Translation of Share Pledge Agreements
10.8*	English Translation of Exclusive Option Agreements
10.9*	English Translation of Shareholders’ Powers of Attorney
10.10*	English Translation of Spousal Consent Letters
10.11**	Form of Lock-up Agreement (included in Exhibit 1.1)
10.12*	English Translation of Employment Agreement between NeoTV Group and its CFO Mr. Xioalin Chen.
14.1*	Code of Business Conduct and Ethics of the Registrant
21.1*	Subsidiaries of the Registrant
23.1***	Consent of Grant Thornton Zhitong Certified Public Accountants LLP, an independent registered public accounting firm
23.2*	Consent of Shanghai iResearch Co., Ltd., an independent research company
23.3**	Consent of Ogier Group L.P. (included in Exhibit 5.1)
23.4**	Consent of Fangda Partners (included in Exhibit 99.4)
99.1*	Consent of Independent Director Nominee H. David Sherman
99.2*	Consent of Independent Director Nominee Yueyu Ma
99.3*	Consent of Independent Director Nominee Chensheng Xie
99.4**	Opinion of Fangda Partners regarding certain PRC legal matters.
99.5*	Waiver Request
107**	Filing Fee Table

* Incorporated by reference to Registration Statement on Form F-1 filed February 24, 2023.

** Incorporated by reference to Amended Registration Statement on Form F-1/A filed March 24, 2023.

*** Filed herewith.

II-2

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering, unless the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

4.	For the purpose of determining any liability under the Securities Act, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on March 28, 2023.

NEOTV Group Limited

By:	/s/ Yuxin Lin
Name:	Yuxin Lin
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Xiaoling Chen
Name:	Xiaoling Chen
Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

II-5

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Yuxin Lin and Mr. Xiaoling Chen as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaoling Chen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2023
Name: Xiaoling Chen

/s/ Yuxin Lin	Chairman, Chief Executive Officer (Principal Executive Officer), Director	March 28, 2023
Name: Yuxin Lin

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of NeoTV Group Limited, has signed this registration statement or amendment thereto in New York, NY on March 28, 2023.

The Crone Law Group P.C.

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner

II-6